File No. 811-04347

As filed with the Securities and Exchange Commission on
November 28, 2022

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT

COMPANY ACT OF 1940

Amendment No. 273	☒
(Check appropriate box or boxes)

GMO Trust

(Exact name of registrant as specified in charter)

40 Rowes Wharf, Boston, Massachusetts 02110

(Address of principal executive offices)

(617) 330-7500

(Registrant's Telephone Number, including Area Code)

Douglas Y. Charton, Esq.

GMO Trust

40 Rowes Wharf

Boston, Massachusetts 02110

(Name and address of agent for service)

Copy to:

Thomas R. Hiller, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

It is intended that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

THIS FILING RELATES SOLELY TO GMO RESOURCE TRANSITION FUND AND GMO U.S. OPPORTUNISTIC VALUE FUND. NO INFORMATION CONTAINED HEREIN IS INTENDED TO AMEND OR SUPERSEDE ANY PRIOR FILING RELATING TO ANY OTHER SERIES OF THE REGISTRANT.

GMO TRUST

PRIVATE PLACEMENT MEMORANDUM

November 28, 2022

GMO Resource Transition Fund

Class III, Class IV, Class V,
Class VI, Class R6, Class I

GMO U.S. Opportunistic Value Fund

Class III, Class IV, Class V,
Class VI, Class R6, Class I

GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund (the “Funds”) are separate investment portfolios of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Funds. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Funds do not intend to make its shares available other than to other series of the Trust (collectively, the “GMO Funds”) and certain other accredited investors.

Investment Manager

Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf • Boston, Massachusetts 02110

This Private Placement Memorandum concisely describes the information that you ought to know about the Funds before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated November 28, 2022 (“SAI”) is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Funds, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

The Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or passed upon the adequacy of this private placement memorandum. Any representation to the contrary is a criminal offense.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES OR OTHER ASSETS HELD BY THE FUNDS IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUNDS DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUNDS TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

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NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) is not offering or placing interests in the FUNDS to or with or otherwise promoting the FundS to any natural or legal persons domiciled or with a registered office in any European Economic Area (“EEA”) Member State where the Alternative Investment Fund Managers Directive (Directive 2011/61/EU) is in force and effect. GMO, in its discretion, may accept any such investor into THE FundS, but only if it IS satisfied that, by accepting such investor, it would not be in breach of any law, rule, regulation or other legislative or administrative measure in or otherwise applicable to the relevant EEA Member State and such investor is otherwise eligible under the laws of such EEA Member State to invest in the FundS. None of the FundS, GMO, their respective affiliates or any natural or legal person acting on their behalf have been registered with, have been approved by or have made a notification to any EEA Member State, European Union or other regulatory, governmental or similar body with respect to the FundS, and no such body has approved, endorsed, reviewed, acquiesced or taken any similar action with respect to any offering, marketing or other promotional materials relating to the FundS.

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GMO RESOURCE TRANSITION FUND

Investment Objective

Total return.

Fees and Expenses

The table below describes the fees and expenses that you may bear for each class of shares if you buy and hold shares of the Fund.

Annual Fund Operating Expenses1

(expenses that you bear each year as a percentage of the value of your investment)

	Class III	Class IV	Class V	Class VI	Class R6	Class I
Management fee	0.95%[2]	0.90%[2]	0.885%[2]	0.855%[2]	0.95%[2]	0.95%[2]
Other expenses	0.07%	0.07%	0.07%	0.07%	0.07%	0.17%[3]
Total annual fund operating expenses	1.02%	0.97%	0.96%	0.93%	1.02%	1.12%
Expense reimbursement/waiver	(0.07)%[2]	(0.07)%[2]	(0.07)%[2]	(0.07)%[2]	(0.07)%[2]	(0.07)%[2,3]
Total annual fund operating expenses after expense reimbursement/waiver	0.95%	0.90%	0.89%	0.86%	0.95%	1.05%

1 The amounts represent an annualized estimate of the Fund’s operating expenses for its initial fiscal year.

2 Includes both management fee of 0.80% and class-specific shareholder service fee, if any, for each class of shares. For additional information about the shareholder service fee applicable to each class of shares of the Fund, please see the table included in the section of the Private Placement Memorandum entitled “Multiple Classes and Eligibility.” Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) has contractually agreed to waive its fees with respect to and/or reimburse the Fund to the extent that the Fund’s total annual fund operating expenses (after applying all other contractual and voluntary expense limitation arrangements in effect at the time) exceed the following amounts for each class of shares, in each case representing the average daily net assets for the indicated class of shares: 0.95% for Class III shares; 0.90% for Class IV shares; 0.885% for Class V shares; 0.855% for Class VI shares; 0.95% for Class R6 shares; and 0.95% for Class I shares (each, an “Expense Cap”). Fees and expenses of the “non-interested” Trustees and legal counsel to the “non-interested” Trustees, investment-related costs (such as brokerage commissions, interest, and acquired fund fees and expenses), payments out of assets attributable to Class I shares for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries, taxes, litigation and indemnification expenses, judgments, and other extraordinary or non-recurring expenses not incurred in the ordinary course of the Fund’s business, are excluded from the Expense Cap. GMO also has contractually agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees paid to GMO that are directly or indirectly borne by the Fund or a class of shares of the Fund as a result of the Fund’s direct or indirect investments in other series of GMO Trust (“GMO Funds”). Management fees and shareholder service fees will not be waived below zero. These reimbursements and waivers will continue through at least June 30, 2024 and may not be terminated prior to this date without the action or consent of the Trust’s Board of Trustees.

3 Includes estimate of payments for sub-transfer agency, recordkeeping and other administrative services for Class I’s initial fiscal year. GMO has contractually agreed to waive its fees with respect to and/or reimburse Class I shares to the extent that amounts paid by the Fund out of the net assets attributable to Class I shares for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries for the benefit of Class I shareholders exceed 0.10% of the average daily net assets attributable to Class I shares. This reimbursement will continue through at least June 30, 2024 and may not be terminated prior to this date without the action or consent of the Trust’s Board of Trustees.

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Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, for holders of Fund shares subject to U.S. taxes, higher income taxes. These transaction costs, which are not reflected in Annual Fund operating expenses or in the Example, affect the Fund’s performance. Because the Fund had not commenced operations as of the fiscal year ended February 28, 2022, the Fund has no reportable portfolio turnover rate.

Principal Investment Strategies

GMO seeks to achieve the Fund’s investment objective by investing the Fund’s assets primarily in equities of companies in the resource transition sector (as defined below). Given global population growth, the industrialization of emerging countries, and the clean energy transition, GMO believes that global demand for many natural resources will increase and, given the finite supply of natural resources, that prices of these natural resources will increase over a long time period. GMO also believes that the demand for clean energy will continue to increase. In managing the Fund, GMO seeks to invest in the securities of companies that it believes will benefit from, and avoid companies it believes will be adversely affected by, this expected long-term increase in natural resource prices and the increasing demand for clean energy. GMO expects the Fund’s long-term performance to have a low correlation to the performance of equity markets.

GMO selects the securities the Fund buys and sells based on its evaluation of companies’ published financial information and corporate behavior (such as profit warnings, share issuance or repurchase, and director dealings in company stock), securities’ prices, commodities’ prices, equity and bond markets, the overall global economy, and governmental policies. GMO may also consider sustainability and other ESG (environmental, social, and governance) criteria.

In selecting securities for the Fund, GMO uses a combination of investment methods to identify securities GMO believes have positive return potential relative to other securities of companies in the natural resources sector. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as profitability, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to other securities in the natural resources sector. At times, the Fund may have substantial exposure to a single asset class, industry, sector, country, region, issuer, or currency or companies with similar market capitalizations. The Fund may invest its assets in securities of companies of any market capitalization and may invest significantly in securities of companies with smaller market capitalizations. The Fund may also utilize an event-driven strategy, such as merger arbitrage. The factors GMO considers and investment methods GMO uses can change over time. GMO does not manage the Fund to, or control the Fund’s risk relative to, any securities index or securities benchmark.

As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure and as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities.

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The Fund has a fundamental policy to concentrate its investments in the resource transition sector, and, under normal market conditions, the Fund invests at least 80% of its assets in the securities of companies in that sector. The Fund considers the “resource transition sector” to include companies that own, produce, refine, process, transport, and market natural resources other than fossil fuels and companies that provide related equipment, infrastructure, and services. The sector includes, for example companies in the following industries: diversified mining, precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, water, alternative energy sources, and environmental services. The Fund does not consider the integrated oil and gas or oil and gas exploration and production industries to be part of the “resource transition sector” and typically seeks to avoid investment in the securities of companies in those industries. The Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in securities of companies tied economically to any country in the world, including emerging countries. In addition to its investments in companies in the resource transition sector, the Fund also may invest up to 20% of its net assets in securities of any type of company.

The Fund also may invest in U.S. Treasury Fund, in money market funds unaffiliated with GMO, and directly in the types of investments typically held by money market funds.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. References to investments include those held directly by the Fund and indirectly through the Fund’s investments in underlying funds (including underlying GMO Funds). The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Additional Information about the Funds’ Investment Strategies, Risks, and Expenses” and “Description of Principal Risks.”

•	Focused Investment Risk − Because the Fund concentrates its investments in the resource transition sector, it is particularly exposed to adverse developments, including adverse price movements, affecting issuers in the resource transition sector and is subject to higher risks than a fund that invests in a wider range of industries. In addition, the market prices of securities of companies in the resource transition sector are often more volatile (particularly in the short term) than those of securities of companies in other industries. Some of the commodities used as raw materials or produced by these companies are subject to broad price fluctuations as a result of industry-wide supply and demand factors. Companies in the resource transition sector often have limited pricing power over the supplies they purchase and the products they sell, which can affect their profitability, and are often capital-intensive and use significant amounts of leverage. Projects in the resource transition sector may take extended periods of time to complete, and companies cannot ensure that the market will be favorable at the time the project begins production. Companies in the resource transition sector also may be subject to special risks associated with natural or man-made disasters. In addition, companies in the resource transition sector can be especially affected by political and economic developments, government regulations including changes in tax law or interpretations of law, energy conservation, and the success of exploration projects. Specifically, companies in the resource transition sector can be significantly affected by import controls, worldwide competition and cartels, and changes in consumer sentiment and spending and can be subject to liability for, among other things, environmental damage, depletion of resources, and mandated expenditures for safety and pollution control. The Fund’s concentration in the securities of companies in the resource transition sector exposes it to the price movements of natural resources to a greater extent than if it were more broadly diversified. For example, the Fund’s lack of exposure to companies that own fossil fuel reserves or that focus on oil and gas exploration and production may have an adverse effect on Fund performance relative to a fund that invested more broadly across the natural resources sector. Because the Fund invests primarily in the resource transition sector, it runs the risk of performing poorly during an economic downturn or a decline in demand for natural resources.

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•	Commodities Risk − Commodity prices can be extremely volatile, and exposure to commodities can cause the value of the Fund’s shares to decline or fluctuate more than if the Fund had a broader range of investments.

•	Market Risk – Equities − The market price of an equity may decline due to factors affecting the issuer or its industry or the economy and equity markets generally. If the Fund purchases an equity for less than its fundamental fair (or intrinsic) value as assessed by GMO, and GMO’s assessment proves to be incorrect, the Fund runs the risk that the market price of the equity will not appreciate or will decline. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these equities often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples. Declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

•	Management and Operational Risk − The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund also runs the risk that GMO’s assessment of an investment (including a security’s fundamental fair (or intrinsic) value) is wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

•	Smaller Company Risk − Smaller companies may have limited product lines, markets, or financial resources, lack the competitive strength of larger companies, have less experienced managers or depend on a few key employees. The securities of companies with smaller market capitalizations often are less widely held and trade less frequently and in lesser quantities, and their market prices often fluctuate more, than the securities of companies with larger market capitalizations.

•	Non-U.S. Investment Risk − The market prices of many non-U.S. securities (particularly of companies tied economically to emerging countries) fluctuate more than those of U.S. securities. Many non-U.S. securities markets (particularly emerging markets) are less stable, smaller, less liquid, and less regulated than U.S. securities markets, and the cost of trading in those markets often is higher than in U.S. securities markets. In addition, issuers of non-U.S. securities (particularly those tied economically to emerging countries) often are not subject to as much regulation as U.S. issuers, and the reporting, recordkeeping, accounting, custody, and auditing standards to which those issuers are subject often are not as rigorous as U.S. standards. In addition, the Fund may be subject to non-U.S. taxes, potentially on a retroactive basis, on (i) capital gains it realizes or dividends, interest, or other amounts it realizes or accrues in respect of non-U.S. investments; (ii) transactions in those investments; and (iii) repatriation of proceeds generated from the sale or other disposition of those investments. Also, the Fund needs a license to invest directly in securities traded in many non-U.S. securities markets, and the Fund is subject to the risk that its license is terminated or suspended. In some non-U.S. securities markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers, difficulties enforcing legal judgments or contractual rights and geopolitical risks) tend to be higher for investments in the securities of companies tied economically to emerging countries. The economies of emerging countries often depend predominantly on only a few industries or revenues from particular commodities, and often are more volatile than the economies of developed countries.

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•	Illiquidity Risk − Low trading volume, lack of a market maker, large position size, or legal restrictions may limit or prevent the Fund or an underlying fund from selling particular securities or closing derivative positions at desirable prices.

•	Market Disruption and Geopolitical Risk − Geopolitical and other events (e.g., wars, pandemics, sanctions, terrorism) may disrupt securities markets and adversely affect particular economies and markets as well as global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could exacerbate other risks or otherwise reduce the value of the Fund’s investments.

•	Currency Risk − Fluctuations in exchange rates can adversely affect the market value of the Fund’s foreign currency holdings and investments denominated in foreign currencies.

•	Derivatives and Short Sales Risk − The use of derivatives involves the risk that their value may not change as expected relative to changes in the value of the underlying assets, pools of assets, rates, currencies or indices. Derivatives also present other risks, including market risk, illiquidity risk, currency risk, credit risk, and counterparty risk. The market price of an option is affected by many factors, including changes in the market prices or dividend rates of underlying securities (or in the case of indices, the securities in such indices); the time remaining before expiration; changes in interest rates or exchange rates; and changes in the actual or perceived volatility of the relevant index or underlying securities. The Fund may create short investment exposure by selling securities short or by taking a derivative position in which the value of the derivative moves in the opposite direction from the price of an underlying asset, pool of assets, rate, currency or index. The risks of loss associated with derivatives that provide short investment exposure and short sales of securities are theoretically unlimited.

•	Counterparty Risk − The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities is unable or unwilling to make timely settlement payments, return the Fund’s margin or otherwise honor its obligations.

•	Leveraging Risk − The use of derivatives, short sales and securities lending can create leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines. In addition, the Fund’s portfolio will be leveraged if it exercises its right to delay payment on a redemption, and losses will result if the value of the Fund’s assets declines between the time a redemption request is deemed to be received by the Fund and the time the Fund liquidates assets to meet that request.

•	Large Shareholder Risk − To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will require the Fund to sell securities at disadvantageous prices, disrupt the Fund’s operations, or force the Fund’s liquidation.

•	Event-Driven Risk − If the Fund purchases securities in anticipation of a proposed merger, acquisition, exchange offer, tender offer, or other similar transaction and that transaction later appears likely to be delayed or unlikely to be consummated or, in fact, is not consummated or is delayed, the market price of the securities purchased by the Fund may decline sharply, resulting in losses to the Fund. The risk/reward payout of event-driven strategies (such as merger arbitrage) typically is asymmetric, with the losses in failed transactions often far exceeding the gains in successful transactions. Event-driven strategies are subject to the risk of overall market movements, and the Fund may experience losses even if a transaction is consummated.

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Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Team and Senior Members of GMO primarily responsible for portfolio management of the Fund:

Investment Team	Senior Member (Length of Service with Fund)	Title
Focused Equity	Lucas White (since the Fund’s inception in 2022)	Portfolio Manager, Focused Equity Team, GMO.
Focused Equity	Thomas Hancock (since the Fund’s inception in 2022)	Head, Focused Equity Team, GMO.

Purchase and Sale of Fund Shares

Under ordinary circumstances, you may purchase the Fund’s shares on days when the New York Stock Exchange (“NYSE”) is open for business. Purchase orders should be submitted directly to GMO Trust (the “Trust”) or through a broker or agent authorized to accept purchase and redemption orders on the Funds’ behalf. Investors who have entered into agreements with the Trust may purchase shares of the Fund through the National Securities Clearing Corporation (“NSCC”).

Except for Class R6 shares and Class I shares of the Fund, an investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on the investor’s meeting either (i) the “Minimum Total Fund Investment,” which involves only an investor’s total investment in the Fund, or (ii) the “Minimum Total GMO Investment,” both of which are set forth in the table below.  Each of Class R6 shares and Class I shares are available for purchase by (i) eligible retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans), (ii) section 529 plans, and (iii) other investors whose accounts are maintained by the Fund through third-party platforms or intermediaries. There is no minimum investment amount to purchase Class R6 shares or Class I shares. For investors owning shares of the Fund, no minimum additional investment is required to purchase additional shares of the Fund.

Share Class	Minimum Total Fund Investment	Minimum Total GMO Investment
Class III	N/A	$5 million
Class IV	$125 million	$250 million
Class V	$250 million	$500 million
Class VI	$350 million	$750 million

Fund shares are redeemable. Under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an email to SHS@GMO.com.

U.S. Tax Information

The Fund intends to elect to be treated, and intends to qualify and be treated each year, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes and to distribute net investment income and net realized capital gains, if any, to shareholders. These distributions are taxable as ordinary income or capital gain to U.S. shareholders that are not exempt from U.S. income tax or that are not investing through a tax-advantaged account. U.S. shareholders who are investing through a tax-advantaged account may be taxed upon withdrawals from that account.

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GMO U.S. OPPORTUNISTIC VALUE FUND

Investment Objective

Total return.

Fees and Expenses

The table below describes the fees and expenses that you may bear for each class of shares if you buy and hold shares of the Fund.

Annual Fund Operating Expenses1

(expenses that you bear each year as a percentage of the value of your investment)

	Class III	Class IV	Class V	Class VI	Class R6	Class I
Management fee	0.46%[2]	0.41%[2]	0.395%[2]	0.365%[2]	0.46%[2]	0.46%[2]
Other expenses	0.08%	0.08%	0.08%	0.08%	0.08%	0.18%[3]
Total annual fund operating expenses	0.54%	0.49%	0.48%	0.45%	0.54%	0.64%
Expense reimbursement/waiver	(0.07)%[2]	(0.07)%[2]	(0.07)%[2]	(0.07)%[2]	(0.07)%[2]	(0.07)%[2,3]
Total annual fund operating expenses after expense reimbursement/waiver	0.47%	0.42%	0.41%	0.38%	0.47%	0.57%

1 The amounts represent an annualized estimate of the Fund’s operating expenses for its initial fiscal year.

2 Includes both management fee of 0.31% and class-specific shareholder service fee, if any, for each class of shares. For additional information about the shareholder service fee applicable to each class of shares of the Fund, please see the table included in the section of the Private Placement Memorandum entitled “Multiple Classes and Eligibility.” Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) has contractually agreed to reimburse the Fund for the portion of its “Specified Operating Expenses” (as defined below) that exceeds 0.01% of the Fund’s average daily net assets. “Specified Operating Expenses” means only the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses (excluding, in the case of Class I shares, any amounts paid for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries for the benefit of Class I shareholders), expenses of non-investment related legal services provided to the Fund by or at the direction of GMO, organizational and start-up expenses, federal securities law filing expenses, printing expenses, state and federal registration fees and custody expenses. GMO also has contractually agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees paid to GMO that are directly or indirectly borne by the Fund or a class of shares of the Fund as a result of the Fund’s direct or indirect investments in other series of GMO Trust (“GMO Funds”). Management fees and shareholder service fees will not be waived below zero. These reimbursements and waivers will continue through at least June 30, 2024 and may not be terminated prior to this date without the action or consent of the Trust’s Board of Trustees.

3 Includes estimate of payments for sub-transfer agency, recordkeeping and other administrative services for Class I’s initial fiscal year. GMO has contractually agreed to waive its fees with respect to and/or reimburse Class I shares to the extent that amounts paid by the Fund out of the net assets attributable to Class I shares for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries for the benefit of Class I shareholders exceed 0.10% of the average daily net assets attributable to Class I shares. This reimbursement will continue through at least June 30, 2024 and may not be terminated prior to this date without the action or consent of the Trust’s Board of Trustees.

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Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, for holders of Fund shares subject to U.S. taxes, higher income taxes. These transaction costs, which are not reflected in Annual Fund operating expenses or in the Example, affect the Fund’s performance. Because the Fund had not commenced operations as of the fiscal year ended February 28, 2022, the Fund has no reportable portfolio turnover rate.

Principal Investment Strategies

GMO seeks to achieve the Fund’s investment objective by investing the Fund’s assets primarily in U.S. equity markets. GMO selects the securities the Fund buys and sells based on its evaluation of companies’ published financial information, securities’ prices, equity and other markets (e.g., bond and currency), the overall global economy, and governmental policies. GMO may also consider ESG (environmental, social and governance) criteria.

In selecting securities for the Fund, GMO’s quantitative investment process uses a combination of investment methods to identify securities GMO believes have positive return potential relative to other securities tied economically to U.S. equity markets. A key component of the process is GMO’s proprietary economic book methodology and forecast of future returns, which is then incorporated into relative valuations models. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as return on invested capital, profitability, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of an asset class, security, or market. In constructing the Fund’s portfolio, GMO considers a number of factors, including position size, sector and industry exposure, market capitalization, liquidity, and transaction costs. Among other ESG criteria, GMO seeks to avoid investing the Fund’s assets in companies engaged in the manufacture, supply, or distribution of cluster munitions, as well as companies primarily involved in the mining and production of coal and coal-related products used in the generation of energy. At times, the Fund may have substantial exposure to a single asset class, industry, sector or companies with similar market capitalizations. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time.

As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure and as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, the Fund may lend its portfolio securities.

Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in companies tied economically to the United States (see “Name Policies”).

The Fund also may invest in U.S. Treasury Fund, in money market funds unaffiliated with GMO, and directly in the types of investments typically held by money market funds.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Additional Information about the Funds’ Investment Strategies, Risks, and Expenses” and “Description of Principal Risks.”

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•	Market Risk – Equities − The market price of an equity may decline due to factors affecting the issuer or its industry or the economy and equity markets generally. If the Fund purchases an equity for less than its fundamental fair (or intrinsic) value as assessed by GMO and GMO’s assessment proves to be incorrect, the Fund runs the risk that the market price of the equity will not appreciate or will decline. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these equities often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples. Declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

•	Management and Operational Risk − The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. GMO uses quantitative models as part of its investment process. GMO’s models may not accurately predict future market movements. In addition, GMO’s models rely on assumptions and data that are subject to limitations (e.g., inaccuracies, staleness) that could adversely affect their predictive value. The Fund also runs the risk that GMO’s assessment of an investment (including a security’s fundamental fair (or intrinsic) value) is wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

•	Focused Investment Risk − Investments focused in asset classes, sectors, industries, or issuers that are subject to the same or similar risk factors and investments whose market prices are closely correlated are subject to higher overall risk than investments that are more diversified or whose market prices are not as closely correlated.

•	Illiquidity Risk − Low trading volume, lack of a market maker, large position size, or legal restrictions may limit or prevent the Fund or an underlying fund from selling particular securities or closing derivative positions at desirable prices.

•	Derivatives and Short Sales Risk − The use of derivatives involves the risk that their value may not change as expected relative to changes in the value of the underlying assets, pools of assets, rates, currencies or indices. Derivatives also present other risks, including market risk, illiquidity risk, currency risk, credit risk, and counterparty risk. The market price of an option is affected by many factors, including changes in the market prices or dividend rates of underlying securities (or in the case of indices, the securities in such indices); the time remaining before expiration; changes in interest rates or exchange rates; and changes in the actual or perceived volatility of the relevant index or underlying securities. The Fund may create short investment exposure by selling securities short or by taking a derivative position in which the value of the derivative moves in the opposite direction from the price of an underlying asset, pool of assets, rate, currency or index. The risks of loss associated with derivatives that provide short investment exposure and short sales of securities are theoretically unlimited.

•	Counterparty Risk − The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities is unable or unwilling to make timely settlement payments, return the Fund’s collateral or otherwise honor its obligations.

•	Leveraging Risk − The use of derivatives, short sales and securities lending can create leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines. In addition, the Fund’s portfolio will be leveraged if it exercises its right to delay payment on a redemption, and losses will result if the value of the Fund’s assets declines between the time a redemption request is deemed to be received by the Fund and the time the Fund liquidates assets to meet that request.

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•	Smaller Company Risk − Smaller companies may have limited product lines, markets, or financial resources, lack the competitive strength of larger companies, have less experienced managers or depend on a few key employees. The securities of companies with smaller market capitalizations often are less widely held and trade less frequently and in lesser quantities, and their market prices often fluctuate more, than the securities of companies with larger market capitalizations.

•	Market Disruption and Geopolitical Risk − Geopolitical and other events (e.g., wars, pandemics, sanctions, terrorism) may disrupt securities markets and adversely affect particular economies and markets as well as global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could exacerbate other risks or otherwise reduce the value of the Fund’s investments.

•	Large Shareholder Risk − To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will require the Fund to sell securities at disadvantageous prices, disrupt the Fund’s operations, or force the Fund’s liquidation.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Teams and Senior Members of GMO primarily responsible for portfolio management of the Fund:

Investment Team	Senior Member (Length of Service with Fund)	Title
Systematic Equity	Simon Harris (since the Fund’s inception in 2022)	Head, Systematic Equity Team, GMO.
Systematic Equity	Warren Chiang (since the Fund’s inception in 2022)	Portfolio Manager, Systematic Equity Team, GMO.
Systematic Equity	Tara Oliver (since the Fund’s inception in 2022)	Portfolio Manager, Systematic Equity Team, GMO.
Asset Allocation	John Thorndike (since the Fund’s inception in 2022)	Co-Head, Asset Allocation Team, GMO.

Purchase and Sale of Fund Shares

Under ordinary circumstances, you may purchase the Fund’s shares on days when the New York Stock Exchange (“NYSE”) is open for business. Purchase orders should be submitted directly to GMO Trust (the “Trust”) or through a broker or agent authorized to accept purchase and redemption orders on the Funds’ behalf. Investors who have entered into agreements with the Trust may purchase shares of the Fund through the National Securities Clearing Corporation (“NSCC”).

Except for Class R6 shares and Class I shares of the Fund, an investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on the investor’s meeting either (i) the “Minimum Total Fund Investment,” which involves only an investor’s total investment in the Fund, or (ii) the “Minimum Total GMO Investment,” both of which are set forth in the table below.  Each of Class R6 shares and Class I shares are available for purchase by (i) eligible retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans), (ii) section 529 plans, and (iii) other investors whose accounts are maintained by the Fund through third-party platforms or intermediaries. There is no minimum investment amount to purchase Class R6 shares or Class I shares. For investors owning shares of the Fund, no minimum additional investment is required to purchase additional shares of the Fund.

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Share Class	Minimum Total Fund Investment	Minimum Total GMO Investment
Class III	N/A	$5 million
Class IV	$125 million	$250 million
Class V	$250 million	$500 million
Class VI	$350 million	$750 million

Fund shares are redeemable. Under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an email to SHS@GMO.com.

U.S. Tax Information

The Fund intends to elect to be treated, and intends to qualify and be treated each year, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes and to distribute net investment income and net realized capital gains, if any, to shareholders. These distributions are taxable as ordinary income or capital gain to U.S. shareholders that are not exempt from U.S. income tax or that are not investing through a tax-advantaged account. U.S. shareholders who are investing through a tax-advantaged account may be taxed upon withdrawals from that account.

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ADDITIONAL INFORMATION ABOUT THE FUNDS’ INVESTMENT STRATEGIES, RISKS AND EXPENSES

Fund Summary.  The preceding sections contain a summary of the investment objective, fees and expenses, principal investment strategies, principal risks, management, and other important information for each series of the Trust listed on the cover page of this Private Placement Memorandum (each, a “Fund,” and collectively, the “Funds,” and together with other series of the Trust offered from time to time through a separate prospectus or private placement memorandum, each a “GMO Fund” and collectively, the “GMO Funds”). The summaries are not all-inclusive, and a Fund may make investments, employ strategies, and be exposed to risks that are not described in its summary. More information about the Funds’ investments and strategies is contained in the Statement of Additional Information (“SAI”). See page 52 of this Private Placement Memorandum for information about how to receive the SAI.

Fundamental Investment Objectives/Policies.  The Board of Trustees (“Trustees”) of the Trust may change a Fund’s investment objective or policies without shareholder approval or prior notice unless an objective or policy is identified in this Private Placement Memorandum or in the SAI as “fundamental.” Neither the Funds nor GMO guarantees that the Funds will be able to achieve their investment objectives.

Tax Consequences.  Unless otherwise specified in this Private Placement Memorandum or in the SAI, GMO is not obligated to, and generally will not, consider tax consequences when seeking to achieve a Fund’s investment objective (e.g., a Fund may engage in transactions or make investments in a manner that is not tax efficient for U.S. federal, state or local tax purposes, or non-U.S. tax purposes).

ESG Considerations. GMO believes that environmental, social and governance factors can have a meaningful impact on the long-term success of companies and countries. As described in the applicable Fund Summaries, GMO incorporates ESG (environmental, social, and governance) criteria into its investment process for some of the Funds. For those Funds, GMO’s investment process seeks to identify material ESG-related risks in connection with the Fund’s investments, with certain exceptions (such as cash and cash-like investments and derivatives). For example, in considering an investment in the equity of a particular company, GMO may consider: (1) environmental factors such as the company’s carbon emissions and waste; (2) social factors such as the company’s supply chain labor standards; and (3) governance factors such as the company’s merger/acquisition activity and dilution of minority shareholders. GMO’s incorporation of ESG criteria into its investment process for a particular Fund does not mean that every investment or potential investment undergoes an ESG review, and GMO may not consider ESG criteria for every investment a Fund makes, for example, in cases where ESG-related data for a company is unavailable. The foregoing examples are provided solely to illustrate the types of ESG criteria GMO may consider in evaluating an investment. ESG criteria are some of the many factors that GMO considers in making investment decisions. Evaluation of ESG criteria with respect to a company or country may include criteria from a number of sources, including but not limited to third-party and proprietary ESG data/ratings, a company’s public SEC filings, news and articles in the press, litigation-related information, statements from company executives and GMO estimates. The weight that ESG criteria are given, overall or individually, for a particular investment decision is dependent upon GMO’s assessment of their materiality and relevance to that investment decision. GMO considers ESG criteria as part of its investment process for the purpose of maximizing risk-adjusted returns. The consideration of ESG criteria as part of a Fund’s investment process does not mean that the Fund pursues a specific “ESG” investment strategy, and, depending on the Fund, GMO may make investment decisions that are based on other (non-ESG) material financial information or risk considerations.

Portfolio Turnover. The Funds are not subject to any limit on the frequency with which portfolio securities may be purchased or sold, and GMO makes investment decisions for the Funds without regard to portfolio turnover rates. High turnover rates may create additional taxable income for shareholders. If portfolio turnover results in the recognition of short-term capital gains, those gains, when distributed, typically are taxed to shareholders at ordinary income tax rates. See “Distributions and Taxes” for more information.

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Certain Definitions. When used in this Private Placement Memorandum, the term “invest” includes direct and indirect investing and long and short investing and the term “investments” includes direct and indirect investments and long and short investments. For example, the Funds may invest indirectly in a given asset or asset class by investing in another GMO Fund or in derivatives and synthetic instruments, and the resulting exposure to the asset or asset class may be long or short.

When used in this Private Placement Memorandum, (i) the term “equities” refers to investments (as defined above) in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (“REITs”) and income trusts; (ii) the term “total return” includes capital appreciation and income; (iii) each of the terms “emerging markets” and “emerging countries” means the world’s less developed countries; (iv) ; and (v) the term “underlying funds” refers to funds (including GMO U.S Treasury Fund, which is offered through a different prospectus), money market funds, and ETFs.

Investments in GMO U.S. Treasury Fund and Unaffiliated Money Market Funds.   The Funds may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, and directly in the types of investments typically held by money market funds.

Fee and Expense Information.   The following paragraphs contain additional information about the fee and expense information included in the Fund summaries.

Annual Fund Operating Expenses − Other Expenses and Acquired Fund Fees and Expenses.   The amounts listed under “Other expenses” in the “Annual Fund operating expenses” table included in each Fund’s summary generally represent an annualized estimate of the Fund’s direct operating expenses for its initial fiscal year. A Fund may invest in other GMO Funds as well as exchange-traded funds (ETFs) and other pooled investment vehicles (collectively, the “acquired funds”), and the indirect net expenses associated with a Fund’s investment (if any) in acquired funds are included in “Other expenses” if those expenses are expected to be less than 0.01% of the average net assets of the Fund. If the indirect net expenses associated with the Fund’s investment in acquired funds (“acquired fund fees and expenses”) are expected to be 0.01% or more of the Fund’s average net assets, these expenses would be reflected in the “Annual Fund operating expenses” table under “Acquired fund fees and expenses.” Acquired fund fees and expenses do not include expenses associated with investments in the securities of unaffiliated companies unless those companies hold themselves out to be investment companies. Actual indirect expenses will vary depending on the particular acquired funds in which the Fund invests.

Purchase Premiums and Redemption Fees.   Where applicable, purchase premiums and redemption fees are paid to and retained by a Fund to help offset estimated portfolio transaction costs and other related costs (e.g., bid to ask spreads, stamp duties, and transfer fees) incurred by a Fund directly or indirectly as a result of an investor’s purchase or redemption by allocating estimated transaction costs to the purchasing or redeeming shareholder. A Fund does not currently charge purchase premiums or redemption fees. However, a Fund may impose a new purchase premium and redemption fee or increase or decrease an existing fee at any time.

Securities Lending.   As described in the Fund summaries and the SAI, the Funds may seek to earn additional income by lending their securities. Security loans are subject to termination by the Fund at any time and are required to be secured at all times by collateral in an amount at least equal in value to the market value of the securities loaned. Daily market fluctuations could cause the value of loaned securities to be more or less than the value of the collateral received. When this occurs, the collateral is adjusted and settled on the following business day. Voting rights or rights to consent with respect to loaned securities pass to the borrower. A Fund has the right to call loans at any time on reasonable notice to exercise voting rights associated with the loaned security and expects to do so if both (i) GMO receives adequate notice of a proposal on which shareholders are being asked to vote, and (ii) GMO believes that the benefits to the Fund of voting on that proposal outweigh the benefits to the Fund of having the security remain out on loan.

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Potential Overexposure/Underexposure to Investments.   A Fund may be deemed to have received a purchase order or redemption request prior to the Fund’s actual receipt of the details of the request. GMO may decide not to place portfolio trades for a Fund in response to a purchase order or redemption request until after the close of business on the day the purchase order or redemption request is received by the Fund, which could result in a Fund being temporarily underexposed (in the case of a large purchase order) or overexposed or leveraged (in the case of a large redemption request) to the Fund’s intended investment program, leading to underperformance relative to that program when the Fund is underexposed in a rising market or overexposed (leveraged) in a falling market. The impact of this underexposure or overexposure can be significant, particularly when the purchase order or redemption request is large relative to the size of the Fund.

This Private Placement Memorandum does not offer shares of the Trust in any state where they may not lawfully be offered.

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DESCRIPTION OF PRINCIPAL RISKS

The following chart identifies the Principal Risks associated with each Fund. Risks not marked for a particular Fund may, however, still apply to some extent to that Fund at various times.

	Resource Transition Fund	U.S. Opportunistic Value Fund
Commodities Risk	•
Counterparty Risk	•	•
Currency Risk	•
Derivatives and Short Sales Risk	•	•
Event-Driven Risk	•
Focused Investment Risk	•	•
Illiquidity Risk	•	•
Large Shareholder Risk	•	•
Leveraging Risk	•	•
Management and Operational Risk	•	•
Market Disruption and Geopolitical Risk	•	•
Market Risk – Equities	•	•
Non-Diversified Funds	•
Non-U.S. Investment Risk	•
Smaller Company Risk	•	•

Investing in the Funds involves many risks. Risks that affect a particular Fund, called “principal risks,” are discussed briefly in each Fund’s summary and in more detail in this section. The risks of investing in a particular Fund depend on the types of investments in its portfolio and the investment strategies GMO employs on its behalf. This section describes the principal risks and some related risks but does not describe every possible risk of investing in the Funds. Particular Funds could be subject to additional risks because of the types of investments they make and market conditions, which can change over time. The SAI includes more information about the Funds and their investments.

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An investment in a Fund, by itself, generally does not provide a complete investment program but rather is intended to serve as part of an investor’s overall investment program. An investment in a Fund is not a bank deposit and, therefore, is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

• COMMODITIES RISK. Commodity prices can be extremely volatile and are affected by many factors. Exposure to commodities can cause the value of a Fund’s shares to decline or fluctuate in a rapid and unpredictable manner. In addition, the value of commodity-related derivatives or indirect investments in commodities may fluctuate more than the commodity, commodities or commodity index to which they relate. See “Derivatives and Short Sales Risk” for a discussion of specific risks of a Fund’s derivatives investments, including commodity-related derivatives.

• COUNTERPARTY RISK. Funds that enter into contracts with counterparties, such as repurchase or reverse repurchase agreements or OTC derivatives contracts, or that lend their securities run the risk that the counterparty will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise be forced to hold investments it would prefer to sell, resulting in losses for the Fund. In addition, a Fund may suffer losses if a counterparty fails to comply with applicable laws, regulations or other requirements. The Funds are not subject to any limit on their exposure to any one counterparty nor to a requirement that counterparties with whom they enter into contracts maintain a specific rating by a nationally recognized rating organization. Counterparty risk is pronounced during unusually adverse market conditions and is particularly acute when financial services firms are exposed (as they were in 2008) to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.

Participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets; therefore, OTC derivatives generally expose a Fund to higher counterparty risk than exchange-traded derivatives. A Fund is subject to the risk that a counterparty will not settle a derivative in accordance with its terms because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem. If a counterparty’s obligation to a Fund is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty. If a counterparty defaults, the Fund will have contractual remedies (whether or not the obligation is collateralized), but the Fund may be unable to enforce them, thus causing the Fund to suffer a loss. Counterparty risk is higher for derivatives with longer maturities because of the longer time during which events may occur that prevent settlement. Counterparty risk also is higher when a Fund has entered into derivatives contracts with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. Funds that enter into swap contracts are subject, in particular, to the creditworthiness of the counterparties because some types of swap contracts have terms longer than six months (and, in some cases, decades). The creditworthiness of a counterparty can be expected to be adversely affected by higher than average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral if the Fund’s interest in the collateral is not perfected or additional collateral is not posted promptly as required. GMO’s view with respect to a particular counterparty is subject to change. The fact, however, that GMO’s view becomes more negative (whether due to external events or otherwise) does not mean that a Fund’s existing transactions with that counterparty will be terminated or modified. In addition, a Fund may enter into new transactions with a counterparty that GMO no longer views favorably (for example, re-establishing the transaction with a lower notional amount or entering into a countervailing trade with the same counterparty). Counterparty risk also will be higher if a counterparty’s obligations exceed the value of the collateral held by the Fund (if any).

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The Funds also are subject to counterparty risk because they execute their securities transactions through brokers and dealers. If a broker or dealer fails to meet its contractual obligations, goes bankrupt or otherwise experiences a business interruption, the Funds could miss investment opportunities or be unable to dispose of investments they would prefer to sell, resulting in losses for the Funds. Counterparty risk with respect to derivatives has been and will continue to be affected by new rules and regulations relating to the derivatives market. As described under “Derivatives and Short Sales Risk,” some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position.

Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the Funds’ ability to exercise remedies, such as the termination of transactions, netting of obligations or realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the European Union and various other jurisdictions. Such regimes provide governmental authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the European Union and the United Kingdom, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Funds of a counterparty experiencing financial difficulties (commonly referred to as a “bail in”).

• CURRENCY RISK. Currency risk is the risk that fluctuations in exchange rates will adversely affect the market value of a Fund’s investments. Currency risk includes the risk that the currencies in which a Fund’s investments are traded or in which a Fund receives income will decline in value. Currency risk also includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the currency being hedged, in which event the Fund is likely to realize a loss on both the hedging instrument and the currency being hedged. Currency exchange rates can fluctuate significantly for many reasons. See “Market Disruption and Geopolitical Risk.”

A Fund may use derivatives to take currency positions that are under- or over-weighted (in some cases significantly) relative to the currency exposure of their portfolios and their benchmarks (if any). If the exchange rates of the currencies involved do not move as expected, a Fund could lose money on both its holdings of a particular currency and the derivative. See also “Non-U.S. Investment Risk.”.

Some currencies are illiquid (e.g., some emerging country currencies), and a Fund may be unable to convert them into U.S. dollars or may be able to do so only at an unfavorable exchange rate. Exchange rates for many currencies are affected by exchange control regulations.

Derivative transactions in foreign currencies (such as futures, forward contracts, options, and swaps) may involve leveraging risk in addition to currency risk, as described under “Leveraging Risk.” In addition, the obligations of counterparties in currency derivative transactions often are not secured by collateral, which increases counterparty risk (see “Counterparty Risk”).

• DERIVATIVES AND SHORT SALES RISK. The Funds may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, such as securities, commodities or currencies, reference rates, such as interest rates, currency exchange rates or inflation rates, or indices. The use of derivatives involves the risk that their value may not change as expected relative to changes in the value of the assets, rates, or indices they are designed to track. Derivatives include, but are not limited to, futures contracts, forward contracts, foreign currency contracts, swap contracts, contracts for differences, options on securities and indices, options on futures contracts, options on swap contracts, interest rate caps, floors and collars, reverse repurchase agreements and other over-the-counter (OTC) contracts. The SAI describes the various types of derivatives in which the Funds invest and how they are used in the Funds’ investment strategies.

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The use of derivatives involves risks that are in addition to, and potentially higher than, the risks of investing directly in securities. In particular, a Fund’s use of OTC derivatives exposes it to the risk that the counterparties will be unable or unwilling to make timely settlement payments or otherwise honor their obligations. An OTC derivatives contract typically can be closed, or the position transferred, only with the consent of the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies but may be unable to enforce them. Because the contract for each OTC derivative is individually negotiated, the counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund, and if it does, GMO may decide not to pursue the Fund’s claims against the counterparty to avoid the cost and unpredictability of legal proceedings. A Fund, therefore, runs the risk of being unable to obtain payments GMO believes are owed to it under an OTC derivatives contract or of those payments being delayed or made only after the Fund has incurred litigation costs.

A Fund may invest in derivatives that (i) do not require the counterparty to post collateral (e.g., forward currency contracts), (ii) require collateral but do not provide for perfection of the Fund’s security interest, (iii) require a significant upfront deposit by the Fund unrelated to the derivative’s fundamental fair (or intrinsic) value, or (iv) do not require that collateral be regularly marked-to-market. When a counterparty’s obligations are not fully secured by collateral, a Fund runs a higher risk of not being able to recover what it is owed if the counterparty defaults. Derivatives also present other risks described in this section, including market risk, illiquidity risk, currency risk, credit risk and counterparty risk.

Many derivatives, in particular OTC derivatives, are complex, and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation and exposes the Funds to the risk that the valuations generated by GMO’s pricing models are different from the amounts the Funds realize when they close or sell a derivative. Valuation risk is more pronounced when a Fund enters into OTC derivatives with specialized terms because the value of those derivatives in some cases is determined only by reference to similar derivatives with more standardized terms. As a result, the Funds run a risk that inaccurate valuations will result in higher than necessary cash payments to counterparties, under-collateralization and/or errors in the calculation of the Funds’ net asset values.

OTC swap contracts and other OTC derivatives are highly susceptible to illiquidity risk (see “Illiquidity Risk”) and counterparty risk (see “Counterparty Risk”). These derivatives also are subject to documentation risk, which is the risk that ambiguities, inconsistencies or errors in the documentation relating to a derivative transaction will lead to a dispute with the counterparty or unintended investment results. In addition, see “Commodities Risk” for a discussion of risks specific to commodity-related derivatives. Because many derivatives have a leverage component (i.e. a notional value in excess of the assets needed to establish and/or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index could result in a loss substantially higher than the amount invested in the derivative itself. See “Leveraging Risk.”

Special tax rules apply to a Fund’s transactions in derivatives, which could increase the taxes payable by shareholders subject to income taxation. In particular, a Fund’s derivative transactions potentially could cause a substantial portion of the Fund’s distributions to be taxable at ordinary income tax rates. In addition, the tax treatment of a Fund’s use of derivatives will sometimes be unclear. See “Distributions and Taxes” for more information.

Derivatives Regulation. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting and registration requirements. The European Union, the United Kingdom, and some other countries have adopted similar requirements, which affect a Fund when it enters into a derivatives transaction with a counterparty subject to those requirements. Since these requirements are evolving, their full impact on the Funds remains unclear.

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Transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a transaction involving those swaps (“cleared derivatives”), a Fund’s counterparty is a clearing house rather than a bank or broker. Since the Funds are not members of clearing houses and only members of a clearing house (“clearing members”) can participate directly in the clearing house, the Funds hold cleared derivatives through accounts at clearing members. In cleared derivative positions, the Funds make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

In some ways, cleared derivative arrangements are less favorable to mutual funds than OTC derivatives (commonly referred to as “bilateral arrangements”), for example, by requiring that funds provide more margin for their cleared derivative positions. Also, as a general matter, in contrast to an OTC derivative position, following a period of notice to a Fund, a clearing member at any time can require termination of an existing cleared derivative position. Clearing houses also have broad rights to increase the margin required for existing positions or to terminate those positions at any time. Any increase in margin requirements or termination of existing cleared derivative positions by the clearing member or the clearing house could interfere with the ability of a Fund to pursue its investment strategy, and an increase in margin held by a clearing member could expose a Fund to higher credit risk to its clearing member. Also, a Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that GMO expects to be cleared) and no clearing member is willing or able to clear the transaction on the Fund’s behalf. In those cases, the position might have to be terminated, and the Fund could lose some or all of the benefit of the position, including loss of an increase in the value of the position and loss of hedging protection. In addition, the documentation governing the relationship between the Funds and clearing members generally is less favorable to the Funds than the documentation for typical OTC derivatives. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by the Funds in favor of the clearing member for losses the clearing member incurs as the Funds’ clearing member. Also, that documentation typically does not provide the Funds any remedies if the clearing member defaults or becomes insolvent. While futures contracts involve similar risks, the risks are likely to be more pronounced for cleared derivatives due to their more limited liquidity and market history.

Some types of cleared derivatives are required to be executed on a swap execution facility. A swap execution facility is a trading platform that permits multiple market participants to execute derivatives by accepting bids and offers made by multiple other participants in the platform. While this execution requirement is designed to increase transparency and liquidity in the cleared derivatives market, trading on a swap execution facility can create additional costs for the Funds. For example, swap execution facilities typically charge fees, and if a Fund executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. Also, a Fund may be required to indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the swap execution facility.

If a Fund wishes to execute a package of transactions that includes a swap that is required to be executed on a swap execution facility as well as other transactions (for example, a package that includes both a security swap and an interest rate swap that hedges interest rate exposure with respect to that security), the Fund may be unable to execute all components of the package on the swap execution facility. In that case, the Fund would need to trade some components of the package on the swap execution facility and other components in another manner, which could subject the Fund to the risk that some components will be executed successfully and others not, or that the components would be executed at different times, leaving the Fund with an unhedged position for a period of time.

The U.S. government, the European Union, the United Kingdom, and some other jurisdictions have adopted rules imposing mandatory minimum margin requirements for OTC derivatives. These rules impose minimum variation margin requirements and in some cases minimum initial margin requirements that could increase the amount of margin a Fund needs to post in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive. The rules also impose regulatory requirements on the timing for transferring margin and the types of collateral the parties are permitted to exchange.

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These and other SEC rules and regulations could, among other things, further restrict a Fund’s ability to invest in, or increase the Fund’s cost of investing in, derivatives for example, by making some types of derivatives no longer available to the Fund or otherwise limiting liquidity. Implementation of the clearing requirement has increased the cost of derivatives transactions for the Funds, since the Funds have to pay fees to their clearing members and are typically required to post more margin for cleared derivatives than they historically posted for OTC derivatives. The cost of derivatives transactions could increase further as clearing members raise their fees to cover the cost of additional capital requirements and other regulatory changes applicable to clearing members. While these rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e. the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that they will achieve that result.

Options. The Funds are permitted to write options. The market price of an option is affected by many factors, including changes in the market prices or dividend rates of underlying securities (or in the case of indices, the securities in those indices); the time remaining before expiration; changes in interest rates or exchange rates; and changes in the actual or perceived volatility of the relevant index and underlying securities. The market price of an option also may be adversely affected if the market for the option becomes less liquid. In addition, since an American-style option allows the holder to exercise the option at any time before the option’s expiration, the writer of an American-style option has no control over when it will be required to fulfill its obligations as a writer of the option. (The writer of a European-style option is not subject to this risk because the holder may exercise the option only on its expiration date). If a Fund writes a call option and does not hold the underlying security, the Fund’s potential loss is unlimited.

National securities exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may write. These limits can restrict a Fund’s ability to purchase or write options on a particular security.

Unlike an exchange-traded option, which is standardized with respect to the underlying securities, expiration date, contract size, and strike price, the terms of an OTC option (i.e. an option not traded on an exchange) generally are established through negotiation with the other party to the option contract. While a Fund has higher flexibility to tailor an OTC option, OTC options generally expose a Fund to higher credit risk than exchange-traded options, which are guaranteed by the clearing members of the exchanges where they are traded. Purchasing and writing put and call options are highly specialized activities and entail higher risks than simply purchasing and selling publicly-traded securities.

Short Investment Exposure. The Funds may sell securities or currencies short as part of their investment programs in an attempt to increase their returns or for hedging purposes. Short sales of a security a Fund does not own expose a Fund to the risk that it will be required to acquire that security when it has appreciated in value, thus resulting in a loss to the Fund. Purchasing a security or currency to close out a short position can itself cause the price of the security or currency to rise further, thereby increasing any losses. A Fund that sells short a security or currency it does not own typically is required to borrow the security, to pay borrowing fees to a broker and to pay the broker any dividends or interest it receives on the borrowed security.

A Fund also may create short investment exposure by taking a derivative position in which the value of the derivative moves in the opposite direction from the price of an underlying asset, pool of assets, rate, currency or index.

Short sales of securities or currencies a Fund does not own and “short” derivative positions creates investment leverage, and the amount of the Fund’s potential loss is unlimited. A Fund is subject to leveraging risk and other investment risks described in this “Description of Principal Risks” section to the extent it sells short securities or currencies it does not own or takes “short” derivative positions.

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• EVENT-DRIVEN RISK. While implementing an event-driven strategy, a Fund may purchase securities at prices below the value of the consideration GMO expects the Fund to receive upon consummation of a proposed merger, acquisition, exchange offer, tender offer or other similar transaction (“event-driven transactions”). The purchase price paid by the Fund may substantially exceed the value of the consideration received upon the closing of the transaction, resulting in losses to the Fund.

If a Fund purchases securities in anticipation of a transaction (such as a merger) that later appears likely to be delayed or unlikely to be consummated or, in fact, is not consummated or is delayed, the market price of the securities purchased by the Fund may decline sharply, resulting in losses to the Fund. The risk/reward payout of event-driven strategies (such as merger arbitrage strategies) typically is asymmetric, with the losses in failed transactions often far exceeding the gains in successful transactions. A proposed transaction can fail to be consummated for many reasons, including regulatory and antitrust restrictions, industry weakness, company specific events, failed financings and general market declines.

Event-driven strategies are subject to the risk of overall market movements, and a Fund may experience losses even if a transaction is consummated. A Fund may be unable to hedge against market fluctuations or other risks. In addition, a Fund may sell securities short when GMO expects the Fund to receive the securities upon consummation of a transaction; if the Fund does not actually receive the securities, the Fund will have an unintended “naked” short position and may be required to cover its short position at a time when the securities sold short have appreciated in value, thus resulting in a loss.

A Fund’s participation in event-driven transactions could result in tax inefficiencies for taxpayers that are not exempt from taxation.

• FOCUSED INVESTMENT RISK. Funds with investments that are focused in a limited number of asset classes, sectors, industries, issuers, currencies, countries or regions that are subject to the same or similar risk factors and Funds with investments whose market prices are closely correlated are subject to higher overall risk than Funds with investments that are more diversified or whose market prices are not as closely correlated.

A Fund that invests in the securities of a small number of issuers has higher exposure to adverse developments affecting those issuers and to a decline in the market price of those issuers’ securities than Funds investing in the securities of a larger number of issuers. Securities, sectors, or companies that share common characteristics are often subject to similar business risks and regulatory burdens and often react similarly to specific economic, market, political or other developments.

Similarly, Funds having a significant portion of their assets in investments tied economically to a particular geographic region, country, or market (e.g., emerging markets) or to sectors within a region, country or market have more exposure to regional and country economic risks than do funds making investments that are more geographically diverse. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region, and a recession, debt crisis or decline in the value of the currency of one country can spread to other countries. Furthermore, companies in a particular geographic region or country are vulnerable to events affecting other companies in that region or country because they often share common characteristics, are exposed to similar business risks and regulatory burdens, and react similarly to specific economic, market, political or other developments. See also “Non-U.S. Investment Risk.”

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• ILLIQUIDITY RISK. Illiquidity risk is the risk that low trading volume, lack of a market maker, large position size or legal restrictions (including daily price fluctuation limits or “circuit breakers”) limit, delay or prevent a Fund from selling particular securities or closing derivative positions at desirable prices or at all. In addition to these risks, a Fund is exposed to illiquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or writing a put or closing a short position). If a Fund is unable to sell an illiquid asset, it could miss other investment opportunities, fail to meet redemption requests or be unable to meet other cash needs. In addition, a Fund may be required to sell other assets it would prefer to hold.

To the extent a Fund’s investments include asset-backed securities, distressed, defaulted or other low quality debt securities, emerging country debt or equity securities or securities of companies with smaller market capitalizations or smaller total float-adjusted market capitalizations, the Fund is subject to illiquidity risk. These types of investments can be difficult to value (see “Determination of Net Asset Value”), exposing a Fund to the risk that the price at which it sells an investment will be less than the price at which it was valued when held by the Fund. Illiquidity risk also tends to be higher in times of financial stress, and the markets for securities in entire asset classes can become illiquid during times of market turmoil. For example, inflation-protected securities issued by the U.S. Treasury (“TIPS”) have undergone periods of greatly reduced liquidity during disruptions in fixed income markets, such as occurred in 2008. Less liquid securities are often more susceptible than other securities to price declines when market prices decline generally.

A Fund may buy securities or other investments that are less liquid than those in its benchmark. The more illiquid investments a Fund has, the higher the likelihood of its paying redemption proceeds in-kind.

The Board of Trustees has designated GMO as administrator to the Funds’ liquidity risk management program, which was adopted by the Funds pursuant to Rule 22e-4 under the Investment Company Act of 1940, as amended (the “1940 Act”). Under that program, each Fund is required to classify its investments into specific liquidity categories and monitor compliance with limits on illiquid investments. The term “illiquid investments” for purposes of the program means investments that GMO reasonably expects cannot be sold or disposed of under current market conditions in seven calendar days or less without significantly changing their market value. While the liquidity risk management program is designed to assist in the assessment and management of illiquidity risk, there is no guarantee it will be effective in reducing the illiquidity risk of a Fund’s investments.

Historically, credit markets have experienced periods of significant illiquidity, and they may experience similar periods in the future. If a Fund is required to sell illiquid investments to satisfy collateral posting requirements or to meet redemptions, those sales could significantly depress the market price of the securities being sold.

A Fund’s ability to use options in its investment program depends on the liquidity of the options market. That market may not be liquid when a Fund seeks to close out an option position. Moreover, the hours of trading for options on an exchange may not conform to the hours of trading of the underlying securities, creating a risk of significant changes in the prices of underlying securities that are not immediately reflected in the options markets. If a Fund receives a redemption request and is unable to close out an uncovered option it has sold, the Fund would temporarily be leveraged in relation to its assets.

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• LARGE SHAREHOLDER RISK. To the extent a large number of shares of a Fund are held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will adversely affect the Fund’s performance by forcing the Fund to sell portfolio securities at disadvantageous prices to raise the cash needed to satisfy the redemption request or to sell investments when it would not have otherwise done so. In addition, the Funds and separate accounts over which GMO has investment discretion that invest in the Funds are not limited in how often they may sell Fund shares. Certain of the other GMO Funds and some of those separate accounts hold a substantial portion of the outstanding shares of many Funds, and asset allocation decisions by GMO may result in substantial redemptions from those Funds. Redemptions of a large number of shares also may increase transaction costs or, by necessitating a sale of portfolio securities, have adverse tax consequences for Fund shareholders. In some cases, a redemption of a large number of shares could disrupt the Fund’s operations or force the Fund’s liquidation. Further, from time to time a Fund may trade in anticipation of a purchase order or redemption request that ultimately is not received or differs in size from the actual order, leading to temporary underexposure or overexposure to the Fund’s intended investment program. In addition, redemptions and purchases of shares by a large shareholder or group of shareholders could limit the use of any capital losses (including capital loss carryforwards) to offset realized capital gains (if any) and other losses that would otherwise reduce distributable net investment income (if any). In addition, large shareholders may limit or prevent a Fund’s use of equalization for U.S. federal tax purposes.

To the extent a Fund invests in other GMO Funds subject to large shareholder risk, the Fund is indirectly subject to this risk.

• LEVERAGING RISK. The use of traditional borrowing (including to meet redemption requests), reverse repurchase agreements and other derivatives, short sales and securities lending can create leverage (i.e. a Fund’s investment exposures exceed its net asset value). Leverage increases a Fund’s losses when the value of its investments (including derivatives) declines. Because many derivatives have a leverage component (i.e. a notional value in excess of the assets needed to establish or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially higher than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Like short sales, some derivatives have the potential for unlimited loss regardless of the size of the initial investment. Similarly, a Fund’s portfolio will be leveraged and can incur losses if the value of the Fund’s assets declines between the time a redemption request is received or deemed to be received by a Fund (which in some cases is the business day prior to actual receipt by the Fund of the redemption request) and the time at which the Fund liquidates assets to meet redemption requests. Such a decline in the value of a Fund’s assets is more likely in the case of Funds managed from GMO’s non-U.S. offices for which the time period between the determination of net asset value and corresponding liquidation of assets could be longer due to time zone differences. In the case of redemptions representing a significant portion of a Fund’s portfolio, the leverage effects described above can be significant and could expose a Fund and non-redeeming shareholders to material losses.

A Fund may manage some of its derivative positions by offsetting derivative positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, a Fund may perform as if it were leveraged.

Some Funds are permitted to purchase securities on margin or to sell securities short, either of which creates leverage. To the extent the market prices of securities purchased on margin or sold short increase, a Fund will be required to provide additional collateral. The requirement to post additional collateral may limit a Fund’s ability to make other investments that it would be able to make in the absence of having to post additional collateral.

• MANAGEMENT AND OPERATIONAL RISK. Each Fund is subject to management risk because, in relying on GMO to achieve its investment objective, it runs the risk that GMO’s investment techniques will fail to produce desired results and cause the Fund to incur significant losses. GMO also may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times.

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As described in Fund summary for U.S. Opportunistic Value Fund, GMO uses quantitative models as part of its investment process. The U.S. Opportunistic Value Fund runs the risk that GMO’s models will not accurately predict future market movements. In addition, GMO’s models rely on assumptions and data that are subject to limitations (e.g., inaccuracies, staleness) that could adversely affect their predictive value, and the U.S. Opportunistic Value Fund runs the risk that GMO’s assessment of an investment (including a security’s fundamental fair (or intrinsic) value) is wrong. The usefulness of GMO’s models may be reduced by the faulty translation of mathematical models into computer code, by reliance on proprietary and third-party technology that includes errors, omissions, bugs, or viruses, and by the inputting of limited or imperfect data for processing by the model. These risks are more likely to occur when GMO is making changes to its models. Any of these risks could adversely affect the U.S. Opportunistic Value Fund’s performance.

There can be no assurance that key GMO personnel will continue to be employed by GMO. The loss of their services could have an adverse effect on GMO’s ability to achieve the Funds’ investment objectives.

The Funds also are subject to operational risks resulting from other services provided by GMO and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency and other operational services. Examples of such operational risks include the possibility of loss caused by inadequate procedures and controls, human error and system failures by a service provider. For example, trading delays or errors could prevent a Fund from benefiting from investment gains or avoiding losses. In addition, a service provider may be unable to provide a net asset value for a Fund or share class on a timely basis. GMO is not contractually liable to the Funds for losses associated with operational risk absent its willful misfeasance, bad faith, gross negligence or reckless disregard of its contractual obligations to provide services to the Funds. Other Fund service providers also have contractual limitations on their liability to the Funds for losses resulting from their errors.

The Funds and their service providers (including GMO) are susceptible to cyber-attacks and to technological malfunctions that have effects similar to those of a cyber-attack. Cyber-attacks include, among others, stealing, corrupting, or preventing access to data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization and disrupting operations. Successful cyber-attacks against, or security breakdowns of, a Fund, GMO, a sub-adviser, or a custodian, transfer agent, or other service provider may adversely affect the Fund or its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, affect a Fund’s ability to calculate its net asset value, cause the release or misappropriation of private shareholder information or confidential Fund information, impede trading, interfere with the use of quantitative models, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses and additional compliance costs. The Funds’ service providers regularly experience cyber-attacks and expect they will continue to do so. While GMO has established business continuity plans and systems designed to prevent, detect and respond to cyber-attacks, those plans and systems have inherent limitations. In addition, the global spread of COVID-19 has caused the Funds and their service providers to implement business continuity plans, including widespread use of work-from-home arrangements, which may make the Funds and their service providers more susceptible to cyber-attacks. Similar types of cyber security risks also are present for issuers of securities in which the Funds invest, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber-attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Funds from, among other things, buying or selling the Funds or accurately pricing their securities. The Funds cannot directly control cyber security plans and systems of their service providers, the Funds’ counterparties, issuers of securities in which the Funds invest, or securities markets and exchanges, and the Funds’ service providers and counterparties and issuers may have limited, if any, indemnification obligations to GMO or the Funds, each of whom could be negatively affected as a result.

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• MARKET DISRUPTION AND GEOPOLITICAL RISK. The Funds are subject to the risk that geopolitical and other events (e.g., wars, pandemics, sanctions and terrorism) will disrupt securities markets, adversely affect particular economies and markets as well as global economies and markets and exacerbate the effects of other risks to which the Funds are subject, thereby reducing the value of the Funds’ investments. Sudden or significant changes in the supply or prices of commodities or in other economic inputs (e.g., the marked decline in oil prices in late 2014 and early 2020 and substantial increase in 2022) may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies or industries. Terrorism in the United States and around the world has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation or other fraudulent trading practices, which could disrupt their orderly functioning or reduce the prices of securities traded on them held by the Funds. Fraud and other deceptive practices committed by an issuer of securities held by a Fund, when discovered, will likely cause a steep decline in the market price of those securities and thus negatively affect the value of the Fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility, which can adversely affect a Fund’s investment program.

A default by the U.S. government (as has been threatened over the years) or a shutdown of U.S. government services (including in response to political events) could adversely affect the U.S. economy, reduce the value of many Fund investments, and disrupt the operation of the U.S. or other securities markets. Climate change regulation (such as decarbonization legislation or other mandatory controls to reduce emissions of greenhouse gases) could significantly affect many of the companies in which the Funds invest by, among other things, increasing those companies’ operating costs and capital expenditures. Uncertainty over credit worthiness of the sovereign debt of several European Union countries, as well as uncertainty over the continued existence of the European Union itself, has disrupted and may continue to disrupt markets in the United States and around the world. For example, on January 31, 2020, the United Kingdom formally withdrew from the European Union (commonly known as “Brexit”), subject to a transition period.. Significant uncertainty remains in the market regarding the ramifications of Brexit, and the range and potential implications of possible political, regulatory, economic and market outcomes are difficult to predict. Moreover, other countries may seek to withdraw from the European Union and/or abandon the euro, the common currency of the European Union. The ultimate effects of these and other social-political or geopolitical issues are not known but could profoundly affect particular economies and markets as well as global economies and markets, which may include companies or assets held or considered for prospective investment by GMO.

War, terrorism, economic uncertainty, and related geopolitical events, such as sanctions, tariffs, the imposition of exchange controls or other cross-border trade barriers, have led, and in the future may lead, to higher short-term market volatility and have had, and in the future may have, adverse long-term effects on U.S. and world economies and markets generally. For example, Russia’s invasion of Ukraine beginning in late February, and subsequent related events, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Following Russia’s actions, various governments, including the United States, issued broad-ranging economic sanctions against Russia, including, among other sanctions, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; the removal by certain countries and the European Union of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (commonly referred to as “SWIFT”), the electronic banking network that connects banks globally; and restrictive measure to prevent the Russian Central Bank from undermining the impact of the sanctions. Those events, including sanctions and the potential for future sanctions, including any affecting Russia’s energy sector, and other actions, and Russia’s retaliatory responses to those sanctions and actions, have adversely affected the Russian economy and may result in the further decline of the value and liquidity of Russian securities, a continued weakening of the ruble and continued exchange closures, and may have other adverse consequences on the Russian economy that affect the value of Russian investments and impair the ability of a Fund to buy, sell, receive or deliver those securities. In particular, where a Fund holds securities of a Russian issuer that is subject to blocking sanctions imposed by the U.S. Department of the Treasury's Office of Foreign Assets Control, those securities will be frozen and consequently unable to be sold or transferred. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of a Fund’s investments beyond any direct exposure to Russian issuers. In addition, trade disputes (such as the “trade war” between the United States and China that intensified in 2018 and 2019) may affect investor and consumer confidence and adversely affect financial markets and the broader economy, perhaps suddenly and to a significant degree. Events such as these and their impact on the Funds are impossible to predict.

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Natural and environmental disasters (such as the earthquake and tsunami in Japan in early 2011), epidemics or pandemics (such as the outbreak of COVID-19 in late 2019 (described below)), and systemic market dislocations (such as the kind surrounding the insolvency of Lehman Brothers in 2008) can adversely affect the market price of the Funds’ investments. During such market disruptions, the Funds’ exposure to the risks described elsewhere in this “Description of Principal Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Funds from implementing their investment programs and achieving their investment objectives, for example, by causing the Funds’ derivatives counterparties to discontinue or limit offering derivatives on some underlying commodities, securities or reference rates. To the extent a Fund has focused its investments in the stock index of a particular region, adverse geopolitical and other events in that region are likely to have a disproportionate impact on the Fund.

An exchange or market may close early, close late or issue trading halts on specific securities, or the ability to buy or sell certain securities may be restricted, which may result in a Fund being unable to buy or sell certain securities. In these circumstances, the Fund may be unable to rebalance its portfolio, may be required to fair value its investments and/or may incur substantial trading losses.

The global outbreak of COVID-19 and subsequent efforts to contain its spread have resulted in, among other things, extreme volatility and reduced liquidity in financial markets; exchange trading suspensions and closures; higher default rates; travel restrictions and disruptions; significant disruptions to business operations and supply chains; lower consumer demand for goods and services; significant job losses and increasing unemployment; event and service cancellations and restrictions; significant challenges in healthcare service preparation and delivery; prolonged quarantines; as well as general concern and uncertainty. The impact of this pandemic and any other epidemic or pandemic that may arise in the future could adversely affect the economies of many nations or the entire global economy and the financial performance of individual issuers, sectors, industries, asset classes, and markets in significant and unforeseen ways. Extraordinary actions taken by governments and central banks to support local and global economies and the financial markets in response to the COVID-19 pandemic may not succeed or have the intended effect, and in some cases, have resulted in a large expansion of government deficits and debt, the long-term consequences of which are not known. This crisis or other public health crises may also exacerbate other pre-existing political, social, economic, market and financial risks. The duration of the COVID-19 pandemic and its effects cannot be determined with certainty. The effects of the COVID-19 pandemic or any other future epidemic or pandemic could impair a Fund’s ability to maintain operational standards (such as with respect to satisfying redemption requests), disrupt the operations of a Fund’s service providers, exacerbate other risks that apply to a Fund, and adversely affect the value and liquidity of a Fund’s investments.

• MARKET RISK. All of the Funds are subject to market risk, which is the risk that the market price of their holdings will decline. Market risks include:

Equities. Funds that invest in equities run the risk that the market price of an equity will decline. That decline may be attributable to factors affecting the issuer, such as a failure to keep up with technological advances or reduced demand for its goods or services, or to factors affecting a particular industry, such as a decline in demand, labor or raw material shortages or increased production costs. A decline also may be attributable to general market conditions not specifically related to a company or industry, such as existing or anticipated adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, rising inflation (expectations for rising inflation), or adverse investor sentiment generally. The market prices of equities are volatile and can decline in a rapid or unpredictable manner. Equities that are characterized as relatively cyclical often are especially sensitive to economic cycles, which means they typically underperform non-cyclical equities during economic downturns. Performance of cyclical equities can be significantly affected by, among other factors, cyclical revenue generation, consumer confidence and changing consumer preferences, and the performance of domestic and international economies. If a Fund purchases an equity for what GMO believes is less than its fundamental fair (or intrinsic) value as assessed by GMO and GMO’s assessment proves to be incorrect, the Fund runs the risk that the market price of the equity will not appreciate or will decline. The market prices of equities trading at high multiples of current earnings often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples.

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• NON-DIVERSIFIED FUNDS. The Resource Transition Fund is not a “diversified” investment companies within the meaning of the 1940 Act. This means Resource Transition Fund is allowed to invest in the securities of a relatively small number of issuers. As a result, Resource Transition Fund is likely to be subject to higher credit, market and other risks than if its investments were more diversified, and poor performance by a single investment is likely to have a greater impact on Resource Transition Fund’s performance.

• NON-U.S. INVESTMENT RISK. Funds that invest in non-U.S. securities are subject to more risks than Funds that invest only in U.S. securities. Many non-U.S. securities markets (particularly emerging markets) list securities of only a small number of companies in a small number of industries, and the market prices of securities traded on those markets often fluctuate more than those of securities traded on U.S. securities markets. In addition, issuers of non-U.S. securities (particularly those tied economically to emerging countries) often are not subject to as much regulation as U.S. issuers, and the reporting, recordkeeping, accounting, custody and auditing standards to which those issuers are subject often are not as rigorous as U.S. standards. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in some non-U.S. countries. Investors in non-U.S. countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against non-U.S. issuers or non-U.S. persons is limited.

A Fund may be subject to non-U.S. taxation, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends, interest, or other amounts it realizes or accrues in respect of non-U.S. investments; (ii) transactions in those investments; and (iii) repatriation of proceeds generated from the sale or other disposition of those investments. A Fund may seek a refund of taxes paid, but its efforts may not be successful, in which case the Fund will have incurred additional expenses for no benefit. In addition, a Fund’s pursuit of a tax refund may subject it to administrative and judicial proceedings in the country where it is seeking the refund. GMO’s decision to seek a refund on behalf of a Fund is in its sole discretion, and particularly in light of the cost involved, GMO may decide not to seek a refund, even if a Fund is entitled to one. The process of seeking a refund may take years, and the outcome of GMO’s efforts to obtain a refund for a Fund is inherently uncertain. Accordingly, a refund is not typically reflected in the Fund’s net asset value until GMO believes that the refund is collectible and free from significant contingencies. In some cases, the amount of such refunds could be material to a Fund’s net asset value. If a shareholder redeems shares of a Fund before a potential refund is reflected in the Fund’s net asset value, the shareholder will not realize the benefit of that refund. For information on possible special United Kingdom tax consequences of an investment in a Fund, see “Distributions and Taxes.”

Investing in non-U.S. securities also exposes a Fund to the risk of nationalization, expropriation, or confiscatory taxation of assets of their issuers, government involvement in the affairs of specific companies or industries (including wholly or partially state-owned enterprises), adverse changes in investment regulations, capital requirements or exchange controls (which may include suspension of the ability to transfer currency from a country), and adverse political and diplomatic developments, including the imposition of economic sanctions.

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In some non-U.S. securities markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. securities markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose a Fund to credit and other risks it does not have in the United States. Fluctuations in currency exchange rates also affect the market prices of a Fund’s non-U.S. securities (see “Currency Risk”).

The Funds need a license to invest directly in securities traded in many non-U.S. securities markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, a Fund’s ability to continue to invest directly is subject to the risk that the license will be terminated or suspended. If a license to invest in a particular market is terminated or suspended, to obtain exposure to that market the Fund will be required to purchase American Depositary Receipts, Global Depositary Receipts, shares of other funds that are licensed to invest directly or derivative instruments. In some circumstances the receipt of a non-U.S. license by one of GMO’s clients may prevent a Fund from obtaining a similar license. In addition, the activities of a GMO client could cause the suspension or revocation of a Fund’s license.

Funds that invest a significant portion of their assets in securities of companies tied economically to emerging countries (or investments related to emerging markets) are subject to higher non-U.S. investment risk than Funds investing primarily in more developed non-U.S. countries (or markets). The risks of investing in those securities include: fluctuations in currency exchange rates and risk of currency devaluation and hyperinflation; risk of default (by both government and private issuers); social, economic, and political uncertainty and instability (including the risk and consequences of war); risk of nationalization, expropriation, or other confiscation of issuer assets; governmental involvement in the economy or in the affairs of specific companies or industries (including wholly or partially state-owned enterprises); less governmental supervision and regulation of securities markets and participants in those markets; risk of market closures; risk of market manipulation or fraudulent trade practices; controls on investment (including restrictions on foreign investment), capital controls and limitations on repatriation of invested capital, dividends, interest and other income and on a Fund’s ability to exchange local currencies for U.S. dollars; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e. a market freeze); lower trading volumes; unavailability of currency hedging techniques; less rigorous accounting, auditing, corporate governance, financial reporting, recordkeeping, and regulatory standards and practices; unavailability of reliable information about issuers; slower clearance and settlement; limitations on, or difficulties enforcing, legal judgments, contractual rights, or other remedies, including those available to a Fund in respect of its portfolio holdings; and significantly smaller market capitalizations of issuers. In addition, the economies of emerging countries often depend predominantly on only a few industries or revenues from particular commodities. The economies of emerging countries often are more volatile than the economies of developed countries.

• SMALLER COMPANY RISK. Companies with smaller market capitalizations tend to have limited product lines, markets, or financial resources, lack the competitive strength of larger companies, have less experienced managers and depend on fewer key employees than larger companies. In addition, their securities often are less widely held and trade less frequently and in lesser quantities, and their market prices often fluctuate more, than the securities of companies with larger market capitalizations. Market risk and illiquidity risk are particularly pronounced for the securities of these companies.

MANAGEMENT OF THE FUNDS

GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides management and shareholder servicing and supplemental support to the Funds and other GMO Funds (and to their respective subsidiaries, if any). GMO is a private company, founded in 1977. As of September 30, 2022, GMO managed on a worldwide basis approximately $53.9 billion.

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Subject to the oversight of the Trustees, GMO establishes, implements, and modifies when it deems appropriate the investment strategies of the Funds. In addition to managing the Funds’ investment portfolios and providing shareholder services and supplemental support to the Funds, GMO administers the Funds’ business affairs.

Each class of shares of a Fund offered by this Private Placement Memorandum pays GMO directly or indirectly a shareholder service fee for providing client services and reporting, such as performance information, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.

GMO’s Focused Equity Team and Systematic Equity Team are primary responsible for the investment management of the Resource Transition Fund and U.S. Opportunistic Value Fund, respectively. The Focused Equity Team and Systematic Equity Team’s investment professionals work collaboratively and often share insights with, and benefit from the insights of, other GMO investment teams.

As of the date of this Private Placement Memorandum, Resource Transition Fund and U.S. Opportunistic Value Fund have not operated for a full fiscal year but pay GMO (or will pay GMO after commencement of operations), as compensation for investment management services, a management fee at an annual rate equal to 0.80% and 0.31%, respectively, of the Fund’s average daily net assets.

GMO has entered into a personnel sharing arrangement with GMO UK Limited (“GMO UK”). Pursuant to this arrangement, some employees of GMO UK may serve as officers and associated persons of GMO and in that capacity may provide investment management and other services to the Funds. These individuals are identified in GMO’s Form ADV, a copy of which is on file with the SEC. See “Distributions and Taxes” for information regarding tax matters relating to the personnel sharing arrangement.

GMO is registered as an investment adviser with the SEC. GMO UK is not registered as investment advisers with the SEC.

Different GMO Investment Teams have primary responsibility for managing the investments of different Funds. Investment Teams may include personnel of both GMO and its affiliates. Each Investment Team’s investment professionals work collaboratively and often share investment insights with, and benefit from the insights of, other Investment Teams. For example, the Systematic Equity Team and the Asset Allocation Team collaborate on performance forecasts for groups of equities. The table below identifies the Investment Teams and the Funds for which they are primarily responsible.

Investment Team	Primary Responsibilities
Focused Equity	Resource Transition Fund
Systematic Equity	U.S. Opportunistic Value Fund

The following table identifies the senior member(s) of the Focused Equity Team and Systematic Equity Team with primary responsibility for managing the investments of the Resource Transition Fund and U.S. Opportunistic Value Fund, respectively, and their title and business experience during the past five years. The Funds rely on the respective senior members of GMO to directly manage (or allocate to members of their Team responsibility for managing portions of the portfolios of) Funds for which they have responsibility, oversee the implementation of trades, review the overall composition of the Funds’ portfolios, including compliance with stated investment objectives and strategies, and monitor cash. To the extent a Fund invests in an underlying GMO Fund, the Fund relies on the senior member(s) of the underlying GMO Fund to carry out those responsibilities for that Fund.

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Funds	Senior Member	Title; Business Experience During Past 5 Years
Resource Transition Fund	Lucas White	Portfolio Manager, Focused Equity Team, GMO. Mr. White has been responsible for providing portfolio management and research services for this and GMO’s other Focused Equity portfolios since September 2015. Mr. White previously served in other capacities at GMO, including providing portfolio management for the GMO Quality Strategy, since joining GMO in 2006..
	Thomas Hancock	Head, Focused Equity Team, GMO. Dr. Hancock was responsible for overseeing the portfolio management of GMO’s international developed market and global equity portfolios beginning in 1998.
U.S. Opportunistic Value Fund	Simon Harris	Head, Systematic Equity Team, GMO. Mr. Harris has been responsible for providing portfolio management and research services to GMO’s global equity portfolios since 1989. This includes his prior experience as head of GMO’s UK Equity Team and as co-CEO of GMO UK Ltd.
Warren Chiang

Portfolio Manager, Systematic Equity Team, and Head, Emerging Domestic Opportunities Team, GMO.

Mr. Chiang has been responsible for overseeing the portfolio management of these emerging markets equity portfolios since June 2015. Previously, Mr. Chiang was Managing Director, Head of Active Equity Strategies at Mellon Capital Management.

	Tara Oliver	Portfolio Manager, Systematic Equity Team. Ms. Oliver has been responsible for providing portfolio management and research services to for global equity portfolios at GMO since 2000.
	John Thorndike	Co-Head, Asset Allocation Team, GMO. Mr. Thorndike has been responsible for overseeing the portfolio management of asset allocation portfolios since 2015.

The SAI contains information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of Funds for which they have responsibility.

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Custodian, Fund Accounting Agent, and Transfer Agent

State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111, serves as the Funds’ custodian, fund accounting agent, and transfer agent.

Expense Reimbursement

GMO’s contractual reimbursements and fee waivers are described in each Fund’s “Annual Fund Operating Expenses” table and accompanying footnotes in the Fund Summaries section of this Private Placement Memorandum.

Additional Information

The Trust has contractual arrangements with many service providers to the Funds. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, any of those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust.

This Private Placement Memorandum provides information concerning the Trust and the Funds that prospective investors should consider in determining whether to purchase shares of a Fund. None of this Private Placement Memorandum, the SAI, nor any contract that is an exhibit to the Trust’s registration statement is intended to, and does not, give rise to an agreement or contract between the Trust or the Funds and any investor, or give rise to any contract or other rights in any individual shareholder, group of shareholders or other person other than any rights conferred explicitly by federal or state securities laws that those laws do not permit to be waived.

The Trust’s Amended and Restated Agreement and Declaration of Trust, as amended (the “Declaration”), provides that shareholders shall not have the right to bring or enforce certain types of claims except as provided in the Trust’s by-laws or expressly provided by law and not permitted to be waived. The Trust’s Amended and Restated By-Laws (the “By-Laws”) provide that no shareholder shall have the right to bring or maintain any court action or other proceeding asserting a derivative claim (as defined in the By-Laws) without first making a written demand on the Trustees and that any decision by the Trustees in such matters is binding on all shareholders. The By-Laws further provide that the laws of Massachusetts shall govern the operations of the Trust and that, absent the consent of all parties, the sole and exclusive forum for many types of claims involving the Trust shall be the federal courts sitting within the City of Boston or the Business Litigation Session of the Massachusetts Superior Court. Please see the SAI for additional information regarding the provisions of the Declaration and By-Laws. Copies of the Trust’s Declaration and By-Laws, as amended from time to time, have been filed with the SEC as exhibits to the Trust’s registration statement, and are available on the EDGAR database on the SEC’s website at www.sec.gov.

“GMO” and the GMO logo are service marks of Grantham, Mayo, Van Otterloo & Co. LLC. All rights reserved.

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DETERMINATION OF NET ASSET VALUE

The net asset value or “NAV” of a Fund or each class of shares of the Fund is determined as of the close of regular trading on the NYSE, generally at 4:00 p.m. Eastern time.

The NAV per share of a class of shares of a Fund is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of outstanding shares of that class. For most Funds, NAV is not determined (and accordingly, transactions in shares of the Funds are not processed) on any day when the NYSE is closed for business. In addition, to the extent a Fund holds portfolio securities listed on exchanges (e.g., non-U.S. exchanges) that are open for trading on days when the Fund’s NAV is not determined (e.g., a U.S. holiday on which the NYSE is closed for business), the net value of the Fund’s assets may change significantly on days when shares cannot be redeemed

A Fund may elect not to determine NAV on days when none of its shares are tendered for redemption and it accepts no orders to purchase its shares.

The value of the Funds’ investments is generally determined as follows (also, see discussion in “‘Fair Value’ pricing” below):

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Exchange-traded securities (other than exchange-traded options) for which market quotations are readily available:

•	Last sale price or

•	Official closing price or

•	Most recent quoted price published by the exchange (if no reported last sale or official closing price) or

•	Quoted price provided by a pricing source (in the event GMO deems the private market to be a more reliable indicator of market value than the exchange)

Exchange-traded options:

•	Exchange-traded options are valued at the last sale price, provided that price is between the closing bid and ask prices. If the last sale price is not within this range, then they will be valued at the closing bid price for long positions and the closing ask price for short positions

Cleared derivatives:

•	Price quoted (which may be based on a model) by the relevant clearing house (if an updated quote for a cleared derivative is not available when a Fund calculates its NAV, the derivative will generally be valued using an industry standard model, which may differ from the model used by the relevant clearing house)

OTC derivatives:

•	Price generally determined by an industry standard model

Unlisted non-fixed income securities for which market quotations are readily available:

•	Most recent quoted price

Fixed income securities (includes bonds, loans, loan participations, asset-backed securities, and other structured notes):

•	Most recent price supplied by a pricing source determined by GMO (if a reliable updated price for a fixed income security is not available when the Fund calculates its NAV, the Fund will generally use the most recent reliable price to value that security)

Note: Reliable prices, including reliable quoted prices, may not always be available. When they are not available, the Funds may use alternative valuation methodologies (e.g., valuing the relevant assets at “fair value” as described below).

Shares of other GMO Funds and other open-end registered investment companies:

•	Most recent NAV

“Quoted price” typically means the bid price for securities held long and the ask price for securities sold short. If a market quotation for a security does not involve a bid or an ask, the “quoted price” may be the price provided by a market participant or other third-party pricing source in accordance with the market practice for that security. If an updated quoted price for a security is not available when the Fund calculates its NAV, the Fund will generally use the last quoted price so long as GMO believes that the quoted price continues to represent that security’s fair value.

In the case of derivatives, prices determined by a model may reflect an estimate of the average of bid and ask prices, regardless of whether a Fund has a long position or a short position.

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The prices of non-U.S. securities quoted in foreign currencies, foreign currency balances, and the value of non-U.S. forward currency contracts are typically translated into U.S. dollars at the close of regular trading on the NYSE, generally at 4:00 p.m. Eastern time, at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing NAV.

GMO evaluates pricing sources on an ongoing basis and may change a pricing source at any time. GMO monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another source) when it believes that the price supplied is not reliable. Alternative pricing sources are often but not always available for securities held by a Fund.

“Fair Value” pricing:

For all assets and securities, including derivatives, for which market quotations are not readily available or for which circumstances make an existing valuation methodology or procedure unreliable, the Funds’ investments are valued at “fair value,” as determined in good faith by the Trustees or persons acting at their direction.

With respect to the Funds’ use of  “fair value” pricing, you should note the following:

⮚	In some cases, a significant percentage (or all) of a Fund’s assets may be “fair valued.” Factors that may be considered in determining “fair value” include, among others, the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before a Fund’s NAV is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Because of the uncertainty inherent in fair value pricing, the price determined for a particular security may be materially different from the value realized upon its sale.

⮚	The valuation methodologies described above are modified for equities that trade in non-U.S. securities markets that close before the close of the NYSE due to time zone differences, including the value of equities that underlie futures, options and other derivatives (to the extent the market for those derivatives closes before the close of the NYSE). In those cases, the price will generally be adjusted, to the extent practicable and available, based on inputs from an independent pricing service that are intended to reflect valuation changes through the NYSE close.

⮚	A Fund’s use of fair value pricing may cause the Fund’s returns to differ from those of its benchmark or other comparative index or indices more than would otherwise be the case. For example, a Fund may fair value its international equity holdings to reflect significant events that occur after the close of the relevant market and before the time the Fund’s NAV is calculated. In these cases, the benchmark or index may use the local market closing price, while the Fund uses an adjusted “fair value” price.

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NAME POLICIES

To comply with SEC rules regarding the use of descriptive words in a fund’s name, the Funds have adopted policies (which apply at the time of the Fund’s investment, unless stated otherwise) of investing at least 80% of the value of their net assets plus the amount of any borrowings made for investment purposes in specific types of investments, industries, countries, or geographic regions (collectively, the “Name Policies”). Those Name Policies are described in the “Principal investment strategies” section of their summaries.

A Fund will not change its Name Policy without providing its shareholders at least 60 days’ prior written notice. When used in connection with a Fund’s Name Policy, “assets” include the Fund’s net assets plus any borrowings made for investment purposes. In addition, a Name Policy calling for a Fund to invest in a particular country or geographic region requires that the Fund’s investments be “tied economically” to that country or region. For purposes of this Private Placement Memorandum, an investment is “tied economically” to a particular country or region if, at the time of purchase, it is (i) in an issuer that is organized under the laws of that country or of a country within that region or in an issuer that maintains its principal place of business in that country or region; (ii) traded principally in that country or region; or (iii) in an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in that country or region, or has at least 50% of its assets in that country or region. A Fund may invest directly in securities of companies in a particular industry, country, or geographic region or indirectly, for example, by purchasing securities of another Fund or investing in derivatives or synthetic instruments with underlying assets that have economic characteristics similar to investments tied economically to a particular industry, country, or geographic region. GMO relies on publicly available information and third-party data to monitor compliance with Name Policies. If that information is inaccurate or incomplete, GMO’s ability to monitor compliance with a Fund’s Name Policy would be impaired.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds have established a policy with respect to disclosure of their portfolio holdings. That policy is described in the SAI. The Funds’ portfolio holdings will be available quarterly on the SEC’s website when the Funds file a Form N-CSR (annual/semiannual report) or a publicly available Form N-PORT (monthly schedule of portfolio holdings) or such other forms as required by the 1940 Act.

The Funds or GMO may suspend the posting of portfolio holdings of one or more Funds, and the Funds may modify the disclosure policy, without notice to shareholders. Once posted, a Fund’s portfolio holdings typically will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-PORT for the last month of the Funds’ first or third fiscal quarters with the SEC for the period that includes the date as of which the website information is current.

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HOW TO PURCHASE SHARES

Shares of the Funds are currently available for purchase only by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase a Fund’s shares directly from the Trust on days when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646, send an email to SHS@GMO.com.

The Trust will not accept a purchase order until it has received a GMO Trust Application and any other required documentation deemed to be in good order by the Trust or its agent. In addition, the Trust will typically not accept a purchase order unless an Internal Revenue Service (“IRS”) Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for non-U.S. shareholders) with a correct taxpayer identification number (if required) is on file with, and that W-9 or W-8 is deemed to be in good order by, the Trust’s withholding agent, State Street Bank and Trust Company. The Trust, its agent or a financial intermediary may require additional tax-related certifications, information or other documentation from you in order to comply with applicable U.S. federal reporting and withholding tax provisions, including the Foreign Account Tax Compliance Act. If you do not provide and maintain such IRS forms and other certifications, information, or necessary documentation, you may be subject to withholding taxes on distributions or proceeds received upon the sale, exchange or redemption of your Fund shares. Neither the Funds nor GMO will be responsible or liable for any amounts subject to tax withholding. For more information on these rules, see “Taxes” in the SAI. Please consult your tax adviser to ensure all tax forms provided to the Trust or its agent are completed properly and maintained, as required, in good order.

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application, and the Trust may require further identifying documentation. The Trust also must maintain and update identifying information and conduct monitoring to identify and report suspicious transactions. If the Trust is unable to verify the information shortly after your account is opened or within a reasonable amount of time after a request for updated information, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

GMO and/or its agents have the right to decide when a completed form is in good order.

Purchase Policies. You must submit a purchase order in good order to the Trust or its agent to avoid its being rejected. In general, a purchase order from a record holder of a Fund’s shares is in “good order” if it includes:

•	The name of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time) (the “Cut-off Time”) on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Such additional documentation as may be deemed necessary by the Trust to confirm investor’s status as an “accredited investor.”

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For retirement accounts, additional information regarding contributions typically is required.

If payment in full (in U.S. funds paid by check or wire or, when approved, by securities) is not received prior to the Cut-off Time on the intended purchase date, the order may be rejected or deferred until payment in full is received unless prior arrangements for later payment have been approved by GMO. For investors in some non-U.S. jurisdictions, payment in full may be required to be sent to the Trust or its agent through a duly authorized local paying agent.

If a purchase order is received in good order by the Trust or its agent, together with payment in full, prior to the Cut-off Time, the purchase price for the Fund shares to be purchased will be the net asset value per share of the class of Fund shares being purchased determined on that day. If that order is received after the Cut-off Time, the purchase price for the Fund shares to be purchased will be the net asset value per share of the class of Fund shares to be purchased determined on the next business day that the NYSE is open (plus any applicable purchase premium). Purchase orders received on days when a Fund does not determine its NAV will not be accepted until the next day on which the Fund’s NAV is determined. For plan participants or other investors submitting their purchase orders through a plan administrator or other financial intermediary, the specific requirements for good order depend on the type of account and transaction and the method of purchase; please contact your financial intermediary for more information. In the event of a disaster affecting Boston, Massachusetts, you should contact GMO to confirm that your purchase order was received and is in good order.

The Trust and its agents reserve the right to reject any purchase order. In addition, without notice, a Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors, existing shareholders, or both.

Minimum initial investment amounts (by class, if applicable) are set forth in the tables on page 43 of this Private Placement Memorandum. A Fund may increase minimum initial investment amounts at any time and may waive initial minimums for some investors.

Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of other GMO Funds after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase order in good order prior to the Cut-off Time on that day; and (ii) if more than one GMO Fund is being purchased, the purchase(s) by the Top Fund of shares of the other GMO Funds are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.

Submitting Your Purchase Order Form. Shareholders of record can also submit completed purchase order forms by mail, facsimile, or email (provided that a PDF copy of the completed purchase order form is attached to the email) or other form of communication pre-approved by Shareholder Services to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services
Email: clientorder@gmo.com

For purchase orders, please call the Trust at 1-617-346-7646 or send an email to SHS@GMO.com to confirm that GMO received your purchase order form, determined it was in good order, and accepted it. Do not send cash, checks, or securities directly to the Trust. A purchase order submitted by mail, facsimile or email is “received” by the Trust when it is actually received by the Trust or its agent. The Trust is not responsible for purchase orders submitted but not actually received by the Trust or its agent for any reason, including purchase orders not received on account of a computer virus or other third-party interference (such as delays or errors by local paying agents).

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Funding Your Investment. Shareholders of record may purchase shares:

•	with cash (by means of wire transfer or check or other form of payment preapproved by GMO Shareholder Services)

►	By wire. Instruct your bank to wire your investment to:

State Street Bank and Trust Company, North Quincy, Massachusetts
ABA#: 011000028
Attn: Transfer Agent

Credit: GMO Trust Deposit Account 00330902
Further credit: GMO Fund/Account name and number

►	By check. All checks must be made payable to the appropriate Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service: State Street Bank and Trust Company Attn: GMO Transfer Agent Box 5493 Boston, Massachusetts 02206	By Overnight Courier: State Street Bank and Trust Company Attn: GMO Transfer Agent 1776 Heritage Drive North Quincy, Massachusetts 02171

•	in exchange for assets other than cash acceptable to GMO

►	assets must be approved by GMO prior to transfer to the Fund

►	assets will be valued as set forth under “Determination of Net Asset Value”

►	you may bear any stamp or other transaction-based taxes or other costs arising in connection with the transfer of assets to the Fund

•	by a combination of cash and other assets

The Trust is not responsible for cash (including wire transfers and checks) or other assets delivered in connection with a purchase of Fund shares until they are actually received by the Fund. A purchaser will not earn interest on any funds prior to their investment in the Fund. A purchase may be made in U.S. dollars or, in GMO’s sole discretion, in another currency deemed acceptable by GMO. Non-U.S. dollar currencies used to purchase Fund shares will be valued in accordance with the Trust’s valuation procedures.

Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to a Fund and its shareholders. Frequent trading strategies generally are strategies that involve repeated exchanges or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies can be disruptive to the efficient management of a Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to a Fund and its shareholders.

The Trustees have adopted procedures designed to detect and prevent frequent trading activity that could be harmful to a Fund and its shareholders (the “Procedures”). The Procedures include the fair valuation of non-U.S. securities, periodic surveillance of trading in shareholder accounts and inquiry as to the nature of trading activity. If GMO determines that an account is engaging in frequent trading that has the potential to be harmful to a Fund or its shareholders, the Procedures permit GMO to adopt various preventative measures, including suspension of the account’s exchange and purchase privileges. There is no assurance that the Procedures will be effective in all instances. The Trust reserves the right to reject any order or terminate the sale of Fund shares at any time.

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Not all of the Procedures apply to the Funds or the Funds’ trading activity. Application of the Procedures is dependent upon: (1) whether a Fund imposes purchase premiums or redemption fees or both, (2) the nature of a Fund’s investment program, including its typical cash positions and whether it invests in non-U.S. securities, and (3) whether GMO has investment discretion over the purchase, exchange, or redemption activity. Certain GMO Funds and other funds and accounts over which GMO has investment discretion invest in other GMO Funds and are not subject to restrictions on how often they may purchase those Funds’ shares. Although GMO may not take affirmative steps to detect frequent trading for some Funds, GMO will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies that GMO determines could be harmful to the Funds involved and their shareholders.

HOW TO REDEEM SHARES

Under ordinary circumstances, you may redeem a Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust, as described below. For instructions on redeeming shares directly, call the Trust at 1-617-346-7646 or send an email to SHS@GMO.com.

Redemption Policies.      You must submit a redemption order in good order to avoid having it rejected by the Trust or its agent. In general, a redemption order from a record holder of the Fund’s shares is in “good order” if it includes:

•	The name of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed or, in the case of a GMO Fund with a redemption fee, the dollar amount that the investor wants to receive;

•	The date on which the redemption is to be made (subject to receipt prior to the Cut-off Time on that date);

•	The name or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.

For retirement accounts, additional information regarding distributions typically is required.

If a redemption order is received in good order by the Trust or its agent prior to the Cut-off Time, the redemption price for the Fund shares being redeemed will be the net asset value per share of the class of Fund shares being redeemed determined on that day (less any applicable redemption fee). Redemption orders received on days when a Fund does not determine its NAV will not be accepted until the next day on which the Fund’s NAV is determined. If a redemption order is received after the Cut-off Time, the redemption price for the Fund shares to be redeemed will be the net asset value per share determined on the next business day that the NYSE is open (less any applicable redemption fee). You or another authorized person on your account may revoke your redemption order in writing at any time before the Cut-off Time on the redemption date. Redemption fees, if any, apply to all shares of a Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). For plan participants and other investors submitting their redemption orders through a plan administrator or other financial intermediary, the specific requirements for good order depend on the type of account and transaction and the method of redemption; please contact your financial intermediary for more information. In the event of a disaster affecting Boston, Massachusetts, you should contact GMO to confirm that your redemption order was received and is in good order.

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Failure to provide the Trust or its agent with a properly authorized redemption order or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address may result in a delay in processing a redemption order, delay in remittance of redemption proceeds, or a rejection of the redemption order.

In GMO’s sole discretion, a Fund may pay redemption proceeds wholly or partly in assets (selected by GMO) other than cash. In particular, if market conditions deteriorate and GMO believes a Fund’s redemption fee (if any) will not fairly compensate a Fund for transaction costs, the Fund may limit cash redemptions and use portfolio assets other than cash to pay the redemption price to protect the interests of all Fund shareholders. Redemptions paid with portfolio assets other than cash may require shareholders to enter into new custodial arrangements if they do not have accounts available for holding securities and other assets directly.

If a redemption is paid in cash:

•	payment will generally be made by means of a federal funds transfer to the bank account designated in the relevant GMO Trust Application

►	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

►	if an ambiguity in wire instructions cannot be resolved in a timely manner, GMO may elect to remit redemption proceeds by check

•	upon request, payment will be made by check mailed to the registered address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form)

•	In GMO’s sole discretion, a redemption may be paid in whole or in part in a currency other than U.S. dollars when the redeeming shareholder has indicated a willingness to receive the redemption proceeds in that currency. Non-U.S. dollar currencies used to pay redemption proceeds will be valued in accordance with the Trust’s valuation procedures.

If a redemption is paid with assets other than cash, you should note that:

•	the assets will be valued as set forth under “Determination of Net Asset Value”;

•	the assets will be selected by GMO in light of the Fund’s objective and other practical considerations and may not represent a pro rata distribution of assets held in the Fund’s portfolio;

•	you will likely incur brokerage charges on the sale of assets such as securities;

•	redemptions paid in assets other than cash generally are treated the same as redemptions paid in cash from a U.S. federal tax standpoint;

•	you may bear any stamp or other transaction-based taxes or other costs arising in connection with the Fund’s transfer of assets other than cash, such as securities, to you; and

•	the assets will be transferred and delivered by the Trust as directed in writing by an authorized person on your account.

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Each Fund may suspend the right of redemption and may postpone payment for more than seven days:

•	during periods when the NYSE is closed for business other than customary weekend or holiday closings;

•	during periods when trading on the NYSE is restricted;

•	during an emergency that makes it impracticable for the Fund to dispose of its securities or to fairly determine its net asset value; or

•	during any other period permitted by the SEC.

The Funds typically expect to make a redemption payment on the first business day following the day on which a redemption request is received in good order prior to the Cut-off Time, regardless of the method used to make the payment (e.g., by check, wire, or automated clearing house). A Fund, however, may take up to seven days to make a redemption payment. A Fund may make redemption payments to shareholders at different times and in different forms (e.g., cash or other assets) even though their redemption requests were received on the same day.

Under normal conditions, the Funds typically expect to use cash for redemption payments. The Funds, however, have the right to use assets other than cash for redemption payments and are more likely to do so during times of deteriorating market conditions or market stress, when GMO believes a Fund’s redemption fee (if any) will not fairly compensate a Fund for transaction costs or when a significant portion of a Fund’s portfolio is comprised of less-liquid securities. In those circumstances, a Fund may determine not to accept redemptions through the NSCC, in which case financial intermediaries would need to submit any redemptions directly to the Fund. In cases where a Fund uses assets other than cash for redemption payments, the value of the non-cash assets is determined as of the redemption date; consequently, as a result of changes in market prices, the value of those assets when received by the redeeming shareholder may be lower or higher than their value as of the redemption date. Some Funds are limited in their ability to use assets other than cash to meet redemption requests due to restrictions on ownership of their portfolio assets.

The Trust will not process what it reasonably believes are duplicate redemption requests.

The Trust will not pay redemption proceeds to third parties and does not offer check-writing privileges.

The Trust typically will not pay redemption proceeds to multiple bank accounts.

For investors in some non-U.S. jurisdictions, redemption proceeds may be required to be sent by the Trust to the redeeming shareholder through a duly authorized local paying agent.

Redemption requests may be revoked prior to the Cut-off Time on the redemption date.

Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time (i) if at that time the shareholder owns shares of a Fund or a class of shares of a Fund having an aggregate net asset value of less than a minimum amount determined from time to time by the Trustees; (ii) to the extent the shareholder owns shares of a Fund or a class of shares of a Fund equal to or in excess of a maximum percentage of the outstanding shares of the Fund or the class of shares of the Fund determined from time to time by the Trustees; or (iii) as a means of satisfying legal obligations of the Trust in respect of a withholding tax and related interest, penalty and similar charges, including, but not limited to, obligations occasioned by the failure of a shareholder to provide any documentation requested by the Trust or its agent. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of a Fund.

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In connection with the Trust’s anti-money laundering efforts, the Trust also may redeem Fund shares at their net asset value and close a shareholder’s account if a shareholder fails to timely provide the Trust with any requested documentation or information, the Trust is unable to verify that documentation or information within a reasonable amount of time, or if the Trust is otherwise required by law to redeem Fund shares.

Top Funds may redeem shares of other GMO Funds after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the other GMO Funds is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.

Cost Basis Reporting. If your account is subject to U.S. federal tax reporting or you otherwise have informed a Fund that you would like to receive “informational only” U.S. federal tax reporting, the Fund will provide you with cost basis and other related tax information about those shares. Shareholders are responsible for keeping their own records for determining their tax basis of shares that are not subject to the cost basis reporting requirement. Please consult the Trust for more information regarding methods for cost basis reporting, including the Fund’s default method, and for how to select or change a method. You should consult your tax adviser to determine which cost basis method made available by the Fund is most appropriate for you.

Submitting Your Redemption Order. Redemption orders can be submitted by record holders of Fund shares by mail, facsimile, or email or other form of communication pre-approved by Shareholder Services to the Trust at the address/facsimile number/email address set forth under “How to Purchase Shares – Submitting Your Purchase Order Form.” Redemption orders are “received” by the Trust when they are actually received by the Trust or its agent. The Trust is not responsible for redemption orders submitted but not actually received by the Trust or its agent for any reason, including redemption orders not received on account of a computer virus or other third-party interference (such as delays or errors by local paying agents). For redemption orders, call the Trust at 1-617-346-7646 or send an email to SHS@GMO.com to confirm that GMO received your redemption order, determined it was in good order, and accepted it.

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MULTIPLE CLASSES AND ELIGIBILITY

The Funds offer multiple classes of shares. The economic differences among the various classes of shares are in their shareholder service fee and, in the case of Class I shares, payments for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries in respect of retirement plan participants and other investors who invest in Class I shares through third-party platforms or other intermediaries. Differences in the shareholder service fee among applicable classes of shares generally reflect the fact that, as the size of an investor relationship increases, the cost to service that investor decreases as a percentage of the investor’s assets managed by GMO and its affiliates. Thus, the shareholder service fee generally is lower for classes requiring higher minimum investments.

Except for Class R6 shares and Class I shares of a Fund, an investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on the investor’s meeting either (i) the “Minimum Total Fund Investment,” which involves only an investor’s total investment in a particular Fund, or (ii) the “Minimum Total GMO Investment,” both of which are set forth in the table below. Class R6 shares and Class I shares are available for purchase by eligible retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans), (ii) section 529 plans, and (iii) other investors whose accounts are maintained by the Funds through third-party platforms or intermediaries (typically, investors that trade through financial intermediaries that have entered into agreements with the Trust to purchase and redeem shares through the NSCC). Purchases of Class MF shares, Class R6 shares and Class I shares are not subject to any minimum dollar amount. For investors owning shares of a Fund, purchases of additional shares of that Fund are not subject to any minimum dollar amount.

Minimum Investment Criteria for Class Eligibility

		Minimum Total Fund Investment	Minimum Total GMO Investment[1]	Shareholder Service Fee (as a% of average daily net assets)
Class III Shares	Resource Transition Fund U.S. Opportunistic Value Fund	N/A	$5 million	0.15%
Class IV Shares	Resource Transition Fund U.S. Opportunistic Value Fund	$125 million	$250 million	0.10%
Class V Shares	Resource Transition Fund U.S. Opportunistic Value Fund	$250 million	$500 million	0.085%
Class VI Shares	Resource Transition Fund U.S. Opportunistic Value Fund	$300 million	$750 million	0.055%

An investor’s Minimum Total GMO Investment equals GMO’s estimate of the market value of all the investor’s assets managed by GMO and its affiliates (i) at the time of the investor’s initial investment, (ii) at the close of business on the last business day of each calendar quarter, or (iii) at other times as determined by GMO (including those described below under “Conversions between Classes”) (each, a “Determination Date”). When purchasing shares of a Fund, investors should consult with GMO to determine the applicable Determination Date and the share class for which they are eligible.

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Upon request GMO may permit an investor to undertake in writing to meet the applicable Minimum Total Fund Investment or Minimum Total GMO Investment over a specified period (a “Commitment Letter”).

You should note:

•	No minimum additional investment is required to purchase additional shares of a Fund or any class of shares of a Fund that you currently hold.

•	GMO makes all determinations as to which investor accounts should be aggregated for purposes of determining eligibility for a Fund or the various classes of shares offered by a Fund, as the case may be. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, GMO considers several factors including, but not limited to, whether: the accounts are for one or more subsidiaries of the same parent company; the accounts have the same beneficial owner regardless of the legal form of ownership; the registered owner has full discretion over all underlying assets; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to a single investment board or committee; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and the relationship can be serviced from a single geographic location.

•	Class I shares and Class R6 shares are not eligible for aggregation for purposes of determining share class eligibility.

•	Eligibility requirements for a Fund or each class of shares of a Fund are subject to change.

•	GMO may, in its sole discretion, waive eligibility requirements. GMO typically waives eligibility requirements for (i) GMO Funds and other accounts over which GMO has investment discretion that invest in other GMO Funds, (ii) GMO directors, partners, employees, agents, and their family members, (iii) the Trustees of the Trust, (iv) Trustees of other mutual funds sponsored by GMO, and (v) clients of an investment consultant or similar investment professional with a substantial ongoing business relationship with GMO. GMO may discontinue such waivers at any time without notice.

Conversions between Classes

Class R6 shares and Class I shares do not currently have conversion rights.

As described under “Purchase and sale of Fund shares” in the Fund Summary for each Fund, in determining whether an investor is eligible to purchase Fund shares of Class III, IV, V, or VI, GMO considers each investor’s Minimum Total Fund Investment and Minimum Total GMO Investment on each Determination Date. Based on this determination, and subject to the following, each investor’s shares of a Fund eligible for conversion will be converted to the class of shares of that Fund with the lowest shareholder service fee for which the investor satisfies all minimum investment requirements (or, to the extent the investor already holds shares of that class, the investor will remain in that class). Except as noted below, with respect to any Fund:

•	If an investor satisfies all minimum investment requirements for a class of shares then being offered that bears a lower shareholder service fee than the class held by the investor on the Determination Date (generally at the close of business on the last business day of each calendar quarter), the investor’s shares eligible for conversion generally will be automatically converted to that class within approximately 45 calendar days following the Determination Date on a date selected by GMO.

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•	If an investor no longer satisfies all minimum investment requirements (or GMO discontinues a waiver of the eligibility requirements) for the class of shares of a Fund held by the investor on the last Determination Date of a calendar year (generally at the close of business on the last business day of the calendar year), the Fund generally will convert the investor’s shares to the class it is then offering bearing the lowest shareholder service fee for which the investor satisfies all minimum investment requirements (which class typically will bear a higher shareholder service fee than the class then held by the investor). For purposes of conversions between classes, a class of shares that has no shares outstanding as of the relevant Determination Date will not be considered a class of shares then being offered by a Fund. If an investor no longer satisfies all minimum investment requirements for any class of shares of a Fund being offered as of the last Determination Date of a calendar year, the Fund will convert the investor’s shares to the class of shares of that Fund then being offered bearing the highest shareholder service fee. Notwithstanding the foregoing, an investor’s shares will not be converted to a class of shares bearing a higher shareholder service fee without at least 15 calendar days’ prior notice, and if the investor makes an additional investment or the value of the investor’s shares otherwise increases prior to the end of the notice period so as to satisfy all minimum investment requirements for the investor’s current class of shares, the investor will remain in the class of shares then held by the investor. Solely for the purpose of determining whether an investor has satisfied the minimum investment requirements for an investor’s current class of shares, the value of the investor’s shares is considered to be the higher of (i) the value of the investor’s shares on the relevant Determination Date, (ii) the value of the investor’s shares on the date that GMO reassesses the value of the investor’s account for the purpose of sending notice of a proposed conversion, or (iii) the value of the investor’s shares immediately prior to the date when the conversion would take place. If the investor is not able to make an additional investment in a Fund solely because the Fund is closed to new investment or is capacity constrained, the class of shares then held by the investor will not be converted unless GMO approves reopening the Fund to permit the investor to make an additional investment. The conversion of an investor’s shares to a class of shares bearing a higher shareholder service fee generally will occur within 60 calendar days following the last Determination Date of a calendar year or, in the case of conversion due to an abusive pattern of investments or redemptions (see next paragraph), on any other day GMO determines.

A Fund may at any time without notice convert an investor’s shares to the class it is then offering bearing the lowest shareholder service fee for which the investor satisfied all minimum investment requirements (or, if the Fund has no such class, the class of the Fund bearing the highest shareholder service fee) if the investor no longer satisfies all minimum investment requirements for the class of shares held by the investor and: (i) GMO believes the investor has engaged in an abusive pattern of investments or redemptions (e.g., a large investment just before a Determination Date and a redemption immediately after the Determination Date), (ii) the investor fails to meet the applicable Minimum Total Fund Investment or Minimum Total GMO Investment by the time specified in the investor’s Commitment Letter, or (iii) the total expense ratio borne by the investor immediately following the conversion is equal to or less than the total expense ratio borne by the investor immediately before the conversion (after giving effect to any applicable fee and expense waivers or reimbursements).

For U.S. federal income tax purposes, the conversion of an investor’s investment from one class of shares of a Fund to another class of shares of the same Fund generally should not result in the recognition of gain or loss. Thus, in general, the investor’s tax basis in the new class of shares immediately after the conversion should equal the investor’s tax basis in the converted shares immediately before the conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

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Sub-Transfer Agent/Recordkeeping Payments

Class III, IV, V, VI and Class R6 Shares

Class III, IV, V, VI and R6 shares are not subject to payments to third parties for sub-transfer agent, recordkeeping and other administrative services. GMO may, on a case-by-case basis, make payments for sub-transfer agent, recordkeeping and other administrative services provided by financial intermediaries for the benefit of shareholders of these classes. Any such payments are made by GMO out of its own resources and are not an additional charge to a Fund or the holders of Class III, IV, V, VI or Class R6 shares. These payments create a conflict of interest by influencing a financial intermediary to recommend a Fund over another investment.

Class I Shares

Class I shares are subject to payments for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries for the benefit of holders of Class I shares through an account maintained by a third-party platform or intermediary. These services are not primarily intended to result in the sale of Fund shares but instead to provide ongoing services with respect to holders of Class I shares through a third-party platform or intermediary. Because payments for sub-transfer agency, recordkeeping and other administrative services are paid out of a Fund’s Class I assets on an ongoing basis, over time they will increase the cost of an investment in Class I shares. In addition, GMO may, on a case-by-case basis, make payments for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries for the benefit of shareholders of Class I shares. Any such payments will be made by GMO out of its own resources and will not be an additional charge to a Fund or the holders of Class I shares. Any such payments will create a conflict of interest by influencing a financial intermediary to recommend a Fund over another investment.

DISTRIBUTIONS AND TAXES

Except as specifically noted below, this section provides a general summary of certain material U.S. federal income tax consequences of investing in a Fund for shareholders who are U.S. citizens, residents, or corporations. You should consult your own tax advisers about the precise tax consequences of an investment in a Fund in light of your particular tax situation, including possible non-U.S., state, local, or other applicable taxes (including the federal alternative minimum tax). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”) and upon judicial decisions, U.S. Treasury Regulations, IRS Rulings and other administrative materials interpreting the Code, all of which are subject to changes, which may or may not be retroactive. A Fund’s shareholders may include other GMO Funds, some of which are regulated investment companies (each, a “RIC”) as defined by Subchapter M of the Code. The summary below does not address tax consequences to shareholders/investors of those other GMO Funds. Shareholders/investors of those other GMO Funds should refer to the prospectuses and statements of additional information (or other applicable disclosures) for those GMO Funds for a summary of the tax consequences applicable to them.

The policy of each Fund is to declare and pay dividends of its net investment income, if any, at least annually, although the Funds are permitted to, and will from time to time, declare and pay dividends of net investment income, if any, more frequently. Each Fund also intends to distribute net realized capital gains, whether categorized as resulting from the sale of investments held by the Fund for not more than one year (net short-term capital gains) or categorized as resulting from the sale of investments held by the Fund for more than one year (net long-term capital gains), if any, at least annually. In addition, the Funds may, from time to time and at their discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by a Fund. Net investment income of a Fund includes (i) distributions received from an underlying fund taxed as a RIC attributable to the underlying fund’s own net investment income and net short-term capital gains and (ii) the Fund’s allocable share of net investment income of an underlying fund taxed as a partnership. Net realized capital gains includes (i) distributions received from an underlying fund taxed as a RIC attributable to the underlying fund’s net long-term capital gains and (ii) the Fund’s allocable share of net short-term or net long-term capital gains of an underlying fund taxed as a partnership.

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From time to time, distributions by a Fund could constitute a return of capital to shareholders for U.S. federal income tax purposes. Shareholders should read the description below for information regarding the tax character of distributions from the Fund to shareholders.

All dividends of net investment income and capital gain distributions paid to a shareholder will automatically be reinvested at net asset value in additional shares of the Fund making them, unless GMO or its agents receive a shareholder election to receive cash. A shareholder election must be received no later than 4:00 p.m. Eastern time via email at ClientOps@gmo.com or facsimile at 617-310-4524 on the record date of the dividends and/or distributions in order to be processed. A shareholder may elect to receive cash by marking the appropriate boxes on the GMO Trust Application, by writing to the Trust, or by notifying its broker or agent. The Funds do not charge a purchase premium on reinvested dividends and distributions.

It is important for you to note:

•	Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes. Each Fund intends to elect to be treated, and intends to qualify and be treated each year, as a RIC under Subchapter M of the Code. A RIC generally is not subject to tax at the fund level on income and gains from investments that are timely distributed to shareholders. However, a Fund’s failure to qualify as a RIC would result in, among other things, Fund-level taxation, and consequently, a reduction in the value of the Fund. See “Taxes” in the SAI for more information about the tax consequences of not qualifying as a RIC.

•	For U.S. federal income tax purposes, distributions of net investment income generally are taxable to shareholders as ordinary income. If a Fund is deemed to be a “nonpublicly offered RIC”, certain expenses (which include Management Fees) would be treated as additional dividends to certain Fund shareholders. Such expenses would not be deductible by those shareholders under current law. See “Taxes” in the SAI for more information.

•	For U.S. federal income tax purposes, taxes on distributions of net realized capital gains generally are determined based on the categorization of the gains a Fund distributes, rather than by how long a shareholder has owned shares in the Fund. Distributions categorized as net realized capital gains from the sale of investments that a Fund owned for more than one year and that are reported by a Fund as capital gain distributions generally are taxable to shareholders as long-term capital gains. Distributions categorized as net realized capital gains from the sale of investments that a Fund owned for one year or less generally are taxable to shareholders as ordinary income. Tax rules can alter a Fund’s holding period in investments and thereby affect the tax treatment of gain or loss on such investments.

•	A Fund’s total distributions during a taxable year may exceed the Fund’s net investment income and net realized capital gains for that year, in which case the excess generally would be treated as a return of capital, which would reduce a shareholder’s tax basis in its shares, with any amounts exceeding such basis treated as capital gain. A return of capital is not taxable to shareholders to the extent such amount does not exceed a shareholder’s tax basis, but it reduces a shareholder’s tax basis in its shares (thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

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•	A Fund will carry any net realized capital losses (i.e. realized capital losses in excess of realized capital gains) from any taxable year forward to one or more subsequent taxable years to offset capital gains, if any, it realized during such subsequent taxable years. A Fund’s net capital loss carryforwards do not expire. A Fund must apply such carryforwards first against gains of the same character. A Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year. A Fund’s ability to utilize these and certain other losses to reduce distributable net realized capital gains in subsequent taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund. Net losses realized from foreign currency-related and other instruments, as well as expenses borne by a Fund, may give rise to losses that are treated as ordinary losses. A Fund cannot carry forward such losses to subsequent taxable years to offset net investment income or short-term capital gains. This may result in a Fund’s realizing economic losses for which it does not receive a corresponding benefit from a U.S. federal income tax perspective. A Fund’s ability to use ordinary losses to reduce otherwise distributable net investment income or short-term capital gains may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund. See “Taxes” in the SAI for more information.

•	Distributions of net investment income properly reported by a Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels.

•	Distributions of net investment income derived from dividends eligible for the “dividends-received deduction” may allow a corporate shareholder (other than an S corporation) to deduct a percentage of such distribution, as a dividends-received deduction, in computing its taxable income, provided holding period and other requirements are met at both the shareholder and Fund levels.

•	The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of individuals and of certain trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income (for this purpose) generally includes dividends, including any capital gain distributions, paid by a Fund, and net gains recognized on the sale, redemption or exchange of shares in a Fund, and may be reduced by certain allowable deductions. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in a Fund, in light of their particular circumstances.

•	Distributions by a Fund generally are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

•	Distributions by a Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable. Special tax rules apply to investments through such plans. You should consult your tax adviser to determine the suitability of a Fund as an investment through such a plan and the tax treatment of distributions from such a plan.

•	Any gain resulting from a shareholder’s sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as short- or long-term capital gain, depending on how long the Fund shares were held by the shareholder for U.S. federal income tax purposes. Redemptions paid in securities generally are treated by shareholders for U.S. federal income tax purposes the same as redemptions paid in cash. If a Fund is deemed to be a “nonpublicly offered RIC”, a shareholder’s partial redemption of Fund shares could cause shareholders to be treated as receiving additional dividends from a U.S. federal income tax perspective. See “Taxes” in the SAI for more information.

•	To the extent a Fund invests directly or indirectly in other GMO Funds or other investment companies treated as RICs, partnerships, trusts or other pass-through structures for U.S. federal income tax purposes, including certain ETFs, the Fund’s distributions could vary in terms of their timing, character, and/or amount, in some cases significantly, from what the Fund’s distributions would have been had the Fund invested directly in the portfolio investments held by the underlying investment companies. See “Taxes” in the SAI for more information.

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•	A Fund’s income from or the proceeds of dispositions of its non-U.S. investments may be subject to non-U.S. withholding or other taxes. A Fund may otherwise be subject to non-U.S. taxation on repatriation proceeds generated from those investments or to other transaction-based non-U.S. taxes on those investments. Those withholding and other taxes will reduce the Fund’s return on and taxable distributions in respect of its non-U.S. investments. In some cases, a Fund may seek a refund in respect of taxes paid to a non-U.S. country (see “Description of Principal Risks — Non-U.S. Investment Risk” for more information). The non-U.S. withholding and other tax rates applicable to a Fund’s investments in certain non-U.S. jurisdictions may be higher in certain circumstances, for instance, if a Fund has a significant number of non-U.S. shareholders or if a Fund owns a significant holding of a non-U.S. issuer. In certain instances, shareholders may be entitled to claim a credit or deduction (but not both) for non-U.S. taxes paid directly or indirectly. In addition, a Fund’s investments in certain non-U.S. investments, foreign currencies or foreign currency derivatives may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. See “Taxes” in the SAI for more information.

•	Any U.S. withholding or other taxes applicable to a Fund’s investments, if any, will reduce the Fund’s return on its investments.

•	Under the Funds’ securities lending arrangements, if a Fund lends a portfolio security and a dividend is paid in respect of the security out on loan, the borrower will be required to pay to that Fund a substitute payment at least equal, on an after-tax basis, to the dividend that the Fund would have received if it had received the dividend directly. Because some borrowers of non-U.S. securities may be subject to levels of taxation that are lower than the rates applicable to that Fund, some borrowers are likely to be motivated by the ability to earn a profit on those differential tax rates and to pay that Fund for the opportunity to earn that profit. In the United States, laws are in effect limiting the ability of certain swaps and similar derivative instruments and securities lending transactions to reduce otherwise applicable U.S. withholding taxes on U.S. stock dividends paid to a non-U.S. person. There can be no assurance that similar legislation will not be adopted in other jurisdictions with respect to non-U.S. investments or that non-U.S. taxing authorities will not otherwise challenge beneficial tax results arising from swaps or other derivative instruments or securities lending arrangements.

•	Some of a Fund’s investment practices, including transacting derivatives, short sales, hedging activities generally, and securities lending activities, as well as some of a Fund’s investments, including debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, REITs, equity in certain non-U.S. corporations, master limited partnerships and, potentially, so-called “indexed securities” (such as TIPS or other inflation-indexed bonds), are subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and amount of a Fund’s distributions and, in some cases, may cause a Fund to liquidate investments at disadvantageous times.

•	The Funds do not currently expect to pass through to shareholders the tax-exempt character of interest from investments in tax-exempt municipal bonds, if any. Therefore, any interest on municipal bonds will be taxable to shareholders of a Fund when received as a distribution from the Fund.

•	In general, in order to qualify as a RIC, a Fund must, among other things, derive at least 90% of its gross income from certain specified sources (“qualifying income”). A Fund may from time to time invest in one or more foreign corporations that are treated as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”). A Fund generally should be entitled to treat income that it recognizes from its investment in a CFC as qualifying income. There is a risk, however, that the IRS could determine that some or all of the gross income derived from investments in one or more of these CFCs is not qualifying income, which might adversely affect a Fund’s ability to qualify as a RIC under the Code.

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•	To the extent a Fund invests in a CFC, in may be required to include in its gross income each year, as ordinary income, its share of certain amounts of the CFC’s income (so called “subpart F income”), whether or not the CFC distributes such amounts to the Fund. A CFC’s distributions to a Fund, including in redemption of CFC shares, are generally tax-free to the extent of the CFC’s subpart F income previously included in the Fund’s income. Net losses a CFC recognizes during a taxable year will not flow through to a Fund to offset income or gain generated by the Fund’s other investments, or carry forward to subsequent taxable years; this will limit the benefit from those losses.

•	A Fund’s investment in a CFC could affect the amount, timing and character of its distributions and could cause the Fund to recognize taxable income in excess of the cash generated by such investment, requiring the Fund in turn to liquidate investments at disadvantageous times to generate cash needed to make required distributions. See “Taxes” in the SAI for more information about the tax consequences of specific Fund investment practices and investments.

•	A Fund’s pursuit of its investment strategy, including a strategy involving the ability to engage in certain derivative transactions, will potentially be limited by the Fund’s intention to qualify as a RIC, and could adversely affect the Fund’s ability to so qualify.

•	Distributions paid to non-U.S. shareholders that a Fund properly reports as capital gain distributions, short-term capital gain distributions or interest-related dividends, each as further defined in the SAI, are not subject to withholding of U.S. federal income tax, provided that certain requirements are met. A Fund is permitted, but is not required, to report the part, if any, of its distributions that are eligible for such treatment. A Fund’s distributions other than those the Fund properly reports as capital gain distributions, short-term capital gain distributions or interest-related dividends generally will be subject to withholding of U.S. federal income tax. For more information on the tax consequences of investing in a Fund for non-U.S. shareholders, see “Taxes” in the SAI. Non-U.S. shareholders described in section 892 of the Code should consult their tax advisers with respect to their investment in a Fund.

•	The Code generally requires a Fund to obtain information sufficient to identify the status of each of its shareholders under Sections 1471-1474 of the Code (including the U.S. Treasury Regulations and IRS guidance issued thereunder, “FATCA”) or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA or an IGA, a Fund or its agent may be required to withhold 30% of the distributions, other than capital gain distributions, the Fund makes to that shareholder. If FATCA withholding is applicable, the Fund or its agent is required to withhold even if the payment would otherwise be exempt from withholding under rules applicable to non-U.S. shareholders. The IRS and the Department of Treasury have issued proposed regulations providing that the gross proceeds of share redemptions or exchanges and capital gain distributions a Fund pays will not be subject to FATCA withholding. Each prospective shareholder is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements. In addition, foreign countries are considering, and may implement, laws similar in purpose and scope to FATCA, as more fully described above. See “Taxes” in the SAI for more information.

50

•	Most states permit mutual funds, such as the Funds, to “pass through” to their shareholders the state tax exemption on income earned from investments in some direct U.S. Treasury obligations, as well as some limited types of U.S. government agency securities, so long as a fund meets all applicable state requirements. Therefore, you may be allowed to exclude from your state taxable income distributions made to you by a Fund that are attributable to interest the Fund directly or indirectly earned on such investments. The availability of these exemptions varies by state. You should consult your tax adviser regarding the applicability of any such exemption to your situation.

See “Taxes” in the SAI for more information, including a summary of some of the tax consequences of investing in a Fund for non-U.S. shareholders.

Certain Non-U.S. Tax Issues Relating to the United Kingdom

As described under “Management of the Funds”, GMO has entered into a personnel sharing arrangement with GMO UK for the purpose of providing investment management and other services. Provided the Funds are not considered to maintain a branch, agency or permanent establishment for United Kingdom taxation purposes, the Funds should not be subject to United Kingdom taxation. GMO believes that neither the activities of GMO, nor the Funds are conducted in a manner that should create a branch, agency or permanent establishment for the Funds or shareholders that are not otherwise subject to United Kingdom taxation. Shareholders of a Fund bear the risk that income or gains realized by a Fund will be subject to United Kingdom taxation.

See “Taxes” in the SAI for more information, including a summary of some of the tax consequences of investing in the Fund for non-U.S. shareholders.

This is a general summary only and shareholders should consult their own tax advisers regarding the tax consequences of an investment in a Fund.

51

GMO TRUST

ADDITIONAL INFORMATION

Each Fund’s annual and semiannual reports to shareholders contain or (when available) will contain additional information about the Fund’s investments. Each Fund’s annual report contains or (when available) will contain a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. Because the Funds do not publicly offer their shares, their shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about each Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

Reports and other information about the Funds are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov.

Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, Massachusetts 02110. The shareholder communication must (i) be in writing and be signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held beneficially or of record by the shareholder.

SHAREHOLDER INQUIRIES

Shareholders may request additional

information from and direct inquiries to:

Shareholder Services at

Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf, Boston, Massachusetts 02110

1-617-346-7646 (call collect)

1-617-439-4192 (fax)

SHS@GMO.com

website: http://www.gmo.com

PLACEMENT AGENT

Funds Distributor, LLC

3 Canal Plaza

Suite 100

Portland, Maine 04101

Investment Company Act File No.  811-04347

52

STATEMENT OF ADDITIONAL INFORMATION

November 28, 2022

GMO Resource Transition Fund

Class III

Class IV

Class V

Class VI

Class R6

Class I

GMO U.S. Opportunistic Value Fund

Class III

Class IV

Class V

Class VI

Class R6

Class I

This Statement of Additional Information (“SAI”) is not a prospectus. It relates to the Private Placement Memorandum for GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund (the “Funds”), dated November 28, 2022 as amended and revised from time to time thereafter (the “Private Placement Memorandum”), and should be read in conjunction therewith. The Funds are a series of GMO Trust (the “Trust”). Information from the Private Placement Memorandum is, and the Trust’s audited financial statements, financial highlights, and report of the independent registered public accounting firm of the Funds, which will be included in the annual report to shareholders of the Funds, will be, when available, incorporated by reference into this SAI. The Private Placement Memorandum and the annual report to shareholders of the Funds (when available) may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at 1-617-346-7646.

While this SAI includes information relating to both the Funds and other series of the Trust (such other funds, “other GMO Funds”), this SAI relates only to the Funds and does not relate to any other GMO Fund. The other GMO Funds are offered via separate prospectuses and/or private placement memoranda and statements of additional information (each a, “separate offering document”), and no information in this SAI revises, supersedes or amends any separate offering document relating to any other GMO Fund.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and principal strategies of, and risks of investing in, each Fund are described in each Fund’s Prospectus or Private Placement Memorandum, as applicable. Unless otherwise indicated in the applicable Prospectus or Private Placement Memorandum or this SAI, the investment objectives and policies of the Funds may be changed without shareholder approval.

FUND INVESTMENTS

The charts on the following pages indicate the types of investments that each Fund is generally permitted (but not required) to make. A Fund may, however, make other types of investments, provided the investments are consistent with the Fund’s investment objective and policies and the Fund’s investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this SAI, (i) the term “invest” includes both direct and indirect investing as well as both long and short investing and (ii) the term “investments” includes both direct and indirect investments as well as both long and short investments. For example, a Fund may invest indirectly in a given asset or asset class by investing in another Fund or a wholly-owned subsidiary or by investing in derivatives and synthetic instruments, and the resulting exposure to the asset or asset class may be long or short. Accordingly, the following charts indicate the types of investments that a Fund is directly or indirectly permitted to make.

Multi-Asset Class Funds

	Benchmark- Free Allocation Fund	Global Asset Allocation Fund
U.S. Equity Securities[1]	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X
Securities Lending	X	X
Depositary Receipts	X	X
Convertible Securities	X	X
Preferred Stocks	X	X
Contingent Value Rights	X	X
Master Limited Partnerships	X	X
Income Trusts	X	X
Warrants and Rights	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)	X	X
Options, Futures, and Forward Contracts	X	X
Swap Contracts and Other Two-Party Contracts	X	X
Foreign Currency Transactions	X	X
Repurchase Agreements	X	X
Debt and Other Fixed Income Securities Generally	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X
Cash and Other High Quality Investments	X	X
U.S. Government Securities and Foreign Government Securities	X	X
Auction Rate Securities	X	X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X
Asset-Backed and Related Securities	X	X
Variable Rate Securities	X	X
Mezzanine Securities	X	X
Below Investment Grade Securities	X	X
Distressed or Defaulted Debt Securities	X	X
Leveraged Companies	X	X
Brady Bonds	X	X
Euro Bonds	X	X
Zero Coupon Securities	X	X
Indexed Investments	X	X
Structured Notes	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X
Loans, Loan Participations, and Assignments	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X
Commodity-Related Investments	X	X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]

Equity Funds

Global Equity Funds

	Global Equity Allocation Fund	Global Developed Equity Allocation Fund	Quality Fund	Climate Change Fund	Resources Fund	Quality Cyclicals Fund	Small Cap Quality Fund	Resource Transition Fund
U.S. Equity Securities[1]	X	X	X	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X	X	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X	X	X	X	X	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X	X	X	X	X	X	X
Securities Lending	X	X	X	X	X	X	X	X
Depositary Receipts	X	X	X	X	X	X	X	X
Convertible Securities	X	X	X	X	X	X	X	X
Preferred Stocks	X	X	X	X	X	X	X	X
Contingent Value Rights	X	X	X	X	X	X	X	X
Master Limited Partnerships	X	X		X	X			X
Income Trusts	X	X	X	X	X	X	X	X
Warrants and Rights	X	X	X	X	X	X	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)	X	X		X	X			X
Options, Futures, and Forward Contracts	X	X	X	X	X	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X	X	X	X	X	X
Foreign Currency Transactions	X	X	X	X	X	X		X
Repurchase Agreements	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities Generally	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X
Cash and Other High Quality Investments	X	X	X	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X	X	X	X
Auction Rate Securities	X	X					X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X	X	X	X	X	X	X
Asset-Backed and Related Securities	X	X
Variable Rate Securities	X	X
Mezzanine Securities	X	X		X	X			X
Below Investment Grade Securities	X	X		X	X			X
Distressed or Defaulted Debt Securities	X	X
Leveraged Companies	X	X	X	X	X	X	X	X
Brady Bonds	X	X
Euro Bonds	X	X
Zero Coupon Securities	X	X
Indexed Investments	X	X
Structured Notes	X	X		X	X			X
Firm Commitments, When-Issued Securities and TBAs	X	X
Loans, Loan Participations, and Assignments	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X	X	X	X	X	X
Commodity-Related Investments	X	X		X	X			X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X	X	X	X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X	X	X	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]

Equity Funds (continued)

International Equity Funds

	International Equity Allocation Fund	International Developed Equity Allocation Fund	International Equity Fund	Tax- Managed International Equities Fund	Japan Value Creation Fund
U.S. Equity Securities[1]	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X	X	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X	X	X	X
Securities Lending	X	X	X	X	X
Depositary Receipts	X	X	X	X	X
Convertible Securities	X	X	X	X	X
Preferred Stocks	X	X	X	X	X
Contingent Value Rights	X	X	X	X	X
Master Limited Partnerships	X	X	X	X	X
Income Trusts	X	X	X	X	X
Warrants and Rights	X	X	X	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)	X	X	X	X	X
Options, Futures, and Forward Contracts	X	X	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X	X	X
Foreign Currency Transactions	X	X	X	X	X
Repurchase Agreements	X	X	X	X	X
Debt and Other Fixed Income Securities Generally	X	X	X	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X	X	X	X
Debt and Other Fixed Income Securities – Short- Term Corporate & Government Bonds[3]	X	X	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X	X	X	X
Cash and Other High Quality Investments	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X
Auction Rate Securities	X	X	X	X	X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X	X	X	X
Asset-Backed and Related Securities	X	X	X	X	X
Variable Rate Securities	X	X	X	X	X
Mezzanine Securities	X	X	X	X	X
Below Investment Grade Securities	X	X	X	X	X
Distressed or Defaulted Debt Securities	X	X	X	X	X
Leveraged Companies	X	X	X	X	X
Brady Bonds	X	X	X	X	X
Euro Bonds	X	X	X	X	X
Zero Coupon Securities	X	X	X	X	X
Indexed Investments	X	X	X	X	X
Structured Notes	X	X	X	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X	X	X	X
Loans, Loan Participations, and Assignments	X	X	X	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X	X	X
Commodity-Related Investments	X	X	X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]

Equity Funds (continued)

U.S. Equity Funds

	U.S. Equity Fund	U.S. Small Cap Value Fund	U.S. Opportunistic Value Fund
U.S. Equity Securities[1]	X	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X	X
Securities Lending	X	X	X
Depositary Receipts	X	X	X
Convertible Securities	X	X	X
Preferred Stocks	X	X	X
Contingent Value Rights	X	X	X
Master Limited Partnerships	X	X	X
Income Trusts	X	X	X
Warrants and Rights	X	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)	X	X	X
Options, Futures, and Forward Contracts	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X
Foreign Currency Transactions	X	X	X
Repurchase Agreements	X	X	X
Debt and Other Fixed Income Securities Generally	X	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X	X
Cash and Other High Quality Investments	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X
Auction Rate Securities	X	X	X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X	X
Asset-Backed and Related Securities	X	X	X
Variable Rate Securities	X	X	X
Mezzanine Securities	X	X	X
Below Investment Grade Securities	X	X	X
Distressed or Defaulted Debt Securities	X	X	X
Leveraged Companies	X	X	X
Brady Bonds	X	X	X
Euro Bonds	X	X	X
Zero Coupon Securities	X	X	X
Indexed Investments	X	X	X
Structured Notes	X	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X	X
Loans, Loan Participations, and Assignments	X	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X
Commodity-Related Investments
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]

Equity Funds (continued)

Emerging Markets Equity Funds

	Emerging Markets Fund	Emerging Markets ex- China Fund	Emerging Domestic Opportunities Fund
U.S. Equity Securities[1]	X	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X	X
Securities Lending	X	X	X
Depositary Receipts	X	X	X
Convertible Securities	X	X	X
Preferred Stocks	X	X	X
Contingent Value Rights	X	X	X
Master Limited Partnerships
Income Trusts	X	X	X
Warrants and Rights	X	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)	X	X	X
Options, Futures, and Forward Contracts	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X
Foreign Currency Transactions	X	X	X
Repurchase Agreements	X	X	X
Debt and Other Fixed Income Securities Generally	X	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]
Cash and Other High Quality Investments	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X
Auction Rate Securities
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X	X
Asset-Backed and Related Securities
Variable Rate Securities
Mezzanine Securities	X	X	X
Below Investment Grade Securities	X	X	X
Distressed or Defaulted Debt Securities
Leveraged Companies
Brady Bonds
Euro Bonds
Zero Coupon Securities
Indexed Investments	X	X	X
Structured Notes	X	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X	X
Loans, Loan Participations, and Assignments
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X
Commodity-Related Investments			X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]

Fixed Income Funds

	High Yield Fund	Multi- Sector Fixed Income Fund	Emerging Country Debt Fund	Emerging Country Debt Shares Fund	Opportunistic Income Fund
U.S. Equity Securities[1]	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X	X	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X	X	X	X
Securities Lending	X	X	X	X	X
Depositary Receipts	X	X	X	X	X
Convertible Securities	X	X	X	X	X
Preferred Stocks	X	X	X	X	X
Contingent Value Rights
Master Limited Partnerships
Income Trusts
Warrants and Rights	X	X	X	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)			X	X
Options, Futures, and Forward Contracts	X	X	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X	X	X
Foreign Currency Transactions	X	X	X	X	X
Repurchase Agreements	X	X	X	X	X
Debt and Other Fixed Income Securities Generally	X	X	X	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X	X	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X	X	X	X
Cash and Other High Quality Investments	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X
Auction Rate Securities	X	X	X	X	X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X				X
Asset-Backed and Related Securities	X	X	X	X	X
Variable Rate Securities	X	X	X	X	X
Mezzanine Securities	X	X	X	X	X
Below Investment Grade Securities	X	X	X	X	X
Distressed or Defaulted Debt Securities	X	X	X	X	X
Leveraged Companies	X
Brady Bonds	X	X	X	X	X
Euro Bonds	X	X	X	X	X
Zero Coupon Securities	X	X	X	X	X
Indexed Investments	X	X	X	X	X
Structured Notes	X	X	X	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X	X	X	X
Loans, Loan Participations, and Assignments	X	X	X	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X	X	X
Commodity-Related Investments			X	X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]

Alternative Funds

	Alternative Allocation Fund	SGM Major Markets Fund
U.S. Equity Securities[1]	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X
Securities Lending	X	X
Depositary Receipts	X	X
Convertible Securities	X	X
Preferred Stocks	X	X
Contingent Value Rights	X
Master Limited Partnerships	X
Income Trusts	X
Warrants and Rights	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)	X	X
Options, Futures, and Forward Contracts	X	X
Swap Contracts and Other Two-Party Contracts	X	X
Foreign Currency Transactions	X	X
Repurchase Agreements	X	X
Debt and Other Fixed Income Securities Generally	X	X
Debt and Other Fixed Income Securities – Long- and Medium-Term Corporate & Government Bonds[3]	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X
Cash and Other High Quality Investments	X	X
U.S. Government Securities and Foreign Government Securities	X	X
Auction Rate Securities	X	X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X
Asset-Backed and Related Securities	X	X
Variable Rate Securities	X	X
Mezzanine Securities	X	X
Below Investment Grade Securities	X	X
Distressed or Defaulted Debt Securities	X	X
Leveraged Companies
Brady Bonds	X	X
Euro Bonds	X	X
Zero Coupon Securities	X	X
Indexed Investments	X	X
Structured Notes	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X
Loans, Loan Participations, and Assignments	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X
Commodity-Related Investments	X	X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]	X	X

Implementation Funds

	Asset Allocation Bond Fund	Benchmark-Free Fund	Implementation Fund	Strategic Opportunities Allocation Fund	U.S. Treasury Fund
U.S. Equity Securities[1]	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers[2]	X	X	X	X	X
Non-U.S. Investments – Non-U.S. Issuers (Traded on U.S. Exchanges)[2]	X	X	X	X
Non-U.S. Investments – Emerging Countries[2]	X	X	X	X
Securities Lending	X	X	X	X	X
Depositary Receipts	X	X	X	X
Convertible Securities	X	X	X	X
Preferred Stocks	X	X	X	X
Contingent Value Rights		X	X	X
Master Limited Partnerships		X	X	X
Income Trusts		X	X	X
Warrants and Rights	X	X	X	X	X
Non-Standard Warrants (GDP Warrants, LEPOs, and P-Notes)		X	X	X
Options, Futures, and Forward Contracts	X	X	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X	X	X
Foreign Currency Transactions	X	X	X	X	X
Repurchase Agreements	X	X	X	X	X
Debt and Other Fixed Income Securities Generally	X	X	X	X	X
Debt and Other Fixed Income Securities – Long- and Medium- Term Corporate & Government Bonds[3]	X	X	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[3]	X	X	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X	X	X
Cash and Other High Quality Investments	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X6
Auction Rate Securities	X	X	X	X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X	X	X
Asset-Backed and Related Securities	X	X	X	X
Variable Rate Securities	X	X	X	X
Mezzanine Securities	X	X	X	X
Below Investment Grade Securities	X	X	X	X
Distressed or Defaulted Debt Securities	X	X	X	X
Leveraged Companies
Brady Bonds	X	X	X	X
Euro Bonds	X	X	X	X
Zero Coupon Securities	X	X	X	X
Indexed Investments	X	X	X	X
Structured Notes	X	X	X	X	X
Firm Commitments, When-Issued Securities and TBAs	X	X	X	X
Loans, Loan Participations, and Assignments	X	X	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X	X	X
Commodity-Related Investments	X	X	X	X
Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X	X	X7
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]			X

Footnotes to Fund Investments Charts

1	For more information, see, among other sections, “Description of Principal Risks — Market Risk — Equities” in the applicable Prospectus or Private Placement Memorandum.
2	For more information, see, among other sections, “Description of Principal Risks — Non-U.S. Investment Risk” in the applicable Prospectus or Private Placement Memorandum and “Descriptions and Risks of Fund Investments — Risks of Non-U.S. Investments” herein.
3	For more information, see, among other sections, “Descriptions and Risks of Fund Investments — U.S. Government Securities and Foreign Government Securities” herein.
4	For more information, see, among other sections, “Descriptions and Risks of Fund Investments — Municipal Securities” herein.
5	For more information, see, among other sections, “Descriptions and Risks of Fund Investments — Investments in Wholly-Owned Subsidiaries” herein.
6	U.S. Treasury Fund is not generally permitted to invest in Foreign Government Securities.
7	U.S. Treasury Fund is not generally permitted to invest in Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities.

(Note: Some of the footnotes to the above charts refer investors to various risks described in the “Description of Principal Risks” section of the applicable Prospectus or Private Placement Memorandum for more information relating to a particular type of investment listed in the charts. The presence of such a risk cross-reference for a particular Fund investment is not intended to indicate that such risk is a principal risk of that Fund, and instead is intended to provide more information regarding the risks associated with the particular investment. Please refer to the “Fund Summaries” and “Description of Principal Risks” sections of the applicable Prospectus or Private Placement Memorandum for a description of each Fund’s principal risks.)

DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Funds may engage and the risks associated with their use. Benchmark-Free Allocation Fund, Benchmark-Free Fund, Global Asset Allocation Fund, Global Developed Equity Allocation Fund, Global Equity Allocation Fund, International Developed Equity Allocation Fund, International Equity Allocation Fund, and Strategic Opportunities Allocation Fund (collectively, the “Asset Allocation Funds”), as well as Implementation Fund, Alternative Allocation Fund, SGM Major Markets Fund and other Funds that may invest in wholly-owned subsidiaries, other Funds, or other investment companies (such other Funds and other investment companies, “Underlying Funds”), as noted in the Prospectus or Private Placement Memorandum or in “Fund Investments” above, are indirectly exposed to the investment practices of the subsidiaries and Underlying Funds in which they invest, and are therefore subject to all risks associated with the practices of the subsidiaries and Underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH A FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN SUBSIDIARIES AND THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY A FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN SUBSIDIARIES AND THE UNDERLYING FUNDS OR THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS). Not all Funds may engage in all practices described below. Please refer to “Fund Summaries” in the Prospectus or Private Placement Memorandum and “Fund Investments” above for additional information regarding the practices in which a particular Fund may engage.

Portfolio Turnover

Based on GMO’s assessment of market conditions, GMO may trade a Fund’s investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by a Fund and which may adversely affect the Fund’s performance. It also may give rise to additional taxable income for shareholders, including through the realization of capital gains or other types of income that are taxable to Fund shareholders when distributed by a Fund to them, unless those shareholders are themselves exempt from taxation or otherwise investing in the Fund through a tax-advantaged account. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates when distributed to shareholders. The after-tax impact of portfolio turnover is not considered when making investment decisions for a Fund, except for Tax-Managed International Equities Fund. See “Distributions and Taxes” in the Prospectus or Private Placement Memorandum and “Distributions” and “Taxes” below for more information.

The historical portfolio turnover rate for each Fund (except for Emerging Country Debt Shares Fund, Resource Transition Fund, Small Cap Quality Fund, and U.S. Opportunistic Value Fund) is shown under the heading “Financial Highlights” in the Fund’s Prospectus or Private Placement Memorandum. The portfolio turnover rate for each of Implementation Fund, Alternative Allocation Fund and SGM Major Markets Fund includes each Fund’s wholly-owned subsidiary. The portfolio turnover rate for each Fund excludes transactions in U.S. Treasury Fund, which the Funds use as a short-term cash management vehicle. Including transactions in U.S. Treasury Fund, each Fund’s portfolio turnover rate (excluding short-term investments) could be different. Changes in portfolio turnover rates were generally the result of active trading strategies employed by such Fund’s portfolio manager(s) in response to market conditions, and not reflective of a material change in investment strategy.

Diversified and Non-Diversified Portfolios

As set forth in “Investment Restrictions” below, Funds that are “diversified” funds are required to satisfy the diversified fund requirements under the Investment Company Act of 1940, as amended (the “1940 Act”). At least 75% of the value of a diversified fund’s total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of the fund’s total assets and not more than 10% of the outstanding voting securities of any single issuer.

As stated in the applicable Prospectus or Private Placement Memorandum, Funds that are “non-diversified” funds under the 1940 Act are not required to satisfy the requirements for diversified funds. A non-diversified Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to a Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

All Funds, whether diversified or non-diversified, must meet diversification standards to qualify as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). See the “Taxes” section for a description of these diversification standards.

Accelerated Transactions

For a Fund to take advantage of certain available investment opportunities, GMO may need to make investment decisions on an expedited basis. In such cases, the information available to GMO at the time of an investment decision may be limited. GMO may not, therefore, have access to the detailed information necessary for a full analysis and evaluation of the investment opportunity.

Risks of Non-U.S. Investments

General. Investment in non-U.S. issuers or securities principally traded outside the United States may involve special risks due to non-U.S. economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation, nationalization or confiscatory taxation of assets, other government involvement in the economy or in the affairs of specific companies or industries (including in the case of wholly or partially state-owned enterprises) and possible difficulty in obtaining and enforcing judgments against non-U.S. entities. Economic or other sanctions imposed on a non-U.S. country or issuer by the U.S., or on the U.S. by a non-U.S. country, could impair a Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a non-U.S. security.

A Fund may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends, interest or other amounts it realizes or accrues in respect of non-U.S. investments; (ii) transactions in those investments; and (iii) repatriation of proceeds generated from the sale or other disposition of those investments. For instance, France implemented a tax on certain financial transactions and the European Commission has proposed imposing a financial transaction tax on certain transactions. Certain foreign jurisdictions also impose withholding tax on certain payments made to non-residents when payments are attributable to local debt or other similar instruments. Any taxes or other charges paid or incurred by a Fund in respect of its non-U.S. investments will reduce its return thereon. A Fund may seek a refund in respect of taxes paid to a foreign country. The process of seeking a refund could take several years, subject the Fund to various administrative and judicial proceedings, and cause the Fund to incur expenses in its efforts to collect the refund, which will reduce the benefit of any recovery. A Fund’s efforts to collect a refund may not be successful, in which case the Fund will have incurred additional expenses for no benefit. In addition, a Fund’s pursuit of a tax refund may subject the Fund to various administrative and judicial proceedings in the country where it is seeking the refund. GMO’s decision to seek a refund on behalf of a Fund is in its sole discretion, and it may decide not to seek a refund, even if it is entitled to one. The outcome of a Fund’s efforts to obtain a refund is inherently uncertain. Accordingly, a refund is not typically reflected in the Fund’s net asset value until GMO believes that the refund is collectible and free from significant contingencies. In some cases, the amount of such refunds could be material to a Fund’s net asset value. If you redeem your shares of a Fund before a potential refund is reflected in the Fund’s net asset value, you will not realize the benefit of that refund.

In addition, the tax laws of some non-U.S. jurisdictions in which a Fund may invest are unclear and interpretations of such laws can change over time, including on a retroactive basis in which case a Fund could potentially incur non-U.S. taxes on a retroactive basis. Similarly, provisions in or official interpretations of the tax treaties with such non-U.S. jurisdictions may change over time, which changes could impact a Fund’s eligibility for treaty benefits, if any. As a result, in order to comply with guidance related to the accounting and disclosure of uncertain tax positions under U.S. generally accepted accounting principles (“GAAP”), a Fund may be required to accrue for book purposes certain non-U.S. taxes in respect of its non-U.S. securities or other non-U.S. investments that it may or may not ultimately pay. Such tax accruals will reduce a Fund’s net asset value at the time accrued, even though, in some cases, the Fund ultimately will not pay the related tax liabilities. Conversely, a Fund’s net asset value will be increased by any tax accruals that are ultimately reversed.

See the “Taxes” section for more information about other special tax considerations applicable to non-U.S. investments. In addition, for information on possible Australian tax consequences of an investment in Alternative Allocation Fund, Implementation Fund or SGM Major Markets Fund, possible Singapore tax consequences of an investment in Emerging Markets Select Equity Fund, or possible United Kingdom tax consequences of an investment in Funds managed by the Systematic Equity and Focused Equity Teams, see “Distributions and Taxes” in those Funds’ Prospectus or Private Placement Memorandum.

Issuers of non-U.S. securities are subject to different, often less comprehensive, accounting, custody, recordkeeping, reporting, and disclosure requirements than U.S. issuers. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain non-U.S. countries. Investors in non-U.S. countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against non-U.S. issuers or non-U.S. persons is limited. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Non-U.S. brokerage commissions and related fees also are generally higher than in the United States. Funds that invest in non-U.S. securities also may be affected by different custody and/or settlement practices or delayed settlements in some non-U.S. markets. The laws of some foreign countries may limit a Fund’s ability to invest in securities of certain issuers located in those countries. Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Funds make reasonable efforts to stay informed of foreign reporting requirements relating to the Funds’ non-U.S. portfolio securities (e.g., through the Funds’ brokerage contacts, external service providers, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Funds’ custodial network, and, to the extent deemed appropriate by the Funds under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Funds will satisfy applicable foreign reporting requirements at all times.

Emerging Countries. The risks described above apply to an even greater extent to investments in emerging countries. Taiwan is considered by GMO to be an emerging country. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and other developed countries, and accounting, auditing, disclosure, corporate governance, recordkeeping, reporting, and regulatory standards and practices vary from country to country and in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries. In addition, securities markets of emerging countries may be subject to potential market closures due to market, economic, political, regulatory, geopolitical, environmental, public health, or other conditions.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce a Fund’s income from investments in securities or debt instruments of emerging country issuers. In some non-U.S. securities markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. securities markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose a Fund to credit and other risks it does not have in the United States.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause a Fund to suffer a loss of any or all of its investments (or, in the case of fixed income securities, interest) in emerging countries.

Special Risks of Investing in Asian Securities. In addition to the risks of non-U.S. investments and emerging countries investments described above, investments in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility than more developed markets. Some Asian countries depend heavily on foreign trade and can be adversely affected by trade barriers, exchange controls, and other measures imposed or negotiated by the countries with which they trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries. Financial imbalances among various economic sectors, fueled by rising asset prices, strong credit growth, and relatively easy financing conditions in certain economies in Asia also may negatively impact those economies.

Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Certain Asian countries have experienced violence, terrorism, armed conflict, epidemics, or pandemics, geopolitical conflicts (such as trade disputes) and social instability, which have negatively impacted their economies. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some governments in the region exercise considerable influence on their respective economies and, as a result, companies in the region may be subject to government interference and nationalization. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., through Depositary Receipts, as defined below under “Depositary Receipts,” derivatives, etc.). For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors (“FINI”). Each of Alternative Allocation Fund, Benchmark-Free Fund, Climate Change Fund, Emerging Markets Select Equity Fund, Emerging Markets Fund, Implementation Fund, Quality Fund, Resources Fund, Strategic Opportunities Allocation Fund, and Tax-Managed International Equities Fund is registered with the Securities and Futures Commission of Taiwan as a FINI and is therefore authorized to invest directly in the Taiwanese securities market, subject to certain limitations. Each Fund’s ability to continue to invest directly in Taiwan is subject to the risk that its license may be terminated or suspended by the Securities and Futures Commission.

Some Asian countries require foreign investors to be registered with local authorities prior to investing in the securities markets and impose limitations on the amount of investments that may be made by foreign investors and the repatriation of the proceeds from investments.

Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt. The governments of certain Asian countries also maintain their currencies at artificial levels in relation to the U.S. dollar rather than at levels determined by the market, which may have an adverse impact on foreign investors.

Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, debt crisis, or decline in currency valuation in one Asian country may spread to other Asian countries. The economies of Asian countries are also vulnerable to effects of natural disasters occurring within the region, including droughts, floods, tsunamis, and earthquakes. Disaster recovery in Asia can be poorly coordinated, and the economic impact of natural disasters is significant at both the country and company levels.

A Fund may, directly or indirectly (through, for example, participation notes or other types of equity-linked notes), purchase shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange (“China A-Shares”) or debt securities traded on the China Interbank Bond Market (“CIBM Bonds” and with “China A-Shares, “China Connect Securities”), through a variety of mutual market access programs (collectively, “China Connect”) that enable foreign investment in PRC exchange-traded securities via investments made in Hong Kong or other locations that may in the future have China Connect programs with the PRC. Examples of China Connect programs include the Shanghai and Shenzhen-Hong Kong Stock Connect (collectively, “Stock Connect”) and the China Bond Connect (the “Bond Connect”). Trades do not cross between the Shanghai and Shenzhen stock exchanges and a separate broker is assigned for each exchange. If a Fund rebalances across both exchanges, the Fund must trade out of stocks listed on one exchange with a broker and trade into stocks on the other exchange with a separate broker. As a result, the Fund may incur additional fees.

There are significant risks inherent in investing in China Connect Securities through China Connect. The China Connect programs are relatively new. There can be no assurance that China Connect programs will not be discontinued without advance notice or that future developments will not restrict or adversely affect a Fund’s investments or returns through China Connect. The less developed state of PRC’s investment and banking systems with respect to foreign investment subjects the settlement, clearing, and registration of China Connect Securities transactions to heightened risks. China Connect program restrictions could also limit the ability of a Fund to sell its China Connect Securities in a timely manner, or to sell them at all. For instance, China Connect programs involving Hong Kong can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if Hong Kong markets are closed but China Connect Securities are trading in the PRC, or where China Connect programs are closed for extended periods of time because of subsequent Hong Kong and PRC holidays (or for other reasons), a Fund may not be able to dispose of its China Connect Securities when it wants to in a timely manner, which could adversely affect the Fund’s performance. Additionally, certain China Connect programs are subject to daily quota limitations on purchases of certain China Connect Securities (such as China A-Shares). Once the daily quota is reached, orders to purchase additional China A-Shares through Stock Connect will be rejected. Investment quotas are subject to change, and although the current quotas do not place limits on sales of China A-Shares or other China Connect Securities through China Connect programs, there can be no guarantee that capital controls would not be implemented that could adversely affect a Fund’s ability to remove money out of China and use it for other purposes, including to meet redemptions.

China Connect Securities purchased through a China Connect program are held through a nominee structure by a Hong Kong-based depository as nominee (the “Nominee”) on behalf of investors. Thus, a Fund’s investments will be registered on the books of the PRC clearinghouse in the name of a Hong Kong clearinghouse, and on the books of a Hong Kong clearinghouse in the name of the Fund’s Hong Kong sub-custodian, and may not be clearly designated as belonging to the Fund. The precise nature and rights of a Fund as the beneficial owner of China Connect Securities through the Nominee is not well defined under PRC law and it is not yet clear how such rights will recognized or enforced under PRC law. If PRC law does not fully recognize a Fund as the beneficial owner of its China Connect Securities, this may limit GMO’s ability to effectively manage a Fund. The use of the nominee system also exposes a Fund to the credit risk of the depository intermediaries, and to greater risk of expropriation. Different fees, costs, and taxes are imposed on foreign investors acquiring China Connect Securities acquired through China Connect programs, and these fees, costs, and taxes may be higher than comparable fees, costs, and taxes imposed on owners of other securities providing similar investment exposure. Furthermore, the securities regimes and legal systems of the PRC and Hong Kong differ significantly from each other and issues may arise based on these differences. Loss of Hong Kong independence or legal distinctiveness, for example, related to the Hong Kong protests that started in 2019, could undermine significant benefits of the China Connect programs. Political, regulatory and diplomatic events, such as the U.S.-China “trade war” that intensified in 2018, could have an adverse effect on the Chinese or Hong Kong economies and on investments made through China Connect programs, and thus could adversely impact the Funds investing through China Connect programs.

CIBM Bonds may also be purchased through the CIBM Direct Access Program, which is also relatively new. The CIBM Direct Access Program, established by the People’s Bank of China, allows eligible foreign institutional investors to conduct trading in the CIBM, subject to other rules and regulations as promulgated by Chinese authorities. Eligible foreign institutional investors who wish to invest directly in the CIBM through the CIBM Direct Access Program may do so through a settlement agent located in China, who would be responsible for making the relevant filings and account opening with the relevant authorities. A Fund is therefore subject to the risk of default or errors on the part of such agent. Many of the same risks that apply to investments in the PRC through China Connect programs also apply to investments through the CIBM Direct Access Program.

Many Chinese companies have used complex organizational structures to address Chinese restrictions on foreign investment whereby foreign persons, through another entity domiciled outside of China (a “non-Chinese affiliate”), have limited contractual rights, including economic benefits, with respect to the Chinese company. Chinese regulators have permitted such arrangements to proliferate even though such arrangements are not formally recognized under Chinese law. If Chinese regulators’ tacit acceptance of these arrangements ceases, the value of such holdings would be negatively impacted. Moreover, since such arrangements are not recognized under Chinese law, remedies available to an investor through a non-Chinese affiliate would be limited. Furthermore, many Chinese companies have circumvented Chinese restrictions on foreign investments by using variable interest entities (“VIEs”), which enable foreign persons to contractually impose some control, albeit less than direct equity ownership, on such Chinese companies while accessing their economic benefits without formal ownership. While Chinese law does not formally recognize VIEs, Chinese regulators have permitted such arrangements to proliferate. Tacit acceptance of VIEs by Chinese regulators may cease in the future. Moreover, VIEs are not formally recognized under Chinese law, which may cause Chinese courts to not enforce the contracts related thereto, thus limiting the remedies and rights of investors, such as a Fund, who is invested in such company via a VIE. Future regulatory action may prohibit the ability of a VIE to receive the economic benefits of a Chinese company with which it has a contractual arrangement, which would cause the market value of such holding to lose substantial value.

Significant portions of the Chinese securities markets may become rapidly illiquid, as Chinese issuers have the ability to suspend the trading of their equity securities, and have shown a willingness to exercise that option in response to market volatility, epidemics, pandemics, adverse economic, market or political events, and other events.

Unexpected political, regulatory and diplomatic events within the United States and abroad, such as the U.S.-China “trade war” that intensified in 2018 and 2019, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. The current political climate and the renewal or escalation of a trade war between China and the United States may have an adverse effect on both the U.S. and Chinese economies, including as the result of one country’s imposition of tariffs on the other country’s products. In addition, U.S. sanctions or other investment restrictions could preclude a Fund from investing in certain Chinese issuers or cause a Fund to sell investments at disadvantageous times. . Events such as these and their impact on the Funds are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

Special Risks of Investing in Russian Securities. Certain of the Funds may invest directly in the securities of Russian issuers. Certain other Funds may have indirect exposure to Russian securities through their investment in one or more of the Funds with direct investments in Russia. Investment in those securities presents many of the same risks as investing in the securities of emerging country issuers, as described in the preceding sections.

The social, political, legal, and operational risks of investing in Russian issuers, and of having assets held in custody within Russia, however, may be particularly pronounced relative to investments in more developed countries.

Russia’s system of share registration and custody creates certain risks of loss (including the risk of total loss) that are not normally associated with investments in other securities markets. The fairly recent formation of the Russian securities markets and the underdeveloped state of Russia’s banking system subjects settlement, clearing, and registration of securities transactions to significant risks. Prior to 2013, there was no central registration system for equity share registration in Russia and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Such registrars were not necessarily subject to effective state supervision, nor were they licensed with any governmental entity, thereby increasing the risk that a Fund could lose ownership of its securities through fraud, negligence, or even mere oversight. With the implementation of the National Settlement Depository (“NSD”) in Russia as a recognized central securities depository, title to most Russian equities is now based on the records of the NSD and not the registrars. Although the implementation of the NSD is generally expected to decrease the risk of loss in connection with recording and transferring title to securities, issues resulting in loss still may occur. In addition, issuers and registrars are still prominent in the validation and approval of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and/or issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. To the extent that a Fund suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Fund to enforce its rights or otherwise remedy the loss.

Russia’s invasion of Ukraine beginning in late February 2022, and subsequent related events, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Following Russia’s actions, various governments, including the United States, issued broad-ranging economic sanctions against Russia, including, among other actions, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; the removal by certain countries and the European Union of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (commonly referred to as “SWIFT”), the electronic banking network that connects banks globally; and restrictive measure to prevent the Russian Central Bank from undermining the impact of the sanctions. Those events, including sanctions and the potential for future sanctions, including any impacting Russia’s energy sector, and other actions, and Russia’s retaliatory responses to those sanctions and actions, may continue to adversely impact the Russian economy and may result in the further decline of the value and liquidity of Russian securities, a continued weakening of the ruble and continued exchange closures, and may have other adverse consequences on the Russian economy that could impact the value of Russian investments and impair the ability of a Fund to buy, sell, receive or deliver those securities. In particular, where a Fund holds securities of a Russian issuer that is subject to blocking sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control, those securities will be frozen and consequently unable to be sold or transferred. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of a Fund’s investments beyond any direct exposure to Russian issuers. Retaliatory action by the Russian government could involve the seizure of U.S. and/or European residents’ assets, and any such actions are likely to impair the value and liquidity of such assets. Any or all of these potential results could have an adverse/recessionary effect on Russia’s economy. All of these factors could have a negative effect on the performance of Funds that have significant exposure to Russia.

Securities Lending

A Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets (one-quarter in the case of International Equity Fund). For these purposes, total assets include the collateral received from such loans. Securities loans will be made to borrowers that GMO believes to be of relatively high credit standing pursuant to agreements requiring that the loans be collateralized by cash, securities, letters of credit or such other collateral as may be permitted under a Fund’s securities lending program in an amount at least equal to the securities loaned (marked to market daily). Daily market fluctuations could cause the value of loaned securities to be more or less than the value of the collateral received. When this occurs, the collateral is adjusted and settled on the following business day. If a loan is collateralized by U.S. government or other securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in GMO U.S. Treasury Fund or one or more money market funds (in which case the Fund will bear its pro rata share of GMO U.S. Treasury Fund’s or such money market fund’s fees and expenses), or directly in interest-bearing, short-term securities, and typically pays a fee to the borrower. GMO may retain lending agents on behalf of several of the Funds that would be compensated based on a percentage of the Fund’s return on its securities lending. State Street Bank and Trust Company currently serves as the Funds’ securities lending agent. The Funds also may pay various fees in connection with securities loans, including shipping fees and custodian fees.

Securities loans must be fully collateralized at all times, but involve some credit/counterparty risk to the Funds if the borrower or the party (if any) guaranteeing the loan should default on its obligation and the Funds are delayed in or prevented from recovering or applying the collateral. New regulations require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many securities lending agreements, terms that delay or restrict the rights of counterparties, such as the Funds, to terminate such agreements, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these new requirements, as well as potential additional government regulation and other developments in the market, could adversely affect a Fund’s ability to terminate existing securities lending agreements or to realize amounts to be received under such agreements in the event the counterparty or its affiliate becomes subject to a resolution or insolvency proceeding.

As with other extensions of credit, a Fund that lends its portfolio securities bears the risk of delay in the recovery of loaned securities, including possible impairment of the Fund’s ability to vote the securities, the inability to invest proceeds from the sales of such securities and of loss of rights in the collateral should the borrower fail financially. A Fund also bears the risk that the value of investments made with collateral may decline. A Fund bears the risk of total loss with respect to the investment of collateral. Any income or gains and losses from investing and reinvesting any cash collateral delivered by a borrower pursuant to a loan generally are at the Fund’s risk, and to the extent any such losses reduce the amount of cash below the amount required to be returned to the borrower upon the termination of any loan, the Fund may be required by the securities lending agent to pay or cause to be paid to such borrower an amount equal to such shortfall in cash, possibly requiring it to liquidate other portfolio securities to satisfy its obligations.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. A Fund has the right to call loans at any time on reasonable notice to exercise voting rights associated with the security and expects to do so if both (i) GMO receives adequate notice of a proposal upon which shareholders are being asked to vote, and (ii) GMO believes that the benefits to the Fund of voting on that proposal outweigh the benefits to the Fund of having the security remain out on loan. However, as noted above, a Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters. GMO may use third-party service providers to assist it in identifying and evaluating proposals, and to assist it in recalling loaned securities for proxy voting purposes. For a discussion of the Funds’ securities lending activities through an “enhanced custody” program to facilitate short selling activities, see “Additional Investment Strategies – Short Sales” below.

For financial information related to the Funds’ securities lending activities during their most recent fiscal year, see “Investment Advisory and Other Services – Securities Lending Activities” below.

Depositary Receipts

Many of the Funds invest in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) or other similar securities representing ownership of non-U.S. securities (collectively, “Depositary Receipts”) if issues of such Depositary Receipts are available that are consistent with the Fund’s investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding non-U.S. security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying non-U.S. securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world. GDRs and other types of Depositary Receipts are typically issued by foreign banks or trust companies, although they may be issued by U.S. financial institutions, and evidence ownership interests in a security or pool of securities issued by either a U.S. or foreign corporation.

Depositary Receipts may be issued as sponsored or unsponsored programs. An unsponsored Depositary Receipt is created independently of the issuer of the underlying security, and the depositary of an unsponsored Depositary Receipt frequently is under no obligation to distribute shareholder communications received from the issuer of the underlying security or to pass through voting rights to the holders of the Depositary Receipts with respect to the underlying security. As a result, available information concerning the issuer may not be as current as for sponsored Depositary Receipts, and the prices of unsponsored Depositary Receipts may be more volatile than if such instruments were sponsored by the issuer

Because the value of a Depositary Receipt is dependent upon the market price of an underlying non-U.S. security, Depositary Receipts are subject to most of the risks associated with investing in non-U.S. securities directly. See “Risks of Non-U.S. Investments.” In addition, a depositary or issuer may unwind its Depositary Receipt program, or the relevant exchange may require Depositary Receipts to be delisted, which could require a Fund to sell its Depositary Receipts (potentially at disadvantageous prices) or to convert them into shares of the underlying non-U.S. security (which could adversely affect their value or liquidity). Depositary Receipts also may be subject to illiquidity risk, and trading in Depositary Receipts may be suspended by the relevant exchange.

Convertible Securities

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market prices of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. GMO regards convertible securities as a form of equity security.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, as in the case of “broken” or “busted” convertibles (convertible securities for which the market price of the common stock has fallen significantly below the conversion price of the convertible and, as a result, the conversion feature holds little value), the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by a Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

Preferred Stocks

Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Prospectus or Private Placement Memorandum or this SAI regarding equity or fixed income securities.

Investment in preferred stocks involves certain risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip or defer distributions. If a Fund owns a preferred stock that is deferring its distribution, it may be required to report income for tax purposes despite the fact that it is not receiving current income on this position. Preferred stocks often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, a Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities.

Contingent Value Rights

A Fund may invest in contingent value rights (“CVRs”). A CVR gives the holder the right to receive an amount (which may be a fixed amount or determined by a formula) in the event that a specified corporate action, business milestone, or other trigger occurs (or does not occur) which is often subject to an expiration date. CVRs often are awarded to shareholders in the context of a corporate acquisition or major restructuring. For example, shareholders of an acquired company may receive a CVR that enables them to receive additional shares of the acquiring company in the event that the acquiring company’s share price falls below a certain level by a specified date. Risks associated with the use of CVRs are generally similar to risks associated with the use of options, such as the risk that the required trigger does not (or does) occur prior to a CVR’s expiration, causing the CVR to expire with no value. CVRs also present illiquidity risk, as they may not be registered securities or may otherwise be non-transferable or difficult to transfer, as well as counterparty risk and credit risk. Further, because CVRs are valued based on the likelihood of the occurrence of a trigger, valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation.

Master Limited Partnerships

A master limited partnership (“MLP”) generally is a publicly traded company organized as a limited partnership or limited liability company and treated as a partnership for U.S. federal income tax purposes. MLPs may derive income and gains from, among other things, the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs generally have two classes of owners, the general partner and limited partners. The general partner of an MLP is typically owned by one or more of the following: a major energy company, an investment fund, or the direct management of the MLP. The general partner may be structured as a private or publicly traded corporation or other entity. The general partner typically controls the operations and management of the MLP through an up to 2% equity interest in the MLP plus, in many cases, ownership of common units and subordinated units. Limited partners own the remainder of the partnership through ownership of common units and have a limited role in the partnership’s operations and management. For purposes of qualifying as a RIC under the Code, the extent to which a Fund can invest in MLPs may be limited. See the “Taxes” section for more information about these and other special tax considerations that can arise in respect of a Fund’s investments in MLPs.

MLP securities in which a Fund may invest can include, but are not limited to: (i) equity securities of MLPs, including common units, preferred units or convertible subordinated units; (ii) debt securities of MLPs, including debt securities rated below investment grade; (iii) securities of MLP affiliates; (iv) securities of open-end funds, closed-end funds or exchange-traded funds (“ETFs”) that invest primarily in MLP securities; or (v) exchange-traded notes whose returns are linked to the returns of MLPs or MLP indices.

The risks of investing in an MLP are generally those inherent in investing in a partnership as opposed to a corporation. For example, state law governing partnerships is often less restrictive than state law governing corporations. Accordingly, there may be fewer protections afforded investors in an MLP than investors in a corporation. Additional risks involved with investing in an MLP are risks associated with the specific industry or industries in which the partnership invests.

Income Trusts

Income trusts are investment trusts that hold income-producing assets and distribute income generated by such assets to the “unitholders” of the trust, which are entitled to participate in the trust’s income and capital as its beneficiaries.

Income trusts generally invest in assets that provide a return to the trust and its unitholders based on the cash flows of an underlying business. Such assets may include equity and debt instruments, royalty interests or real properties. The income trust can receive interest, royalty or lease payments from an operating entity carrying on a business, as well as dividends and a return of capital.

Income trusts also may include royalty trusts, a particular type of income trust whose securities are listed on a stock exchange and which controls an underlying company whose business relates to, without limitation, the acquisition, exploitation, production and sale of oil and natural gas.

Investments in income trusts (including royalty trusts) are subject to operating risk based on the income trust’s underlying assets and their respective businesses. Such risks may include lack of or limited operating histories. Income trusts are particularly subject to interest rate risk and increases in interest rates offered by competing investments may diminish the value of trust units. Changes in the interest rate also may affect the value of future distributions from the income trust’s underlying assets or the value of the underlying assets themselves. Interest rate risk is also present within the income trusts themselves because they often hold very long-term capital assets, and much of the excess distributable income is derived from a maturity (or duration) mismatch between the life of the asset and the life of the financing associated with it. In an increasing interest rate environment, the income trust’s distributions to its unitholders may decrease. Income trusts also may be subject to additional risk, including, without limitation, limited access to debt markets.

Income trusts do not guarantee minimum distributions or returns of capital to unitholders. The amount of distributions paid on a trust’s units will vary from time to time based on production levels, commodity prices, royalty rates and certain expenses, deductions and costs, as well as on the distribution payout ratio policy adopted. The reduction or elimination of distributions to unitholders may decrease the value of trust units. Income trusts generally pay out to unitholders the majority of the cash flow that they receive from the production and sale of underlying assets. As a result of distributing the bulk of their cash flow to unitholders, the ability of a trust to finance internal growth is limited. Therefore, income trusts typically grow through acquisition of additional assets, funded through the issuance of additional equity or, where the trust is able, additional debt. Because an income trust may make distributions to unitholders in excess of its net income, unitholder equity may decline over time.

Finally, for purposes of qualifying as a RIC under the Code, the extent to which the Funds can invest in a particular income trust may be limited, depending, for instance, on the trust’s treatment for U.S. federal income tax purposes and its underlying assets. See the “Taxes” section for more information about these and other special tax considerations that can arise in respect of the Funds’ investments in income trusts, including royalty trusts.

Warrants and Rights

Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. Funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “Options, Futures, and Forward Contracts” below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit a Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

Non-Standard Warrants. From time to time, certain Funds may use non-standard warrants, including GDP warrants, low exercise price warrants or low exercise price options (“LEPOs”), and participatory notes (“P-Notes”), to gain exposure to issuers in certain countries. GDP warrants require the issuer (a country) to make payments to the holder that vary based on the issuer’s gross domestic product or economic growth. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or brokers that issue them. Generally, banks and brokers associated with non-U.S.-based brokerage firms buy securities listed on certain non-U.S. exchanges and then issue P-Notes that are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, LEPOs and P-Notes entail the same risks as other over-the-counter (“OTC”) derivatives. These include the risk that the counterparty or issuer of the LEPO or P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Description of Principal Risks — Derivatives and Short Sales Risk” and “— Counterparty Risk” in the Prospectus or Private Placement Memorandum and “Uses of Derivatives,” below. Additionally, while LEPOs or P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO or P-Note will be willing to repurchase such instrument when a Fund wishes to sell it.

Options, Futures, and Forward Contracts

Many of the Funds use options, futures contracts (or “futures”), and forward contracts for various purposes, including for investment purposes and as a means to hedge other investments. See “Uses of Derivatives” for more information regarding the various derivatives strategies those Funds may employ using options, futures, and forward contracts. The use of options contracts, futures contracts, forward contracts, and options on futures contracts involves risk. Thus, while a Fund may benefit from the use of options, futures, forward contracts, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect a Fund’s performance.

Options on Securities, ETFs, and Indices. Many of the Funds may purchase and sell put and call options on equity, fixed income, or other securities, ETFs, or indices in standardized exchange-traded contracts. An option on a security, ETF, or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an ETF or index is required to pay the difference between the cash value of the ETF or index and the exercise price multiplied by the specified multiplier for the ETF or index option.

Purchasing Options on Securities and Indices. Among other reasons, a Fund may purchase a put option to hedge against a decline in the value of a portfolio security or other asset. If such a decline occurs, the put option will permit the Fund to sell the security or other asset at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security or other asset by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by a Fund to be profitable, the market price of the underlying security or other asset must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, a Fund may purchase call options to hedge against an increase in the price of securities or other assets the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities or other assets at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security or other asset rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by a Fund to be profitable, the market price of the underlying security or other asset must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

Writing Options on Securities, ETFs, and Indices. Because a Fund receives a premium for writing a put or call option, a Fund may seek to increase its return by writing call or put options on securities, ETFs, or indices. The premium a Fund receives for writing an option will increase the Fund’s return in the event the option expires unexercised or is closed out at a profit. The size of the premium a Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security, ETF, or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

A Fund may write a call option on a security or other instrument held by the Fund (commonly known as “writing a covered call option”). In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, a Fund may write a call option on securities or other instruments in which it may invest but that are not currently held by the Fund (commonly known as “writing a naked call option”). During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase a Fund’s income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option’s exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities or other instruments that the Fund does not own are riskier than calls written on securities or other instruments owned by the Fund because there is no underlying security or other instrument held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security or other instrument to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities or other instruments that the Fund does not own have speculative characteristics and the potential for loss is theoretically unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities or other instruments may not be available for purchase.

A Fund also may write a put option on a security, ETF, index, or other instrument. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security or other instrument for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security or other instrument is below the exercise price minus the premium received.

OTC Options. A Fund also may invest in OTC options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

Closing Options Transactions. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American-style, it may be exercised on any day up to its expiration date. In contrast, a European-style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option’s expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, a Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. A Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, a Fund that has written an option may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. A Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If a Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when a Fund desires to do so.

Risk Factors in Options Transactions. The market price of an option is affected by many factors, including changes in the market prices or dividend rates of underlying securities (or in the case of indices, the securities in such indices); the time remaining before expiration; changes in interest rates or exchange rates; and changes in the actual or perceived volatility of the relevant stock market and underlying securities. The market price of an option also may be adversely affected if the market for the option becomes less liquid. In addition, since an American-style option allows the holder to exercise its rights any time before the option’s expiration, the writer of an American-style option has no control over when it will be required to fulfill its obligations as a writer of the option. (The writer of a European-style option is not subject to this risk because the holder may only exercise the option on its expiration date.)

The Funds’ ability to use options as part of their investment programs depends on the liquidity of the options market. In addition, that market may not exist when a Fund seeks to close out an option position. If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, a Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline. If a Fund writes a call option and does not hold the underlying security or instrument, the amount of the Fund’s potential loss is theoretically unlimited.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange (“Exchange”), which provides a secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, a Fund might not be able to effect an offsetting closing transaction for a particular option. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by a Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the markets for underlying securities that are not immediately reflected in the options markets.

The Exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Funds, GMO, and other funds advised by GMO may constitute such a group. These limits could restrict a Fund’s ability to purchase or write options on a particular security.

An OTC option may be closed only with the consent of the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty; however, the exposure to counterparty risk may differ. No guarantee exists that a Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time. See “Swap Contracts and Other Two-Party Contracts — Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” for a discussion of counterparty risk and other risks associated with investing in OTC options.

Currency Options and Quantity-Adjusting (“Quanto”) Options. Certain Funds may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. Funds that are permitted to invest in securities denominated in foreign currencies may purchase or sell options on currencies. In addition, a Fund may purchase and sell quanto options, which are cash-settled options in which the underlying asset (often an index) is denominated in a currency other than the currency in which the option is settled. See “Foreign Currency Transactions” for more information on those Funds’ use of currency options.

Futures. To the extent consistent with applicable law and its investment restrictions, a Fund permitted to invest in futures contracts may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income investment), individual equity securities (“single stock futures”), securities indices, interest rates, currencies, inflation indices, and (to the extent a Fund is permitted to invest in commodities and commodity-related derivatives (as defined in “Commodity-Related Investments” below)) commodities or commodities indices. Futures contracts on securities indices are referred to herein as “Index Futures.” The purchase of futures contracts can serve as a long hedge, and the sale of futures contracts can serve as a limited short hedge. The purchase and sale of futures contracts also may be used for speculative purposes.

Certain futures contracts are physically settled (i.e. involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.

Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on non-U.S. exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies, commodities, or other underlying instrument, in most cases futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e. with the same exchange, underlying financial instrument, currency, commodity, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

Funds that invest in futures contracts may be subject to risks related to rolling. When investing in futures contracts, a Fund will generally seek to “roll” its futures positions rather than hold them through expiration. In some circumstances, the prices of futures contracts with near-term expirations are lower than the prices of similar futures contracts with longer-term expirations, resulting in a cost to “roll” the futures contracts. The actual realization of a potential roll cost will depend on the difference in prices of futures contracts with near- and longer-term expirations, and the rolling of futures positions may result in losses to a Fund.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade — known as “contract markets” — approved by the Commodity Futures Trading Commission (“CFTC”), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. Certain Funds also may purchase futures contracts on non-U.S. exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. See “Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Non-U.S. Exchanges.”

Index Futures. To the extent consistent with applicable law and investment restrictions, a Fund may purchase or sell Index Futures. A Fund may close open positions on a contract market on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to non-U.S. stock Index Futures.

Interest Rate Futures. Some Funds may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

Inflation-Linked Futures. Some Funds may engage in transactions involving inflation-linked futures, including Consumer Price Index (“CPI”) futures, which are exchange-traded futures contracts that represent the inflation on a notional value of $1,000,000 for a period of three months, as implied by the CPI. Inflation-linked futures may be used by the Fund to hedge the inflation risk in nominal bonds (i.e. non-inflation-indexed bonds) thereby creating “synthetic” inflation-indexed bonds. A Fund also may combine inflation-linked futures with U.S. Treasury futures contracts to create “synthetic” inflation-indexed bonds issued by the U.S. Treasury. See “Indexed Investments — Inflation-Indexed Bonds” for a discussion of inflation-indexed bonds.

Currency Futures. Funds that are permitted to invest in securities denominated in foreign currencies may buy and sell futures contracts on currencies. See “Foreign Currency Transactions” for a description of those Funds’ use of currency futures.

Options on Futures Contracts. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American-style option) or on the expiration date (in the case of European-style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

Funds may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, a Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, a Fund may hedge against a possible increase in the price of securities the Fund expects to purchase (or has sold short) by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. In addition, a Fund may purchase and sell interest rate options on U.S. Treasury or Eurodollar futures to take a long or short position on interest rate fluctuations. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. See “Foreign Currency Transactions” for a description of some Funds’ use of options on currency futures.

A Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e. the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund’s profit or loss on the transaction.

Commodity Futures and Options on Commodity Futures. Some Funds may have direct or indirect exposure to futures contracts on various commodities or commodities indices (“commodity futures”) and options on commodity futures, including through their investments in other Funds, such as Alternative Allocation Fund, Implementation Fund, or SGM Major Markets Fund. A futures contract on a commodity is an agreement between two parties in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed upon when the contract is made. Futures contracts on commodities indices operate in a manner similar to Index Futures. While commodity futures on individual commodities are physically settled, GMO intends to close out those futures contracts before the settlement date without the making or taking of delivery. See also “Commodity-Related Investments.”

Forward Contracts. A forward contract is a contract to buy or sell an underlying security or currency at a pre-determined price on a specific future date. The initial terms of the contract are set so that the contract has no value at the outset. Forward prices are obtained by taking the spot price of a security or currency and adding to it the cost of carry. No money is transferred upon entering into a forward contract and the trade is delayed until the specified date when the underlying security or currency is exchanged for cash. Subsequently, as the price of the underlying security or currency moves, the value of the contract also changes, generally in the same direction.

Forward contracts involve a number of the same characteristics and risks as futures contracts but there also are several differences. Forward contracts are not market traded, and are not necessarily marked to market on a daily basis. They settle only at the pre-determined settlement date. This can result in deviations between forward prices and futures prices, especially in circumstances where interest rates and futures prices are positively correlated. Second, in the absence of exchange trading and involvement of clearing houses, there are no standardized terms for forward contracts. Accordingly, the parties are free to establish such settlement times and underlying amounts of a security or currency as desirable, which may vary from the standardized provisions available through any futures contract. Finally, forward contracts, as two party obligations for which there is no secondary market, involve counterparty credit risk not present with futures.

Forward currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency transactions involve significant risk. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by U.S. governments or foreign governments or central banks, or by currency controls or political developments in the United States or abroad, including repatriation limitations. A Fund’s exposure to foreign dollar currencies means that a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a Fund’s assets.

Risk Factors in Futures and Futures Options Transactions. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the security, currency, or other investment underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the case of Index Futures and futures on commodity indices, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be hedged, the Fund may realize a loss on the futures contract at the same time the Fund is realizing a loss on the portfolio position intended to be hedged. To compensate for imperfect correlations, a Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, a Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract. The successful use of transactions in futures and options for hedging also depends on the direction and extent of exchange rate, interest rate and asset price movements within a given time frame. For example, to the extent equity prices remain stable during the period in which a futures contract or option is held by a Fund investing in equity securities (or such prices move in a direction opposite to that anticipated), the Fund may realize a loss on the futures transaction, which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the Fund’s total return for such period may be less than if it had not engaged in the hedging transaction.

All participants in the futures market are subject to margin deposit and maintenance requirements. The securities pledged to counterparties to secure a Fund’s margin accounts could be subject to a “margin call,” pursuant to which the Fund would be required to either deposit additional funds with the counterparty or suffer mandatory liquidation of the pledged securities to compensate for the decline in market value. Instead of meeting margin calls, investors may close futures contracts through offsetting transactions, which could distort normal correlations. The margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, allowing for more speculators who may cause temporary price distortions. Furthermore, the low margin deposits normally required in futures trading permit a high degree of leverage. Accordingly, a relatively small price movement in a futures contract can result in immediate and substantial losses. Trading hours for non-U.S. stock Index Futures may not correspond perfectly to the trading hours of the non-U.S. exchange to which a particular non-U.S. stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of non-U.S. stock Index Futures and the value of the relevant index.

A Fund may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Funds’ ability to engage in the futures and options on futures strategies described above depends on the liquidity of those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that a Fund will be able to utilize these instruments at all or that their use will be effective. In addition, a liquid market may not exist at a time when a Fund seeks to close out a futures or option on a futures contract position, and that Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short (and long) positions in Index Futures or futures on commodities indices may be closed only by purchasing (or selling) a futures contract on the exchange on which the Index Futures or commodity futures, as applicable, are traded.

As discussed above, if a Fund purchases or sells a futures contract, it is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. The Fund’s net asset value will generally fluctuate with the value of the security or other instrument underlying a futures contract as if it were already in the Fund’s portfolio. Futures transactions can have the effect of investment leverage. Furthermore, if a Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

In addition, if a futures broker of a Fund becomes bankrupt or insolvent, or otherwise defaults on its obligations to the Fund, the Fund may not receive all amounts owing to it in respect of its trading, despite the futures clearing house fully discharging all of its obligations. In the event of the bankruptcy of a futures broker, a Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker’s combined customer accounts. Also, in contrast to the treatment of margin provided for cleared derivatives, the futures broker does not typically notify the futures clearing house of the amount of margin provided by the futures broker to the futures clearing house that is attributable to each customer. Therefore, a Fund is subject to the risk that its margin will be used by the futures clearing house to satisfy the obligations of another customer of its futures broker. In addition, in the event of the bankruptcy or insolvency of a clearing house, a Fund might experience a loss of funds deposited through its futures broker as margin with the clearing house, a loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions. Such a bankruptcy or insolvency might also cause a substantial delay before a Fund could obtain the return of funds owed to it by a futures broker who was a member of such clearing house. Furthermore, if a futures broker does not comply with the applicable regulations or its agreement with a Fund, or in the event of fraud or misappropriation of customer assets by a futures broker, a Fund could have only an unsecured creditor claim in an insolvency of the futures broker with respect to the margin held by the futures broker.

Additional Risk Associated with Commodity Futures Transactions. Several additional risks are associated with transactions in commodity futures contracts.

Physical Delivery Risk. A Fund may trade in physical commodities and/or invest in certain futures contracts on commodities that are not required to be cash settled. In such cases, a Fund may take physical delivery of commodities. Such commodities may be subject to the risk of theft, spoilage, destruction and similar risks. In addition, storage, insurance, and other costs associated with holding commodities will affect the value of such contracts. In the event that a Fund holds physical commodities and one or more of the foregoing risks materialize, and in light of the costs associated with holding commodities, the Funds may suffer losses.

Reinvestment Risk. In the commodity futures markets, producers of an underlying commodity may sell futures contracts to lock in the price of the commodity at delivery. To induce speculators to purchase the other side (the long side) of the contract, the commodity producer generally must sell the contract at a lower price than the expected futures spot price. Conversely, if most purchasers of the underlying commodity purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the contract at a higher price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price. As a result, when GMO reinvests the proceeds from a maturing contract, it may purchase a new futures contract at a higher or lower price than the expected futures spot prices of the maturing contract or choose to pursue other investments.

Additional Economic Factors. The value of the commodities underlying commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments.

See also “Commodity-Related Investments” for more discussion of the special risks of investing in commodity futures, options on commodity futures, and other commodity-related instruments and investments, including forward contracts, structured notes, convertible securities and warrants of issuers in commodity-related industries or with respect to the physical commodities themselves, and other related types of derivatives, including certain tax-related risks.

Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Non-U.S. Exchanges. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on non-U.S. exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on U.S. exchanges. For example, some non-U.S. exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, a Fund will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, a Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk is also greater when a Fund has entered into derivatives contracts with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. A Fund thus assumes the risk of being unable to obtain payments owed under foreign futures contracts or of those payments being delayed or made only after the Fund has incurred the costs of litigation. To the extent that GMO’s view with respect to a particular counterparty changes adversely (whether due to external events or otherwise), a Fund’s existing transactions with that counterparty will not necessarily be required to be terminated or modified. In addition, a Fund may enter into new transactions with a counterparty that GMO no longer considers a desirable counterparty if the transaction is primarily designed to reduce the Fund’s overall risk of potential exposure to that counterparty (for example, re-establishing the transaction with a lower notional amount). In addition, unless a Fund hedges against fluctuations in the exchange rate between the currencies in which trading is done on non-U.S. exchanges and other currencies, any profits that a Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of non-U.S. options and futures also may be adversely affected by other factors unique to non-U.S. investing. See “Risks of Non-U.S. Investments.”

Swap Contracts and Other Two-Party Contracts

Many of the Funds use swap contracts (or “swaps”) and other two-party contracts for the same or similar purposes as options, futures, and forward contracts. See “Uses of Derivatives” for more information regarding the various derivatives strategies those Funds may employ using swap contracts and other two-party contracts.

Swap Contracts. The Funds may directly or indirectly use various different swaps, such as swaps on securities, ETFs, and securities indices, total return swaps, interest rate swaps, basis swaps, currency swaps, credit default swaps, variance swaps, commodity swaps, inflation swaps, municipal swaps, dividend swaps, volatility swaps, correlation swaps, and other types of available swap agreements, depending on a Fund’s investment objective and policies. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount (“notional amount”), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties’ obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease a Fund’s exposure to the underlying instrument, rate, asset, ETF, or index. Swaps can take many different forms and are known by a variety of names. A Fund is not limited to any particular form or variety of swap agreement if GMO determines it is consistent with the Fund’s investment objective and policies.

A Fund may enter into swaps on securities, ETFs, baskets of securities or securities indices. For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, ETF, basket of securities, or securities index (e.g., S&P 500 Index). Additionally, a Fund may use total return swaps, which typically involve commitments to pay amounts computed in the same manner as interest in exchange for a market-linked return, both based on notional amounts. A Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, ETF, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, a Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, a Fund may enter into interest rate swaps (including municipal swaps) in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. A Fund also may enter into swaps to modify its exposure to particular currencies using cross-currency swaps. For instance, a Fund may enter into a cross-currency swap between the U.S. dollar and the Japanese yen in order to increase or decrease its exposure to each such currency. Cross-currency swaps are contracts between two counterparties to exchange interest and principal payments in different currencies. A Fund entering into a cross-currency swap is exposed to both interest rate risk and foreign currency exchange risk. A Fund also may enter into basis swaps in order to limit interest-rate risk as a result of the difference between borrowing and lending rates. Basis swaps are interest rate swaps that involve the exchange of two floating interest rate payments and may involve the exchange of two different currencies.

A Fund may use inflation swaps (including inflation swaps tied to the CPI), which involve commitments to pay a regular stream of inflation-indexed cash payments in exchange for receiving a stream of nominal interest payments (or vice versa), where both payment streams are based on a notional amount. The nominal interest payments may be based on either a fixed interest rate or variable interest rate, such as the London Interbank Offered Rate (“LIBOR”). Inflation swaps may be used to hedge the inflation risk in nominal bonds (i.e. non-inflation-indexed bonds), thereby creating synthetic inflation-indexed bonds, or combined with U.S. Treasury futures contracts to create synthetic inflation-indexed bonds issued by the U.S. Treasury. See “Indexed Investments — Inflation-Indexed Bonds.”

The terms of many investments, financings or other transactions to which a Fund may be a party historically have been tied to LIBOR. The United Kingdom’s Financial Conduct Authority (the “FCA”), which regulates LIBOR, and ICE Benchmark Administration, the administrator of LIBOR, have announced that a majority of U.S. dollar LIBOR settings will no longer be published after June 30, 2023. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. Various financial industry groups have begun planning for transition away from LIBOR, but there are obstacles to converting certain securities and transactions to new reference rates. Markets are developing but questions around liquidity in these rates and how to appropriately adjust these rates to mitigate any economic value transfer at the time of transaction remain a significant concern. It is difficult to predict the full impact of the transition away from LIBOR. The transition process may involve, among other things, increased volatility and illiquidity in markets for instruments whose terms currently include LIBOR, particularly insofar as the documentation governing such instruments does not include “fall back” provisions addressing the transition from LIBOR. It could also lead to a reduction in the value of some LIBOR-based investments held by a Fund or reduce the effectiveness of related transactions, such as hedges. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to a Fund.

In addition, a Fund may directly or indirectly use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate or sovereign issuer of fixed income securities (including asset-backed securities). In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, a Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or non-U.S. issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. Rather than exchange the bonds for the par value, a single cash payment may be due from the protection seller representing the difference between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). A Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk — the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see “Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts”). In addition, as a purchaser in a credit default swap, the Fund’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation. A Fund also may invest in credit default indices, which are indices that reflect the performance of a basket of credit default swaps.

A Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, a Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and generally would have no payment obligations, with the exception of an initial payment made on the credit default swap or any margin requirements with the credit default swap counterparty. For credit default swap agreements, trigger events for payment under the agreement vary by the type of underlying investment (e.g., corporate and sovereign debt, asset-backed securities, and credit default swap indices) and by jurisdiction (e.g., United States, Europe and Asia).

A Fund may use dividend swaps. Under a dividend swap, one party pays to the other party the dividends paid with respect to a notional amount of a security (or a basket or index of securities) during the term of the swap, in exchange for interest rate or other payments. To the extent the dividends paid on the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting obligation, a Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, a Fund may use volatility swaps. Volatility swaps involve the exchange of forward contracts on the future realized volatility of a given underlying asset, and allow the Fund to take positions on the volatility of that underlying asset. A Fund also may use a particular type of volatility swap, known as a variance swap agreement, which involves an agreement by two parties to exchange cash flows based on the measured variance (volatility squared) of a specified underlying asset. One party agrees to exchange a “fixed rate” or strike price payment for the “floating rate” or realized price variance on the underlying asset with respect to the notional amount. At inception, the strike price chosen is generally fixed at a level such that the fair value of the swap is zero. As a result, no money changes hands at the initiation of the contract. At the expiration date, the amount paid by one party to the other is the difference between the realized price variance of the underlying asset and the strike price multiplied by the notional amount. A receiver of the realized price variance would receive a payment when the realized price variance of the underlying asset is greater than the strike price and would make a payment when that variance is less than the strike price. A payer of the realized price variance would make a payment when the realized price variance of the underlying asset is greater than the strike price and would receive a payment when that variance is less than the strike price. This type of agreement is essentially a forward contract on the future realized price variance of the underlying asset.

A Fund may use correlation swaps, which provide exposure to increases or decreases in the correlation between the prices of different assets or market rates. Correlation swaps involve receiving a stream of payments based on the actual average correlation between or among the price movements of two or more underlying variables over a period of time, in exchange for making a regular stream of payments based on a fixed “strike” correlation level (or vice versa), where both payment streams are based on a notional amount. The underlying variables may include, without limitation, commodity prices, exchange rates, interest rates and stock indices.

Some Funds may have direct or indirect exposure to commodity swaps on one or more broad-based commodities indices (e.g., the Dow Jones-UBS Commodity Index) or to commodity swaps on individual commodities or baskets of commodities, including through their investments in other Funds. See “Commodity-Related Investments” for more discussion of the Funds’ use of commodity swap contracts and other related types of derivatives.

Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. A Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. A Fund will only enter into contracts for differences (and analogous futures positions) when GMO believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss — even in circumstances when the securities in both the long and short baskets appreciate in value. In addition, some Funds may use contracts for differences that are based on the relative performance of two different groups or baskets of commodities. Often, one or both baskets are a commodities index. Contracts for differences on commodities operate in a similar manner to contracts for differences on securities described above.

Interest Rate Caps, Floors, and Collars. The Funds may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and options and, as a result, will be subject to similar risks. See “Options, Futures, and Forward Contracts — Risk Factors in Options Transactions” and “— Risk Factors in Futures and Futures Options Transactions.” Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount and are generally individually negotiated with a specific counterparty. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

Swaptions. An option on a swap agreement, also called a “swaption,” is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts. A Fund may only close out an OTC swap, contract for differences, cap, floor, collar, or OTC option (including swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If a counterparty fails to meet or disputes its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. If the counterparty defaults, a Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will be able to enforce its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, a Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk is also greater when a Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. To the extent a Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. The Fund, therefore, assumes the risk that it may be unable to obtain payments GMO believes are owed under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, counterparty risk is pronounced during unusually adverse market conditions and is particularly acute in environments (like those of 2008) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.

The credit rating of a counterparty may be adversely affected by greater-than-average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital.

Counterparty risk with respect to derivatives has been and will continue to be affected by rules and regulations relating to the derivatives market. Some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. Also, a Fund might not be fully protected in the event of the bankruptcy of a Fund’s clearing member because the Fund would be limited to recovering only a pro rata share of the funds held by the clearing member on behalf of customers for cleared derivatives. Although a clearing member is required to segregate assets from customers with respect to cleared derivatives positions from the clearing member’s proprietary assets, if a clearing member does not comply with the applicable regulations, or in the event of fraud or misappropriation of customer assets by a clearing member, a Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the assets held by the clearing member.

The risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Notional amounts of swap transactions are not subject to any limitations, and swap contracts may expose a Fund to unlimited risk of loss. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment.

Additional Risk Factors in OTC Derivatives Transactions. OTC derivatives are also subject to documentation risk, which is the risk that ambiguities, inconsistencies, or errors in the documentation relating to a derivative transaction lead to a dispute with the counterparty or unintended investment results.

Additionally, participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets and, therefore, OTC derivatives generally expose a Fund to greater counterparty risk than exchange-traded derivatives.

Among other trading agreements, certain Funds are party to International Swaps and Derivatives Association, Inc. Master Agreements (“ISDA Agreements”) or other similar types of agreements with select counterparties that generally govern OTC derivative transactions entered into by such Funds. The ISDA Agreements typically include representations and warranties as well as contractual terms related to events of default and termination events, and may include collateral posting terms and netting provisions that apply in the event of a default and/or a termination event. Termination events may include the decline in the net assets of a Fund below a certain level over a specified period of time and entitle a counterparty to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty. Such an election by one or more of the counterparties could have a material adverse impact on a Fund’s operations. On the other hand, the bankruptcy or insolvency of the counterparty may allow a Fund to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty, and the relevant ISDA Agreement may permit the non-defaulting party to calculate a single net payment to close out applicable transactions. However, there is no guarantee that the terms of an ISDA Agreement will be enforceable, including, for example, when bankruptcy or insolvency laws impose restrictions on or prohibitions against termination or the right of offset obligations. Additionally, the netting and close out provisions of an ISDA Agreement may not extend to the obligations of the counterparty’s affiliates or across varying types of transactions.

Additional Risk Factors in Cleared Derivatives Transactions. Transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a transaction involving those swaps (“cleared derivatives”), a Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Funds are not members of clearing houses and only members of a clearing house (“clearing members”) can participate directly in the clearing house, the Funds hold cleared derivatives through accounts at clearing members. In cleared derivatives positions, the Funds make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

In some ways, cleared derivative arrangements are less favorable to mutual funds than bilateral arrangements, for example, by requiring that funds provide more margin for their cleared derivatives positions. Also, as a general matter, in contrast to a bilateral derivatives position, following a period of notice to a Fund, a clearing member at any time can require termination of an existing cleared derivatives position or an increase in margin requirements above those required at the outset of a transaction. Clearing houses also have broad rights to increase margin requirements for existing positions or to terminate those positions at any time. Any increase in margin requirements or termination of existing cleared derivatives positions by the clearing member or the clearing house could interfere with the ability of a Fund to pursue its investment strategy and any increase in margin held by a clearing member could expose a Fund to greater credit risk to its clearing member. Also, a Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that GMO expects to be cleared) and no clearing member is willing or able to clear the transaction on the Fund’s behalf. In those cases, the position might have to be terminated, and the Fund could lose some or all of the benefit of the position, including loss of an increase in the value of the position and/or loss of hedging protection. In addition, the documentation governing the relationship between the Funds and clearing members is generally is less favorable to the Funds than typical bilateral derivatives documentation. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by the Funds in favor of the clearing member for losses the clearing member incurs as the Funds’ clearing member. Also, such documentation typically does not provide the Funds any remedies if the clearing member defaults or becomes insolvent. While futures contracts entail similar risks, the risks likely are more pronounced for cleared swaps due to their more limited liquidity and market history.

Some types of cleared derivatives are required to be executed on an exchange or on a swap execution facility. A swap execution facility is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. While this execution requirement is designed to increase transparency and liquidity in the cleared derivatives market, trading on a swap execution facility can create additional costs and risks for the Funds. For example, swap execution facilities typically charge fees, and if a Fund executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. Also, a Fund may indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the swap execution facility.

If a Fund wishes to execute a package of transactions that include a swap that is required to be executed on a swap execution facility as well as other transactions (for example, a transaction that includes both a security and an interest rate swap that hedges interest rate exposure with respect to such security), the Fund may be unable to execute all components of the package on the swap execution facility. In that case, the Fund would need to trade some components of the package on the swap execution facility and other components in another manner, which could subject the Fund to the risk that some components would be executed successfully and others would not, or that the components would be executed at different times, leaving the Fund with an unhedged position for a period of time.

The U.S. government, the European Union, the United Kingdom, and certain other jurisdictions have adopted mandatory minimum margin requirements for bilateral derivatives. These rules impose minimum variation margin requirements and in some cases, minimum initial margin requirements. These and other rules and regulations could, among other things, further restrict a Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund or otherwise limiting liquidity. The implementation of the clearing requirement has increased the costs of derivatives transactions for the Funds, since the Funds have to pay fees to their clearing members and are typically required to post more margin for cleared derivatives than they have historically posted for bilateral derivatives. The costs of derivatives transactions are expected to increase further as clearing members raise their fees to cover the costs of additional capital requirements and other regulatory changes applicable to the clearing members. These rules and regulations are evolving, so their full impact on the Funds and the financial system are not yet fully known. While these rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e. the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, as noted above, central clearing and related requirements expose the Funds to different kinds of costs and risks.

Risks of Qualified Financial Contracts. Regulations adopted by federal banking regulators under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which took effect throughout 2019, require that certain qualified financial contracts (“QFCs”) with counterparties that are part of U.S. or foreign global systemically important banking organizations be amended to include contractual restrictions on close-out and cross-default rights. QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. If a covered counterparty of a Fund or certain of the covered counterparty’s affiliates were to become subject to certain insolvency proceedings, the Fund may be temporarily unable to exercise certain default rights, and the QFC may be transferred to another entity. Similar regimes have been adopted in the European Union and various other jurisdictions. These regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty and may prohibit a Fund from exercising termination rights based on the financial institution’s insolvency. In particular, in the European Union, governmental authorities could reduce, eliminate or convert to equity the liabilities to a Fund of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”). These requirements may impact a Fund’s credit and counterparty risks.

Use of Futures and Options, Interest Rate Floors, Caps and Collars, Certain Types of Swap Contracts and Related Instruments — Commodity Pool Operator Status. Each of Alternative Allocation Fund, Benchmark-Free Allocation Fund, Benchmark-Free Fund, Implementation Fund and SGM Major Markets Fund is a commodity pool under the Commodity Exchange Act (the “CEA”), and GMO is registered as a “commodity pool operator” under the CEA with respect to these Funds. As a result, additional CFTC-mandated disclosure, reporting and recordkeeping obligations apply to these Funds and compliance with the CFTC’s regulatory requirements could increase Fund expenses, adversely affecting a Fund’s total return.

GMO, with respect to each Fund not listed in the previous paragraph (the “Excluded Funds”), has claimed an exclusion from the definition of “commodity pool operator” under the CEA pursuant to CFTC Rule 4.5 (the “exclusion”). Accordingly, GMO is not subject to registration or regulation as a “commodity pool operator” under the CEA with respect to the Excluded Funds. For GMO to remain eligible for the exclusion, each Excluded Fund will be limited in its ability to use certain financial instruments regulated under the CEA (“commodity interests”), including futures and options on futures and certain swaps transactions. In the event that an Excluded Fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, GMO would be required to register as a “commodity pool operator” with the CFTC with respect to that Excluded Fund. The eligibility of GMO to claim the exclusion with respect to an Excluded Fund will be based upon, among other things, the level and scope of the Excluded Fund’s investment in commodity interests, the purposes of such investments, and the manner in which the Excluded Fund holds out its use of commodity interests. An Excluded Fund’s ability to invest in commodity interests (including, but not limited to, futures and swaps on broad-based securities indexes and interest rates) is limited by the requirements of Rule 4.5, which may adversely affect the Excluded Fund’s total return. In the event GMO becomes unable to rely on the exclusion in Rule 4.5 with respect to an Excluded Fund and GMO is required to register with the CFTC as a commodity pool operator with respect to an Excluded Fund, the Excluded Fund’s expenses may increase, adversely affecting that Excluded Fund’s total return.

Foreign Currency Transactions

Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the currency exchange markets, trade balances, the relative merits of investments in different countries, actual or perceived changes in interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, or by currency or exchange controls or political and economic developments in the United States or abroad. Currencies in which a Fund’s assets are denominated, or in which a Fund has taken a long position, may be devalued against other currencies, resulting in a loss to the Fund. Similarly, currencies in which a Fund has taken a short position may increase in value relative to other currencies, resulting in a loss to the Fund.

In addition, some currencies are illiquid (e.g., emerging country currencies), and a Fund may not be able to convert these currencies into U.S. dollars, in which case GMO may decide to purchase U.S. dollars in a parallel market with an unfavorable exchange rate. Exchange rates for many currencies (e.g., emerging country currencies) are particularly affected by exchange control regulations.

Funds that are permitted to invest in securities denominated in foreign currencies may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and options, and options on currencies. Those Funds may use such currency instruments for hedging, investment, and/or currency risk management. Currency risk management may include taking overweighted or underweighted currency positions relative to both the securities portfolio of a Fund and the Fund’s performance benchmark or index. Those Funds also may purchase forward foreign currency contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency-denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in non-U.S. markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce a Fund’s exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of a Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by a Fund if the value of the hedged currency increases. In addition, it is not always possible to hedge fully or perfectly against currency fluctuations affecting the value of the securities denominated in foreign currencies because the value of such securities also is likely to fluctuate because of independent factors not related to currency fluctuations. If a forward foreign currency contract is used for hedging, an imperfect correlation between movements in the price of the forward foreign currency contract and the price of the currency or other investment being hedged creates risk.

Forward foreign currency contracts involve a number of the same characteristics and risks as currency futures contracts (discussed below) but there also are several differences. Forward foreign currency contracts settle only at the pre-determined settlement date. This can result in deviations between forward foreign currency prices and currency futures prices, especially in circumstances where interest rates and currency futures prices are positively correlated. Second, in the absence of exchange trading and involvement of clearing houses, there are no standardized terms for forward currency contracts. Accordingly, the parties are free to establish such settlement times and underlying amounts of a currency as desirable, which may vary from the standardized provisions available through any currency futures contract.

A Fund also may purchase or sell currency futures contracts and options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, a Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. See “Options, Futures, and Forward Contracts — Futures” for more information on futures contracts and options on futures contracts.

A Fund also may purchase or sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of a Fund to reduce foreign currency risk using options. See “Options, Futures, and Forward Contracts — Currency Options and Quantity-Adjusting (“Quanto”) Options” for more information on currency options.

Repurchase Agreements

A Fund may (in the case of U.S. Treasury Fund, as a principal investment strategy) enter into repurchase agreements with banks and brokers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated or, in the case of U.S. Treasury Fund, usually a security backed by the full faith and credit of the U.S. government, such as a U.S. Treasury bill, bond or note) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford a Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund bears the risk of a seller’s failure to meet its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights thereto; (ii) possible reduced levels of income and lack of access to income during this period; and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement. Entering into repurchase agreements entails certain risks, which include the risk that the counterparty to the repurchase agreement may not be able to fulfill its obligations, as discussed above, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Description of Principal Risks — Counterparty Risk” in the Prospectus or Private Placement Memorandum.

Debt and Other Fixed Income Securities Generally

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this SAI as “fixed income securities.” Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See “Variable Rate Securities” and “Indexed Investments.” In addition, the Funds may create “synthetic” bonds which approximate desired risk and return profiles. This may be done where a “non-synthetic” security having the desired risk/return profile either is unavailable (e.g., short-term securities of certain foreign governments) or possesses undesirable characteristics (e.g., interest payments on the security would be subject to non-U.S. withholding taxes). See, for example, “Options, Futures, and Forward Contracts — Inflation-Linked Futures” above.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or “interest rate risk”) relates to changes in a security’s value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

In addition to market risk and credit risk, holders of fixed income securities are subject to inflation/deflation risk. Inflation risk is the risk that the value of assets or income from a Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of a Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely or materially impair the ability of distressed issuers to restructure, which may result in a decline in the net asset value of a Fund’s portfolio.

Because interest rates vary, the future income of a Fund that invests in floating rate fixed income securities cannot be predicted with certainty. To the extent a Fund invests in indexed securities, the future income of the Fund also will be affected by changes in those securities’ indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

The Funds may invest in a wide range of debt and fixed income instruments, including, but not limited to, Asset-Backed and Mortgage-Backed Securities, Brady Bonds, Euro Bonds, U.S. Government and Foreign Government Securities and Zero Coupon Securities, each of which is described below.

Cash and Other High Quality Investments

Many of the Funds may temporarily invest a portion of their assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Funds’ investments. These cash items and other high quality debt securities may include fixed income securities issued by the governments, agencies or instrumentalities of the U.S. and other developed market countries (e.g., Japan and Canada), bankers’ acceptances, commercial paper, and bank certificates of deposit. If a custodian holds cash on behalf of a Fund, the Fund may be an unsecured creditor in the event of the insolvency of the custodian. In addition, the Fund will be subject to credit risk with respect to such a custodian, which may be heightened to the extent the Fund takes a temporary defensive position.

U.S. Government Securities and Foreign Government Securities

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of a Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to satisfy their obligations to pay principal or interest payments.

The Federal Housing Finance Agency (“FHFA”) and the White House have made public statements regarding plans to consider ending the conservatorships of Fannie Mae and Freddie Mac. In the event that Fannie Mae and Freddie Mac are taken out of conservatorship, it is unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed and what effects, if any, there may be on Fannie Mae’s and Freddie Mac’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock certificate. Should Fannie Mae’s and Freddie Mac’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Funds.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, and the Inter-American Development Bank.

As with other fixed income securities, U.S. and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. or foreign government securities may fall during times of rising interest rates. Yields on U.S. and foreign government securities tend to be lower than those of corporate securities of comparable maturities. Generally, when interest rates on short-term U.S. Treasury obligations equal or approach zero, a Fund that invests a substantial portion of its assets in U.S. Treasury obligations, such as U.S. Treasury Fund, will have a negative return unless GMO waives or reduces its management fees.

On June 3, 2019, under the FHFA’s “Single Security Initiative,” Freddie Mac and Fannie Mae entered into a joint initiative to develop a common securitization platform for the issuance of a “uniform mortgage-backed security” or “UMBS,” in place of their separate offerings of “to be announced” (TBA)-eligible mortgage-backed securities. The Single Security Initiative seeks to generally align the characteristics of Freddie Mac and Fannie Mae mortgage-backed securities. The effects it may have on the market for mortgage-backed securities are uncertain and the issuance of UMBS may not achieve the intended results and may have unanticipated or adverse effects on the market for mortgage-backed securities.

In addition to investing directly in U.S. and foreign government securities, a Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. A Fund also may invest in Separately Traded Registered Interest and Principal Securities (“STRIPS”), which are interests in separately traded interest and principal component parts of U.S. Treasury obligations that represent future interest payments, principal payments, or both, are direct obligations of the U.S. government, and are transferable through the federal reserve book-entry system. Certificates of accrual and similar instruments may be more volatile than other government securities.

Municipal Securities

Municipal obligations are issued by or on behalf of states, territories and possessions of the United States, including Puerto Rico, and their political subdivisions, agencies and instrumentalities and the District of Columbia to obtain funds for various public purposes. Municipal obligations are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States. The ability of municipalities to meet their obligations will depend on the availability of tax and other revenues, economic, political, and other conditions within the state and municipality, and the underlying fiscal condition of the state and municipality. As with other fixed income securities, municipal securities also expose their holders to market risk because their values typically change as interest rates fluctuate. The value of a Fund’s investments in municipal securities may also be adversely affected by uncertainty related to the tax status of the securities and the rights of investors in the securities. In addition, the municipal securities market, or portions thereof, may experience substantial volatility or become distressed, particularly during recessions or similar periods of economic stress, and individual municipal securities may go into default, which would lead to heightened risks of investing in municipal securities generally. Such defaults may occur, for example, when municipalities that have issued securities are not able to meet interest or principal payments when such payments come due. Actual or perceived changes in the financial health of the municipal securities market as a whole or in part may affect the valuation of municipal securities held by a Fund. The secondary market for municipal securities also tends to be less well-developed and less liquid than many other securities markets, which may limit a Fund’s ability to sell its municipal securities at attractive prices, particularly in stressed market conditions.

The two principal classifications of municipal obligations are “notes” and “bonds.” Municipal notes are generally used to provide for short-term capital needs, such as to finance working capital needs of municipalities or to provide various interim or construction financing, and generally have maturities of one year or less. They are generally payable from specific revenues expected to be received at a future date or are issued in anticipation of long-term financing to be obtained in the market to provide for the repayment of the note. Municipal bonds, which meet longer-term capital needs and generally have maturities of more than one year when issued, have two principal classifications: “general obligation” bonds and “revenue” bonds. Issuers of general obligation bonds, the proceeds of which are used to fund a wide range of public projects including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes, include states, counties, cities, towns and regional districts. The basic security behind general obligation bonds is the issuer’s pledge of its full faith, credit, and taxing power for the payment of principal and interest.

Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. The principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Although the principal security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund whose monies also may be used to make principal and interest payments on the issuer’s obligations. In addition to a debt service reserve fund, some authorities provide further security in the form of a state’s ability (without obligation) to make up deficiencies in the debt reserve fund.

Securities purchased for a Fund may include variable/floating rate instruments, variable mode instruments, put bonds, and other obligations that have a specified maturity date but also are payable before maturity after notice by the holder. There are, in addition, a variety of hybrid and special types of municipal obligations as well as numerous differences in the security of municipal obligations both within and between the two principal classifications (i.e. notes and bonds). A Fund also may invest in credit default swaps on municipal securities. See “Swap Contracts and Other Two-Party Contracts — Swap Contracts.”

See the “Taxes” section for a discussion of the tax treatment of municipal obligations at the Fund and shareholder level.

Puerto Rico Municipal Securities. Municipal obligations issued by the Commonwealth of Puerto Rico or its political subdivisions, agencies, instrumentalities, or public corporations may be affected by economic, market, political, and social conditions in Puerto Rico. Puerto Rico currently is experiencing significant fiscal and economic challenges, including substantial debt service obligations, high levels of unemployment, underfunded public retirement systems, and persistent government budget deficits. These challenges and uncertainties have been exacerbated by hurricane Maria and the resulting natural disaster in Puerto Rico. These challenges may negatively affect the value of a Fund’s investments in Puerto Rico municipal securities. Major ratings agencies have downgraded the general obligation debt of Puerto Rico to below investment grade and continue to maintain a negative outlook for this debt, which increases the likelihood that the rating will be lowered further. In both August 2015 and January 2016, Puerto Rico defaulted on its debt by failing to make full payment due on its outstanding bonds, and there can be no assurance that Puerto Rico will be able to satisfy its future debt obligations. Further downgrades or defaults may place additional strain on the Puerto Rico economy and may negatively affect the value, liquidity, and volatility of a Fund’s investments in Puerto Rico municipal securities. In 2016, the Puerto Rico Oversight, Management, and Economic Stability Act, known as “PROMESA,” was signed into law. Among other things, PROMESA established a federally-appointed Oversight Board to oversee Puerto Rico’s financial operations and provides Puerto Rico a path to restructuring its debts, thus increasing the risk that Puerto Rico may never pay off municipal indebtedness, or may pay only a small fraction of the amount owed. Proceedings under PROMESA remain ongoing, and it is unclear at this time how those proceedings will be resolved or what impact they will have on the value of a Fund’s investments in Puerto Rico municipal securities.

Auction Rate Securities

Auction rate securities consist of auction rate municipal securities and auction rate preferred securities sold through an auction process issued by closed-end investment companies, municipalities and governmental agencies. Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by “Dutch” auction in which bids are made by brokers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities.

Real Estate Investment Trusts and Other Real Estate-Related Investments

Certain Funds may invest in pooled real estate investment vehicles (so-called “real estate investment trusts” or “REITs”) and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers, and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate. Factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in operations costs and property taxes, levels of occupancy, adequacy of rent to cover operating expenses, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition, and other risks related to local and regional market conditions. The value of real estate-related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issued by those REITs. Some REITs have relatively small market capitalizations, which can tend to increase the volatility of the market prices of their securities.

REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Funds may invest in different types of REITs, including equity REITs, mortgage REITs, and hybrid REITs. Equity REITs, which invest in and own real estate directly, generally invest a majority of their assets in income-producing properties to generate cash flow from rental income and gradual asset appreciation. The income-producing properties in which equity REITs invest typically include land, office, retail, industrial, hotel and apartment buildings, self storage, specialty and diversified and healthcare facilities. Equity REITs can realize capital gains (or losses) by selling properties that have appreciated (or depreciated) in value. Mortgage REITs, which make construction, development, or long-term mortgage loans, generally invest the majority of their assets in real estate mortgages or mortgage-backed securities and derive their income primarily from interest payments on the mortgages. Hybrid REITs share characteristics of equity REITs and mortgage REITs.

REITs can be listed and traded on national securities exchanges or can be traded privately between individual owners. An exchange-traded REIT is generally more liquid than a REIT that is not traded on a securities exchange. The Funds may invest in both exchange-traded and privately traded REITs.

In general, the value of a REIT’s shares changes in light of factors affecting the real estate industry. In addition, equity REITs may be affected by any changes in the value of the underlying property owned by the trusts, while mortgage REITs may be affected by the quality of any credit extended. REITs are also subject to the risk of fluctuations in income from underlying real estate assets, poor performance by the REIT’s manager and the manager’s inability to manage cash flows generated by the REIT’s assets, prepayments and defaults by borrowers, self-liquidation, adverse changes in the tax laws, and, with regard to U.S. REITs (as defined in the “Taxes” section), the risk of failing to qualify for tax-free pass-through of income under the Code and/or to maintain exempt status under the 1940 Act. If a REIT were not to be eligible for the favorable tax treatment afforded to REITs under the Code, it would be subject to federal income tax, thus reducing its value. See the “Taxes” section for a discussion of special tax considerations relating to a Fund’s investments in U.S. REITs.

By investing in REITs indirectly through a Fund, an investor will bear not only his or her proportionate share of the expenses of the Fund, but also, indirectly, similar expenses of REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to investors. Investments in REITs are subject to risks associated with the direct ownership of real estate.

Asset-Backed and Related Securities

An asset-backed security is a fixed income security that predominantly derives its creditworthiness from cash flows relating to a pool of assets. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, student loans, sub-prime mortgages, and credit card receivables), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below. Investments in asset-backed securities are subject to all of the market risks for fixed income securities described in the Prospectus or Private Placement Memorandum under “Description of Principal Risks — Market Risk — Fixed Income” and elsewhere in this SAI.

Mortgage-Backed Securities. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages, which may include sub-prime mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Freddie Mac, Fannie Mae, and FHLBs), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan’s scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans may result in early payment of the applicable mortgage-backed securities held by a Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, further deterioration of worldwide economic and liquidity conditions, the location of the property underlying the mortgage, the age of the mortgage loan, governmental action, including legal impairment of underlying home loans, changes in demand for products financed by those loans, the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities.

There are fewer investors in mortgage-backed securities markets and those investors are more homogenous than in markets for other kinds of securities. If a number of market participants are impacted by negative economic conditions, forced selling of mortgage-backed securities unrelated to fundamental analysis could depress market prices and liquidity significantly and for a longer period of time than in markets with greater liquidity.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Securities issued by private organizations may not be readily marketable. When worldwide economic and liquidity conditions deteriorated in 2008, mortgage-backed securities became subject to greater illiquidity risk. These conditions may occur again. Ongoing developments in the residential and commercial mortgage markets may have additional consequences for the market for mortgage-backed securities. During the periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. The effects of the COVID-19 virus, and governmental responses to the effects of the virus, may result in increased delinquencies and losses and have other, potentially unanticipated, adverse effects on such investments and the markets for those investments. Many so-called sub-prime mortgage pools have become distressed during the periods of economic distress and may trade at significant discounts to their face value during such periods. Also, government actions and proposals affecting the terms of underlying home loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on mortgage-backed securities. Although liquidity of mortgage-backed securities has improved, there can be no assurance that in the future the market for mortgage-backed securities will continue to improve and become more liquid. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in “Other Asset-Backed Securities” below. The risk of defaults associated with mortgage-backed securities is generally higher in the case of mortgage-backed investments that include sub-prime mortgages. See “Description of Principal Risks — Market Risk — Asset-Backed Securities” and “— Credit Risk” in the Prospectus or Private Placement Memorandum for more information regarding credit and other risks associated with investments in asset-backed securities.

Mortgage-backed securities may include Variable Rate Securities as such term is defined in “Variable Rate Securities” below.

Other Asset-Backed Securities. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities may be subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above. Similar to mortgage-backed securities, other asset-backed securities face illiquidity risk from worldwide economic and liquidity conditions as described above in “Mortgage-Backed Securities.” The risk of investing in asset-backed securities has increased since 2008 because performance of the various sectors in which the assets underlying asset-backed securities are concentrated (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) has become more highly correlated.

Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., the amount of underlying assets or other support available to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Principal repayments of asset-backed securities are at risk if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the securities’ credit support. The issuance of underlying assets may be subject to bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. In addition, the existence of insurance on an asset-backed security does not guarantee that principal and/or interest will be paid because the insurer could default on its obligations. During the 2008 global financial crisis, a significant number of asset-backed security insurers defaulted on their obligations.

The market value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The market value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation for underlying assets (e.g., failure to properly document a security interest in the underlying collateral) can affect the rights of the holders of those underlying assets. In addition, the insolvency of an entity that generated the assets underlying an asset-backed security is likely to result in a decline in the market price of that security as well as costs and delays.

Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit card receivables are unsecured. In addition, a Fund may invest in securities backed by pools of corporate or sovereign bonds, bank loans to corporations, or a combination of bonds and loans, many of which may be unsecured (commonly referred to as “collateralized debt obligations” or “collateralized loan obligations”) (see “Collateralized Debt Obligations” (“CDOs”)). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit card.

In many securitizations, CDOs and similar transactions, there are asset and counterparty performance requirements that must be met to ensure income is paid to all investors, rather than being retained in a lock-up or cash reserve as additional credit or liquidity support for senior investors. If a Fund takes subordinated positions in such transactions, or if a diversion were to occur, it could result in an elimination, deferral or reduction of the income received by the Fund.

Each loan portfolio underlying a securitization is administered by a servicer whose role may include underwriting the loan portfolio, arranging its securitization, administering cash flows and arrears, and overseeing the realization of security where a loan has gone into default. A Fund’s investment and the return to the Fund may be adversely impacted where, among other things, the servicer (1) fails to follow best practices in realizing any security values, or (2) fails to adequately administer the loans that fall into arrears or default. In the event that the servicer is unable to meet its administrative obligations, a substitute servicer will need to be appointed. There is a risk that a substitute servicer will not be available when required, that the substitute servicer will not be able to perform its duties with the requisite level of skill and competence or that it will require extra time to assume responsibility for the portfolio.

Collateralized Mortgage Obligations (“CMOs”); Residuals and Strips. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association (“Ginnie Mae”) and their income streams, and which also may include whole mortgage loans and private mortgage bonds.

CMOs are issued in multiple classes, often referred to as “tranches.” Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the “Collateral”). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or other asset-backed securities.

The Funds also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer’s management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer’s debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only (“IO/PO Strips”) on the underlying mortgages.

IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at a variable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

Collateralized Debt Obligations (“CDOs”). A Fund may invest in CDOs, which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities. A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include U.S. and non-U.S. senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade, or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the bonds or loans in the trust, and therefore protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection from the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults (including collateral default), the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which a Fund invests. The Funds may invest in any tranche of a CBO or CLO. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, a Fund may characterize its investments in CDOs as illiquid. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this SAI and the Prospectus or Private Placement Memorandum, including interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates), default risk, prepayment risk, credit risk (including adverse credit spread moves), illiquidity risk, market risk, structural risk, and legal risk. Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments; (ii) the possibility that the quality of the collateral may decline in value or default, due to factors such as the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans, or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral, and the capability of the servicer of the securitized assets (particularly where the underlying collateral in a loan portfolio is not individually assessed prior to purchase); (iii) market and illiquidity risks affecting the price of a structured finance investment, if required to be sold, at the time of sale; and (iv) if the particular structured product is invested in a security in which a Fund is also invested, this would tend to increase the Fund’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

The Funds may invest in covered bonds, which are debt securities issued by banks or other credit institutions that are backed by both the issuing institution and underlying pool of assets that compose the bond (a “cover pool”). The cover pool for a covered bond is typically composed of residential or commercial mortgage loans or loans to public sector institutions. A covered bond may lose value if the credit rating of the issuing bank or credit institution is downgraded or the quality of the assets in the cover pool deteriorates.

Variable Rate Securities

Variable rate securities are securities that have interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Variable rate securities include U.S. government securities and securities of other issuers. Some variable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of variable rate securities, changes in market interest rates or changes in the issuer’s creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on variable rate securities may lag changes in prevailing market interest rates. Also, some variable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, variable rate securities are less likely than non-variable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

Mezzanine Securities

A Fund may invest in mezzanine securities, which are unsecured securities that are senior to common stock or other equities but that are subordinated to substantial amounts of senior debt. Holders of mezzanine securities are generally not entitled to receive any payments in bankruptcy or liquidation until senior creditors are paid in full. In addition, the legal remedies available to holders of mezzanine securities are normally limited by contractual restrictions benefiting senior creditors. In the event a company in which a Fund holds mezzanine securities cannot generate adequate cash flow to meet senior debt service, the Fund may suffer a partial or total loss of capital invested. In situations where some or all of the senior debt is unsecured, distributions in respect of mezzanine securities may be substantially less than distributions payable to other unsecured creditors. Because issuers of mezzanine securities are often highly leveraged, their relatively high debt-to-equity ratios create increased risks that their operations cannot generate adequate cash flow to meet senior debt service.

Below Investment Grade Securities

Some Funds may invest some or all of their assets in securities or instruments rated below investment grade (that is, rated below Baa3/P-3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB-/A-3 by Standard & Poor’s (“S&P”) for a particular security/commercial paper, or securities unrated by Moody’s or S&P that are determined by GMO to be of comparable quality to securities so rated) at the time of purchase, including securities in the lowest rating categories and comparable unrated securities (“Below Investment Grade Securities”) (commonly referred to as “high yield” or “junk bonds”). In addition, some Funds may hold securities that are downgraded to below investment grade status after the time of purchase by the Funds (sometimes referred to as “fallen angel” securities). The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic, regulatory or other conditions (including, for example, a substantial period of rising interest rates or declining earnings) may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield debt are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. High yield securities may be unsecured and may be subordinate to other obligations of the issuer, including obligations to senior creditors, trade creditors and employees. In addition, many issuers of high yield debt may be (i) in poor financial condition; (ii) experiencing poor operating results; (iii) having substantial capital needs or negative net worth; or (iv) facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. A Fund’s investments in Below Investment Grade Securities are more dependent on GMO’s own credit analysis than its investments in higher quality bonds. Certain of these securities may not be publicly traded, and therefore it may be difficult to obtain information as to the true condition of the issuers. Overall declines in the below investment grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield debt is often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High yield debt has historically experienced greater default rates than has been the case of investment grade securities.

The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities than for other types of securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value and are more likely to be fair valued (see “Determination of Net Asset Value” in the Prospectus or Private Placement Memorandum and herein), particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried on the books of a Fund. Some Below Investment Grade Securities in which a Fund invests may be in poor standing or in default.

Consolidation in the financial services industry has resulted in there being fewer market makers for high yield debt securities, which may result in further risk of illiquidity and volatility with respect to high yield debt securities held by a Fund, and this trend may continue in the future. Furthermore, high yield debt securities held by a Fund may not be registered under the Securities Act of 1933, as amended, (the “1933 Act”), and, unless so registered, the Fund will not be able to sell such high yield debt securities except pursuant to an exemption from registration under the 1933 Act. This may further limit the Fund’s ability to sell high yield debt securities or to obtain the desired price for such securities.

Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See “Appendix B — Commercial Paper and Corporate Debt Ratings” for more information concerning commercial paper and corporate debt ratings.

Distressed or Defaulted Debt Securities

Some Funds may invest, directly or indirectly (through derivatives or other funds), in securities, claims, and obligations of U.S. and non-U.S. issuers which are experiencing significant financial or business difficulties (including companies involved in bankruptcy or other reorganization and liquidation proceedings). A Fund may purchase distressed securities and instruments of all kinds, including equity and debt instruments and, in particular, loans, loan participations, claims held by trade or other creditors, bonds, notes, non-performing and sub-performing mortgage loans, beneficial interests in liquidating trusts or other similar types of trusts, fee interests and financial interests in real estate, partnership interests and similar financial instruments, executory contracts and participations therein, many of which are not publicly traded and which may involve a substantial degree of risk.

Investments in distressed or defaulted debt securities generally are considered speculative and may involve substantial risks not normally associated with investments in higher quality securities, including adverse business, financial or economic conditions that can lead to payment defaults and insolvency proceedings on the part of their issuers. For example, investment in stressed or distressed loans are often less liquid than performing loans. In addition, the market may be less liquid for distressed or defaulted securities than for other types of securities. Reduced liquidity can affect the values of distressed or defaulted securities, make their valuation and sale more difficult, and result in greater volatility.

In particular, defaulted obligations might be repaid, if at all, only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. The amount of any recovery may be adversely affected by the relative priority of the Fund’s investment in the issuer’s capital structure. The ability to enforce obligations may be adversely affected by actions or omissions of predecessors in interest that give rise to counterclaims or defenses, including causes of action for equitable subordination or debt recharacterization. In addition, such investments, collateral securing such investments, and payments made in respect of such investments may be challenged as fraudulent conveyances or to be subject to avoidance as preferences under certain circumstances.

Investments in distressed securities inherently have more credit risk than do investments in similar securities and instruments of non-distressed companies, and the degree of risk associated with any particular distressed securities may be difficult or impossible for GMO to determine within reasonable standards of predictability. A Fund may invest in companies that are in the process of exiting, or that have recently exited, the bankruptcy process. Investments in post-reorganization securities typically entail a higher degree of risk than investments in securities that have not recently undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If a Fund’s evaluation of the anticipated outcome of an investment should prove inaccurate, the Fund could experience a loss. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed securities is unusually high.

If GMO’s assessment of the eventual recovery value of a defaulted debt security proves incorrect, a Fund may lose a substantial portion or all of its investment or may be required to accept cash or instruments worth less than its original investment.

Investments in financially distressed companies domiciled outside the United States involve additional risks. Bankruptcy law and creditor reorganization processes may differ substantially from those in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.

In addition, investments in the above-noted instruments may present special tax issues for a Fund. See the “Taxes” section for more information.

Risks of Litigation. Investing in securities issued by companies under financial or business stress can be a contentious and adversarial process that involves litigation. Different investor groups may have qualitatively different, and frequently conflicting, interests. A Fund may have indemnification obligations in connection with any such litigation. In particular, the Fund may be obligated to indemnify its trustees, GMO and any director, officer, partner, member, stockholder, controlling person or employee of GMO and any person serving at the request of the Fund.

Liquidation and Litigation Trusts. A Fund may invest or otherwise acquire, such as in a distribution pursuant to a plan of reorganization, interests or instruments in liquidation, litigation, and/or similar trusts which may provide a recovery to its beneficiaries by asserting litigation claims or otherwise liquidating assets of a debtor. Interests or instruments in liquidation, litigation or similar trusts could be illiquid and/or difficult to value. Any recovery pursuant to an interest or instrument in such trusts may be significantly delayed as a result of prolonged litigation or other proceedings, which may not be successful and could result in no recovery to the beneficiaries of the trust.

Rescue Financings and DIP Loans. A Fund may support and/or participate in the provision of rescue financings, which are typically secured loans structured to generate high risk-adjusted returns extended to distressed companies that have not yet filed for bankruptcy protection. Such Funds also may support and/or participate in the provision of debtor-in-possession (“DIP”) loans to companies undergoing bankruptcy reorganization to assist them with their financing needs during the reorganization process. In this context, a Fund generally will obtain a secured and/or a priority claim against the borrower’s assets that would permit the Fund to foreclose on its collateral if the borrower fails to restructure or reorganize. In addition, if the Fund wished to participate in the restructured or reorganized entity, it could agree to convert its loan into securities issued in connection with the restructuring or reorganization. If the borrower fails to successfully restructure or reorganize, or if the assets pledged as collateral for the Fund’s DIP or rescue loan are insufficient, the Fund may not be able to recover the full amount lent to the borrower and may lose money.

Participation on Creditors’ Committees. Generally, when a Fund holds bonds or other fixed income securities of an issuer, the Fund becomes a creditor of the issuer. Although under no obligation to do so, a Fund may participate on committees formed by creditors to negotiate the management of financially troubled issuers that may or may not be in bankruptcy or the Fund may seek to negotiate directly with the issuers with respect to restructuring issues. If the Fund does join a creditors’ committee, the participants of the committee would be interested in obtaining an outcome that is in their respective individual best interests and there can be no assurance of obtaining results most favorable to the Fund in such proceedings. By participating on such committees, a Fund may be deemed to have duties to other creditors represented by the committees, which might thereby expose the Fund to liability to such other creditors who disagree with the Fund’s actions. As a member of a creditors’ committee, a Fund also may be provided with material non-public information that may restrict the Fund’s ability to trade in the issuer’s securities. A Fund may determine in good faith that its trading activities are not restricted and may trade in the issuer’s securities while engaged in the issuer’s restructuring activities. Such trading creates a risk of litigation and liability that may cause the Fund to incur significant legal fees and potential losses.

Risks Associated with Bankruptcy and Insolvency Cases. Many of the events within a bankruptcy or insolvency case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a court would not approve actions which may be contrary to the interests of a Fund.

Generally, the duration of a bankruptcy or insolvency case can only be estimated. The reorganization of a company usually involves the development and negotiation of a plan of reorganization, plan approval by creditors and confirmation by the court. This process can involve substantial legal, professional and administrative costs to the company and the Fund; it is subject to unpredictable and lengthy delays; and during the process the company’s competitive position may erode, key management personnel may depart and the company may not be able to invest adequately. In many cases, the company may not be able to reorganize and may be required to liquidate assets. In addition, the debt of companies in financial reorganization may not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, the effect of a bankruptcy filing on a company may adversely and permanently affect the company. The company may lose its market position and key employees and otherwise become incapable of restoring itself as a viable entity. If for this or any other reason the proceeding is converted to a liquidation, the realization value of the company may not equal the realization value that was believed to exist at the time of the investment.

During a bankruptcy case, an automatic stay will prevent all creditors from taking action against the debtor to collect on amounts owed to such creditors. Unless a creditor’s claim in such case is secured by assets having a value in excess of such claim, no interest will be permitted to accrue and, therefore, a creditor’s return on investment can be adversely affected by the passage of time during which the plan of reorganization of the debtor is being negotiated, approved by the creditors and confirmed by the bankruptcy court.

The administrative costs in connection with a bankruptcy proceeding are frequently high and will generally be paid out of the debtor’s estate prior to any return to creditors (other than out of assets or proceeds thereof which are subject to valid and enforceable liens and other security interests) and equity holders. In addition, certain claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be quite high.

U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for purposes of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Fund’s influence with respect to a class of securities can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class.

Claims in bankruptcy cases are often paid at less than par and, depending on the debtor’s asset and liabilities, there may be no recovery at all for some classes of creditors. The claims of secured creditors are often paid out over time. Initially, only the debtor may file a proposed plan of reorganization. While the U.S. Bankruptcy Code permits other parties-in-interest to file proposed plans of reorganization after the debtors’ “exclusive period” to do so ends, bankruptcy courts often extend the debtor’s exclusive period, which effectively permits only the debtor to file a proposed reorganization plan. While creditors can vote on the plan of reorganization the unanimous consent of all creditor classes is not necessarily required for the bankruptcy court to confirm the plan. Therefore, a plan can, subject to the provisions of the U.S. Bankruptcy Code, be “crammed down” on dissenting classes of creditors.

Even if a class of claims is entitled to a recovery in a reorganization or liquidation proceeding, such recovery could be in the form of instruments or interests different from the form of instrument or interest which formed the basis for the claims, including debt securities, equities, warrants, options, cash, interests in litigation claims or trusts formed to pursue such litigation claims, interests in liquidation trusts, or other property or interests, any of which could be illiquid and/or difficult to value.

Furthermore, there are instances where creditors and equity holders may lose their ranking and priority when they act inequitably in taking over management and functional operating control of a debtor or otherwise. Creditors, particularly creditors that own equity or are in control of a debtor, also may lose priority in situations where a bankruptcy court determines that debt should be recharacterized as equity base on the perceived “intent” of the parties as determined by the bankruptcy court.

Notwithstanding the corporate structure of various debtor entities, such as special purpose entities created to hold assets and to structure or bankruptcy remoteness, such entities may, in certain cases, be substantively consolidated in bankruptcy proceedings, which can affect the outcome of such proceedings and adversely affect the amounts ultimately received by creditors.

The U.S. Bankruptcy Code and other laws and regulations affecting debtors’ and creditors’ rights are subject to change, including by way of legislative action or judicial interpretation. Such changes could alter the expected outcome or introduce greater uncertainty regarding the expected outcome of an investment situation of a Fund, which may adversely affect such investment of the Fund’s investment program.

Investments in the debt of financially stressed companies domiciled outside the United States involve additional risks. Bankruptcy law and process may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights (including the right to enforce liens on collateral), reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.

Risks of Pre-filing Investments. A Fund may invest in the securities and obligations issued by issuers that are financially distressed and that GMO expects will commence bankruptcy proceedings, including debt obligations that are in covenant or payment default (each such issuer a “pre-filing issuer”). GMO generally considers such investments to be speculative. The repayment of defaulted obligations is subject to significant uncertainties. These loans are subject to the risks inherent in the bankruptcy process and do not possess certain protections, such as priming liens, afforded to other creditors. It is possible that a creditor making an investment prior to the commencement of bankruptcy proceedings will be deemed to have acted inequitably and consequently lose ranking and priority. In addition, investments in pre-filing issuers are more likely to be challenged as fraudulent conveyances and amounts paid on the investment may be subject to avoidance as preferences under certain circumstances.

Leveraged Companies

A Fund’s investments may provide exposure to companies whose capital structures have significant leverage. Such investments are inherently more sensitive to declines in revenues and to increases in expenses and interest rates. The leveraged capital structure of such investments will increase the exposure of the companies to adverse economic factors such as downturns in the economy or deterioration in the condition of the company or its industry. Additionally, the securities acquired by a Fund may be the most junior securities in what may be a complex capital structure, and thus subject to the greatest risk of loss.

Brady Bonds

Brady Bonds are securities created through the restructuring of commercial bank loans to public and private entities under a debt restructuring plan introduced by former U.S. Secretary of the Treasury Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in Mexico, Uruguay, Venezuela, Costa Rica, Argentina, Nigeria, the Philippines, and other emerging countries.

Brady Bonds may be collateralized, are issued in various currencies (but primarily the U.S. dollar), and are traded in OTC secondary markets. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

The valuation of a Brady Bond typically depends on an evaluation of: (i) any collateralized repayments of principal at final maturity; (ii) any collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayments of principal at maturity (the uncollateralized amounts constitute the “residual risk”). In light of the history of prior defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative regardless of the current credit rating of the issuer. There are very few remaining Brady Bonds in existence today.

Euro Bonds

Euro bonds are securities denominated in U.S. dollars or another currency and sold to investors outside of the country whose currency is used. Euro bonds may be issued by government or corporate issuers, and are typically underwritten by banks and brokerage firms in numerous countries. While Euro bonds often pay principal and interest in U.S. dollars held in banks outside of the United States (“Eurodollars”), some Euro bonds may pay principal and interest in other currencies. Euro bonds are subject to the same risks as other fixed income securities. See “Debt and Other Fixed Income Securities Generally.”

Zero Coupon Securities

A Fund investing in “zero coupon” fixed income securities accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. Each Fund that is a RIC under the Code is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, a Fund may have to sell other investments to obtain cash to make income distributions (including at a time when it may not be advantageous to do so). See the “Taxes” section. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips and STRIPS.

Indexed Investments

Each Fund may invest in various transactions and instruments that are designed to track the performance of an index (including, but not limited to, securities indices and credit default indices). Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, group of instruments, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

While investments that track the performance of an index may increase the number, and thus the diversity, of the underlying assets to which the Fund is exposed, such investments are subject to many of the same risks of investing in the underlying assets that comprise the index discussed elsewhere in this section, as well as certain additional risks that are not typically associated with investments in such underlying assets. An investment that is designed to track the performance of an index may not replicate and maintain exactly the same composition and relative weightings of the assets in the index. Additionally, the liquidity of the market for such investments may be subject to the same conditions affecting liquidity in the underlying assets and markets and could be relatively less liquid in certain circumstances. The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the United States and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer’s creditworthiness.

A Fund’s investments in certain indexed securities, including inflation-indexed bonds, may generate taxable income in excess of the interest they pay to the Fund, which may cause the Fund to sell investments to obtain cash to make income distributions to shareholders (including at a time when it may not be advantageous to do so). See the “Taxes” section.

In addition, the increasing popularity of passive index-based investing may have the potential to increase security price correlations and volatility. As passive strategies generally buy or sell securities based simply on inclusion and representation in an index, securities prices will have an increasing tendency to rise or fall based on whether money is flowing into or out of passive strategies rather than based on an analysis of the prospects and valuation of individual securities. This may result in increased market volatility as more money is invested through passive strategies.

Currency-Indexed Securities. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

Inverse Floating Obligations. Indexed securities in which a Fund may invest include so-called “inverse floating obligations” or “residual interest bonds” on which the interest rates typically decline as the index or reference rates, typically short-term interest rates, increase and increase as index or reference rates decline. An inverse floating obligation may have the effect of investment leverage to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest. Generally, leverage will result in greater price volatility.

Inflation-Indexed Bonds. Some Funds may invest in inflation-indexed bonds and in futures contracts on inflation-indexed bonds. See “Options, Futures, and Forward Contracts — Inflation-Linked Futures” for a discussion of inflation-linked futures. Inflation-indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation/deflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation/deflation into the principal value of the bond. Many other issuers adjust the coupon accruals for inflation related changes.

Inflation-indexed securities issued by the U.S. Treasury (or TIPS) have maturities of approximately three, five, ten, or thirty years, although it is possible that securities that have other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation-indexed bond with a par value of  $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward and, consequently, the interest they pay (calculated with respect to a smaller principal amount) will be reduced. The U.S. government guarantees the repayment of the original bond principal upon maturity (as adjusted for inflation) in the case of a TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. A Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The market price of inflation-indexed bonds (including TIPS) normally changes when real interest rates change. Their value typically declines during periods of rising real interest rates (i.e. nominal interest rate minus inflation) and increases during periods of declining real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e. stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates (i.e. nominal interest rate minus inflation) might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. In some interest rate environments, such as when real interest rates are rising faster than nominal interest rates, the market price of inflation-indexed bonds may decline more than the price of non-inflation-indexed (or nominal) fixed income bonds with similar maturities. Moreover, if the index measuring inflation falls, the principal value of inflation-indexed bond investments will be adjusted downward, and, consequently, the interest they pay (calculated with respect to a smaller principal amount) will be reduced.

Although inflation-indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation-indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by a Fund from inflation-indexed bonds are included in the Fund’s gross income for the period in which they accrue. Any increase in the principal amount of an inflation-indexed bond constitutes taxable ordinary income to the Fund, even though principal is not paid until maturity. In each case, a Fund may be required to distribute the accrued income to its shareholders, even though the Fund may not receive a corresponding amount of cash on a current basis, which could require a Fund to liquidate investments, including when it is not advantageous to do so, in order to make required distributions. Decreases to principal amounts may not be currently deductible from a U.S. federal tax perspective.

Structured Notes

Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the “reference”) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

Firm Commitments, When-Issued Securities, and TBAs

Some Funds may enter into firm commitments and similar agreements with banks or brokers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, a Fund that invests in fixed income securities may enter into a firm commitment agreement if GMO anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. A Fund generally does not earn income on the securities it has committed to purchase until after delivery. A Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).

Certain Funds may purchase or sell securities, including mortgage-backed securities, in the to-be-announced (“TBA”) market. A TBA purchase commitment is a security that is purchased or sold for a fixed price and the underlying securities are announced at a future date. The seller does not specify the particular securities to be delivered. Instead, a Fund agrees to accept any security that meets specified terms. For example, in a TBA mortgage-backed security transaction, a Fund and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. The purchaser of TBA securities generally is subject to increased market risk and interest rate risk because the delivered securities may be less favorable than anticipated by the purchaser.

FINRA rules have been adopted that include mandatory margin requirements for the TBA market with limited exceptions. TBAs have historically not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could increase the cost of TBA transactions and impose added operational complexity.

Loans (Including Bank Loans), Loan Participations, and Assignments

Some Funds may invest in direct debt instruments, which are interests in amounts owed to lenders or lending syndicates, to suppliers of goods or services, or to other parties by a corporate, governmental, or other borrower. Such “loans” may include bank loans, promissory notes, and loan participations, or in the case of suppliers of goods or services, trade claims or other receivables. Investments in direct debt instruments are subject to a Fund’s policies regarding the quality of debt investments generally. Such instruments may include term loans and revolving loans, may pay interest at a fixed or floating rate, and may be senior or subordinated. The Funds may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation).

Purchases of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest, and adverse changes in the creditworthiness of the borrower may affect its ability to pay principal and interest. Direct debt instruments may not be rated by any rating agency. In the event of non-payment of interest or principal, loans that are secured offer a Fund more protection than comparable unsecured loans. However, no assurance can be given that the collateral for a secured loan can be liquidated or that the proceeds will satisfy the borrower’s obligation. Investment in the indebtedness of borrowers with low creditworthiness involves substantially greater risks, and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Investments in sovereign debt similarly involve the risk that the governmental entities responsible for repayment of the debt may be unable or unwilling to pay interest and repay principal when due. The bank loans acquired by a Fund may be below investment grade, unrated, and/or undersecured.

When investing in a loan participation, a Fund typically purchases participation interests in a portion of a lender’s or participant’s interest in a loan but has no direct contractual relationship with the borrower. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating in the interest, not with the borrower. The Fund must rely on the seller of the participation interest not only for the enforcement of the Fund’s rights against the borrower but also for the receipt and processing of principal, interest, or other payments due under the loan. This may subject the Fund to greater delays, expenses, and risks than if the Fund could enforce its rights directly against the borrower. In addition, the Fund generally will have no rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. A participation agreement also may limit the rights of the Fund to vote on changes that may be made to the underlying loan agreement, such as waiving a breach of a covenant. In addition, under the terms of a participation agreement, the Fund may be treated as a creditor of the seller of the participation interest (rather than of the borrower), thus exposing the Fund to the credit risk of the seller in addition to the credit risk of the borrower. Additional risks include inadequate perfection of a loan’s security interest, the possible invalidation or compromise of an investment transaction as a fraudulent conveyance or preference under relevant creditors’ rights laws, the validity and seniority of bank claims and guarantees, environmental liabilities that may arise with respect to collateral securing the obligations, and adverse consequences resulting from participating in such instruments through other institutions with lower credit quality.

Bank loans and participation interests may not be readily marketable and may be subject to restrictions on resale. There can be no assurance that future levels of supply and demand in loan or loan participation trading will provide an adequate degree of liquidity and no assurance that the market will not experience periods of significant illiquidity in the future.

Investments in loans through direct assignment of a lender’s interests may involve additional risks to a Fund. For example, if a secured loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, under legal theories of lender liability, the Fund potentially might be held liable as a co-lender.

A loan is often administered by a bank or other financial institution that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. Unless, under the terms of the loan or other indebtedness a Fund has direct recourse against the borrower, it may have to rely on the agent to enforce its rights against the borrower.

GMO may, with respect to its management of investments in certain loans for a Fund, seek to remain flexible to purchase and sell other securities in the borrower’s capital structure, by remaining “public.” In such cases, GMO will seek to avoid receiving material, non-public information about the borrowers to which the Fund may lend (through assignments, participations or otherwise). GMO’s decision not to use material, non-public information about borrowers may place GMO at an information disadvantage relative to other lenders. Also, in instances where lenders are asked to grant amendments, waivers or consents in favor of the borrower, GMO’s ability to assess the significance of the amendment, waiver or consent or its desirability from a Fund’s point of view may be materially and adversely affected.

When GMO’s employees, on-site consultants, partners, members, directors, or officers come into possession of material, non-public information about the issuers of loans that may be held by a Fund or other accounts managed by GMO (either intentionally or inadvertently), or material, non-public information is otherwise attributed to GMO, GMO’s ability to trade in other securities of the issuers of these loans for the account of GMO may be limited pursuant to applicable securities laws. Such limitations on GMO’s ability to trade could have an adverse effect on a Fund. In many instances, these trading restrictions could continue in effect for a substantial period of time.

Direct indebtedness purchased by a Fund may include letters of credit, revolving credit facilities, or other standby financing commitments obligating the Fund to pay additional cash on demand. These commitments may have the effect of requiring the Fund to increase its investment in a borrower at a time when it would not otherwise have done so. A Fund is required to maintain liquid assets to cover the Fund’s potential obligations under standby financing commitments.

Loans may not be considered “securities,” and a Fund that purchases a loan may not be entitled to rely on anti-fraud and other protections under the federal securities laws.

Covenant lite loans risk. Covenant lite loans contain fewer maintenance covenants, or no maintenance covenants at all, than traditional loans and may not include terms that allow the lender to monitor the financial performance of the borrower and declare a default if certain criteria are breached. This may expose a Fund to greater credit risk associated with the borrower and reduce the Fund’s ability to restructure a problematic loan and mitigate potential loss. As a result, a Fund’s exposure to losses on such investments may be increased, especially during a downturn in the credit cycle.

Trade Claims. The Funds may purchase trade claims against companies, including companies in bankruptcy or reorganization proceedings. Trade claims generally include claims of suppliers for goods delivered and not paid, claims for unpaid services rendered, claims for contract rejection damages and claims related to litigation. An investment in trade claims is very speculative and carries a high degree of risk. Trade claims are illiquid instruments which generally do not pay interest and there can be no guarantee that the debtor will ever be able to satisfy the obligation on the trade claim. Additionally, there can be restrictions on the purchase, sale, and/or transferability of trade claims during all or part of a bankruptcy proceeding. The markets in trade claims generally are not regulated by U.S. federal securities laws or the Securities and Exchange Commission (“SEC”).

Trade claims are typically unsecured and may be subordinated to other unsecured obligations of a debtor, and generally are subject to defenses of the debtor with respect to the underlying transaction giving rise to the trade claim. Although GMO endeavors to protect against such risks in connection with the evaluation and purchase of claims, trade claims are subject to risks not generally associated with standardized securities and instruments due to the idiosyncratic nature of the claims purchased. These risks include the risk that the debtor may contest the allowance of the claim due to disputes the debtor has with the original claimant or the inequitable conduct of the original claimant, or due to administrative errors in connection with the transfer of the claim. Recovery on allowed trade claims also may be impaired if the anticipated dividend payable on unsecured claims in the bankruptcy is not realized or if the timing of the bankruptcy distribution is delayed. As a result of the foregoing factors, trade claims are also subject to the risk that if a Fund does receive payment, it may be in an amount less than what the Fund paid for or otherwise expects to receive in respect of the claim.

In addition, because they are not negotiable instruments, trade claims are typically less liquid than negotiable instruments. Given these factors, trade claims often trade at a discount to other pari passu instruments.

Lender Liability Considerations and Equitable Subordination Risks. A number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. In addition, courts have in some cases applied the doctrine of equitable subordination to subordinate the claim of a lending institution against a borrower to claims of other creditors of the borrower when the lending institution is found to have engaged in unfair, inequitable, or fraudulent conduct. There can be no assurance as to whether any fund, lending institution, or other party from which a Fund may directly or indirectly acquire such claims engaged in any such conduct, and if it did, as to whether the Fund would be subject to claims that the Fund’s portfolio investments should be equitably subordinated based on such conduct. Because of the nature of certain of a Fund’s portfolio investments, a Fund could be subject to allegations of lender liability or to claims that the Fund’s portfolio investments should be equitably subordinated.

Fraudulent Conveyance and Preference Risk. Various federal and state laws enacted for the protection of creditors may apply to the purchase of a Fund’s investments by virtue of the Fund’s role as a creditor with respect to the borrowers under such investments. If a court in a lawsuit brought by an unpaid creditor, a debtor-in-possession, a trustee in bankruptcy, or their respective representatives, were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment and, after giving effect to such indebtedness and/or grant of any security interest or other lien, the issuer or obligor (i) was insolvent; (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could, under certain circumstances, invalidate, in whole or in part, such indebtedness and such security interest or other lien as fraudulent conveyances, could subordinate such indebtedness to existing or future creditors of the borrower, and could allow the borrower to recover amounts previously paid by the borrower to the creditor (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness.

The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer or obligor would be considered insolvent at a particular time if the sum of its debts were then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer or obligor was “insolvent” after giving effect to the incurrence of the indebtedness and/or the granting of any security interest or other lien or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence of indebtedness and/or grant of security interests or other lien.

A Fund may invest in bank debt or other indebtedness issued by a borrower which is guaranteed by other entities within the borrower’s corporate family. In such circumstances, the borrower often has little or no assets other than the stock of its subsidiaries and, as a result, any recovery is often available only, if at all, from the entities that guaranteed the indebtedness. There is a risk, however, that the obligations of such guarantors and any security interests or other liens issued by the guarantors to secure such obligations may be avoided as fraudulent conveyances in the event that a court were to determine that such guarantors did not receive reasonably equivalent value in exchange for the issuance of the guarantees and for the security interests or other liens. A court could determine that the guarantors did not receive reasonably equivalent value or fair consideration in incurring the obligations and granting the security interests or other liens despite the existence of “indirect” benefits to the guarantors, such as the strengthening of the corporate enterprise in the transaction. Additionally, provisions in guarantees and other similar documents governing similar obligations by which fraudulent conveyance exposure is sought to be reduced or eliminated, such as so-called “savings clauses,” may not be enforceable. As a result, a Fund’s investment in corporate bank debt or other indebtedness could be subject to avoidance as a fraudulent conveyance.

In addition, in the event of the insolvency (as determined by a court based on the law of the jurisdiction which is being applied) of an issuer of an investment, payments made on a Fund’s investment could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency depending on a number of factors.

There can be no assurance that a successful cause of action for fraudulent conveyance or preference will not occur, or as to whether any fund, lending institution or other party from which a Fund may directly or indirectly acquire an investment engaged in any conduct to give rise to such causes of action, and if it did, as to whether such causes of action could be asserted against the Fund.

Reverse Repurchase Agreements and Dollar Roll Agreements

The Funds may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by a Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale.

If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, a Fund’s use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to honor the Fund’s right to repurchase the securities. Furthermore, in that situation a Fund may be unable to recover the securities it sold in connection with a reverse repurchase agreement and as a result would realize a loss equal to the difference between the value of the securities and the payment it received for them. This loss would be greater to the extent the buyer paid less than the value of the securities the Fund sold to it (e.g., a buyer may only be willing to pay $95 for a bond with a market value of  $100). A Fund’s use of reverse repurchase agreements also subjects the Fund to interest costs based on the difference between the sale and repurchase price of a security involved in such a transaction. Additionally, reverse repurchase agreements entail the same risks as OTC derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, as discussed above, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Description of Principal Risks — Derivatives and Short Sales Risk” and “— Counterparty Risk” in the Prospectus or Private Placement Memorandum and “Uses of Derivatives” below. Reverse repurchase agreements and dollar rolls are not considered borrowings by a Fund for purposes of a Fund’s fundamental investment restriction on borrowings.

Commodity-Related Investments

Some Funds may gain exposure to commodity markets by investing in commodities or commodity-related instruments directly or indirectly, including through investments in Alternative Allocation Fund, Implementation Fund, or SGM Major Markets Fund. Such instruments include, but are not limited to, futures contracts, swaps, options, forward contracts, and structured notes and equities, debt securities, convertible securities, and warrants of issuers in commodity-related industries or with respect to the physical commodities themselves.

Commodity prices can be extremely volatile and may be directly or indirectly affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international regulatory, political, and economic developments (e.g., regime changes and changes in economic activity levels). In addition, some commodities are subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the volatility of prices for certain raw materials and the instability of supplies of other materials.

Actions of and changes in governments, and political and economic instability, in commodity-producing and -exporting countries may affect the production and marketing of commodities. In addition, commodity-related industries throughout the world are subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals may adversely affect the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on coal, oil, and gas and the kinds of services that the federal and state governments may offer to companies in those industries. In addition, compliance with environmental and other safety regulations has caused many companies in commodity-related industries to incur production delays and significant costs. Government regulation also may impede the development of new technologies. The effect of future regulations affecting commodity-related industries cannot be predicted.

The value of commodity-related derivatives fluctuates based on changes in the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are related. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See “Options, Futures, and Forward Contracts,” “Structured Notes,” “Swap Contracts and Other Two-Party Contracts,” and “Uses of Derivatives” herein for more information on the Fund’s investments in derivatives, including commodity-related derivatives such as swap agreements, commodity futures contracts, and options on commodity futures contracts.

Each of Alternative Allocation Fund, Implementation Fund and SGM Major Markets Fund should generally be entitled to treat the income it recognizes from its investment in its wholly-owned foreign subsidiary as qualifying income for purposes of qualifying as a RIC. There is a risk that the Internal Revenue Service (“IRS”) could determine that some or all of the gross income that one or more of these Funds derive from an investment in such a subsidiary is not qualifying income, which might adversely affect the ability of Alternative Allocation Fund, Implementation Fund, or SGM Major Markets Fund, as the case may be, to qualify as a RIC. Each such foreign subsidiary is a “controlled foreign corporation” (“CFC”) for U.S. federal tax purposes. See the “Investments in Wholly-Owned Subsidiaries” and “Taxes” sections.

A Fund’s pursuit of an investment strategy that involves exposure to commodity markets will potentially be limited by its intention to qualify as a RIC, and could adversely affect its ability to so qualify. See the “Taxes” section for more information.

Illiquid Investments, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities

Pursuant to Rule 22e-4 under the 1940 Act, each Fund has adopted, and the Board of Trustees has appointed GMO to administer, a liquidity risk management program to assess and manage its illiquidity risk. Under its program, each Fund is required to classify its investments into specific liquidity categories and monitor compliance with limits on investments in illiquid investments. The term “illiquid investments” for purposes of the program means securities that a Fund reasonably expects cannot be sold or disposed of under current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the securities. The Funds do not expect Rule 22e-4 to have a significant effect on investment operations. While the liquidity risk management program attempts to assess and manage illiquidity risk, there is no guarantee it will be effective in its operations and will not eliminate the liquidity risk inherent in a Fund's investments.

Each Fund may invest up to 15% of its net assets in illiquid investments. For this purpose, “illiquid investments” are investments that the Fund reasonably expects cannot be sold or disposed of under current market conditions within seven calendar days without the sale or disposition significantly changing the market value of the investment.

In considering the Fund’s ability to sell or dispose of an investment within seven days without significantly changing the investment’s market value, the Fund considers the portion of the investment that the Fund reasonably anticipates selling in response to redemption requests. The determination that any investment is or is not an “illiquid investment” requires the Fund to make a number of market-based and other assumptions about future events and thus should not be viewed as a guarantee or an assurance that the Fund will be able to dispose of any portion of a particular investment within any particular period of time.

Private Placements and Restricted Investments. Illiquid investments include securities of private issuers, securities traded in unregulated or shallow markets, securities issued by entities deemed to be affiliates of a Fund, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse economic and liquidity conditions or adverse changes in the issuer’s financial condition, a Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities are generally only sold to institutional investors in private sales from the issuer or from an affiliate of the issuer. These securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including: (i) the credit quality of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; and (v) the nature of the security and the nature of marketplace trades. Restricted securities cannot be sold without being registered under the 1933 Act, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an “underwriter” for purposes of Section 11 of the 1933 Act. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense. While such Fund may be indemnified against such liabilities, the issuer may not have the financial resources to satisfy its indemnification obligations. Furthermore, it is the position of the SEC staff that indemnification for violations of the 1933 Act is against public policy and therefore unenforceable. A Fund may be unable to sell restricted securities and other illiquid investments at the most opportune times or without significantly impacting the market value of the investment.

At times, the inability to sell illiquid investments can make it more difficult to determine their fair value for purposes of computing a Fund’s net asset value. The judgment of GMO normally plays a greater role in valuing these securities than in valuing publicly traded securities.

Private Investments in Public Companies. A Fund may make investments in private placements by publicly-held companies (“PIPEs”). In a typical PIPE transaction, a Fund will acquire, directly from an issuer seeking to raise capital in a private placement pursuant to Regulation D under the 1933 Act, common stock or a security convertible into common stock, such as convertible notes or convertible preferred stock. The issuer’s common stock is usually publicly traded on a U.S. securities exchange or in the over-the-counter market, but the securities acquired by the Fund will be subject to restrictions on resale imposed by U.S. securities laws absent an effective registration statement. In recognition of the illiquid nature of the securities being acquired, the purchase price paid by the Fund in a PIPE transaction (or the conversion price of the convertible securities being acquired) will typically be fixed at a discount to the prevailing market price of the issuer’s common stock at the time of the transaction. As part of a PIPE transaction, the issuer usually will be contractually obligated to seek to register within an agreed upon period of time for public resale under the U.S. securities laws the common stock acquired by the Fund or the shares of common stock issuable upon conversion of the convertible securities acquired by Fund. If the issuer fails to so register the shares within that period, the Fund may be entitled to additional consideration from the issuer (e.g. warrants to acquire additional shares of common stock), but the Fund may not be able to sell its shares unless and until the registration process is successfully completed. Thus PIPE transactions present certain risks not associated with open market purchases of equities.

Among the risks associated with PIPE transactions is the risk that the issuer may be unable to register for public resale the shares held by a Fund in a timely manner or at all, in which case the shares maybe saleable only in a privately negotiated transaction at a price less than that paid by the Fund, assuming a suitable buyer can be found. Disposing of the securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible. Even if the shares are registered for public resale, the market for the issuer’s securities may nevertheless be “thin” or illiquid, making the sale of securities at desired prices or in desired quantities difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the 1933 Act, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale.

IPOs and Other Limited Opportunities. Certain Funds may purchase securities of companies that are offered pursuant to an initial public offering (“IPO”) or other similar limited opportunities. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. The price of a company’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on a Fund’s shares. Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares, and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect the performance of an economy or equity markets may have a greater impact on the shares of IPO companies. IPO securities tend to involve greater risk due, in part, to public perception and the lack of publicly available information and trading history.

Risks of Insufficient Capital for Follow-On Investments. Following its initial investment in a company, a Fund may have the opportunity to increase its investment in such company. There is no assurance that the Fund will make follow-on investments or that the Fund will have sufficient resources to, or be permitted to, make such investments. Any decision not to make follow-on investments or its inability to make them may have a substantial negative impact on such company in need of such an investment, may result in missed opportunities for the Fund or may result in dilution of the Fund’s investment.

Investments in Other Investment Companies or Other Pooled Investments

Subject to applicable regulatory requirements, a Fund may invest in shares of both open- and closed-end investment companies (including other Funds, money market funds, and ETFs). Investing in another investment company exposes a Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company’s fees and expenses. Many of the Funds also may invest in private investment funds, vehicles, or structures. Adverse events could impact one or more of the underlying funds at the same time. There is no assurance that the investments or investment strategies employed by such underlying funds will be successful. Many of the Funds (particularly, the Asset Allocation Funds) invest in other GMO Funds (for purposes of this paragraph only, “underlying GMO Funds”). Although for some Funds GMO does not receive a direct fee for advising or performing the asset allocation, GMO receives fees from the underlying GMO Funds in which those Funds invest. In such cases, GMO will earn a higher total fee to the extent a Fund’s assets are allocated among underlying GMO Funds that have higher fees payable to GMO. Therefore, a conflict of interest exists because GMO has an incentive to allocate Fund assets into underlying GMO Funds that produce the greatest fees for GMO. Underperformance by the underlying funds could cause a Fund to underperform, even though GMO’s asset allocation strategies with respect to the Fund were appropriate given market conditions. For many Funds, GMO has the discretion to invest in underlying funds however it deems most appropriate.

A Fund’s investment in other investment companies or private investment funds, vehicles or structures could affect the amount, timing and character of distributions to shareholders, and in certain circumstances could cause the Fund to recognize taxable income in excess of the cash generated by such investment, which could require a Fund to liquidate investments, including when it is not advantageous to do so, in order to make required distributions. See the “Taxes” section.

In October 2020, the SEC adopted certain regulatory changes and took other actions related to the ability of an investment company to invest in the securities of another investment company. These changes include, among other things, the rescission of certain SEC exemptive orders permitting investments in excess of the statutory limits (including the Trust’s exemptive order) and the withdrawal of certain related SEC staff no-action letters, and the adoption of Rule 12d1-4 under the 1940 Act. Rule 12d1-4 permits the Funds to invest in other investment companies beyond the statutory limits, subject to certain conditions. The rescission of the applicable exemptive orders and the withdrawal of the applicable no-action letters was effective on January 19, 2022. Beginning on that date, an investment company can no longer rely on the aforementioned exemptive orders and no-action letters, and is subject instead to Rule 12d1-4 and other applicable rules under Section 12(d)(1).

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts (“UITs”) but possess some of the characteristics of closed-end funds. ETFs in which a Fund may invest typically hold a portfolio of bonds (or other fixed income instruments) or common stocks that is intended to track the price and dividend performance of a particular index. Unlike the index, an ETF incurs administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. The Funds also may invest in actively-managed ETFs. Common examples of ETFs include S&P Depositary Receipts (“SPDRs”), Vanguard ETFs, and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs, Vanguard ETFs, and iShares are predominantly listed on the NYSE Arca). The market prices for ETF shares may be higher or lower than the ETF’s net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer’s net asset value.

Because ETFs are investment companies, investments in ETFs would, absent exemptive relief, be limited under applicable statutory limitations. Those limitations restrict a Fund’s investment in the shares of an ETF or other investment company to up to 5% of the Fund’s assets (which may represent no more than 3% of the securities of such ETF or other investment company) and limit aggregate investments in all ETFs and other investment companies to 10% of the Fund’s assets (collectively, the “3/5/10 Limits”). Some Funds may invest in one or more ETFs beyond the 3/5/10 Limits pursuant to Rule 12d1-4 under the 1940 Act.

Some of the Funds may invest in other Funds beyond the 3/5/10 Limits in reliance on Rule 12d1-4 under the 1940 Act. As described in the Prospectus, shareholders of the investing Funds do not bear directly any of the operating fees and expenses of these Underlying Funds, but bear indirectly a proportionate share of their operating fees and expenses (absent reimbursement of those fees and expenses).

Resources Fund and Climate Change Fund may invest in certain natural resources-related entities that are partnerships, trusts, or other pass-through structures for U.S. federal tax purposes, including, for instance, certain ETFs (e.g., ETFs investing in gold bullion or commodities futures or other derivatives). Each of Resources Fund’s and Climate Change Fund’s pursuit of an investment strategy that involves investments in such entities will potentially be limited by its intention to qualify as a RIC under the Code and could adversely affect its ability to so qualify. If either Resources Fund or Climate Change Fund were to fail to qualify as a RIC for a particular year, a Fund’s returns from its investment in Resources Fund and/or Climate Change Fund could be adversely affected. See the “Taxes” section.

Tax-Sensitive Strategies

When making investment decisions for Tax-Managed International Equities Fund, GMO considers the after-tax impact of portfolio transactions. In doing so, GMO may employ a variety of tax management techniques, such as seeking to minimize sales of securities that result in short-term capital gains, preferring the sale of securities producing long-term capital gains to those producing short-term capital gains, and selling securities to realize capital losses that can be offset against realized capital gains. Tax-Managed International Equities Fund’s ability to utilize excess net capital losses (including losses from prior taxable years) if any, to reduce distributable net realized capital gains may be limited by reason of direct or indirect changes in actual or constructive ownership of the Fund. Please see the “Taxes” section for more information, including information about the U.S. federal income tax rules concerning capital loss carryforwards. In addition, the tax management techniques employed by GMO may change over time depending upon a variety of factors, including current market conditions, changes in tax law or rates, and the amount of embedded gains and losses in a Fund’s portfolio. No assurance can be given that GMO will be successful in employing any or all of these strategies.

Investments in Wholly-Owned Subsidiaries

Alternative Allocation Fund intends to invest in its wholly-owned foreign subsidiary, GMO Alternative Allocation SPC Ltd. (“Alternative Allocation SPC”). Implementation Fund invests in its wholly-owned foreign subsidiary, GMO Implementation SPC Ltd. (“Implementation SPC”). SGM Major Markets Fund invests in its wholly-owned foreign subsidiary, GMO Alternative Asset SPC Ltd. (“Alternative Asset SPC”). These Funds and any other Fund that invests in a foreign subsidiary, including indirectly through these or other Funds, will be indirectly exposed to the risks of any such subsidiary’s investments. As described in the Prospectus, the subsidiary of each of Alternative Allocation Fund, Implementation Fund and SGM Major Markets Fund, invests primarily in swap contracts on commodities indices, commodities futures contracts, and other commodity-related derivatives, and in fixed income securities, but also may invest in any other investments in which Alternative Allocation Fund, Implementation Fund and SGM Major Markets Fund, respectively, may invest directly. Each of Alternative Allocation Fund, Implementation Fund and SGM Major Markets Fund is indirectly exposed to the risks of its subsidiary’s investments. In particular, see “Commodity-Related Investments.”

GMO serves as the investment manager to each of Alternative Allocation SPC, Implementation SPC and Alternative Asset SPC, but does not receive any additional management or other fees in respect of such services. In addition, State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as Alternative Allocation SPC’s, Implementation SPC’s and Alternative Asset SPC’s custodian, transfer agent, and fund accounting agent.

Future changes in, or interpretations of, the securities, corporate, tax or other applicable laws of the United States and/or the jurisdiction in which a foreign subsidiary is organized could result in the inability of Alternative Allocation Fund, Implementation Fund, SGM Major Markets Fund, their respective direct or indirect foreign subsidiaries, as the case may be, and other funds investing directly or indirectly through a subsidiary to operate as described in the Prospectus or this SAI and could adversely affect each such Fund and its shareholders. See “Commodity-Related Investments” and “Taxes” for more information.

Legal and Regulatory Risk

Legal, tax, and regulatory changes could occur during the term of a Fund that may adversely affect the Fund. New (or revised) laws or regulations or interpretations of existing law may be issued by the IRS or Treasury Department, the CFTC, the SEC, the U.S. Federal Reserve (“Federal Reserve”) or other banking regulators, or other governmental regulatory authorities, or self-regulatory organizations that supervise the financial markets that could adversely affect the Funds. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to financial reform legislation enacted in the United States. The Funds also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. For example, there has been an increase in governmental, as well as self-regulatory, scrutiny of the alternative investment industry. It is impossible to predict what, if any, changes in regulations may occur, but any regulation that restricts the ability of a Fund or any Underlying Funds to trade in securities could have a material adverse impact on a Fund’s performance.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators, and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of securitization and derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

The U.S. government has enacted and is continuing to implement legislation that provides for regulation of the derivatives market, including clearing, margin, reporting and registration requirements. The CFTC, SEC and other federal regulators have adopted and continue to develop rules and regulations enacting the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The European Union and various other countries have implemented and are in the process of implementing similar requirements that will affect a Fund when it enters into derivatives transactions with a counterparty organized in that country or otherwise subject to that country’s derivatives regulations. Because these requirements are evolving, their impact on the Funds remains unclear.

The U.S. government, the European Union and certain other jurisdictions have adopted mandatory minimum margin requirements for bilateral derivatives. Such requirements could increase the amount of margin required to be provided by a Fund in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive.

These and other rules and regulations could, among other things, restrict a Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions, and the Fund may be unable to execute its investment strategy as a result.

The CFTC and domestic futures exchanges have established (and continue to evaluate and revise) limits (“position limits)” on the maximum net long or net short positions which any person, or group of persons acting in concert, may hold or control in particular contracts. In addition, starting on January 1, 2023, CFTC position limits will apply to swaps that are economically equivalent to futures contracts that are subject to CFTC set speculative limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with position limits. Thus, even if a Fund does not intend to exceed applicable position limits, it is possible that different clients managed by GMO and its affiliates may be aggregated for this purpose. Therefore, the trading decisions of GMO may have to be modified and that positions held by the Funds may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of a Fund. A violation of position limits could also lead to regulatory action materially adviser to a Fund’s investment strategy.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where a Fund may trade have adopted reporting requirements. If a Fund’s short positions or its strategy become generally known, it could have a significant effect on GMO’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a “short squeeze” in the securities held short by a Fund forcing the Fund to cover its positions at a loss. Such reporting requirements also may limit GMO’s ability to access management and other personnel at certain companies where GMO seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as a Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make a Fund unable to execute its investment strategy. Short sales are also subject to certain SEC regulations. If the SEC were to adopt additional restrictions regarding short sales, they could restrict a Fund’s ability to engage in short sales in certain circumstances, and the Fund may be unable to execute its investment strategy as a result.

The SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on short sales of certain securities in response to market events. Bans on short selling may make it impossible for a Fund to execute certain investment strategies and may have a material adverse effect on the Fund’s ability to generate returns.

Rules implementing the credit risk retention requirements of the Dodd-Frank Act for asset-backed securities require the sponsor of certain securitization vehicles to retain, and to refrain from transferring, selling, conveying to a third party, or hedging 5% of the credit risk in assets transferred, sold, or conveyed through the issuance of such vehicle, subject to certain exceptions. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which a Fund may invest, which costs could be passed along to such Fund as an investor in such transactions.

Investors should also be aware that some EU-regulated institutions (banks, certain investment firms, managers of alternative investment funds, UCITS funds, insurance and reinsurance undertakings, and occupational pension schemes) are restricted from investing in certain securitizations (including U.S.-related securitizations), unless, in summary: (i) the institution is able to demonstrate that it has undertaken certain due diligence in respect of various matters, including its investment position, the underlying assets, and the original lender or the originator of the underlying assets; and (ii) the originator, sponsor, or original lender retains, on an ongoing basis, a net economic interest of not less than 5% of specified credit risk tranches or asset exposures related to the securitization and discloses this risk retention to investors; and (iii) the originator, sponsor or special purpose entity complies with certain transparency requirements. Although the requirements do not apply to any of the Funds directly, the costs of compliance, in the case of any securitization within the EU risk retention rules in which a Fund has invested or is seeking to invest, could be indirectly borne by the Fund and the other investors in the securitization.

Lack of Operating History

As of the date of this SAI, some Funds have limited operating history and other Funds have no operating history. Therefore, there is limited or no operating history to evaluate such Funds’ future performance. Past performance is not an indication of future performance. In addition, the past performance of other investment funds managed by GMO cannot be relied upon as an indicator of a Fund’s success, in part because of the unique nature of such Fund’s investment strategy. An investor in each Fund must rely upon the ability of GMO in identifying and implementing investments. There can be no assurance that such personnel will be successful in identifying and implementing investment opportunities for such Fund.

ADDITIONAL INVESTMENT STRATEGIES

Event-Driven Strategy

While implementing an event-driven strategy, a Fund may purchase securities at prices below the value of the consideration GMO expects the Fund to receive upon consummation of a proposed merger, exchange offer, tender offer, acquisition, or other similar transaction (“event-driven transactions” or “corporate events”). The purchase price paid by the Fund may substantially exceed the consideration received by the Fund upon the closing of the transaction, resulting in losses to the Fund.

If a Fund purchases securities in anticipation of an event-driven transaction and that transaction (such as a merger) later appears unlikely to be consummated or, in fact, is not consummated or is delayed, the market price of those securities may decline sharply, resulting in losses to the Fund. The risk/reward payout of event-driven strategies (such as merger arbitrage strategies) typically is asymmetric, with the losses in failed transactions often far exceeding the gains in successful transactions. A proposed transaction can fail to be consummated for many reasons, including regulatory and antitrust restrictions, industry weakness, company specific events, failed financings, and general market declines.

In conjunction with event-driven investing, a Fund may sell securities short in an effort to maximize risk-adjusted returns. For example, when the terms of a proposed acquisition call for an exchange of securities, a Fund may sell short the securities of the acquiring company to protect against a decline in the market value of those securities before the acquisition’s completion. A Fund also may employ various hedging strategies to protect against market fluctuations or other risks, and also may use derivatives to increase, or reduce, long or short exposure to one or more asset classes or issuers.

Event-driven strategies are subject to the risk of overall market movements, and a Fund may experience losses even if a transaction is consummated. A Fund’s investments in derivatives or short sales of securities to hedge or otherwise adjust long or short investment exposure in connection with event-driven investing may not perform as GMO expected or may otherwise reduce the Fund’s gains or increase its losses. Also, a Fund may be unable to hedge against market fluctuations or other risks. In addition, a Fund may sell securities short when GMO expects the Fund to receive the securities upon consummation of a transaction. If the Fund does not actually receive the securities, the Fund will have an unintended “naked” short position and may be required to cover its short position at a time when the securities sold short have appreciated in value, thus resulting in a loss.

A Fund’s participation in event-driven transactions could result in tax inefficiencies, including greater distributions of net investment income and net realized capital gains than otherwise would be the case.

Special Situation Investment Risks. Certain Funds may make investments that provide exposure to “special situations,” including recapitalizations, spinoffs, corporate and financial restructurings, litigation, or other catalyst-orientated situations. Such investments are often difficult to analyze. In any such investment opportunity, there exists the risk that the relevant transaction either will be unsuccessful, will take considerable time, or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated catalyst produces an unanticipated result or does not in fact occur, a Fund may choose to sell the investment at a loss or hold the investment and ultimately recover less than the amount of its initial investment. Although a Fund may intend to utilize appropriate risk management strategies, such strategies cannot fully insulate the Fund from the risks inherent in its investment activities. Moreover, in certain situations, a Fund may be unable to, or may choose not to, implement risk management strategies because of the costs involved or other relevant circumstances.

Short Sales

Some Funds may sell securities or currencies short as part of their investment programs in an attempt to increase their returns or for hedging purposes. Many Funds may make short sales “against the box,” meaning the Fund may make short sales where the Fund owns, or has the right to acquire at no added cost, securities or currencies identical to those sold short. If a Fund makes a short sale against the box, the Fund will not immediately deliver the securities or currencies sold and will not immediately receive the proceeds from the sale. However, with respect to securities, the Fund is required to hold securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. Once the Fund closes out its short position by delivering the securities or currencies sold short, it will receive the proceeds of the sale. A Fund will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box. To engage in a short sale of a security or currency it does not own, a Fund borrows the security (e.g., shares of an ETF) or currency from a broker or other counterparty and sells it to a third party, pays to borrow the security or currency, and agrees to pay the broker or other counterparty any dividends or interest it receives on the borrowed security or currency. Short sales expose a Fund to the risk that it will be required to acquire, convert, or exchange a security or currency to replace the borrowed security or currency when the security or currency sold short has appreciated in value, thus resulting in a loss to the Fund. Purchasing securities or currencies to close out a short position can itself cause the price of the securities or currencies to rise further, thereby exacerbating any losses. A Fund that sells short a security or currency it does not own also may have to pay borrowing fees to a broker or other counterparty and may be required to pay the broker or other counterparty any dividends or interest it receives on a borrowed security. To borrow the security or currency, the Fund also may be required to pay a premium, which would increase the cost of the security or currency sold. The net proceeds of the short sale will be retained by the broker or other counterparty, to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales that are not against the box.

A Fund will incur a loss as a result of a short sale if the price of the security or index or currency increases between the date of the short sale and the date on which the Fund replaces the borrowed security or currency. The Fund will realize a gain if the price of the security or currency declines between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay in connection with a short sale. Short sales that are not against the box involve a form of investment leverage, and the amount of the Fund’s loss on such a short sale is theoretically unlimited. Under adverse market conditions, the Fund may have difficulty purchasing securities or currencies to meet its short sale delivery obligations, and may have to sell portfolio securities or currencies to raise the capital necessary to meet its short sale obligations at a time when it would be unfavorable to do so. If a request for return of borrowed securities and/or currencies occurs at a time when other short sellers of the securities and/or currencies are receiving similar requests, a “short squeeze” can occur, and the Fund may be compelled to replace borrowed securities and/or currencies previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the securities and/or currencies short. In addition, the Fund may have difficulty purchasing securities and/or currencies to meet its delivery obligations in the case of less liquid securities and/or currencies sold short by the Fund, such as certain emerging market country securities or securities of companies with smaller market capitalizations. A Fund also may create short investment exposure by taking a derivative position in which the value of the derivative moves in the opposite direction from the price of an underlying investment, pool of investments, index or currency. These derivative positions will typically expose the Fund to economic risks similar to those associated with shorting securities directly. Short sales of securities or currencies a Fund does not own and “short” derivative positions involve forms of investment leverage, and the amount of the Fund’s potential loss is theoretically unlimited.

There can be no assurance that the short positions that a Fund holds will act as an effective hedge against its long positions. Any decrease in negative correlation or increase in positive correlation between the positions GMO anticipated would be offsetting (such as short and long positions in securities or currencies held by a Fund) could result in significant losses for the Fund.

To the extent GMO employs a hedging strategy for a Fund, the success of any such hedging strategy will depend, in part, upon GMO’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments being hedged.

A Fund’s short sale transactions, including in connection with its merger arbitrage activities, could affect the amount, timing and character of distributions to shareholders, including by resulting in the realization of short-term capital gains by the Fund, which are generally taxed to shareholders at ordinary income tax rates when distributed.

Enhanced Custody. Some Funds may loan their portfolio securities through an “enhanced custody” program offered by the Funds’ custodian to facilitate the borrowing of securities for the Funds’ short sales. Under the program, a Fund borrows securities from the custodian and sells short those borrowed securities. The Fund may utilize various ways of collateralizing its obligation to return the borrowed securities, including by pledging securities held in the Fund’s custodial account to the custodian, by lending securities held in the Fund’s custodial account to the custodian, or by posting the cash proceeds received from the Fund’s short sales to the custodian. In the event the Fund elects to collateralize its obligation by lending securities to the custodian, such loans will be secured by collateral from the custodian equal at all times to at least 100% of the market value of the loaned securities. As compensation for the short sale borrowing, the Fund pays the custodian a securities borrow fee and a financing charge, which may be reduced (in whole or in part) by amounts earned by the Fund for lending its securities as collateral for the amount borrowed.

As with traditional securities lending arrangements, described in more detail under “Descriptions and Risks of Fund Investments – Securities Lending” above, voting rights or rights to consent with respect to the loaned securities pass to the borrower (i.e. the custodian in the case of enhanced custody). A Fund has the right to call loans at any time on reasonable notice to exercise voting rights associated with the security and will do so if both (i) GMO receives adequate notice of a proposal upon which shareholders are being asked to vote, and (ii) GMO believes that the benefits to the Fund of voting on that proposal outweigh the benefits to the Fund of having the security remain out on loan. However, a Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters.

USES OF DERIVATIVES

Introduction and Overview

Derivatives are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices, to increase, decrease, or adjust elements of the investment exposures of a Fund’s portfolio. Derivatives may relate to securities, interest rates, currencies, currency exchange rates, inflation rates, commodities, and indices, and include foreign currency contracts, swap contracts, reverse repurchase agreements, and other exchange-traded and OTC contracts.

It is the policy of each Fund to comply with Section 18(f) of the 1940 Act and the Funds are permitted to use any practices permitted by or consistent with applicable rules under Section 18(f), relevant SEC releases, no-action letters and other pronouncements, in each case in effect from time to time (“Section 18(f)”).

This overview outlines various ways in which the Funds and any wholly-owned subsidiaries may use different types of exchange-traded and OTC derivatives in implementing their investment programs. It is intended to supplement the information included in each Fund’s Prospectus or Private Placement Memorandum, including the risks associated with derivatives described under “Description of Principal Risks” in the Prospectus or Private Placement Memorandum, and the information provided in the “Fund Investments” and “Descriptions and Risks of Fund Investments” sections above. This overview, however, is not intended to be exhaustive and a Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this SAI or the Fund’s Prospectus or Private Placement Memorandum.

In addition, a Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

Each Fund may take advantage of instruments and any security or synthetic or derivative instruments which are not presently contemplated for use by the Fund or which are not currently available, but which may be developed, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible for the Fund. Each Fund may become a party to various other customized derivative instruments entitling the counterparty to certain payments on the gain or loss on the value of an underlying or referenced instrument.

Unless otherwise noted below in this section, the uses of derivatives discussed herein with respect to a particular Fund only refer to the Fund’s direct use of such derivatives. As indicated in the Prospectus or Private Placement Memorandum and in the “Fund Investments” section above, certain Funds may invest in other Funds of the Trust, which, in turn, may use types of derivatives and/or employ derivatives strategies that differ from those described in this SAI or the Prospectus or Private Placement Memorandum.

Function of Derivatives in the Funds. The types of derivatives used and derivatives strategies employed by a Fund and the extent a Fund uses derivatives varies from Fund to Fund depending on the Fund’s specific investment objective and strategies. Certain Funds may use exchange-traded and OTC financial derivatives and exchange-traded futures and/or forward contracts as integral parts of their investment programs. In addition, specific market conditions may influence GMO’s choice of derivatives and derivatives strategies for a particular Fund, in some cases to a significant extent.

Legal and Regulatory Risk Relating to Derivatives. As described above under “Descriptions and Risks of Fund Investments — Legal and Regulatory Risk,” the U.S. government, the European Union, the United Kingdom, and some other countries have enacted legislation that includes provisions for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. Because the implementation of the legislation is evolving, its ultimate impact remains unclear. In October 2020, the SEC adopted new Rule 18f-4 under the 1940 Act governing the use of derivatives and certain financing transactions (e.g. reverse repurchase agreements) by registered investment companies. Compliance with Rule 18f-4 is required beginning August 19, 2022. Among other things, Rule 18f-4 requires mutual funds that invest in derivative instruments beyond a specified limited amount to apply a value-at-risk based limit on their use of certain derivatives and financing transactions and to adopt and implement a derivatives risk management program. A Fund that uses derivative instruments in a limited amount is not subject to all the requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the Funds are no longer required to comply with the asset segregation framework arising from prior SEC guidance. Rule 18f-4 could have an adverse effect on a Fund’s performance and ability to implement its investment strategies as it has historically.

Alternative Allocation Fund may use derivatives in some or all of the ways described below.

Use of Derivatives by the Equity Funds (excluding the Asset Allocation Funds)

The Funds may use derivatives to gain long or short investment exposure to securities or other assets. For example, a Fund may use derivatives instead of investing directly in equity securities, including using equity derivatives to maintain equity exposure when it holds cash by “equitizing” its cash balances using futures contracts or other types of derivatives. The Funds also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts, cross currency basis swaps, and options) to gain exposure to a given currency.

A Fund also may use currency derivatives in an attempt to reduce some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that GMO believes is highly correlated with the relevant currency.

The Funds may use derivatives in an attempt to adjust elements of their investment exposures to various securities, sectors, markets, indices, and currencies without actually having to sell existing investments or make new direct investments. For example, if a Fund holds a large proportion of stocks of companies in a particular sector and GMO believes that stocks of companies in another sector will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). In adjusting their investment exposures, the Funds also may use currency derivatives in an attempt to adjust their currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currencies in which their equities are traded.

The Funds may use derivatives to effect transactions intended as substitutes for securities lending.

Each of the Funds may have investment exposures in excess of its net assets (i.e. the Fund may be leveraged).

A Fund’s foreign currency exposure may differ significantly from the currencies in which its equities are traded.

Use of Derivatives by the Asset Allocation Funds and Implementation Fund

The Funds may use derivatives to gain long or short investment exposure to securities, commodities, or other assets. For example, a Fund may use derivatives instead of investing directly in equity securities, including using equity derivatives to maintain equity exposure when it holds cash by “equitizing” its cash balances using futures contracts or other types of derivatives. The Funds also may use exchange-traded futures and forward foreign exchange contracts to gain exposure to a range of global equity, bond, currency, and commodity markets and may use currency derivatives (including forward currency contracts, futures contracts, swap contracts, and options) to gain exposure to a given currency.

The Funds may use derivatives, such as futures, options, and swap contracts, in an attempt to reduce their investment exposures (which may result in a reduction below zero). A Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that GMO believes is highly correlated with the relevant currency. Implementation Fund uses exchange-traded futures and forward contracts as an integral part of its investment program.

The Funds may use derivatives in an attempt to adjust elements of their investment exposures to individual commodities, various securities, sectors, markets, indices, and currencies without actually having to sell existing investments or make new direct investments. For example, if a Fund holds a large proportion of a certain type of security or commodity and GMO believes that another security or commodity will outperform such security or commodity, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. Derivatives used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased. In adjusting investment exposures, each Fund also may use currency derivatives, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio. Each Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its investments.

The Funds may use derivatives to effect transactions intended as substitutes for securities lending.

Each of the Funds is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, a Fund may have gross investment exposures in excess of its net assets (i.e. the Fund may be leveraged) and therefore are subject to heightened risk of loss. Each Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Use of Derivatives by SGM Major Markets Fund

The Fund may use derivatives to gain long and/or short investment exposure to securities, currencies, commodities, or other assets. In particular, the Fund may use exchange traded futures and forward foreign exchange contracts to gain exposure to a range of global equity, bond, currency, and commodity markets. The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to adjust its investment exposures. For example, the Fund may use credit default swaps to take a short position with respect to the likelihood of default by an issuer. The Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that GMO believes is highly correlated with the relevant currency.

The Fund may use derivatives, such as futures, options, and swap contracts, in an attempt to adjust elements of its investment exposures to individual commodities, various securities, sectors, markets, indices and currencies without actually having to sell existing investments or make new direct investments. For example, if the Fund holds a large proportion of a certain type of security or commodity and GMO believes that another security or commodity will outperform such security or commodity, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. Derivatives used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased. In addition, GMO may alter the interest rate exposure of debt instruments by employing interest rate swaps. Such a strategy is designed to maintain the Fund’s exposure to the credit of an issuer through the debt instrument but adjust the Fund’s interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed versus variable rates and shorter duration versus longer duration exposure. In adjusting its investment exposure, the Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currencies in which their equities are traded.

The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e. the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Use of Derivatives by the Bond Funds

“Bond Funds” include High Yield Fund, Multi-Sector Fixed Income Fund, Emerging Country Debt Fund, Emerging Country Debt Shares Fund, Opportunistic Income Fund, Asset Allocation Bond Fund, and U.S. Treasury Fund. The Funds may use derivatives to gain long or short investment exposure to securities or other assets. In particular, the Funds may use swaps, options, or other derivatives on an index, an ETF, a single security, or a basket of securities to gain investment exposures (e.g., by selling protection under a credit default swap). The Funds also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts, cross currency basis swaps, and options) to gain exposure to a given currency.

The Funds may use derivatives in an attempt to reduce their investment exposures (which may result in a reduction below zero). For example, a Fund may use credit default swaps to take a short position with respect to the likelihood of default by an issuer. A Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that GMO believes is highly correlated with the relevant currency.

The Funds may use derivatives in an attempt to adjust elements of their investment exposures to various securities, sectors, markets, indices, ETFs, and currencies without actually having to sell existing investments or make new direct investments. For instance, GMO may alter the interest rate exposure of debt instruments by employing interest rate swaps. Such a strategy is designed to maintain the Fund’s exposure to the credit of an issuer through the debt instrument but adjust the Fund’s interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed versus variable rates and shorter duration versus longer duration exposure. In adjusting their investment exposures, a Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio investments. See “Swap Contracts and Other Two-Party Contracts.”

Each of the Funds is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, a Fund may have gross investment exposures in excess of its net assets (i.e. the Fund may be leveraged) and therefore are subject to heightened risk of loss. Each Fund’s (other than U.S. Treasury Fund’s) performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Please note that the Emerging Country Debt Shares Fund may use derivatives only indirectly through its investment in Emerging Country Debt Fund.

INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Funds, which may not be changed without shareholder approval:

(1) Each Fund may not borrow money except under the following circumstances: (i) Each Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) Each Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) Each Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that a Fund’s custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund maintains liquid assets equal in value to its obligations in respect of these transactions. On August 19, 2022, in connection with the effectiveness of Rule 18f-4 under the 1940 Act, the SEC rescinded the pronouncement that allows the Funds, subject to conditions, to enter into the transactions described in (iii) above without regard to the asset coverage requirements described in (i) above. Thereafter, such transactions will be subject to applicable requirements under Section 18 of the 1940 Act and Rule 18f-4 thereunder.

(2) With respect to each Fund (except for Alternative Allocation Fund, Asset Allocation Bond Fund, Benchmark-Free Allocation Fund, Benchmark-Free Fund, Climate Change Fund, Emerging Markets Select Equity Fund, Emerging Markets ex-China Fund, Global Developed Equity Allocation Fund, High Yield Fund, Implementation Fund, International Developed Equity Allocation Fund, Japan Value Creation Fund, Quality Cyclicals Fund, Quality Fund, Resources Fund, Resource Transition Fund, SGM Major Markets Fund, Small Cap Quality Fund, Strategic Opportunities Allocation Fund, U.S. Small Cap Value Fund, U.S. Opportunistic Value Fund and U.S. Treasury Fund), the Fund may not purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

(3) With respect to each Fund (except for Alternative Allocation Fund, Asset Allocation Bond Fund, Benchmark-Free Allocation Fund, Benchmark-Free Fund, Climate Change Fund, Emerging Markets Select Equity Fund, Emerging Country Debt Fund, Emerging Markets ex-China Fund, Global Developed Equity Allocation Fund, High Yield Fund, Implementation Fund, International Developed Equity Allocation Fund, Japan Value Creation Fund, Multi-Sector Fixed Income Fund, Opportunistic Income Fund, Quality Cyclicals Fund, Quality Fund, Resources Fund, Resource Transition Fund, SGM Major Markets Fund, Small Cap Quality Fund, Strategic Opportunities Allocation Fund, U.S. Small Cap Value Fund, U.S. Opportunistic Value Fund, and U.S. Treasury Fund), the Fund may not make short sales of securities or maintain a short position for the Fund’s account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

This restriction does not prohibit the payment of an amount to exercise the right to acquire the identical securities, provided that the Fund maintains segregated liquid assets in an amount sufficient to exercise such right.

(4) Each Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(5) Each Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(6) Each Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund’s portfolio securities. Loans of portfolio securities may be made with respect to up to 331∕3% of a Fund’s total assets in the case of each Fund (except International Equity Fund), with respect to not more than 25% of total assets in the case of International Equity Fund.

(7)(a) Except as provided in (7)(b) and (7)(c), below, each Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(7)(b) Resources Fund will invest more than 25% of the value of its assets in the natural resources sector.

For purposes of Fundamental Restriction (7)(b), Resources Fund considers the “natural resources sector” to include companies in the group of industries that own, produce, refine, process, transport, and market natural resources and companies in the group of industries that provide related equipment, infrastructure and services. The sector includes, for example, the following industries: integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, coal, water, alternative energy sources, environmental services, and such other industries as determined by GMO from time to time.

(7)(c) Climate Change Fund will invest more than 25% of the value of its assets in climate change-related industries.

For purposes of Fundamental Restriction (7)(c), Climate Change Fund considers “climate change-related industries” to include clean energy, batteries and storage, electric grid, energy efficiency, recycling and pollution control, agriculture, water, and businesses that service such industries.

(7)(d) Resource Transition Fund will invest more than 25% of the value of its assets in the resource transition sector.

For purposes of Fundamental Restriction (7)(d), Resource Transition Fund considers the “resource transition sector” to include companies that own, produce, refine, process, transport, and market natural resources other than fossil fuels and companies that provide related equipment, infrastructure, and services. The sector includes, for example companies in the following industries: diversified mining, precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, water, alternative energy sources, and environmental services.

For purposes of Fundamental Restrictions (7)(a), (7)(b), (7)(c), and (7)(d), the U.S. government and its agencies and instrumentalities are not considered to be an industry.

(8)(a) With respect to each Fund (except Alternative Allocation Fund, Asset Allocation Bond Fund, Benchmark-Free Allocation Fund, Benchmark-Free Fund, Climate Change Fund, Emerging Markets Select Equity Fund, Global Asset Allocation Fund, Global Developed Equity Allocation Fund, Global Equity Allocation Fund, High Yield Fund, Implementation Fund, International Developed Equity Allocation Fund, International Equity Allocation Fund, Resource Transition Fund, Resources Fund, SGM Major Markets Fund and Strategic Opportunities Allocation Fund), the Fund may not purchase or sell commodities or commodity contracts, except that the Funds may purchase and sell financial futures contracts and options thereon.

(b) With respect to each of Asset Allocation Bond Fund, Climate Change Fund, Emerging Markets Select Equity Fund, Resource Transition Fund and Resources Fund, the Fund may not purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivative instrument (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts, and options contracts).

(c) With respect to each of Benchmark-Free Allocation Fund, Global Asset Allocation Fund, Global Developed Equity Allocation Fund, Global Equity Allocation Fund, High Yield Fund, International Developed Equity Allocation Fund, International Equity Allocation Fund, and Strategic Opportunities Allocation Fund, the Fund may not purchase commodities or commodities contracts, except that the Fund may purchase and sell financial futures contracts and options thereon and may invest in other registered open-end investment companies that purchase or sell commodities, commodity contracts or any type of commodity-related derivative instrument (including without limitation all types of commodity-related swaps, futures contracts, forward contracts, and option contracts).

(d) With respect to Alternative Allocation Fund, the Fund may not purchase physical commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivative instrument (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts, and options contracts).

(e) With respect to Benchmark-Free Fund, Implementation Fund, and SGM Major Markets Fund, the Fund may not purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivatives (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts, and options contracts).

For purposes of Fundamental Restrictions (8)(a), (b), (c), and (e) above, at the time of the establishment of the restriction, swap contracts on financial instruments or rates were not within the understanding of the terms “commodities” or “commodity contracts,” and notwithstanding any federal legislation or regulatory action by the CFTC that subject such swaps to regulation by the CFTC, the Funds will not consider such instruments to be commodities or commodity contracts for purposes of this restriction.

(9) Each Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC.

Even though the SEC has taken the view that the following transactions fall within the functional meaning of the term “evidence of indebtedness” (and, therefore, involve the issuance of a “senior security”), the SEC has concluded that these transactions may be entered into, notwithstanding the requirements of Section 18 of the 1940 Act, subject to constraints set forth in applicable rules, regulation and pronouncements of the SEC: (i) reverse repurchase agreements, firm commitments, and standby agreements, (ii) any swap contract or contract for differences; (iii) any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; (iv) any borrowing permitted by Fundamental Restriction (1) above; (v) any collateral arrangements with respect to initial and variation margin permitted by Non-Fundamental Restriction (4) below; and (vi) the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

(10) With respect to each of Asset Allocation Bond Fund, Benchmark-Free Allocation Fund, Benchmark-Free Fund, Climate Change Fund, Emerging Country Debt Fund, Emerging Country Debt Shares Fund, Emerging Markets Fund, Global Asset Allocation Fund, Global Developed Equity Allocation Fund, Global Equity Allocation Fund, Implementation Fund, International Developed Equity Allocation Fund, International Equity Allocation Fund, International Equity Fund, Opportunistic Income Fund, Resources Fund, Strategic Opportunities Allocation Fund, Tax-Managed International Equities Fund, U.S. Equity Fund, U.S. Small Cap Value Fund, U.S. Opportunistic Value Fund and U.S. Treasury Fund, the Fund may not cause less than 75% of the value of the Fund’s total assets to be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of any single issuer.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Funds, which may be changed by the Trustees without shareholder approval:

(1) With respect to each Fund (except Benchmark-Free Fund, Climate Change Fund, Implementation Fund, Resources Fund, and SGM Major Markets Fund), the Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts, although it may purchase securities of issuers that deal in oil, gas, or other mineral leases, rights or royalty contracts, including securities of royalty trusts, and may purchase securities which are secured by, or otherwise hold or represent interests in, oil, gas, or other mineral leases, rights or royalty contracts.

(2) Each Fund may not make investments for the purpose of gaining control of a company’s management.

With respect to Alternative Allocation Fund, Implementation Fund and SGM Major Markets Fund, this restriction shall not apply with respect to the Fund’s direct or indirect investments in one or more wholly-owned subsidiaries.

(3) Each Fund may not invest more than 15% of its net assets in illiquid investments.

(4) With respect to each Fund (except for Alternative Allocation Fund, Asset Allocation Bond Fund, Benchmark-Free Allocation Fund, Benchmark-Free Fund, Climate Change Fund, Emerging Markets Select Equity Fund, Emerging Markets ex-China Fund, Global Developed Equity Allocation Fund, Implementation Fund, International Developed Equity Allocation Fund, Japan Value Creation Fund, Quality Cyclicals Fund, Quality Fund, Resources Fund, Resource Transition Fund, SGM Major Markets Fund, Small Cap Quality Fund, Strategic Opportunities Allocation Fund, U.S. Small Cap Value Fund, U.S. Opportunistic Value Fund and U.S. Treasury Fund), the Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 331∕3% of the Fund’s total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

(5) With respect to each Fund which has adopted a non-fundamental investment policy pursuant to Rule 35d-1 under the 1940 Act (each, a “Name Policy”), the Fund may not change its Name Policy as set forth under the Fund’s “Principal investment strategies” in the Fund’s Prospectus or Private Placement Memorandum without providing the Fund’s shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.

For purposes of each Name Policy, each Fund considers the term “invest” to include both direct and indirect investing and the term “investments” to include both direct and indirect investments (for instance, a Fund may invest indirectly or make indirect investments by investing in another Fund or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and a Fund may achieve exposure to a particular investment, industry, country, or geographic region through direct investing or indirect investing and/or direct investments or indirect investments. For Name Policies related to “Equity” Funds, the term “equities” refers to direct and indirect investments (described above) in common and preferred stocks and other stock-related securities, such as convertible securities and depositary receipts. These investments also include exchange-traded equity REITs and equity income trusts.

When used in connection with a Fund’s Name Policy, GMO uses the terms “invest,” “investments,” “assets,” and “tied economically” as defined in the Fund’s Prospectus or Private Placement Memorandum.

Except for Fundamental Restriction (1) (as indicated above) and Non-Fundamental Restriction (3), all percentage limitations on investments set forth herein and in a Fund’s Prospectus or Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

With respect to Alternative Allocation Fund, Implementation Fund and SGM Major Markets Fund, for purposes of determining compliance with each Fund’s policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).

The phrase “shareholder approval,” as used in the Prospectus, Private Placement Memorandum and in this SAI, and the phrases “vote of a majority of the outstanding voting securities” and “the approval of shareholders,” as used herein with respect to a Fund, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of that Fund, or (2) 67% or more of the shares of that Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Prospectus, Private Placement Memorandum or this SAI, the investment policies and restrictions of each Fund may be changed by the Trust’s Trustees without the approval of shareholders of that Fund. Policies and restrictions of a Fund that are explicitly described as fundamental in the Fund’s Prospectus, Private Placement Memorandum or this SAI cannot be changed without the approval of shareholders of that Fund.

In addition to the Name Policies referenced in Non-Fundamental Restriction (5) above, each of Emerging Country Debt Fund and Emerging Country Debt Shares Fund has also agreed as follows:

Under normal circumstances, the Fund will invest at least 80% of its assets in each of  (i) investments tied economically to emerging countries and (ii) debt investments.

With respect to each Asset Allocation Fund that has the term “international,” “global,” or “world” included in the Fund’s name, the Fund typically will invest, through its investments in the Underlying Funds, in investments that are tied economically to a number of countries throughout the world.

With respect to each Bond Fund that has the term “international” or “global” included in the Fund’s name, the Fund typically will have exposure to a number of countries throughout the world, including exposure to the interest rate and currency markets of those countries through the use of futures contracts, swap contracts, currency forwards, and other types of derivatives.

With respect to each Equity Fund (other than Global Developed Equity Allocation Fund, Global Equity Allocation Fund, International Developed Equity Allocation Fund, and International Equity Allocation Fund) that has the term “international” or “global” included in the Fund’s name, the Fund typically will invest in investments that are tied economically to a number of countries throughout the world.

INVESTMENT GUIDELINES

GMO has adopted the following investment guidelines for each of Emerging Markets Select Equity Fund and SGM Major Markets Fund (for purposes of this section, each a “Fund”). These guidelines are subject to change at the discretion of GMO and without notice to Fund shareholders. These guidelines are not Fund policies or investment restrictions and investments inconsistent with these guidelines are not violations of any Fund policy or investment restriction. GMO seeks to observe these guidelines only during periods when GMO determines that normal market conditions exist. GMO tests all percentage limitations set forth in these guidelines at the time of the making of an investment and an investment is not considered by GMO to be inconsistent with these guidelines unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

Emerging Markets Select Equity Fund

(1) The Fund will not purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or options transactions is not considered the purchase of a security on margin.)

(2) The Fund will not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

For purposes of this guideline, swap contracts on financial instruments or rates are not considered to be commodities or commodity contracts.

(3) The Fund will not invest in securities classified as being in any one country in an amount that exceeds the greater of the following, each representing a percentage of the Fund’s net assets: (a) 30%; or (b) 15% more than the country’s weighting percentage within MSCI Emerging Markets Index. As an example, if the MSCI Emerging Markets Index’s country weight for China is 29%, the Fund will not invest more than 44% of its net assets in securities classified as being in China. For purposes of this guideline, a security’s country classification will be based on generally accepted industry standards, including but not limited to the issuer’s country of incorporation, primary listing or domicile, or other factors GMO believes to be relevant. For the avoidance of doubt, China A-Shares are classified as investments in China for purposes of this guideline.

(4) Excluding investments made for the purpose of equitizing cash (e.g., exchange-traded funds) or serving as cash substitutes (e.g., money market funds and GMO U.S. Treasury Fund), the Fund will not invest more than 10% of its net assets in pooled investment vehicles.

(5) The Fund will not invest more than the 20% of its net assets in securities classified as being in frontier market countries. Country classification will be based on generally accepted industry standards including, but not limited to, the issuer’s country of incorporation, primary listing, domicile and/or other factors GMO believes to be relevant.

For purposes of this guideline, frontier market countries are countries that are not included in the MSCI All Country World Index.

(6) Except for limited periods surrounding inflows and outflows, the Fund will not hold more than 10% of its net assets in cash, cash equivalents or cash substitutes (e.g., shares of money market funds or shares of U.S. Treasury Fund).

(7) The Fund will not invest more than 25% of its net assets in any one industry.

(8) The Fund will typically invest in at least fifty (50) different issuers.

SGM Major Markets Fund

Subject to Section 18(f), the Fund generally expects that its typical maximum positions will be not more than three (3.0) times the net asset value of the Fund.

In addition, GMO generally expects to apply the following ranges in the management of the Fund’s portfolio:

(1) Exposure (as determined by GMO) to a single asset class (e.g., equity securities, fixed income securities, commodities) will be between -100% and +100% of the Fund’s net asset value; and

(2) Exposure (as determined by GMO) to a single asset (e.g., any single futures contract) will be between -50% and +50% of the Fund’s net asset value.

The Fund will generally be managed within these ranges, although the Fund may be outside of these ranges for short periods of time. These ranges do not apply to the Fund’s investments in its wholly-owned subsidiary or cash, cash equivalents, cash substitutes and other short duration high quality exposures (e.g., shares of money market funds, shares of U.S. Treasury Fund or treasury bills of the U.S. or other developed countries).

DETERMINATION OF NET ASSET VALUE

The net asset value or “NAV” of a Fund or each class of shares of a Fund, as applicable, is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. Current net asset values per share for each series of GMO Trust are available at www.gmo.com.

The NAV per share of a class of shares of a Fund is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of outstanding shares of that class. For most Funds, NAV is not determined (and accordingly, transactions in shares of the Funds are not processed) on any day when the NYSE is closed for business. For the Bond Funds and SGM Major Markets Fund, NAVs are not typically determined (and accordingly, transactions in shares of the Bond Funds and SGM Major Markets Fund are not processed) on days when either the NYSE or the U.S. bond markets are closed for business. For these purposes, the U.S. bond markets are deemed to be closed for business on the dates that the Securities Industry and Financial Markets Association recommends a full close for the trading of U.S. dollar-denominated fixed income securities in the United States. For Japan Value Creation Fund, NAV is not typically determined (and accordingly, transactions in shares of Japan Value Creation Fund are not processed) on days when either the NYSE or Japanese equity markets are closed for business. As a result, from time to time, Japan Value Creation Fund may not determine NAV for several consecutive weekdays when Japanese equity markets are closed for business, during which time investors will be unable to redeem their shares in Japan Value Creation Fund.

A Fund also may elect not to determine NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by that Fund. Please refer to “Determination of Net Asset Value” in the Prospectus or Private Placement Memorandum for additional information. In addition, to the extent a Fund holds portfolio securities listed on exchanges (e.g., non-U.S. exchanges) that are open for trading on days when the Fund’s NAV is not determined (e.g., a U.S. holiday on which the NYSE is closed for business), the net value of the Fund’s assets may change significantly on days when shares cannot be redeemed.

GMO evaluates pricing sources on an ongoing basis and may change a pricing source at any time. GMO monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Alternative pricing sources are often but not always available for securities held by a Fund, and the prices supplied by those alternative sources do not necessarily align with the prices supplied by primary pricing sources.

On December 3, 2020, the SEC adopted Rule 2a-5 under the 1940 Act, which addresses valuation practices and the role of the board of directors with respect to the fair value of the investments of a registered investment company. Compliance with Rule 2a-5 is required beginning September 8, 2022. Among other things, Rule 2a-5 permits a fund’s board to designate the fund’s primary investment adviser to perform the fund’s fair value determinations, which will be subject to board oversight and certain reporting and other requirements intended to ensure that the board receives the information it needs to oversee the investment adviser’s fair value determinations. The Funds’ fair value policies and procedures and valuation practices may be impacted as the Funds come into compliance with Rule 2a-5 under the 1940 Act and a greater number of the Funds’ securities may be subject to fair value pricing.

DISTRIBUTIONS

The Prospectus or Private Placement Memorandum describes the distribution policies of each Fund under the heading “Distributions and Taxes.” Each Fund generally maintains a policy to pay its shareholders, as dividends, its net investment income, if any, and its net realized capital gains, if any, after offsetting any available capital loss carryforwards. Each Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of ordinary income and net realized capital gain. Each Fund, from time to time and at the Fund’s discretion, also may make unscheduled distributions of net investment income, short-term capital gains, and/or long-term capital gains prior to large redemptions by shareholders from the Fund or as otherwise deemed appropriate by the Fund. From time to time or as otherwise provided in the Funds’ Prospectus or Private Placement Memorandum, distributions by a Fund could constitute, for U.S. federal income tax purposes, a return of capital to shareholders (see discussion in “Taxes”).

TAXES

Except as specifically noted below, the following discussion is a general summary of the principal U.S. federal income tax consequences to shareholders who are U.S. citizens, residents, or corporations. The consequences under other tax laws may differ. This discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or brokers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws. This summary is based upon the Code and upon judicial decisions, U.S. Treasury Regulations, IRS Rulings and other administrative materials interpreting the Code, all of which are subject to changes, which may or may not be retroactive. Shareholders should consult their tax advisers about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible non-U.S., state, local, or other applicable tax laws (including the federal alternative minimum tax).

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of a Fund as an investment through such plans.

Tax Status and Taxation of Each Fund

Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes. Each Fund has elected to be treated or intends to elect to be treated, as applicable, and intends to qualify and be treated each year as a RIC under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, each Fund must, among other things:

(a)	derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b)	diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, in the securities (other than those of the U.S. government or RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c)	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid — generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a qualified publicly traded partnership (defined generally as a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; (ii) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code; and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. Certain MLPs and natural resources-related ETFs (e.g., those investing substantially in commodities futures) may qualify as qualified publicly traded partnerships. In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under Section 7704(c)(2) of the Code. In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Further, for the purposes of the diversification test in paragraph (b) above: (i) the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership, and (ii) identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If a Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below).

As described above, each Fund intends generally to distribute at least annually to its shareholders its net investment income (including any net tax-exempt interest income), if any, and its net realized capital gains (including both net short-term and long-term capital gains), if any. Any net taxable investment income or net short-term capital gains (as reduced by any net long-term capital losses) retained by a Fund will be subject to tax at the Fund level at regular corporate rates. Although each Fund intends generally to distribute all of its net capital gain (i.e. the excess of any net long-term capital gains over net short-term capital losses) each year, each Fund reserves the right to retain for investment all or a portion of its net capital gain. If a Fund retains any net capital gain, it will be subject to tax at the Fund level at regular corporate rates on the amount retained. In that case, a Fund is permitted to designate the retained amount as undistributed capital gains in a timely notice to its shareholders, who would then, in turn, be (i) required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If a Fund properly makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. A Fund is not required to, and there can be no assurance that a Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income, and its earnings and profits, a Fund generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31, or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.

If a Fund were to fail to distribute in a calendar year at least an amount generally equal to the sum of 98% of its ordinary income for such calendar year and 98.2% of its capital gain net income for the one-year period ending October 31 within that year, plus any such retained amounts from the prior year, such Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although each Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of the excise tax amount is deemed by the Fund to be de minimis).

Realized capital losses in excess of realized capital gains (“Net Capital Losses”) are not permitted to be deducted against net investment income. Instead, potentially subject to the limitations described below, a Fund will carry Net Capital Losses forward from any taxable year to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, irrespective of whether a Fund retains or distributes such gains.

If a Fund incurs or has incurred Net Capital Losses, those losses will be carried forward to one or more subsequent taxable years, and will be treated as realized on the first day of the taxable year in which it is used to reduce capital gain, without expiration; any such carryforward losses will generally retain their character as short-term or long-term and will be applied first against gains of the same character before offsetting gains of a different character (e.g., Net Capital Losses resulting from previously realized net long-term losses will first offset any long-term capital gain, with any remaining amounts available to offset any net short-term capital gain). Each Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.

Net losses realized from foreign currency-related and other instruments, as well as expenses borne by a Fund, may give rise to losses that would otherwise reduce distributable net investment income. A Fund cannot carry forward such losses to offset income or gains earned in subsequent taxable years. This may result in the Fund realizing economic losses for which it does not receive a corresponding benefit from a U.S. federal income tax perspective.

In addition, a Fund’s ability to use Net Capital Losses and other losses that would otherwise reduce distributable net investment income, may be limited following the occurrence of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund over time by a shareholder owning or treated as owning 5% or more of the shares of the Fund (each, an “ownership change”). The Code may similarly limit a Fund’s ability to use any of its other capital losses, or ordinary losses, that have accrued but have not been recognized (i.e. “built-in” losses) at the time of an ownership change to the extent they are realized within the five-year period following the ownership change. Such a limitation could affect the amount, timing, and character of distributions to shareholders.

It is possible that a Fund will make investments through one or more foreign subsidiaries. Any such subsidiary will be a CFC for U.S. federal income tax purposes. See “Tax Implications of Certain Investments” for more information.

Special Considerations for Tax-Advantaged Retirement and Educational Savings Plan Investors

Shares of some Funds are held by tax qualified retirement plans. Qualified plans generally are not subject to U.S. federal income tax on distributions from the Funds or on redemptions of the Funds’ shares. Special tax rules apply to investments through such plans. Plan participants whose qualified plan invests in a Fund generally are not subject to U.S. federal income tax on Fund distributions received by the plan or on redemptions of Fund shares by the plan. However, distributions to plan participants from a qualified plan generally are taxable to plan participants as ordinary income, with certain exceptions (e.g., distributions to participants from a Roth 401(k) plan generally are not taxable to those participants).

Shares of the Funds are also available for purchase through certain other types of tax-advantaged plans and accounts. Whether investing through a qualified plan as described above or through another type of tax-advantaged plan or account, prospective investors should consult with their own tax advisers and their plan administrator or other designated financial intermediary, to determine the suitability of a Fund as an investment through their plan or account and the specific U.S. federal income, as well as any state, local, non-U.S., or other tax consequences to them of investing in a Fund through their plan or account.

Transactions in Fund Shares

The sale, exchange, or redemption of Fund shares generally will give rise to a taxable gain or loss, generally equal to the difference between the amount realized by a shareholder on the disposition of the shares (that is, gross proceeds) and the shareholder’s adjusted basis in those shares. To the extent a shareholder’s account is subject to U.S. federal tax reporting (including an account for which a shareholder has informed the Funds that it would like to receive “informational only” U.S. federal tax reporting), the Funds generally will provide cost-basis information (on an IRS Form 1099-B) to the IRS and to the shareholder with respect to Fund shares acquired on or after January 1, 2012, or, in the case of SGM Major Markets Fund, on or after December 1, 2015, and held in such accounts (“basis-reporting shares”), when such shares are subsequently redeemed or exchanged. The Funds are required to use the particular cost basis reporting method (e.g., average cost basis, first in-first out, specific share identification) selected by the shareholder in reporting such adjusted basis information, and if a shareholder fails to select a particular method, use the Funds’ default method. This reporting is generally not required for Fund shares held in a retirement or other tax-advantaged account, unless a shareholder has opted for “informational only” reporting as described above. Shareholders should contact the Funds for more information about how to select a particular cost basis accounting method in respect of any basis-reporting shares, as well as for information about the Funds’ particular default method.

Prior to the redemption, transfer, gifting and re-registration of Fund shares, shareholders also should consult their tax advisers concerning the application of these rules to their investment in a Fund, and for advice about selecting a cost basis accounting method suitable for them in light of their particular circumstances. Shares of a Fund acquired prior to January 1, 2012, or, in the case of SGM Major Markets Fund, prior to December 1, 2015, generally are not subject to these rules, and shareholders are responsible for keeping track of their own cost basis in these shares.

If a shareholder has purchased shares of a Fund through an intermediary, in general, the intermediary and not the Fund will be responsible for providing the cost basis and related reporting described above to the shareholder, including pursuant to the intermediary’s available cost basis accounting methods. Thus, shareholders purchasing shares through an intermediary should contact the intermediary for more information about how to select a particular cost basis accounting method in respect of any basis-reporting shares, as well as for information about the intermediary’s particular default method.

In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held, or are treated as having been held, for more than one year and as short-term capital gain if the shares have been held, or are treated as having been held, for not more than one year. However, if a Fund were to be deemed a “nonpublicly offered RIC” as described under “Expenses Subject to Special Pass-Through Rules” below, depending on a shareholder’s percentage ownership in that Fund, a shareholder’s partial redemption of Fund shares could cause the shareholder to be treated as receiving a so-called “section 301 distribution,” treated, to the extent of such distribution’s allocable share of the Fund’s current and accumulated earnings and profits, as a dividend, taxable under the rules applicable to dividends and distributions described below, rather than capital gain income realized in exchange for Fund shares. In such a case, a shareholder would generally not be able to recognize any losses on the redeemed Fund shares for U.S. federal income tax purposes. If a redeeming shareholder were treated as receiving a dividend, there would be a risk that other shareholders of the Fund, whose percentage interests in the Fund increase as a result of such redemption, would be treated as having received a taxable distribution from the Fund. It is expected that each of Resource Transition Fund and U.S. Opportunistic Value Fund may be deemed a “nonpublicly offered RIC”. Separately, a corporate shareholder owning at least eighty percent of a Fund’s net assets may be unable to recognize losses for U.S. federal income tax purposes, if any, related to the liquidation of a Fund. Shareholders should consult their tax advisers regarding the proper tax treatment of their (i) redemption; (ii) transfer; (ii) gifting; (iii) inheritance and (iv) re-registration of Fund shares.

Any loss realized upon a taxable disposition of Fund shares held, or treated as having been held, by a shareholder for six months or less generally will be treated as long-term capital loss to the extent of any Capital Gain Dividends, as defined below, received or deemed received by a shareholder with respect to those shares. Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash-sale” rules if other shares of the same Fund are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss and such disallowed loss will be reported on IRS Form 1099-B.

In addition, for redemptions initiated by the shareholder, in lieu of redeeming its shares in cash, a Fund may pay the redemption proceeds in whole or in part with securities. In cases where appreciated securities are used to pay redeeming shareholders, the Fund is generally not required to distribute any capital appreciation in those securities to its remaining shareholders. In cases where depreciated securities are used to pay redeeming shareholders, the Fund may permanently lose the U.S. federal income tax benefit of recognizing losses from the cash sale of such securities. This may have the result of remaining shareholders receiving greater future distributions of net capital gains than would otherwise be the case. The effect on redeeming shareholders is generally the same for U.S. federal income tax purposes as that of making cash redemptions. Shareholders redeeming their shares from a taxable account in exchange for a portion of a Fund’s portfolio securities will recognize any capital gains realized on the Fund shares redeemed and may incur additional gains or losses during the period between the date of redemption and the date they sell the securities received. They also may incur brokerage, taxes and/or other charges on the receipt or sale of those securities.

Taxation of Fund Distributions

Fund distributions are taxable to shareholders under the rules described below whether received in cash or reinvested in additional Fund shares.

Dividends and distributions on each Fund’s shares are generally subject to U.S. federal income tax as described below to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects unrealized gains or realized but undistributed income or gains that were therefore included in the price the shareholder paid for its shares. Such distributions may reduce the net asset value of the Fund’s shares below the shareholder’s cost basis in those shares. Such realized income and gains may be required to be distributed even when the Fund’s net asset value reflects unrealized losses.

For U.S. federal income tax purposes, distributions of investment income made by a Fund are generally taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined based upon the categorization of the gains it distributes, rather than how long a shareholder may have owned shares in the Fund. In general, the Fund will recognize long-term capital gain or loss on investments it has owned for more than one year, and short-term capital gain or loss on investments it has owned for one year or less. Tax rules can alter a Fund’s holding period in investments and thereby affect the categorization of gain or loss on such investments. Distributions of net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to capital loss carryforwards) that are properly reported by a Fund as capital gain dividends (“Capital Gain Dividends”) generally are taxable to shareholders as long-term capital gains. Distributions attributable to net short-term capital gain (as reduced by any net long-term capital loss for the taxable year, in each case determined with reference to capital loss carryforwards) generally are taxable to shareholders as ordinary income. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code.

Distributions of investment income properly reported by a Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels.

In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, a Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held, or treated as having been held, for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date); (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest; or (iv) if the dividend is received from a foreign corporation that is (A) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (B) treated as a “passive foreign investment company” (as defined below).

In general, distributions of investment income reported by a Fund as derived from qualified dividend income will be treated as qualified dividend income in the hands of a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. If the above described holding period and other requirements are met at both the shareholder and Fund level, qualified dividend income will be taxed in the hands of individuals at the rates applicable to long-term capital gain. If the aggregate qualified dividend income received by a Fund during any taxable year is 95% or more of its “gross income,” then 100% of the Fund’s dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

For information regarding qualified dividend income received by a Fund from certain Underlying Funds, see “Special Tax Considerations Pertaining to a Fund’s Investment in Underlying Funds.”

If a Fund receives dividends from an Underlying Fund, including an ETF, that is treated as a RIC for U.S. federal income tax purposes (“Underlying RIC”), and the Underlying RIC reports such dividends as qualified dividend income, then the Fund is permitted, in turn, to report a portion of its distributions as qualified dividend income, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC. In general, dividends paid from investment income and received by corporate shareholders (other than S corporations) of the Fund qualify for the dividends-received deduction generally available to corporations to the extent of the amount of eligible dividends received by the Fund from U.S. corporations for the taxable year. A dividend received by a Fund from a U.S. corporation will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held, or is treated as having held, for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)). For information regarding eligibility for the dividends-received deduction of dividends received by a Fund from certain Underlying Funds, see “Special Tax Considerations Pertaining to a Fund’s Investment in Underlying Funds.”

Each Fund investing directly or indirectly in a wholly-owned foreign subsidiary treated as a CFC does not expect that income from its investments, including through investments in other Funds, in wholly-owned foreign subsidiaries will be eligible to be treated as qualified dividend income. In addition, each such Fund does not expect that distributions from such subsidiary will be eligible for the corporate dividends-received deduction.

A portion of the original issue discount (“OID”) accrued on certain high yield discount obligations may not be deductible to the issuer as interest and instead may be treated as a dividend for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID. See “Tax Implications of Certain Investments” for more discussion of OID.

To the extent that a Fund makes a distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement treated for U.S. federal income tax purposes as a loan, such distribution will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by a Fund of ordinary dividends and Capital Gain Dividends as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in a Fund.

In any taxable year a Fund may make a distribution to its shareholders in excess of its current and accumulated “earnings and profits” (a “Return of Capital Distribution”), in which case the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable to the extent such an amount does not exceed a shareholder’s tax basis. Return of Capital Distributions reduce a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

A distribution paid to shareholders by a Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year.

A Fund may make distributions in excess of its net investment income and net realized capital gain for the taxable year that are nonetheless supported by earnings and profits. In such cases, the distributions will be taxable as ordinary dividends, even though the distributed excess amounts would not have been subject to tax if retained by the Fund.

Early each calendar year, the Trust will provide U.S. federal tax information, including information about the character and amount of dividends and distributions paid during the preceding year, to taxable investors and others requesting such information (generally on an IRS Form 1099). In certain cases, a Fund may be required to amend tax information reported to shareholders in respect of a particular year. In this event, shareholders may be required to file amended U.S. federal income or other tax returns in respect of such amended information and pay additional taxes (including potentially interest and penalties), and may incur other related costs. Shareholders should consult their tax advisers in this regard.

Expenses — Subject to Special Pass-Through Rules

It is expected that each of Resource Transition Fund and U.S. Opportunistic Value Fund may be deemed a “nonpublicly offered RIC”. Very generally, pursuant to U.S. Treasury Regulations, expenses of “nonpublicly offered RICs,” except those expenses specific to their status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special pass-through rules. If a Fund has fewer than 500 shareholders at any time during a taxable year and its shares are not “continuously offered” pursuant to a public offering within the meaning of the 1933 Act, it will be considered a “nonpublicly offered RIC.” Whether a Fund’s shares are “continuously offered” may in some cases be uncertain. In the event that a Fund were deemed to be a nonpublicly offered RIC, the affected expenses (which include Management Fees) would be treated as additional dividends to certain Fund shareholders (generally including other nonpublicly offered RICs, individuals, and entities that compute their taxable income in the same manner as individuals) and, other than in the case of a shareholder that is a nonpublicly offered RIC, would not be deductible by those shareholders under current law.

Tax Implications of Certain Investments

A Fund’s transactions in derivative instruments (e.g., swap agreements, options, futures or forward contracts), as well as any of its other hedging, short sales, or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash-sale, and short-sale rules). These rules, the application of which in any given instance may not be clear, may affect whether gains and losses recognized by a Fund are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to a Fund, defer losses, and cause adjustments in the holding periods of a Fund’s investments. The rules could therefore affect the amount, timing, and/or character of distributions to shareholders.

A Fund may make extensive use of various types of derivative financial instruments to the extent consistent with its investment policies and restrictions. The tax rules applicable to swaps and other derivative financial instruments are in some cases uncertain under current law, including under Subchapter M of the Code. Accordingly, while the Funds intend to account for such transactions in a manner they deem to be appropriate, an adverse determination or future guidance by the IRS with respect to one or more of these rules (which determination or guidance could be retroactive) may adversely affect a Fund’s ability to meet one or more of the relevant requirements to maintain its qualification as a RIC, as well as to avoid a fund-level tax. See “Loss of RIC Status.”

To the extent a Fund participates in short sales, by contracting for the sale of stock it does not own and later purchasing stock necessary to close the sale, the character of the gain or loss realized on such a short sale is determined by reference to the property used to close the short sale and is thus generally short-term. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, a Fund’s short sale transactions will likely increase the percentage of the Fund’s gains that are taxable to shareholders as ordinary income.

The tax treatment of certain non-U.S. currency contracts, certain futures contracts, including certain short positions, entered into by a Fund as well as listed non-equity options written or purchased by a Fund on certain U.S. and non-U.S. exchanges (including options on futures contracts, equity indices, and debt securities) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40 gain or loss”), although certain foreign currency gains and losses from such contracts are treated as ordinary in character. Also, Section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market,” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or as 60/40 gain or loss, as applicable. The unrealized gains or losses that are “marked to market” are then reversed in the succeeding taxable year. A Fund may elect to treat gains and losses from certain non-U.S. currency contracts as capital gains or losses.

Any transactions by a Fund in foreign currencies, foreign currency-denominated debt obligations, or certain foreign currency options, futures contracts, or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned and, as described below, can give rise to differences between the Fund’s book and taxable income. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Certain investments made and investment practices engaged in by a Fund can produce a difference between its book income and its taxable income and net tax-exempt income (if any). These can include, but are not limited to, certain hedging activities, as well as investments in foreign currencies, foreign currency-denominated debt instruments, Section 1256 contracts, passive foreign investment companies (as defined below), and debt obligations with discount or purchased at a premium. In addition, certain foreign currency transactions associated with the redemption of Fund shares (in the case of a Fund that permits redemptions of Fund shares in foreign currencies) may produce a difference between a Fund’s book income and its taxable income. If a Fund’s book income exceeds the sum of its taxable income and net tax-exempt interest income (if any), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt interest income (if any)); (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares; and (iii) thereafter, as gain from the sale or exchange of a capital asset. If a Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a RIC.

In general, option premiums received by a Fund are not immediately included in the income of the Fund. Instead, the premiums generally are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). The remainder of this paragraph describes the general tax consequences to a Fund of writing a put or call option that is not subject to one or more of the special rules described in the immediately following paragraphs. If securities or other assets are purchased by a Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities or other assets purchased. If a call option written by a Fund is exercised and the Fund sells or delivers the underlying securities or other assets, the Fund generally will recognize capital gain or loss equal to (i) the sum of the strike price and the option premium received by the Fund minus (ii) the Fund’s basis in the underlying securities or other assets. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying securities or other assets. The gain or loss with respect to any termination of a Fund’s obligation under an option other than through the exercise of the option and related purchase, sale, or delivery of the underlying securities or other assets generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by a Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

Certain covered call writing activities and other option strategies of a Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring the deferral of losses and the termination of holding periods on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Call options on stocks that are not “deep in the money” may qualify as “qualified covered calls,” which generally are not subject to the straddle rules, however the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the corporate dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.

As a result of the special tax rules described above generally applicable to a Fund’s options transactions, such transactions could cause a substantial portion of a Fund’s income to consist of net short-term capital gain, which, when distributed, is treated as taxable to shareholders subject to U.S. income tax as ordinary income.

Any investment by a Fund in U.S. REIT equity securities may result in the Fund’s receipt of cash in excess of the U.S. REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in U.S. REIT equity securities also may require a Fund to accrue and distribute income not yet received. To generate sufficient cash to make the requisite distributions, a Fund may be required to sell investments (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by a Fund from a U.S. REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income. Distributions by a Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. Non-corporate shareholders are permitted a federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations. Very generally, a “section 199A dividend” is any dividend or portion thereof that is attributable to certain dividends received by a RIC from REITs, to the extent such dividends are properly reported as such by the RIC in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying RIC shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. A Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.

Under a notice issued by the IRS in October 2006 and U.S. Treasury Regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (“REMIC”) (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (“TMP”) (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides and the regulations are expected to provide that excess inclusion income of RICs, such as the Funds, will be allocated to shareholders of RICs in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a Fund investing in any such interests may not be a suitable investment for certain tax-exempt investors, as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; and (iii) in the case of a Non-U.S. Shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Under current law, income of a Fund that would be treated as UBTI if earned directly by a tax-exempt entity generally will not be attributed and taxed as UBTI when distributed to tax-exempt shareholders (that is, the Fund “blocks” this income with respect to such shareholders). Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code. A tax-exempt shareholder also may recognize UBTI if a Fund recognizes excess inclusion income derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in Section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in a Fund that recognizes excess inclusion income. Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Fund that recognizes excess inclusion income, then the Fund will be subject to a tax on that portion of its excess inclusion income for the taxable year that is allocable to such shareholders at the highest U.S. federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, each Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt investors are urged to consult their tax advisers concerning the consequences of investing in the Funds.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Also very generally, the amount of the OID is treated as interest income and is included in a Fund’s taxable income (and required to be distributed by the Fund) over the term of the debt security, even though payment of that amount is not received until a later time. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Fund in the secondary market may be treated as having market discount. Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, a Fund may elect and in certain cases may be required to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, acquisition discount (very generally, the excess of the stated redemption price over the purchase price). Also very generally, a Fund will be required to include the OID or acquisition discount in income (as ordinary income) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The OID or acquisition discount accrues ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. If the Fund elects the constant interest rate method, the character and timing of recognition of income by the Fund will differ from what they would have been under the default pro rata method.

Increases in the principal amount of an inflation-indexed bond will be treated as OID includible in income (as ordinary income), even though payment of that amount is not received until a later time. Decreases in the principal amount of an inflation-indexed bond generally will reduce the amount of interest from the debt instrument that would otherwise be includible in income by a Fund. In addition, if the negative inflation adjustment exceeds the income includible by a Fund with respect to the debt instrument (including any OID) for the taxable year, such excess will be an ordinary loss to the extent a Fund’s total interest inclusions on the debt instrument in prior taxable years exceed the total amount treated by the Fund as an ordinary loss on the debt instrument in prior taxable years. Any remaining excess may be carried forward to reduce taxable income and/or gain from the instrument in subsequent years.

A Fund may also purchase contingent payment debt instruments. For U.S. federal income tax purposes, holders of contingent payment debt instruments generally have to include taxable income (as interest) on a constant yield basis without regard to whether cash is received with respect thereto. Gain on the disposition of contingent payment debt instruments generally will be treated for U.S. federal income tax purposes as ordinary interest income rather than as capital gain.

If a Fund holds the foregoing kinds of debt instruments, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by liquidation of portfolio investments including at a time when it may not be advantageous to do so. A Fund may realize gains or losses from such liquidations. In the event a Fund realizes net long-term or short-term capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend or ordinary dividend, respectively, than they would in the absence of such transactions.

Very generally, where a Fund purchases a bond at a price that exceeds the redemption price at maturity, that is, at a premium, the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if a Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without the consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Fund is generally permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require a Fund to reduce its tax basis by the amount of amortized premium.

Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID, or market discount; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a Fund when, as, and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

A Fund’s pursuit of an investment strategy that involves investments in certain commodity-linked instruments will potentially be limited by the Fund’s intention to qualify as a RIC, and could adversely affect the Fund’s ability to so qualify. Income and gains from certain commodity-linked instruments generally would not constitute qualifying income to a RIC for purposes of the 90% gross income test described above if a RIC were to invest directly in such instruments. The tax treatment of some other commodity-linked instruments in which a Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If a Fund were to treat income or gains from a particular instrument as qualifying income and the income or gains were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it were eligible to and did pay a tax at the Fund level. See “Loss of RIC Status.”

In general, in order to qualify as a RIC, a Fund must, among other things, derive at least 90% of its gross income from certain specified sources (“qualifying income”). As discussed above, some Funds may gain indirect exposure to commodity-linked instruments through investments in wholly-owned foreign subsidiaries. Each of Alternative Allocation Fund, Implementation Fund, and SGM Major Markets Fund achieves indirect exposure to commodities through foreign subsidiaries, which, in turn, invest in various commodity-related derivatives. Alternative Allocation Fund, Implementation Fund, and SGM Major Markets Fund should generally be entitled to treat all of the income that they recognize from their respective investments in wholly-owned foreign subsidiaries as qualifying income. There is a risk that the IRS could determine that some or all of the income that one or more of these funds derive from investments in one or more of these foreign subsidiaries is not qualifying income, which might adversely affect the ability of Alternative Allocation Fund, Implementation Fund, or SGM Major Markets Fund, as the case may be, to qualify as a RIC. See “Loss of RIC Status.”

In addition, a Fund may invest in Underlying RICs that invest in commodity-linked instruments or other instruments the treatment of which as securities is unclear. An Underlying RIC’s pursuit of an investment strategy that involves investments in certain such instruments will potentially be limited by the Underlying RIC’s intention to qualify as a RIC and could adversely affect the Underlying RIC’s ability to so qualify. The tax treatment of certain such instruments in which an Underlying RIC might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If an Underlying RIC were to treat income or gains from a particular instrument as qualifying income and the income or gains were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Underlying RIC’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Underlying RIC would fail to qualify as a RIC unless it were eligible to and did pay a tax at the Underlying RIC level. If an Underlying RIC were to fail to qualify as a RIC for a particular year, the value of a Fund’s investment in such Underlying RIC and, depending on the size of the Fund’s investment in such Underlying RIC, the Fund’s ability to qualify as a RIC, could be adversely affected. See “Loss of RIC Status.”

To the extent a Fund invests in commodities-related entities that are partnerships (other than qualified publicly traded partnerships (as defined above)), income or other trusts, or other pass-through structures for U.S. federal income tax purposes, including, for instance, certain royalty trusts and certain ETFs (e.g., ETFs investing in gold bullion), all or a portion of any income and gains from such entities could constitute non-qualifying income to the Fund for purposes of the 90% gross income requirement described above. Similarly, certain other income trusts in which a Fund may invest could be partnerships or other pass-through structures for U.S. federal income tax purposes, such that, depending on the specific assets held by the income trust, all or a portion of any income or gains from such investment could constitute non-qualifying income to the Fund. In any such cases, a Fund’s pursuit of an investment strategy that involves investments in such entities will potentially be limited by the Fund’s intention to qualify as a RIC and could adversely affect the Fund’s ability to so qualify. See “Loss of RIC Status.”

Certain of the commodities-related ETFs in which a Fund may invest may qualify as qualified publicly traded partnerships sometimes referred to as “QPTPs.” In such cases, the net income derived from such investments will constitute qualifying income for purposes of the 90% gross income requirement described above for RIC qualification. If, however, such a vehicle were to fail to qualify as a QPTP in a particular year, a portion of the gross income derived from it in such year could constitute non-qualifying income to a Fund for purposes of the 90% gross income requirement and thus could adversely affect the Fund’s ability to qualify as a RIC for a particular year. In addition, the diversification requirement described above for RIC qualification will limit a Fund’s investments, including through corporations in which the Fund owns a 20% or more voting stock interest, in one or more vehicles that are QPTPs to 25% of the Fund’s total assets as of the close of each quarter of the Fund’s taxable year.

MLPs, if any, in which a Fund invests also may qualify as QPTPs, subject to the special RIC-related rules described in the immediately preceding paragraph, or, instead, may be treated as “regular” partnerships. To the extent an MLP is a regular (non-QPTP) partnership, the MLP’s income and gains allocated to a Fund will constitute qualifying income to the Fund for purposes of the 90% gross income requirement only to the extent such items of income and gain would be qualifying income if earned directly by the Fund. Thus, all or a portion of any income and gains from a Fund’s investment in an MLP that is a regular (non-QPTP) partnership could constitute non-qualifying income to the Fund for purposes of the 90% gross income requirement described above. In such cases, a Fund’s pursuit of an investment strategy that includes investments in such entities will potentially be limited by its intention to qualify as a RIC, and could adversely affect the Fund’s ability to so qualify.

To the extent an MLP is a partnership (whether or not a QPTP), some amounts received by a Fund with respect to an investment in MLPs will likely be treated as a return of capital for U.S. federal income tax purposes because of accelerated deductions available with respect to the activities of such MLPs. If the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Further, because of these accelerated deductions, the Fund will likely realize taxable income in excess of economic gain with respect to interests in such an MLP on the disposition of such interests (or if the Fund does not dispose of the MLP, the Fund will likely realize taxable income in excess of cash flow with respect to the MLP in a later period), and the Fund must take such income into account in determining whether the Fund has satisfied its distribution requirements. Subject to any future regulatory guidance to the contrary, a Fund’s distribution of income attributable to income from the Fund’s investment in an MLP will ostensibly not qualify for the deduction that would be available to a non-corporate shareholder were the shareholder to own such MLP directly. The Fund may have to borrow or liquidate investments to satisfy its distribution requirements and to meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Fund to sell investments or borrow money at such time. In addition, any gain recognized, either upon the sale of a Fund’s MLP interest or sale by the MLP of property held by it, including in excess of economic gain thereon, treated as so-called “recapture income,” will be treated as ordinary income. Therefore, to the extent a Fund invests in MLPs, Fund shareholders might receive greater amounts of distributions from the Fund taxable as ordinary income than they otherwise would in the absence of such MLP investments.

Although MLPs are generally expected to be treated as partnerships for U.S. federal income tax purposes, some MLPs may be treated as “passive foreign investment companies,” “controlled foreign corporations” or “regular” corporations for U.S. federal income tax purposes. The treatment of particular MLPs for U.S. federal income tax purposes will affect the extent to which a Fund can invest in MLPs. The U.S. federal income tax consequences of a Fund’s investments in “passive foreign investment companies” and “controlled foreign corporations” are discussed in greater detail below.

A Fund’s investments in certain passive foreign investment companies (“PFICs”), as defined below, could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from a PFIC or on proceeds received from the disposition of shares in a PFIC, which tax cannot be eliminated by making distributions to Fund shareholders. However, a Fund may elect to avoid the imposition of that tax. For example, a Fund may elect to treat a PFIC as a “qualified electing fund” (“QEF”) (i.e. make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gain annually, regardless of whether it receives any distribution from the PFIC. Alternatively, a Fund may elect to mark the gains (and to a limited extent the losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. In general, a Fund that indirectly invests in PFICs by virtue of the Fund’s investment in Underlying RICs or other investment companies may not make such elections; rather, the Underlying RICs or other investment companies directly investing in PFICs would decide whether to make such elections. In addition, whether a foreign corporation is a PFIC is not always entirely clear. Therefore there is a risk, for example, that a Fund may not realize that a foreign corporation in which it invests is a PFIC for U.S. federal tax purposes and thus fail to timely make a QEF or mark-to-market election in respect of that corporation, in which event the Fund could be subject to the U.S. federal income taxes and interest charges described above.

A PFIC is any foreign corporation in which (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of its assets (generally by value, but by adjusted tax basis in certain cases) that produce, or are held for the production of, passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, income from certain notional principal contracts, and foreign currency gains. Passive income for this purpose does not include certain types of passive income excepted by the Code and other guidance.

Dividends paid by PFICs will not be eligible to be treated as qualified dividend income or for the dividends-received deduction.

Each of Alternative Allocation Fund, Implementation Fund, and SGM Major Markets Fund invests a portion of its assets in one or more foreign subsidiaries that are (or will be) classified as foreign corporations for U.S. federal income tax purposes. It is expected that each subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business.

Each subsidiary conducts (or intends to conduct) its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the “Safe Harbor”), pursuant to which each subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (i) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (ii) engage in the United States in trading, for its own account, commodities that are of a kind customarily dealt in on an organized commodity exchange, if the transaction is of a kind customarily consummated at such place. If certain of a subsidiary’s activities were determined to be not of the type described in the Safe Harbor, then the activities of such subsidiary may constitute a U.S. trade or business.

In addition, as described below, a foreign corporation is subject to U.S. federal income tax as if it earned income that is effectively connected with a U.S. trade or business (“ECI”) to the extent it realizes any gains from U.S. real property interests (“USRPIs”). It is not expected that a subsidiary will invest in any USRPI.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax (which may be reduced under an applicable tax treaty), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the United States and the jurisdiction in which any subsidiary is (or would be) resident that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the tax and thus withholding is not required on payments of such income to a foreign corporation. The tax generally does not apply to capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The tax also does not apply to interest which qualifies as “portfolio interest.” Very generally, the term portfolio interest includes U.S.-source interest (including OID) on an obligation in registered form, and with respect to which the person, who would otherwise be required to deduct and withhold the tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code.

As discussed in more detail below, FATCA (as defined below) generally imposes a reporting and withholding tax regime (which is different from the withholding regime described above) with respect to certain U.S.-source income (“withholdable payments”) paid to “foreign financial institutions” and certain other non-U.S. entities when those entities fail to satisfy the applicable account documentation, information reporting, withholding, registration, certification and/or other requirements applicable to their status under FATCA. A subsidiary will be subject to the withholding tax in respect of any withholdable payment it receives if it fails to satisfy these requirements, as may be applicable to the subsidiary. Each subsidiary expects to satisfy these requirements, as may be applicable to it, so as to avoid this additional withholding. See “Other Reporting and Withholding Requirements.”

A U.S. person, including a Fund, who owns (directly, indirectly, or constructively) 10% or more of the total combined voting power or value of all classes of stock of a foreign corporation is a “United States shareholder” for purposes of the CFC provisions of the Code (“U.S. Shareholder”). A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly, or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. From time to time, a Fund may be a U.S. Shareholder in one or more CFCs. As a U.S. Shareholder of a CFC, a Fund is generally required to include in gross income for U.S. federal income tax purposes for each taxable year of the Fund its pro rata share of its CFC’s “subpart F income” for the CFC’s taxable year ending within the Fund’s taxable year whether or not such income is actually distributed by the CFC. Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, net gains from transactions (including futures, forward, and similar transactions) in commodities, receipts with respect to securities loans, and net payments received with respect to equity swaps and similar derivatives. Subpart F inclusions are treated as ordinary income, regardless of the character of the CFC’s underlying income. Net losses incurred by a CFC during a tax year do not flow through to an investing Fund and thus will not be available to offset income or capital gain generated from that Fund’s other investments. In addition, net losses incurred by a CFC during a tax year generally cannot be carried forward by the CFC to offset gains realized by it in subsequent taxable years. To the extent a Fund invests in any foreign subsidiary treated as a CFC or other CFCs, if any, and recognizes subpart F income in excess of actual cash distributions from such CFCs, if any, it may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. Subpart F income also includes the excess of gains over losses from transactions (including futures, forward and other similar transactions) in commodities. A Fund’s investment in any foreign subsidiary treated as a CFC will potentially have the effect of accelerating the Fund’s recognition of income, causing its income to be treated as ordinary income (regardless of the character of such subsidiary’s income) and/or potentially disallowing the U.S. federal income tax recognition of losses upon the liquidation of a subsidiary. The Funds will not receive any credit in respect of any non-U.S. tax borne by any foreign subsidiary treated as a CFC. Any losses with respect to the Fund’s shares of its subsidiary will not be currently recognized. A Fund’s recognition of any subpart F income from an investment in any foreign subsidiary treated as a CFC will increase the Fund’s tax basis in such subsidiary. Distributions by any foreign subsidiary treated as a CFC to a Fund, including in redemption of such subsidiary’s shares, will be tax free, to the extent of any such subsidiary’s previously undistributed subpart F income, and will correspondingly reduce the Fund’s tax basis in any such subsidiary, and any distributions in excess of the Fund’s tax basis in any such subsidiary will be treated as realized gain.

A Fund generally should be entitled to treat income that it recognizes from its investment in a CFC as qualifying income. There is a risk, however, that the IRS could determine that some or all of the gross income that a Fund derives from investments in one or more of these CFCs is not qualifying income, which might adversely affect the Fund’s ability to qualify as a RIC under the Code.

Although the interest on municipal obligations is generally exempt from U.S. federal income tax, distributions from a Fund derived from interest on municipal obligations are taxable to shareholders of a Fund when received unless at least 50% of the value of its total assets consists of obligations of states or political subdivisions thereof at the close of each quarter of its taxable year or a Fund is a “qualified fund of funds” (see “Special Tax Considerations Pertaining to a Fund’s Investment in Underlying Funds”). In addition, gains realized by a Fund on the sale or exchange of municipal obligations are taxable to shareholders of the Fund.

To the extent a Fund incurs interest-related expenses (e.g., related to its use of reverse repurchase agreements), its ability to deduct such expenses may be limited, to the extent they exceed 30% of the Fund’s “adjusted taxable income” as defined in Section 163(j) of the Code and the applicable U.S. Treasury Regulations. Any amounts of such expenses that are limited in a taxable year may be carried forward. If a Fund’s interest-related expense deductions are limited in a taxable year, the Fund may be required to distribute greater amounts of net investment income than would otherwise be the case.

Special Tax Considerations Pertaining to a Fund’s Investment in Underlying Funds

Tax Considerations Related to the Asset Allocation Funds’ and Other Funds’ Investments in Underlying RICs.

If an Asset Allocation Fund or any other Fund invests substantially or entirely in shares of one or more Underlying RICs (the Asset Allocation Funds and such other Funds are referred to in this section as “Funds of Funds”), their distributable income and gains will normally consist substantially or entirely, as the case may be, of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. To the extent that an Underlying RIC realizes net capital losses on its investments for a given taxable year, a Fund of Funds investing in that Underlying RIC will not be able to benefit from those losses until and only to the extent that (i) the Underlying RIC realizes capital gains that can be reduced by those losses, or (ii) the Fund of Funds recognizes a portion or all of its share of those losses when it disposes of shares of the Underlying RIC. Moreover, even when a Fund of Funds does make such a disposition of Underlying RIC shares at a net capital loss, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for U.S. federal income tax purposes as a short-term capital loss or an ordinary deduction. A Fund of Funds also will not be able to offset any capital losses realized from its dispositions of Underlying RIC shares against its ordinary income (including distributions of any net short-term capital gains realized by an Underlying RIC).

In addition, in certain circumstances, the “wash-sale” rules under Section 1091 of the Code may apply to a Fund of Funds’ sales of Underlying RIC shares that have generated losses. A wash sale occurs if shares of an Underlying RIC are sold by the Fund of Funds at a loss and the Fund of Funds acquires additional shares of that same Underlying RIC 30 days before or after the date of the sale. The wash-sale rules could defer losses in the Fund of Funds’ hands on sales of Underlying RIC shares (to the extent such sales are wash sales) for extended periods of time.

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that a Fund of Funds will be required to distribute to shareholders may be greater than such amounts would have been had the Fund of Funds invested directly in the investments held by the Underlying RICs, rather than investing in shares of the Underlying RICs. For similar reasons, the amount or timing of distributions from a Fund of Funds qualifying for treatment as a particular character (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund of Funds invested directly in the investments held by the Underlying RICs.

Depending on a Fund of Funds’ percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause it to be treated as receiving a dividend taxable as ordinary income on the full amount of the redemption instead of being treated as realizing capital gain (or loss) on the redemption of the shares of the Underlying RIC. This could be the case where the Fund of Funds holds a significant interest in an Underlying RIC that is not a “publicly offered” RIC within the meaning of the Code and redeems only a small portion of such interest. Dividend treatment of a redemption by a Fund of Funds would affect the amount and character of income required to be distributed by both the Fund of Funds and the Underlying RIC for the year in which the redemption occurred. It is possible that any such dividend would qualify as qualified dividend income taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income and could cause shareholders of the Fund of Funds to recognize higher amounts of ordinary income than if the shareholders held shares of the Underlying RICs directly.

If a Fund of Funds were to own 20% of more of the voting interests of an Underlying RIC, subject to a safe harbor in respect of certain fund of fund arrangements, which is anticipated to be available to many Fund of Funds, the Fund of Funds would be required to “look through” the Underlying RIC to its holdings and combine the appropriate percentage of the Underlying RIC’s assets with the Fund of Funds’ assets for purposes of satisfying the 25% diversification test described above.

If a Fund of Funds receives dividends from an Underlying RIC, and the Underlying RIC reports such dividends as qualified dividend income, then the Fund of Funds is permitted, in turn, to report a portion of its distributions as qualified dividend income, provided that the Fund of Funds meets the holding period and other requirements with respect to shares of the Underlying RIC.

If a Fund of Funds receives dividends from an Underlying RIC, and the Underlying RIC reports such dividends as eligible for the dividends-received deduction, then the Fund of Funds is permitted, in turn, to report a portion of its distributions as eligible for the dividends-received deduction, provided that the Fund of Funds meets the holding period and other requirements with respect to shares of the Underlying RIC.

If, at the close of each quarter of a Fund’s, including a Fund of Funds’, taxable year, at least 50% of its total assets consists of interests in Underlying RICs, that Fund of Funds will be a “qualified fund of funds.” In that case, the Fund of Funds is permitted to elect to pass through to its shareholders foreign income and other similar taxes paid by the Fund of Funds in respect of non-U.S. investments held directly by the Fund of Funds or by an Underlying RIC in which its invests that itself elected to pass such taxes through to shareholders, so that shareholders of the Fund of Funds will be eligible to claim a tax credit or deduction for such taxes. Each eligible Asset Allocation Fund expects to make this election for any taxable year in which it directly or indirectly (through one or more Underlying RICs making this election) pays qualifying non-U.S. taxes. However, even if a Fund of Funds qualifies to make such election for any year, it may determine not to do so in its sole discretion. See “Non-U.S. Taxes” for more information. Similarly, if a Fund of Fund is considered a “qualified fund of funds”, the Fund of Fund is permitted to pass through to its shareholders tax-exempt dividends it receives from an Underlying RIC (to the extent the Underlying RIC is eligible to pass through such amounts).

Tax Considerations Related to a Fund’s Investments in Partnerships.

Special tax considerations apply if a Fund invests in entities treated as partnerships for U.S. federal income tax purposes. For U.S. federal income tax purposes, a Fund investing in such a partnership generally will be allocated its share of the income, gains, losses, deductions, credits, and other tax items of the partnership so as to reflect the Fund’s interest in the partnership. A partnership in which a Fund invests may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax provisions under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code and the regulations thereunder. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in the Fund, as a partner, receiving more or fewer items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations. A Fund will be required to include in its income its share of a partnership’s tax items, including gross income, gain, deduction, or loss, for any partnership taxable year ending with or within the Fund’s taxable year, regardless of whether or not the partnership distributes any cash to the Fund in such year.

In general, a Fund will not recognize its share of these tax items until the close of the partnership’s taxable year or when the Fund’s interest in the partnership has terminated. However, absent the availability of an exception, a Fund will recognize its share of these tax items as they are recognized by the partnership for purposes of determining the Fund’s liability for the 4% excise tax (described above). If a Fund and a partnership have different taxable years, the Fund may be obligated to make distributions in excess of the net income and gains recognized from that partnership and yet be unable to avoid the 4% excise tax because it is without sufficient earnings and profits at the end of its taxable year. In some cases, however, a Fund can take advantage of certain safe harbors which would allow it to include its share of a partnership’s income, gain, loss, and certain other tax items at the close of the partnership’s taxable year for both excise tax purposes and general Subchapter M purposes, thus avoiding the potential complexities arising from different taxable years.

In general, cash distributions to a Fund by a partnership in which it invests (including in partial or complete redemption of its interest in the partnership) will represent a nontaxable return of capital to the Fund up to the amount of the Fund’s adjusted tax basis in its interest in the partnership, with any amounts exceeding such basis treated as capital gain. Any loss may be recognized by a Fund only if it redeems its entire interest in the partnership for money.

If a Fund receives allocations of income from a partnership in which it invests that are eligible for qualified dividend treatment or the dividends-received deduction, then the Fund, in turn, may report a portion of its distributions as qualified dividend income or as eligible for the dividends-received deduction, as applicable, provided certain conditions are met.

More generally, as a result of the foregoing and certain other special rules, a Fund’s investment in investment companies that are partnerships for U.S. federal income tax purposes can cause a Fund’s distributions to shareholders to vary in terms of their timing, character, and/or amount from what that Fund’s distributions would have been had the Fund invested directly in the investments held by those underlying partnerships.

If a partnership in which a Fund invests were not treated as a partnership for U.S. federal income tax purposes and were instead taxed as a corporation, a Fund’s return on its investment in such partnership could be adversely affected.

Loss of RIC Status

If a Fund were to fail to meet the income, diversification or distribution test described in “Tax Status and Taxation of Each Fund” above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest charges, making additional distributions or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to not qualify for taxation as a RIC for such year, the Fund’s income would be taxed at the Fund level at regular U.S. federal corporate income tax rates, and depending on when the Fund discovered its qualification failure for a particular taxable year, the Fund may be subject to penalties and interest on any late payments of its Fund-level taxes for such year. In addition, in the event of any such loss of RIC status, all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income (if any), generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, in order to re-qualify for taxation as a RIC that is accorded special tax treatment, a Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions. If an Underlying RIC were to fail to qualify as a RIC in a particular taxable year, a Fund’s return on its investment in such Underlying RIC and, depending on the size of the Fund’s investment in such Underlying RIC, the Fund’s ability to qualify as a RIC, could be adversely affected.

Certain of a Fund’s investments could affect the amount, timing and character of the Fund’s income, gains and distributions, and could cause the Fund to recognize taxable income in excess of the cash generated by such investment, which may require the Fund to liquidate investments, including when it is not advantageous to do so, in order to make required distributions. Further, the application of the requirements for treatment as a RIC under the Code can be unclear with respect to certain of these investments. As a result, certain of the Fund’s investments could cause the Fund to fail to qualify as a RIC.

Backup Withholding

Each Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund (or the intermediary) with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify that he or she is not subject to such withholding. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s U.S. federal income tax return, provided the appropriate information is furnished to the IRS.

Distributions to Non-U.S. Investors

Distributions by a Fund to a shareholder that is not a “U.S. Person” within the meaning of the Code (a “Non-U.S. Shareholder”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, as defined below, and (3) interest-related dividends, as defined below, each subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses, and (2) “interest-related dividends” as distributions from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual Non-U.S. Shareholder, in each case to the extent such distributions are properly reported as such by a Fund in a written notice to shareholders.

The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual Non-U.S. Shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and, as described below, (B) distributions attributable to gain that is treated as effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests. The exception to withholding for interest-related dividends does not apply to distributions to a Non-U.S. Shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the Non-U.S. Shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the Non-U.S. Shareholder and the Non-U.S. Shareholder is a controlled foreign corporation. A Fund is permitted to report such part of its dividends as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if a Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders. Such Non-U.S. Shareholders should contact their intermediaries regarding the application of these rules to their accounts.

Additionally, if a Fund invests in an Underlying Fund or another investment company registered under the 1940 Act, including an Underlying RIC, that properly reports and pays such short-term capital gain or interest-related dividends to its shareholders, such distributions generally remain not subject to withholding if properly reported as such in respect of distributions paid by the Fund to its shareholders. Similarly, if a Fund has invested in an Underlying Fund that is treated as a partnership for U.S. federal income tax purposes, then to the extent that the Underlying Fund has allocated to the Fund income that would have given rise to interest-related or short-term capital gain dividends if it had been earned directly by the Fund, the Fund generally is permitted to report any dividends attributable to such income as interest-related or short-term capital gain dividends, as applicable.

In certain circumstances, a Non-U.S. Shareholder may be required to file appropriate U.S. federal tax forms in order to receive the benefit of these exemptions.

Distributions by a Fund to Non-U.S. Shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends (e.g., dividends attributable to foreign-source dividend and interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

Under U.S. federal tax law, a Non-U.S. Shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund unless (i) such gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business within the United States; (ii) in the case of a Non-U.S. Shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met; or, as described below, (iii) the special rules relating to gain attributable to the sale or exchange of USRPIs apply to the Non-U.S. Shareholder’s sale of shares of a Fund.

Also, Non-U.S. Shareholders with respect to whom income from a Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents, or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a Non-U.S. Shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. Again, Non-U.S. Shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisers.

Special rules would apply if a Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of the exceptions to the definition thereof described below. Very generally, a USRPHC is a domestic corporation that holds USRPIs — USRPIs are defined as any interest in U.S. real property or any equity interest in a USRPHC or former USRPHC — the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. A Fund that holds (directly or indirectly) significant interests in real estate investment trusts (as defined in Section 856 of the Code) qualifying for the special tax treatment under Subchapter M of the Code (“U.S. REITs”) may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs, but these exceptions do not apply for purposes of determining whether a Fund is a QIE. If an interest in a Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% Non-U.S. Shareholder, in which case such Non-U.S. Shareholder generally would also be required to file U.S. tax returns and pay any additional taxes due in connection with the redemption.

If a Fund were a QIE, under a special “look-through” rule, any dividend distributions by the Fund and certain distributions made by the Fund in redemption of its shares that are attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands and (ii) gains realized on the disposition of USRPIs by the Fund would retain their character as gains realized from USRPIs in the hands of the Fund’s Non-U.S. Shareholders. If a Non-U.S. Shareholder holds (or has held in the prior year) more than a 5% interest in any class of such a Fund, such distributions generally will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business,” and subject to tax at graduated rates. Moreover, such shareholders generally will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund generally will be required to withhold on the amount of such distribution. In the case of all other Non-U.S. Shareholders (i.e. those whose interest in the Fund did not exceed 5% in any class of the Fund at any time during the prior year), the USRPI distribution generally will be treated as ordinary income (regardless of any reporting by the Fund that such distribution is a short-term capital gain dividend or a Capital Gain Dividend), and the Fund generally must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such Non-U.S. Shareholder.

In addition, if a Fund were a USRPHC or former USRPHC, it would potentially be required to withhold 15% of the amount realized in a redemption by a greater-than-5% Non-U.S. Shareholder, and that shareholder typically must file a U.S. income tax return for the year of the disposition of Fund shares and pay any additional tax due on the sale. A similar withholding obligation may apply to Return of Capital Distributions by a Fund that is a USRPHC or former USRPHC to a greater-than-5% Non-U.S. Shareholder, even if all or a portion of such distribution would be treated as a return of capital to the Non-U.S. Shareholder. Such withholding on these redemptions and distributions generally would not be required if the Fund were a domestically controlled QIE or, in certain limited cases, if the Fund (whether or not domestically controlled) were to hold substantial investments in Underlying RICs that were domestically controlled USRPHCs.

If a qualified foreign pension fund described in Section 897(l) of the Code, or any entity all of the interests of which are held by such a qualified foreign pension fund, were to hold, directly or indirectly through one or more partnerships, shares of a Fund an interest in which were a USRPI, the special withholding and other rules regarding U.S. real property interests described above would not apply to distributions and redemptions with respect to such shares.

Non-U.S. Shareholders of a Fund also may be subject to certain “wash sale” rules to prevent the avoidance of the tax filing and payment obligations discussed above through the sale and repurchase of Fund shares.

Non-U.S. Shareholders should consult their tax advisers (and if holding shares through an intermediary, their intermediary) concerning the application of these rules to their investment in a Fund.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a Non-U.S. Shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, for example, furnishing an IRS Form W-8BEN or W-8BEN-E). Non-U.S. Shareholders in a Fund should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Also, additional considerations may apply to foreign trusts and estates. Special rules may also apply in the case of non-U.S. governments (including sovereign wealth funds), and foreign pension and other funds. These persons, along with all other prospective foreign shareholders and investors holding Fund shares through foreign entities, should consult their tax advisers with reference to their specific tax situations, as they may be subject to special rules.

A Non-U.S. Shareholder may be subject to state and local taxes and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.

Non-U.S. Shareholders described in Section 892 of the Code should consult their tax advisers with respect to their investment in a Fund.

See also “Other Reporting and Withholding Requirements” below for information regarding the potential application of an additional withholding regime.

Non-U.S. Taxes

A Fund’s non-U.S. investments may be subject to non-U.S. withholding and other taxes on dividends, interest, capital gains, or the proceeds of dispositions that will decrease a Fund’s return on its investments. A Fund may otherwise be subject to non-U.S. taxation on repatriation proceeds generated from those investments or to other transaction-based non-U.S. taxes on those investments, including potentially on a retroactive basis, which can also decrease the Fund’s return on its investments. Such non-U.S. withholding taxes and other taxes may be reduced or eliminated under income tax treaties between the United States and certain non-U.S. jurisdictions. In some cases, a Fund may seek to collect a refund in respect of taxes paid to a non-U.S. jurisdiction and may be required to disclose shareholder information (e.g., name and location) to local government or tax authorities in order to obtain a refund. In particular, certain Funds have previously filed for and/or may file for additional tax refunds with respect to certain taxes withheld by member states of the European Union (such taxes, “E.U. Taxes” and such refunds, “E.U. Refunds”). Generally, E.U. Refunds that GMO believes are collectible and free from significant contingencies are reflected in a Fund’s net asset value. In certain circumstances, a Fund’s receipt of an E.U. Refund may cause the Fund and/or its shareholders to be liable for U.S. federal income tax (including interest charges). Each Fund that has previously elected to permit its shareholders to claim foreign tax credits or deductions on their U.S. income tax returns with respect to E.U. Taxes withheld from the Fund expects that its receipt of E.U. Refunds will likely significantly reduce the amount of foreign tax credits or deductions otherwise currently available to the Fund’s shareholders for U.S. federal income tax purposes. In addition, the Fund expects that its receipt of E.U. Refunds will require the Fund to distribute greater amounts of net investment income than would otherwise be the case. In some cases, the amount of a refund could be material to a Fund’s net asset value. See “Descriptions and Risks of Fund Investments — Risks of Non-U.S. Investments” for more information. The non-U.S. withholding and other tax rates applicable to a Fund’s investments in certain non-U.S. jurisdictions may be higher, in certain circumstances, for instance, if a Fund has a significant number of Non-U.S. Shareholders or if a Fund or Underlying Fund invests through a subsidiary.

If, at the end of a Fund’s taxable year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or other securities of non-U.S. corporations, the Fund may make an election that allows shareholders to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return in respect of non-U.S. taxes paid by or withheld from the Fund on its non-U.S. portfolio investments. Only non-U.S. taxes that meet certain qualifications are eligible for this pass-through treatment. If a Fund is eligible for and makes such an election, its shareholders generally will include in gross income from non-U.S. sources their pro rata shares of such taxes paid by the Fund. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of these taxes is subject to limitations imposed by the Code, which may result in the shareholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize deductions on their U.S. federal income tax returns may claim a credit (but not a deduction) for such non-U.S. taxes. Certain of the Funds are eligible for and expect to make this election. However, even if a Fund is eligible to make this election, it may determine not to do so in its sole discretion, in which case any such qualified non-U.S. taxes paid by the Fund cannot be given this special “pass-through” treatment by the Fund or its shareholders. Investors should consult their tax advisers for further information relating to the foreign tax credit and deduction. Shareholders that are not subject to U.S. federal income tax, and those who invest in a Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by a Fund.

In some cases, a Fund also may be eligible to pass through to its shareholders the non-U.S. taxes paid by Underlying RICs in which it invests that themselves elected to pass through such taxes to their shareholders. Each eligible Asset Allocation Fund expects to make this election for any taxable year in which it directly or indirectly (through one or more Underlying RICs making this election) pays qualifying non-U.S. taxes as described above. However, even if a Fund is eligible to make such an election for a given year, it may determine not to do so. See “Special Tax Considerations Pertaining to a Fund’s Investment in Underlying Funds” for more information.

Withholding taxes that are accrued on dividends in respect of  (i) securities on loan pursuant to a securities lending transaction during the period that any such security was not directly held by a Fund or (ii) securities the Fund temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated as a loan for U.S. federal income tax purposes generally will not qualify as a non-U.S. tax paid by the Fund, in which case they could not be passed through to shareholders even if the Fund meets the other requirements described above.

Shareholder Reporting Obligations With Respect to Foreign Bank and Financial Accounts

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR). Shareholders should consult their plan sponsor or other intermediary through which a Fund investment is made (if applicable), as well as a tax adviser, regarding the applicability to them of this reporting requirement.

Other Reporting and Withholding Requirements

The Code generally requires a Fund to obtain information sufficient to identify the status of each of its shareholders under Sections 1471-1474 of the Code (including the U.S. Treasury Regulations and IRS guidance issued thereunder, “FATCA”) or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA or an IGA, a Fund or its agent may be required under FATCA to withhold 30% of the distributions, other than those properly reported as Capital Gain Dividends, the Fund pays to that shareholder. If a payment by a Fund is subject to FATCA withholding, the Fund or its agent is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to Non-U.S. Shareholders described above. The IRS and the Department of Treasury have issued proposed regulations providing that the gross proceeds of share redemptions or exchanges and capital gain distributions a Fund pays will not be subject to FATCA withholding.

Payments to a shareholder will generally not be subject to FATCA withholding, provided the shareholder provides a Fund with such certifications, waivers or other documentation or information as the Fund requires, including, to the extent required, with regard to such shareholder’s direct and indirect owners, to establish the shareholder’s FATCA status and otherwise to comply with these rules. In order to avoid withholding, a shareholder that is a “foreign financial institution” (“FFI”) must either (i) become a “participating FFI” by entering into a valid U.S. tax compliance agreement with the IRS; (ii) qualify for an exception from the requirement to enter into such an agreement, for example by becoming a “deemed compliant FFI;” or (iii) be covered by and in compliance with an applicable intergovernmental agreement between the United States and a non-U.S. government to implement FATCA. In any of these cases, the investing FFI generally will be required to provide a Fund with appropriate identifiers, certifications or documentation concerning its status. The IRS has issued guidance on how FATCA interacts with other U.S. withholding tax rules and, accordingly, the above-described withholding tax may apply differently in the event that income is subject to multiple types of withholding.

A Fund will disclose the information that it receives from (or concerning) its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation.

If an Underlying Fund were to fail to comply with FATCA or were to be a member of an “expanded affiliated group” in which a member of such group causes other members to not be in compliance with FATCA, such non-compliance could reduce a Fund’s return on its investments.

Each prospective investor is urged to consult its tax adviser regarding the applicability and consequences of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

The Funds and their shareholders may be subject to certain other tax reporting requirements as a result of the investment strategies and activities of the Funds. Certain U.S. federal, state, local, and non-U.S. tax reporting requirements may require a Fund to provide certain information about its shareholders to the IRS or other similar authorities responsible for tax matters in other jurisdictions (e.g., non-U.S. countries).

Tax Shelter Reporting Regulations

Under U.S. Treasury Regulations, if a shareholder recognizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

State and Local Tax Matters

Most states permit mutual funds, such as the Funds, to “pass through” to their shareholders the state tax exemption on income earned from investments in some direct U.S. Treasury obligations, as well as some limited types of U.S. government agency securities (such as Federal Farm Credit Bank and Federal Home Loan Bank securities), so long as a Fund meets all applicable state requirements. Therefore, shareholders in a Fund may be allowed to exclude from their state taxable income distributions made to them by the Fund to the extent attributable to interest the Fund directly or indirectly earned on such investments. The availability of these exemptions varies by state. Investments in securities of certain U.S. government agencies, including securities issued by Ginnie Mae, Fannie Mae, and Freddie Mac, and repurchase agreements collateralized by U.S. government securities generally do not qualify for these exemptions. Moreover, these exemptions may not be available to corporate shareholders. All shareholders should consult their tax advisers regarding the applicability of these exemptions to their situation.

MANAGEMENT OF THE TRUST

The following tables present information as of the date of this SAI regarding each current Trustee and officer of the Trust. Each Trustee’s and officer’s year of birth (“YOB”) is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust’s governing documents. Each of the Trustees of the Trust, other than Ms. Haley, is not an “interested person” of the Trust, as such term is used in the 1940 Act (each, an “Independent Trustee”). Because the Funds do not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

Name and Year of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years*	Number of Portfolios in Fund Complex[1] Overseen	Other Directorships Held in the Past Five Years
INDEPENDENT TRUSTEES
Donald W. Glazer YOB: 1944	Chairman of the Board of Trustees	Chairman of the Board of Trustees since March 2005; Lead Independent Trustee (September 2004-March 2005); Trustee since December 2000.	Consultant – Law and Business; Author of Legal Treatises.	33	Director, BeiGene Ltd.(biotech).
Peter Tufano YOB: 1957	Trustee	Since December 2008.	Peter Moores Professor of Finance (July 1, 2011 - June 30, 2022) and Peter Moores Dean and Professor of Finance (July 1, 2011 – June 30, 2021) University of Oxford, Said Business School; Baker Foundation Professor, Harvard Business School (Since July 1, 2022).	33	None
Paul Braverman YOB: 1949	Trustee	Since March 2010.	Retired.	33	Trustee of HIMCO Variable Insurance Trust (27 Portfolios) (April 2014-April 2019).
INTERESTED TRUSTEE AND OFFICER
Carolyn Haley[2] YOB: 1966	Trustee; President of the Trust	Trustee and President since June 2021.	Head of Global Operations and Finance, Head of Operations, Co-Head of Operations, Grantham, Mayo, Van Otterloo & Co. LLC (February 2015 – Present).	33	None

1	The Fund Complex includes series of each of GMO Trust.

2	Ms. Haley is an “interested person” of the Trust, as such term is used in the 1940 Act (an “Interested Trustee”), by virtue of her positions with the Trust and GMO indicated in the table above and her interest as a member of GMO.

Information About Each Trustee’s Experience, Qualifications, Attributes, or Skills for Board Membership. As described in additional detail below under “Committees,” the Governance Committee, which is comprised solely of Independent Trustees, has responsibility for recommending to the Board of Trustees the nomination of candidates for election as Trustees, including identifying and evaluating the skill sets and qualifications of, potential candidates. In recommending the election of the current board members as Trustees, the Governance Committee generally considered the educational, business, and professional experience of each Trustee in determining his or her qualifications to serve as a Trustee of the Funds. The Governance Committee focuses on the complementary skills and experience of the Trustees as a group, as well as on those of any particular Trustee. With respect to Messrs. Glazer, Tufano, and Braverman, the Governance Committee noted that these Trustees all had considerable experience in overseeing investment management activities and/or related operations and in serving on the boards of other companies. In addition, the Committee also considered, among other factors, the particular attributes described below with respect to the various individual Trustees:

Independent Trustees

Donald W. Glazer — Mr. Glazer’s experience serving as Chairman of the Board of Trustees and as a director of other companies, his professional training and his experience as a business lawyer, including as a partner at a leading law firm, and his business experience.

Peter Tufano — Mr. Tufano’s experience serving as Trustee of the Trust and as a director of other companies, and his professional training and his experience in business and finance, including as a dean of a leading business school.

Paul Braverman — Mr. Braverman’s experience as a director, his professional training and his experience as a certified public accountant and lawyer and his experience in the management of a leading investment management firm.

Interested Trustee

Carolyn Haley — Ms. Haley’s experience as a senior executive in the financial services industry, her professional training and experience as a certified public accountant, as well as her perspective on Board matters as a senior executive and partner of GMO.

Information relating to the experience, qualifications, attributes, and skills of the Trustees is required by the registration form adopted by the SEC, does not constitute holding out the Board or any Trustee as having any special expertise or experience, and does not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Officers

Name and Year of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years*
Carolyn Haley YOB: 1966	Trustee; President of the Trust	Trustee and President since June 2021.	Head of Global Operations and Finance, Head of Operations, Co-Head of Operations, Grantham, Mayo, Van Otterloo & Co. LLC (February 2015 – Present).

Tara Pari YOB: 1976	Chief Executive Officer	Chief Executive Officer since November 2020.	Head of Fund Reporting, Risk and Controls and Proxy Voting (October 2021 to present), Grantham, Mayo, Van Otterloo & Co. LLC; Risk and Controls, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004 – November 2020); Head of Fund Reporting and Risk and Controls, Grantham, Mayo, Van Otterloo & Co. LLC (November 2020 to present).

Betty Maganzini YOB: 1972	Treasurer, Chief Accounting Officer and Chief Financial Officer	Treasurer, Chief Accounting Officer and Chief Financial Officer since September 2018; Assistant Treasurer, September 2013 - September 2018.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (July 2010-present).

John L. Nasrah YOB: 1977	Assistant Treasurer and Chief Tax Officer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present).

Susan Saw YOB: 1981	Assistant Treasurer	Since September 2019.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (March 2011-present).

Cathy Tao YOB: 1974	Assistant Treasurer	Since September 2016.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (October 2007-present).

Devin Kelly YOB: 1984	Assistant Treasurer	Since June 2020.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (October 2012-present).

Brian Kadehjian YOB: 1974	Assistant Treasurer and Treasury Officer	Assistant Treasurer since February 2015; Treasury Officer since September 2013.	Treasury and Payables Manager, Grantham, Mayo, Van Otterloo & Co. LLC (November 2020 – present); Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2002-November 2020).

Douglas Y. Charton YOB: 1982	Chief Legal Officer, Vice President-Law and Clerk	Since August 2015.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (July 2015-present).

Megan Bunting YOB: 1978	Vice President and Assistant Clerk	Since September 2013.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (September 2006-present).

Kevin O’Brien YOB: 1985	Vice President and Assistant Clerk	Since March 2016.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (February 2015-present).

Gregory L. Pottle YOB: 1971	Chief Compliance Officer	Chief Compliance Officer since May 2015; Vice President and Assistant Clerk, November 2006-November 2015.	Chief Compliance Officer, Grantham, Mayo, Van Otterloo & Co. LLC (May 2015-present).

Kelly Butler YOB: 1974	Anti-Money Laundering Officer	Since March 2020.	Compliance Manager (March 2016-present); Compliance Specialist, Grantham, Mayo, Van Otterloo & Co. LLC (November 2007-March 2016).

*Each officer of the Trust may also serve as an officer and/or director of certain pooled investment vehicles of which GMO or an affiliate of GMO serves as the investment adviser.

Trustees’ Responsibilities. Under the provisions of the Declaration of Trust (as defined below under “Description of the Trust and Ownership of Shares”), the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: amend the Declaration of Trust to the extent permitted by such document and applicable law; adopt by-laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal by-laws to the extent that such by-laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

Board Leadership Structure and Risk Oversight. The Board of Trustees is responsible for the general oversight of each Fund’s affairs. The Board regularly reviews each Fund’s investment performance as well as the quality of services provided to each Fund and its shareholders by GMO and its affiliates, including shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by each Fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by the Funds’ auditors, independent counsel to the Independent Trustees, and other persons as appropriate, who are selected by and responsible to the Board. In addition, the Funds’ Chief Compliance Officer reports directly to the Board.

Currently, all but one of the Trustees are Independent Trustees. The Independent Trustees must vote separately to approve all financial arrangements and other agreements with the Funds’ investment adviser, GMO, and other affiliated parties. The role of the Independent Trustees has been characterized as that of a “watchdog” charged with oversight of protecting shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. The Independent Trustees meet regularly as a group in executive session without representatives of GMO present. An Independent Board Member currently serves as Chairman of the Board of Trustees.

Taking into account the number, diversity, and complexity of the Funds overseen by the Board of Trustees and the aggregate amount of assets under management in the Funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and make recommendations to the Board as they deem appropriate. Each committee may utilize the resources of the Funds’ counsel and auditors as well as other persons. The committees meet from time to time, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Governance Committee. The membership and chair of each committee other than the Operations Risk Oversight Committee consists exclusively of Independent Trustees.

The Board of Trustees has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of each Fund’s affairs. While risk management is primarily the responsibility of the Fund’s investment adviser, GMO, the Board regularly receives reports, including reports from GMO and the Funds’ Chief Compliance Officer, regarding investment risks, compliance risks, and certain other risks applicable to the Funds. The Board’s committee structure allows separate committees, such as the Audit Committee, Governance Committee, Pricing Committee, and Investment Risk Oversight Committee, which are discussed in more detail below under “Committees,” to focus on different aspects of these risks within the scope of the committee’s authority and their potential impact on some or all of the Funds, and to discuss with the GMO the ways in which GMO monitors and controls such risks. The Board has also established a separate Operations Risk Oversight Committee to assist the Board in overseeing the management of operational and systems risks applicable to the Funds.

The Board recognizes that not all risks that may affect the Funds can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve a Fund’s goals, that reports received by the Trustees with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. Because most of the Funds’ operations are carried out by service providers, the Board’s oversight of the risk management processes of the service providers, including processes to address cybersecurity and other operational failures, is inherently limited. As a result of the foregoing and other factors, risk management oversight by the Board and by the Committees is subject to substantial limitations.

Committees

The Board of Trustees has the authority to establish committees, which may exercise the power and authority of the Trustees to the extent the Board determines. The committees assist the Board of Trustees in performing its functions and duties under the 1940 Act and Massachusetts law.

The Board of Trustees currently has established five standing committees: the Audit Committee, the Pricing Committee, the Operations Risk Oversight Committee, the Investment Risk Oversight Committee and the Governance Committee. During the fiscal year ended February 28, 2022, the Audit Committee held three meetings; the Governance Committee held four meetings; the Pricing Committee held four meetings; the Operations Risk Oversight Committee held three meetings; and the Investment Risk Oversight Committee held two meetings.

Audit Committee. The Audit Committee (i) oversees the Trust’s accounting and financial reporting policies and practices and internal controls over financial reporting; (ii) oversees the quality and objectivity of the Trust’s financial statements and the independent audit of those statements; (iii) appoints, determines the independence and compensation of, and oversees the work performed by the Trust’s independent auditors in preparing or issuing an audit report or related work; (iv) approves all audit and permissible non-audit services provided by the Trust’s independent auditors to the Funds and, to the extent Audit Committee approval is required, to third parties; and (v) acts as a liaison between the Trust’s independent auditors and the Board of Trustees. Mr. Braverman and Mr. Tufano are members of the Audit Committee, and Mr. Glazer is an alternate member of the Audit Committee. Mr. Braverman is the Chairman of the Audit Committee.

Governance Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to governance of the Trust, reviewing possible conflicts of interest and independence issues involving Trustees, considering the skill sets and qualifications of prospective Trustees and to propose to the Board candidates to serve as Trustees, reviewing reports from counsel to the Independent Trustees regarding potential conflicts of interest, determining that such counsel qualifies as “independent legal counsel” (as that term is defined in the 1940 Act), and performing any other functions delegated to it by the Board of Trustees. Mr. Glazer and Mr. Braverman are members of the Governance Committee, and Mr. Tufano is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

As described above under “Information About Each Trustee’s Experience, Qualifications, Attributes or Skills for Board Membership,” the Governance Committee has responsibility for recommending to the Board of Trustees the nomination of candidates for election as Trustees, including identifying and evaluating the skill sets and qualifications of potential candidates. Prospective nominees may be recommended by the current Trustees, the Trust’s Officers, GMO, current shareholders, or other sources that the Governance Committee deems appropriate. Candidates properly submitted by shareholders will be considered on the same basis as candidates recommended by other sources. The Governance Committee has full discretion to reject nominees.

The Governance Committee considers a variety of qualifications, skills, and other attributes in evaluating potential candidates for nomination to the Board of Trustees. The attributes considered may include, but are not limited to: (i) relevant industry and related experience, including experience serving on other boards; (ii) skill sets, areas of expertise, abilities, and judgment; and (iii) availability and commitment to attend meetings and to perform the responsibilities of a Trustee. In evaluating potential candidates, the Governance Committee also considers the overall composition of the Board of Trustees and assesses the needs of the Board and its committees.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder; (ii) identify the Fund to which it relates; and (iii) identify the class and number of shares held by the shareholder.

Pricing Committee. The Pricing Committee oversees the valuation of the securities and other assets held by the Funds, reviews and makes recommendations regarding the Trust’s Pricing Policies, and, to the extent required by the Trust’s Pricing Policies, determines the fair value of the securities or other assets held by the Funds and considers changes to pricing methodologies or procedures. Mr. Tufano and Mr. Glazer are members of the Pricing Committee, and Mr. Braverman is an alternate member of the Pricing Committee. Mr. Tufano is the Chairman of the Pricing Committee.

Operations Risk Oversight Committee. The Operations Risk Oversight Committee assists the Board in overseeing the management of operational and systems risks (including those related to cybersecurity) applicable to the Funds. Messrs. Braverman, Glazer and Tufano are members of the Operations Risk Oversight Committee, and Mr. Braverman is the Chairman of the Operations Risk Oversight Committee.

Investment Risk Oversight Committee. The Investment Risk Oversight Committee assists the Board in overseeing the investment risks applicable to the Funds. All of the Trustees are members of the Investment Risk Oversight Committee, and Mr. Tufano is the Chairman of the Investment Risk Oversight Committee.

Trustee Fund Ownership

The following table sets forth ranges of each current Trustee’s direct beneficial share ownership in the Funds and the aggregate dollar ranges of the Trustee’s direct beneficial share ownership in all series of GMO Trust and GMO Series Trust (the “Family of Investment Companies”) overseen by the Trustee as of December 31, 2021.

Name/Funds	Dollar Range of Shares Directly Owned in the Funds	Aggregate Dollar Range of
Shares
Directly Owned in all
Registered Investment
Companies
(whether or not offered in the
Prospectus or Private Placement
Memorandum) Overseen by
Trustee in
Family of Investment
Companies
INDEPENDENT TRUSTEES
Donald W. Glazer		Over $100,000
Benchmark-Free Allocation Fund	Over $100,000
Climate Change Fund	Over $100,000
Emerging Markets Select Equity Fund	Over $100,000
Emerging Markets Fund	Over $100,000
Quality Cyclicals Fund	$50,001 - $100,000
Quality Fund	Over $100,000
Resources Fund	Over $100,000
SGM Major Markets Fund	Over $100,000

Peter Tufano		Over $100,000
Benchmark-Free Allocation Fund	$50,001 - $100,000
Emerging Country Debt Fund	Over $100,000

Paul Braverman		Over $100,000
Climate Change Fund	Over $100,000

INTERESTED TRUSTEE
Carolyn Haley		Over $100,000
Alternative Allocation Fund	$1 - $10,000
Benchmark-Free Allocation Fund	Over $100,000
Emerging Country Debt Fund	$10,001 - $50,000
Emerging Markets Select Equity Fund	$10,001 - $50,000
Emerging Markets Fund	$1 - $10,000
Global Asset Allocation Fund	$10,001 - $50,000
Global Developed Equity Allocation Fund	$1 - $10,000
Multi-Sector Fixed Income Fund	$10,001 - $50,000
Quality Fund	Over $100,000
Resources Fund	$1 - $10,000
SGM Major Markets Fund	$10,001 - $50,000
Strategic Opportunities Allocation Fund	$1 - $10,000

The following table sets forth ranges of the current Trustees’ indirect beneficial share ownership in the Funds and the aggregate dollar range of their indirect beneficial share ownership in the Family of Investment Companies overseen by the Trustee as of December 31, 2021.

Name/Funds	Dollar Range of Shares Indirectly Owned in the Funds	Aggregate Dollar Range of Shares
Indirectly Owned in all
Registered Investment Companies
(whether or not offered in the
Prospectus or Private Placement
Memorandum) Overseen by Trustee in
Family of Investment Companies
INDEPENDENT TRUSTEES
Donald W. Glazer		Over $100,000
Emerging Country Debt Fund	$10,001 – $50,000
Implementation Fund	Over $100,000
Opportunistic Income Fund	$10,001 - $50,000
SGM Major Markets Fund	$10,001 - $50,000
U.S. Treasury Fund	$10,001 - $50,000

Peter Tufano		Over $100,000
Emerging Country Debt Fund	$1 - $10,000
Implementation Fund	$50,001 - $100,000
Opportunistic Income Fund	$1 - $10,000
SGM Major Markets Fund	$1 - $10,000
U.S. Treasury Fund	$10,001 - $50,000

Paul Braverman		$1 - $10,000
U.S. Treasury Fund	$1 - $10,000

INTERESTED TRUSTEE
Carolyn Haley		Over $100,000
Alternative Allocation Fund	$1 - $10,000
Asset Allocation Bond Fund	$1 - $10,000
Emerging Country Debt Fund	$1 - $10,000
Emerging Country Markets ex-China Fund	$1 - $10,000
Emerging Markets Fund	$1 - $10,000
Implementation Fund	$50,001 - $100,000
International Equity Fund	$1 - $10,000
Multi-Sector Fixed Income Fund	$1 - $10,000
Opportunistic Income Fund	$1 - $10,000
Quality Cyclicals Fund	$1 - $10,000
Quality Fund	$1 - $10,000
SGM Major Markets Fund	$1 - $10,000
U.S. Equity Fund	$1 - $10,000
Usonian Japan Value Creation Fund	$1 - $10,000
U.S. Small Cap Value Fund	$1 - $10,000
U.S. Treasury Fund	$1 - $10,000

Independent Trustee Ownership of Securities Issued by GMO or Principal Underwriter

None.

Independent Trustee Ownership of Related Companies

As of December 31, 2021, none of the current Independent Trustees or their family members owned securities in GMO, Funds Distributor, LLC (“Funds Distributor”), the Funds’ principal underwriter, or entities directly or indirectly controlling, controlled by, or under common control with GMO or Funds Distributor.

Remuneration. The Trust has adopted a compensation policy for its Independent Trustees. Each Independent Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust’s standing committees and the Chairman of the Board of Trustees receive an annual fee. The Trust reimburses the Independent Trustees for travel expenses incurred in connection with attending Board and committee meetings. The Trust pays no additional compensation for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Independent Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Independent Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

Other than as set forth in the following table, no Trustee of the Trust received any direct compensation from the Fund Complex or any Fund during the fiscal year ended February 28, 2022:

	Donald W.		Peter		Paul
	Glazer,		Tufano,		Braverman,
	Trustee		Trustee		Trustee
Alternative Allocation Fund	$3,474		$2,793		$2,987
Asset Allocation Bond Fund	$692		$557		$595
Benchmark-Free Allocation Fund	$56,985		$45,845		$48,955
Benchmark-Free Fund	$19,230		$15,472		$16,520
Climate Change Fund	$4,696		$3,785		$4,020
Emerging Country Debt Fund	$40,392		$32,510		$34.675
Emerging Country Debt Shares Fund	$258	[1]	$207	[1]	$221	[1]
Emerging Markets Select Equity Fund	$8,716		$7,012		$7,488
Emerging Markets Fund	$25,686		$20,659		$22,079
Emerging Markets ex-China Fund	$301	[2]	$253	[2]	$237	[2]
Global Asset Allocation Fund	$6,620		$5,327		$5,684
Global Developed Equity Allocation Fund	$873		$703		$750
Global Equity Allocation Fund	$15,880		$12,784		$13,626
High Yield Fund	$882		$710		$757
Implementation Fund	$51,976		$41,816		$44,651
International Developed Equity Allocation Fund	$2,293		$1,846		$1,967
International Equity Allocation Fund	$7,745		$6,233		$6,649
International Equity Fund	$20,449		$16,457		$17,556
Japan Value Creation Fund	$1,554		$1,251		$1,334
Multi-Sector Fixed Income Fund	$1,647		$1,325		$1,417
Opportunistic Income Fund	$9,043		$7,280		$7,760
Quality Cyclicals Fund	$1,346		$1,084		$1,155
Quality Fund	$79,743		$64,214		$68,396
Resources Fund	$14,599		$11,771		$12,494
Resource Transition Fund	$2,166	[1]	$1,822	[1]	$1,822	[1]
SGM Major Markets Fund	$3,182		$2,558		$2,736
Small Cap Quality Fund	$1,289	[1]	$1,085	[1]	$1,085	[1]
Strategic Opportunities Allocation Fund	$3,671		$2,951		$3,158
Tax-Managed International Equities Fund	$368		$296		$317
U.S. Equity Fund	$3,812		$3,072		$3,266
U.S. Opportunistic Value Fund	$619	[1]	$521	[1]	$521	[1]
U.S. Small Cap Value Fund	$2,875		$2,313		$2,470
U.S. Treasury Fund	$2,972		$2,391		$2,552
Pension or Retirement Benefits Accrued as Part of Fund Expenses:	N/A		N/A		N/A
Estimated Annual Benefits Upon Retirement:	N/A		N/A		N/A
Total Compensation from the Fund Complex:[3]	$391,702		$315,268		$336,251

1 Reflects an estimate of the direct compensation to be paid to each Trustee for the Fund’s initial fiscal year ending February 28, 2023. Actual direct compensation paid to the Trustees will vary depending on the net assets of the Fund throughout its initial fiscal year.

2 Reflects actual direct compensation received from the Fund’s commencement of operations on October 18, 2021 through February 28, 2022.

3 Reflects actual direct compensation received during the fiscal year ended February 28, 2022 from series of the Fund Complex that had commenced operations on or before February 28, 2022.

No officer of the Trust received aggregate compensation exceeding $60,000 from any Fund offered in the Prospectus or Private Placement Memorandum during the fiscal year ended February 28, 2022.

Ms. Haley does not receive any compensation from the Fund Complex, but as a member of GMO will benefit from management, shareholder servicing, administration, and any other fees paid to GMO and its affiliates by the Funds and various other series of the Fund Complex not offered through the Prospectus or Private Placement Memorandum. The officers of the Trust do not receive any employee benefits such as pension or retirement benefits or health insurance from the Trust.

As of October 31, 2022 the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of each Fund offered in the Prospectus or Private Placement Memorandum.

Code of Ethics. The Trust and GMO have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under each Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Funds are permitted, subject to compliance with each Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

The independent Trustees of the Trust are subject to a separate Code of Ethics for the Independent Trustees pursuant to the requirements of the 1940 Act. Transactions by the Independent Trustees in securities, including securities that may be purchased or held by the Funds, are permitted, subject to compliance with the Code of Ethics. Pursuant to the Code of Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to a Fund or its representatives, subject to certain limited exceptions specified in the Code of Ethics.

Funds Distributor is not affiliated with the Funds, GMO, or GMO U.K. Limited (“GMO U.K.”). GMO U.K. is the Funds’ distributor for the limited purpose of offering shares of the Funds to qualified investors in Switzerland. Funds Distributor and GMO U.K. also have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Transactions in securities effected by Funds Distributor’s or GMO U.K.’s personnel who are designated as Access Persons under their respective Code of Ethics, including securities that may be purchased or held by the Funds, are permitted, subject to compliance with their respective Code of Ethics.

INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

As disclosed in the Prospectus or Private Placement Memorandum under the heading “Management of the Trust,” or “Management of the Funds,” as applicable, under separate Management Contracts (each, a “Management Contract”) between the Trust, on behalf of the Funds, and GMO, subject to such policies as the Trustees of the Trust may determine, GMO furnishes continuously an investment or asset allocation program, as applicable, for each Fund, and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, GMO also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with GMO. As indicated under “Portfolio Transactions – Brokerage and Research Services,” the Trust’s portfolio transactions may be placed with brokers who furnish GMO, at no cost, research, statistical, and quotation services of value to GMO in advising the Trust or its other clients.

GMO has entered into personnel sharing arrangements with some of its wholly-owned subsidiaries, including GMO Australia Limited and GMO Australia Operating Partnership (together, “GMO Australia”) and GMO U.K. (together with GMO Australia, “GMO Advisory Affiliates”). Pursuant to these arrangements, some employees of GMO Advisory Affiliates may serve as dual officers and associated persons of GMO and in this capacity may provide investment management and other services to the Funds. These individuals are identified in GMO’s Form ADV, a copy of which is on file with the SEC. See “Distributions and Taxes” in the Prospectus or Private Placement Memorandum for information regarding tax matters relating to the personnel sharing arrangement.

As disclosed in the Prospectus or Private Placement Memorandum, GMO has contractually agreed to waive and/or reimburse certain Funds for specified Fund expenses through at least June 30, 2023, has contractually agreed to waive and/or reimburse Small Cap Quality Fund for specified Fund expenses through at least October 1, 2023, and has contractually agreed to waive and/or reimburse Resource Transition Fund and U.S. Opportunistic Value Fund for specified Fund expenses through at least June 30, 2024.

Each Management Contract provides that GMO shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

Each Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not “interested persons” of GMO) and by the relevant Fund’s sole initial shareholder in connection with the organization of the Trust and the establishment of the Funds. Generally, each Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of GMO or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the relevant Fund. Each Management Contract automatically terminates on assignment, and is terminable on not more than 60 days’ notice by the Trust to GMO. In addition, each Management Contract may be terminated on not more than 60 days’ written notice by GMO to the Trust.

For each Fund, the Management Fee is calculated based on a fixed percentage of the Fund’s average daily net assets. Pursuant to their Management Contracts, the Funds that commenced operations prior to the end of the most recent fiscal year have paid the following amounts as Management Fees to GMO during the last three fiscal years:

	Gross	Reduction	Net
ALTERNATIVE ALLOCATION FUND
Year ended 2/28/22	$2,591,953	$610,314	$1,981,639
Year ended 2/28/21	$2,650,899	$528,597	$2,122,302
Year ended 2/29/20[1]	$1,165,845	$413,709	$752,136
ASSET ALLOCATION BOND FUND
Year ended 2/28/22	$168,765	$72,585	$96,180
Year ended 2/28/21	$369,670	$122,408	$247,262
Year ended 2/29/20	$792,972	$186,591	$606,381
Benchmark-Free Allocation Fund
Year ended 2/28/22	$39,044,859	$3,128,844	$35,916,015
Year ended 2/28/21	$46,231,516	$6,774,946	$39,456,571
Year ended 2/29/20	$66,897,185	$14,211,662	$52,685,523
Benchmark-free Fund
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
CLIMATE CHANGE FUND
Year ended 2/28/22	$3,182,553	$228,425	$2,954,128
Year ended 2/28/21	$1,109,945	$230,033	$879,912
Year ended 2/29/20	$708,078	$186,280	$521,798
EMERGING COUNTRY DEBT FUND
Year ended 2/28/22	$15,073,047	$6,392	$15,066,655
Year ended 2/28/21	$14,794,164	$59,810	$14,734,354
Year ended 2/29/20	$14,831,495	$39,785	$14,791,710
EMERGING MARKETS SELECT EQUITY FUND
Year ended 2/28/22	$6,823,176	$182,592	$6,640,584
Year ended 2/28/21	$7,012,210	$193,379	$6,818,831
Year ended 2/29/20	$9,100,298	$209,517	$8,890,781
EMERGING MARKETS EX-CHINA FUND
Year ended 2/28/22[2]	$680,810	$241,842	$438,968
Year ended 2/28/21	N/A	N/A	N/A
Year ended 2/29/20	N/A	N/A	N/A
EMERGING MARKETS FUND
Year ended 2/28/22	$17,405,532	$335,757	$17,069,775
Year ended 2/28/21	$20,037,654	$1,319,245	$18,718,409
Year ended 2/29/20	$24,890,716	$3,782,759	$21,107,957
GLOBAL ASSET ALLOCATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
GLOBAL DEVELOPED EQUITY ALLOCATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
GLOBAL EQUITY ALLOCATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
HIGH YIELD FUND
Year ended 2/28/22	$328,143	$28,545	$299,598
Year ended 2/28/21	$513,373	$(18,615)[3]	$531,988
Year ended 2/29/20	$747,275	$(72,255)[3]	$819,530
IMPLEMENTATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0

INTERNATIONAL DEVELOPED EQUITY ALLOCATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
INTERNATIONAL EQUITY ALLOCATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
INTERNATIONAL EQUITY FUND
Year ended 2/28/22	$10,889,079	$725,210	$10,163,869
Year ended 2/28/21	$12,843,108	$872,692	$11,970,416
Year ended 2/29/20	$17,461,068	$985,489	$16,475,579
JAPAN VALUE CREATION FUND
Year ended 2/28/22	$829,930	$130,699	$699,231
Year ended 2/28/21[4]	$356,180	$164,030	$192,150
Year ended 2/29/20	N/A	N/A	N/A
MULTI-SECTOR FIXED INCOME FUND
Year ended 2/28/22	$434,722	$410,828	$23,894
Year ended 2/28/21	$819,786	$579,016	$240,770
Year ended 2/29/20	$1,566,389	$915,195	$651,194
OPPORTUNISTIC INCOME FUND
Year ended 2/28/22	$3,922,934	$447,346	$3,475,588
Year ended 2/28/21	$3,169,176	$395,783	$2,773,393
Year ended 2/29/20	$3,765,990	$372,581	$3,393,409
QUALITY CYCLICALS FUND
Year ended 2/28/22	$479,276	$112,296	$366,980
Year ended 2/28/21[5]	$341,126	$203,622	$137,504
Year ended 2/29/20	N/A	N/A	N/A
QUALITY FUND
Year ended 2/28/22	$28,530,759	$1,533,884	$26,996,875
Year ended 2/28/21	$22,351,636	$1,262,800	$21,088,836
Year ended 2/29/20	$21,913,008	$1,169,892	$20,743,116
RESOURCES FUND
Year ended 2/28/22	$8,308,311	$0	$8,308,311
Year ended 2/28/21	$3,159,526	$89	$3,159,437
Year ended 2/29/20	$2,633,691	$13,867	$2,619,824
SGM MAJOR MARKETS FUND
Year ended 2/28/22	$2,842,393	$318,175	$2,524,218
Year ended 2/28/21	$3,421,309	$284,022	$3,137,287
Year ended 2/29/20	$8,943,700	$466,684	8,477,016
STRATEGIC OPPORTUNITIES ALLOCATION FUND
Year ended 2/28/22	$0	$0	$0
Year ended 2/28/21	$0	$0	$0
Year ended 2/29/20	$0	$0	$0
TAX-MANAGED INTERNATIONAL EQUITIES FUND
Year ended 2/28/22	$195,184	$195,184	$0
Year ended 2/28/21	$196,544	$210,308	$0
Year ended 2/29/20	$219,748	$219,748	$0
U.S. EQUITY FUND
Year ended 2/28/22	$1,294,837	$170,739	$1,124,098
Year ended 2/28/21	$1,172,422	$165,315	$1,007,107
Year ended 2/29/20	$2,116,883	$208,421	$1,908,462
U.S. SMALL CAP VALUE FUND
Year ended 2/28/22	$925,704	$9	$925,695
Year ended 2/28/21	$1,272,073	$1,730	$1,270,343
Year ended 2/29/206	$829,478	$2,786	$826,692
U.S. TREASURY FUND
Year ended 2/28/22	$252,608	$252,608	$0
Year ended 2/28/21	$295,167	$108,476	$186,691
Year ended 2/29/20	$388,937	$257,021	$131,916

1 Reflects Management Fees paid from the Fund’s commencement of operations on May 1, 2019 through February 29, 2020.

2 Reflects Management Fees paid from the Fund’s commencement of operations on October 18, 2021 through February 28, 2022.

3 Reflects recoupment by GMO of previously reimbursed expenses.

4 Reflects Management Fees paid from the Fund’s commencement of operations on September 14, 2020 through February 28, 2021.

5 Reflects Management Fees paid from the Fund’s commencement of operations on May 12, 2020 through February 28, 2021.

6 Reflects Management Fees paid from the Fund’s commencement of operations on July 2, 2019 through February 29, 2020.

In the event that GMO ceases to be the manager of a Fund, the right of the Trust to use the identifying initials “GMO” and the name “Grantham, Mayo, Van Otterloo & Co. LLC” may be withdrawn.

Portfolio Management

Management of each Fund is the responsibility of one or more investment teams comprising investment professionals associated with GMO. Each team’s members work collaboratively to manage a Fund’s portfolio, and no one person is primarily responsible for management of any Fund.

The following table sets forth information about accounts overseen or managed by the senior members of the teams as of February 28, 2022 (except as otherwise noted below).

	Registered investment companies managed (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide)		Separate accounts managed (world-wide)
Senior Member	Number of accounts[1]	Total assets[1]	Number of accounts	Total assets	Number of accounts	Total assets
Joe Auth	2	$1,068,441,081	0	$0	0	$0
B.J. Brannan	1	$279,130,851	2	$559,085,495	1	$217,110,145
Warren Chiang[3]	3	$1,469,255,238	3	$236,519,701	6	$1,678,727,767
Hassan Chowdhry[2]	0	$0	0	$0	0	$0
Ty Cobb	2	$8,501,068,188	3	$414,727,567	8	$5,003,664,366
Arjun Divecha	3	$2,993,168,887	4	$445,486,359	8	$2,863,188,677
Drew Edwards	1	$159,808,158	2	$406,616,131	2	$863,461,288
Jason Halliwell	1	$260,343,948	6	$5,460,131,954	1	$165,438,134
Thomas Hancock[3]	5	$9,815,860,927	8	$1,770,118,373	14	$4,982,169,957
Simon Harris[3]	4	$1,900,657,783	2	$4,356,981,439	5	$2,179,798,303
Anthony Hene	2	$8,501,068,188	3	$414,727,567	8	$5,003,664,366
Jason Hotra	1	$124,935,588	2	$156,314,064	2	$151,199,037
Ben Inker	11	$8,257,195,100	8	$4,745,644,846	45	$19,245,880,627
Matt Kadnar	1	$279,130,851	2	$559,085,495	1	$217,110,145
Tracey Keenan	1	$257,586,380	0	$0	0	$0
James Mendelson[2]	0	$0	0	$0	0	$0
Tara Oliver[3]	0	$0	0	$0	0	$0
Riti Samanta	1	$124,935,588	0	$0	1	$96,255,873
John Thorndike[3]	11	$6,498,412,169	6	$1,070,240,316	35	$12,809,140,345
Tina Vandersteel	1	$3,728,872,021	3	$2,151,328,213	0	$0
Lucas White[3]	2	$2,955,418,859	5	$1,235,944,897	5	$454,294,475

	Registered investment companies managed for which GMO receives a performance-based fee (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide) for which GMO receives a performance-based fee		Separate accounts managed (world-wide) for which GMO receives a performance-based fee
Senior Member	Number of accounts[1]	Total assets[1]	Number of accounts	Total assets	Number of accounts	Total assets
Joe Auth	0	$0	0	$0	0	$0
B.J. Brannan	0	$0	1	$559,085,495	0	$0
Warren Chiang[3]	0	$0	0	$0	0	$0
Hassan Chowdhry[2]	0	$0	0	$0	0	$0
Ty Cobb	0	$0	0	$0	2	$849,855,905
Arjun Divecha	0	$0	0	$0	1	$102,912,724
Drew Edwards	0	$0	0	$0	0	$0
Jason Halliwell	0	$0	6	$5,460,131,954	1	$165,438,134
Thomas Hancock[3]	0	$0	1	$21,175,439	3	$829,656,040
Simon Harris[3]	0	$0	2	$4,320,686,790	0	$0
Anthony Hene	0	$0	0	$0	2	$849,855,905
Jason Hotra	0	$0	1	$88,910,033	2	$151,199,037
Ben Inker	0	$0	5	$4,651,163,174	21	$2,961,659,317
Matt Kadnar	0	$0	1	$559,085,495	0	$0
Tracey Keenan	0	$0	0	$0	0	$0
James Mendelson[2]	0	$0	0	$0	0	$0
Tara Oliver[3]	0	$0	0	$0	0	$0
Riti Samanta	0	$0	0	$0	1	$96,255,873
John Thorndike[3]	0	$0	2	$801,471,080	18	$2,111,666,664
Tina Vandersteel	0	$0	2	$1,102,499,726	0	$0
Lucas White[3]	0	$0	1	$21,175,439	1	$64,177,023

1 For some senior members, “Total assets” includes assets invested by other Funds.

2 Information about the accounts overseen or managed by Messrs. Chowdhry and Mendelson is provided as of September 1, 2022.

3 Information about the accounts overseen or managed by Messrs. Chiang, Hancock, Harris, Thorndike and White, and Ms. Oliver is provided as of October 31, 2022.

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of a Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between a Fund and the other accounts. See “Portfolio Transactions” for more information regarding conflicts of interests.

Senior members of each team are generally members (partners) of GMO. The compensation of each senior member consisted of a fixed annual base salary and an additional, discretionary, bonus and, in the case of partners, a partnership interest in the firm’s profits. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The discretionary bonus is paid on the basis of a number of factors, including features designed to align the compensation of the senior members with the performance of the accounts they manage, such as a Fund, over various periods. In some cases the performance of a Fund relative to an index (which may or may not be the Fund’s benchmark) is considered. Such features are intended to promote a closer alignment of interests between those accounts and the senior members managing those accounts. Individual senior members may, however, have some or all of the same economic incentives that GMO itself may have when GMO is eligible to earn a performance fee (see “Portfolio Transactions”). Specifically, even if GMO is not earning or eligible to earn a performance fee (none of the Funds pay GMO a performance-based fee), individual senior members may have compensation-related incentives to make riskier investments, pursue riskier Fund strategies, seek less downside risk when a Fund has outperformed its benchmark and allocate superior investment ideas to GMO client accounts capable of generating higher performance-related compensation. The level of partnership interest is determined by taking into account the individual’s contribution to GMO. Because each senior member’s compensation is based, in part, on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation.

Senior Member Fund Ownership. The following table sets forth the dollar range of each senior member’s direct beneficial share ownership, as of February 28, 2022 (except as otherwise noted below), in the Funds offered in the Prospectus or Private Placement Memorandum that are overseen or managed by the senior member as of the date of this SAI.

Name of Senior Member	Dollar Range of Shares Directly Owned in the Fund
Joe Auth	High Yield Fund	None
	Opportunistic Income Fund	$101,001 - $500,000

B.J. Brannan	Alternative Allocation Fund	$100,001 - $500,000

Warren Chiang	Emerging Markets Select Equity Fund	$50,001 - $100,000
	Emerging Markets ex-China Fund	None
	Emerging Markets Fund	$100,001 - $500,000
	U.S. Opportunistic Value Fund	None[2]

Hassan Chowdhry	Small Cap Quality Fund	None[1]

Ty Cobb	Quality Cyclicals Fund	None
	Quality Fund	$500,001 - $1,000,000

Arjun Divecha	Emerging Markets Select Equity Fund	Over $1,000,000
	Emerging Markets ex-China Fund	None
	Emerging Markets Fund	Over $1,000,000

Drew Edwards	Japan Value Creation Fund	None

Jason Halliwell	SGM Major Markets Fund	None

Thomas Hancock	Climate Change Fund	Over $1,000,000
	Quality Cyclicals Fund	Over $1,000,000
	Quality Fund	Over $1,000,000
	Resources Fund	Over $1,000,000
	Resource Transition Fund	None[2]
	Small Cap Quality Fund	None[1]

Simon Harris	International Equity Fund	$50,001 - $100,000
	Tax-Managed International Equities Fund	None
	U.S. Equity Fund	$100,001 - $500,000
	U.S. Opportunistic Value Fund	None[2]
	U.S. Small Cap Value Fund	$10,001 - $50,000

Anthony Hene	Quality Cyclicals Fund	$100,001 - $500,000
	Quality Fund	$100,001 - $500,000

Jason Hotra	Multi-Sector Fixed Income Fund	$50,001 - $100,000

Ben Inker	Alternative Allocation Fund	None
	Asset Allocation Bond Fund	None
	Benchmark-Free Allocation Fund	Over $1,000,000
	Benchmark-Free Fund	None
	Global Asset Allocation Fund	None
	Global Developed Equity Allocation Fund	None
	Global Equity Allocation Fund	None
	Implementation Fund	None
	International Developed Equity Allocation Fund	None
	International Equity Allocation Fund	None
	Strategic Opportunities Allocation Fund	None

Matt Kadnar	Alternative Allocation Fund	$100,001 - $500,000

Tracey Keenan	U.S. Treasury Fund	None

James Mendelson	Small Cap Quality Fund	None[1]

Tara Oliver	U.S. Opportunistic Value Fund	None[2]

Riti Samanta	Multi-Sector Fixed Income Fund	None

John Thorndike	Alternative Allocation Fund	None
	Asset Allocation Bond Fund	None
	Benchmark-Free Allocation Fund	$100,001 - $500,000
	Benchmark-Free Fund	None
	Global Asset Allocation Fund	$100,001 - $500,000
	Global Developed Equity Allocation Fund	None
	Global Equity Allocation Fund	$10,001 - $50,000
	Implementation Fund	None
	International Developed Equity Allocation Fund	None
	International Equity Allocation Fund	None
	Strategic Opportunities Allocation Fund	None
	U.S. Opportunistic Value Fund	None[2]

Tina Vandersteel	Emerging Country Debt Fund	$500,001 - $1,000,000
	Emerging Country Debt Shares Fund	None
Lucas White	Climate Change Fund	None
	Resources Fund	$500,001 - $1,000,000
	Resource Transition Fund	None[2]

1 Information is provided as of September 1, 2022.

2 Information is provided as of October 31, 2022.

The following table sets forth the dollar range of each senior member’s indirect beneficial share ownership, as of February 28, 2022 (except as otherwise noted), in the Funds offered in the Prospectus or Private Placement Memorandum that are overseen or managed by the senior member as of the date of this SAI, by virtue of the senior member’s direct ownership of shares of certain other Funds of the Trust that invest in the Funds.

Name of Senior Member	Dollar Range of Shares Indirectly Owned in the Fund
Joe Auth	High Yield Fund	None
	Opportunistic Income Fund	None

B.J. Brannan	Alternative Allocation Fund	None

Warren Chiang	Emerging Markets Select Equity Fund	None
	Emerging Markets ex-China Fund	None
	Emerging Markets Fund	None
	U.S. Opportunistic Value Fund	None[2]

Hassan Chowdhry	Small Cap Quality Fund	None[1]

Ty Cobb	Quality Cyclicals Fund	None
	Quality Fund	None

Arjun Divecha	Emerging Markets Select Equity Fund	None
	Emerging Markets ex-China Fund	None
	Emerging Markets Fund	None

Drew Edwards	Japan Value Creation Fund	None

Jason Halliwell	SGM Major Markets Fund	$1 - $10,000

Thomas Hancock	Climate Change Fund	None
	Quality Cyclicals Fund	None
	Quality Fund	None
	Resources Fund	None
	Resource Transition Fund	None[2]
	Small Cap Quality Fund	None[1]

Simon Harris	International Equity Fund	$50,001 - $100,000
	Tax-Managed International Equities Fund	None
	U.S. Equity Fund	None
	U.S. Opportunistic Value Fund	None[2]
	U.S. Small Cap Value Fund	None

Anthony Hene	Quality Cyclicals Fund	None
	Quality Fund	None

Jason Hotra	Multi-Sector Fixed Income Fund	None

Ben Inker	Alternative Allocation Fund	None
	Asset Allocation Bond Fund	None
	Benchmark-Free Allocation Fund	None
	Benchmark-Free Fund	None
	Global Asset Allocation Fund	None
	Global Developed Equity Allocation Fund	None
	Global Equity Allocation Fund	None
	Implementation Fund	Over $1,000,000
	International Developed Equity Allocation Fund	None
	International Equity Allocation Fund	None
	Strategic Opportunities Allocation Fund	None

Matt Kadnar	Alternative Allocation Fund	None

Tracey Keenan	U.S. Treasury Fund	$1 - $10,000

James Mendelson	Small Cap Quality Fund	None[1]

Tara Oliver	U.S. Opportunistic Value Fund	None[2]

Riti Samanta	Multi-Sector Fixed Income Fund	None

John Thorndike	Alternative Allocation Fund	$10,001 - $50,000
	Asset Allocation Bond Fund	$10,001 - $50,000
	Benchmark-Free Allocation Fund	None
	Benchmark-Free Fund	None
	Global Asset Allocation Fund	None
	Global Developed Equity Allocation Fund	None
	Global Equity Allocation Fund	None
	Implementation Fund	$100,001 - $500,000
	International Developed Equity Allocation Fund	None
	International Equity Allocation Fund	None
	Strategic Opportunities Allocation Fund	None
	U.S. Opportunistic Value Fund	None[2]

Tina Vandersteel	Emerging Country Debt Fund	None
	Emerging Country Debt Shares Fund	None

Lucas White	Climate Change Fund	None
	Resources Fund	None
	Resource Transition Fund	None[2]

1 Information is provided as of September 1, 2022.

2 Information is provided as of October 31, 2022.

Custodial Arrangements and Fund Accounting Agents. As described in the Prospectus or Private Placement Memorandum, State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111, serves as the Trust’s custodian and fund accounting agent on behalf of the Funds. As such, State Street Bank holds in safekeeping certificated securities and cash belonging to a Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to a Fund. Upon instruction, State Street Bank receives and delivers cash and securities of a Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. State Street Bank also maintains certain accounts and records of the Trust. State Street Bank, as the Trust’s accounting agent, calculates the total net asset value and net asset value per share of each Fund on a daily basis.

Shareholder Service Arrangements. As disclosed in the Prospectus or Private Placement Memorandum, pursuant to the terms of an amended and restated servicing and supplemental support agreement (the “Servicing Agreement”) with the Funds of the Trust (except for Implementation Fund and U.S. Treasury Fund), GMO provides (i) direct client service, maintenance, and reporting to Fund shareholders (except for shareholders of Class MF shares of Benchmark-Free Allocation Fund) and/or their consultants/agents; and (ii) supplemental support to shareholders of Class MF shares of Benchmark-Free Allocation Fund and their investment advisers. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not “interested persons” of GMO or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not “interested persons” of GMO or the Trust; and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days’ written notice to the other party.

The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, each Fund that commenced operations prior to the end of the most recent fiscal year paid GMO the following amounts (after reimbursement by GMO) during the last three fiscal years:

	March 1, 2019 Through February 29, 2020		March 1, 2020 Through February 28, 2021		March 1, 2021 Through February 28, 2022
Alternative Allocation Fund	$86,515	[1]	$481,610		$498,133
Asset Allocation Bond Fund	$236,668		$114,807		$66,351
Benchmark-Free Allocation Fund	$10,981,156		$8,008,322		$6,936,643
Benchmark-Free Fund	$0		$0		$0
Climate Change Fund	$177,019		$277,486		$795,638
Emerging Country Debt Fund	$4,896,736		$4,782,682		$4,475,661
Emerging Markets Select Equity Fund	$1,686,058		$1,208,249		$1,178.639
Emerging Markets ex-China Fund	N/A		N/A		69,128	[2]
Emerging Markets Fund	$1,909,572		$1,876,454		$1,911,345
Global Asset Allocation Fund	$0		$0		$0
Global Developed Equity Allocation Fund	$0		$0		$0
Global Equity Allocation Fund	$0		$0		$0
High Yield Fund	$117,429		$80,673		$51,565
Implementation Fund	$0		$0		$0
International Developed Equity Allocation Fund	$0		$0		$0
International Equity Allocation Fund	$0		$0		$0
International Equity Fund	$3,470,395		$2,584,736		$2,215,208
Japan Value Creation Fund	N/A		39,180	[3]	92,992
Multi-Sector Fixed Income Fund	$560,466		$311,817		$160,285
Opportunistic Income Fund	$521,862		$576,616		$1,050,193
Quality Cyclicals Fund	N/A		56,854	[4]	$79,931
Quality Fund	$7,323,190		$7,581,892		$9,414,679
Resources Fund	$623,127		$775,639		$2,041,043
SGM Major Markets Fund	$613,659		$245,740		$233,653
Strategic Opportunities Allocation Fund	$0		$0		$0
Tax-Managed International Equities Fund	$65,924		$58,963		$58,555
U.S. Equity Fund	$482,256		$294,797		$329,999
U.S. Small Cap Value Fund	$147,165	[5]	$225,690		$164,238
U.S. Treasury Fund	$0		$0		$0

1 Reflects fees paid from the Fund’s commencement of operations on May 1, 2019 through February 29, 2020.

2 Reflects fees paid from the Fund’s commencement of operations on October 18, 2021 through February 28, 2022.

3 Reflects fees paid from the Fund’s commencement of operations on September 14, 2020 through February 28, 2021.

4 Reflects fees paid from the Fund’s commencement of operations on May 12, 2020 through February 28, 2021.

5 Reflects fees paid from the Fund’s commencement of operations on July 2, 2019 through February 29, 2020.

Securities Lending Activities.

The following table provides the dollar amounts of income and fees and/or compensation related to the Funds’ securities lending activities during the most recent fiscal year:

Fund	Benchmark- Free Fund	Climate Change Fund	Emerging Markets Fund	Implementation Fund	Quality Cyclicals Fund	Resources Fund
Gross income from securities lending	$458,731	$708,192	$344,731	$1,113,050	$1,631	$391,363
Fees paid to securities lending agent from a revenue split	$45,274	$70,657	$34,470	$109,014	$163	$39,120
Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) that are not included in the revenue split	$—	$—	$—	$—	$—	$—
Administrative fees not included in revenue split	$—	$—	$—	$—	$—	$—
Rebates to borrowers	$134	$43	$—	$—	$—	$—
Indemnification fee not included in revenue split	$—	$—	$—	$—	$—	$—
Other fees not included in revenue split	$—	$—	$—	$—	$—	$—
Aggregate fees/compensation for securities lending activities	$45,408	$70,700	$34,470	$111,571	$163	$39,120
Net income from securities lending activities	$413,323	$637,492	$310,261	$1,001,479	$1,468	$352,243

State Street Bank acts as the securities lending agent for the Funds. As securities lending agent, during the most recent fiscal year, State Street Bank, among other services, (i) located borrowers for available Fund securities; (ii) negotiated loan terms with borrowers; (iii) received and held collateral provided by borrowers; (iv) monitored daily the value of the loaned securities and collateral and required additional collateral from borrowers as necessary; (v) invested cash collateral in accordance with the terms of its agreement with the Funds; (vi) provided certain limited recordkeeping and account servicing; and (vii) arranged for the return of loaned securities to a Fund at loan termination.

Independent Registered Public Accounting Firm. The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP (“PwC”), 101 Seaport Boulevard, Suite 500, Boston, MA 02110. PwC conducts annual audits of the Trust’s financial statements, assists in the preparation of each Fund’s federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, provides auditing services in connection with the preparation of various SEC filings, and consults with the Trust as to certain non-U.S. tax matters.

Distributors. Funds Distributor, 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the Trust’s distributor on behalf of the Funds. GMO U.K., No. l London Bridge, London SE1 9BG, England, serves as the Trust’s distributor for the limited purpose of offering shares of the Funds to qualified investors in Switzerland. GMO pays all distribution-related expenses of the Funds. Funds Distributor and GMO U.K. offer shares of each Fund for sale on a continuous basis and will use reasonable efforts in connection with distribution of shares of the Funds.

Counsel. Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, serves as counsel to the Trust. Morgan, Lewis & Bockius LLP, 225 Franklin Street, Boston, Massachusetts 02110, serves as independent counsel to the independent Trustees of the Trust.

Transfer Agent. State Street Bank serves as the Trust’s transfer agent on behalf of the Funds.

Sub-Transfer Agent/Recordkeeping Payments

Pursuant to a service plan (the “Service Plan”), sub-transfer agent/recordkeeping payments are made by Class I shares of the Funds for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries with respect to holders of Class I shares of the Funds through an account maintained by a third-party platform or intermediary. These services are not primarily intended to result in the sale of Fund shares but instead to provide ongoing services with respect to holders of Class I shares through a third-party platform or intermediary. Class I shares pay for sub-transfer agent, recordkeeping and other administrative services at a maximum annual rate of 0.15% of Class I’s average daily net assets. Such fees shall be accrued daily and paid monthly (or at such other intervals as the Trustees shall determine) to the Funds’ Distributor or other financial intermediaries. Through June 30, 2023, GMO has contractually agreed to waive its fees and/or reimburse Class I assets to the extent that payments to financial intermediaries for sub-transfer agency, recordkeeping and other administrative services exceed 0.10% (0.05%, 0.03% and 0.04% in the case of GMO Emerging Markets Fund, GMO Emerging Markets Select Equity Fund and GMO High Yield Fund, respectively) of the average daily net assets attributable to Class I shares. In addition, GMO may, on a case-by-case basis, make payments for sub-transfer agency, recordkeeping and other administrative services provided by financial intermediaries with respect to shareholders of Class I shares. Any such payments are made by GMO out of its own resources and are not an additional charge to a Fund or the holders of Class I shares. These payments create a conflict of interest by influencing a financial intermediary to recommend a Fund over another investment.

Other than Class I shares as noted above, the Funds do not make payments to third parties for sub-transfer agent, recordkeeping and other administrative services. GMO may, on a case-by-case basis, make payments to financial intermediaries that provide sub-transfer agent, recordkeeping and other administrative services to investors who hold shares of the Funds. Any such payments are made by GMO out of its own resources and are not an additional charge to the Fund or shareholders.

The principal features of the Service Plan are described in the Prospectus or Private Placement Memorandum. This SAI contains additional information that may be of interest to investors.

During the fiscal year ended February 28, 2022, the Funds made the following payments pursuant to the terms of the Service Plan:

	March 1, 2021 through February 28, 2022[1]
Alternative Allocation Fund	$185,211
Benchmark-Free Allocation Fund	$344,521
Climate Change Fund	$195,033
Emerging Markets Select Equity Fund	$4,715
Emerging Markets Fund	$59,841
Global Asset Allocation Fund	$14,335
Global Equity Allocation Fund	$2,592
International Equity Fund	$1,025	[2]
Opportunistic Income Fund	$433,379
Quality Fund	$441,259
Quality Cyclicals Fund	$55	[3]
Resources Fund	$519,963
SGM Major Markets Fund	$21,940
Japan Value Creation	$1,483	[4]

1 Amounts shown are after any waiver or reimbursement of sub-transfer agent /recording fees, if applicable.

2 Reflects payments made from the commencement of operations of Class I shares of the Fund on May 24, 2021 through February 28, 2022.

3 Reflects payments made from the commencement of operations of Class I shares of the Fund on July 16, 2021 through February 28, 2022.

4 Reflects payments made from the commencement of operations of Class I shares of the Fund on June 7, 2021 through February 28, 2022.

Continuance of the Service Plan is subject to annual approval by a vote of the Trustees, including a majority of the Independent Trustees, each of whom has no direct or indirect interest in the relevant Plan or related arrangements, cast in person at a meeting called for that purpose. All material amendments to the Service Plan also must be approved by the Trustees and the Independent Trustees, including any amendment to increase materially the costs that a Fund may bear pursuant to the relevant Plan.

The Service Plan may be terminated at any time with by a vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of Class I shares of a particular Fund.

Any agreement relating to the implementation of the Service Plan with respect to any Fund shall be in writing, shall terminate automatically in the event of its assignment, and may be terminated without penalty, at any time, by a vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the relevant share class of such Fund, upon 60 days’ written notice.

PORTFOLIO TRANSACTIONS

Decisions to buy and sell investments for each Fund and for each of its other investment advisory clients are made by the relevant GMO investment team with a view to achieving each client’s investment objectives taking into consideration other account-specific factors such as, without limitation, investment objectives, cash flows into or out of the account, current holdings, the account’s benchmark(s), if any, applicable regulatory limitations, liquidity, cash restrictions, availability of cash for investment, the size of the investment opportunity, applicable transaction documentation requirements, market registration requirements, and/or time constraints limiting GMO’s ability to confirm adequate transaction documentation or seek interpretation of investment guideline ambiguities. GMO generally is not under any obligation to share any investment, idea or strategy with all of its clients. Therefore, a particular investment may be bought or sold only for some clients of GMO even though it could have been bought or sold for other clients at the same time. Likewise, a particular investment may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security, including clients invested in the same investment strategy. Additionally, one of GMO’s investment teams may share investment ideas with one or more other investment teams and/or may manage a portion of another investment team’s client accounts. See below for more information regarding trade execution and allocation.

To the extent permitted by applicable law, GMO’s compliance policies and procedures and a client’s investment guidelines, GMO may engage in “cross trades” where, as investment manager to a client account, GMO causes that client account to purchase a security directly from (or sell a security directly to) another client account. Cross trades present a conflict of interest because GMO represents the interests of both the selling account and the buying account in the same transaction and may have a financial incentive to favor one client account over the other due to different fee arrangements or otherwise. This conflict of interest may be greater in cases where GMO or its members and/or employees own a substantial portion of an account (such as a Fund) that engages in a cross trade. In addition, to the extent permitted by law (including client consents), GMO may engage in principal transactions with client accounts.

In certain cases, GMO may identify investment opportunities that are suitable for the Funds and one or more private investment companies for which GMO or one of its affiliates serves as investment manager, general partner, and/or managing member (“GMO Private Funds”). In most cases, GMO receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of a Fund. In addition, senior members or other portfolio managers frequently have a personal investment in a GMO Private Fund that is greater than such person’s investment in a similar Fund (or, in some cases, may have no investment in the similar Fund). GMO itself also makes investments in GMO Private Funds. To help manage these potential conflicts, GMO maintains various internal guidelines, procedures and processes. Included among these are trade allocation policies that establish a framework for allocating IPOs and other limited opportunities that take into account the needs and objectives of each Fund and the other GMO clients. Additional information regarding GMO’s procedures to deal with conflicts of interest that arise as a result of the side-by-side management of accounts making performance-based profit allocations and accounts, such as the Funds, only paying asset-based fees are described in GMO’s Form ADV, a copy of which is available upon request.

GMO has a trading desk whose personnel are located in Boston, Berkeley, and Singapore. The trading desk provides trade execution services for all of the GMO investment teams, including any applicable associated persons. While there is a centralized trading function, certain instruments (especially fixed income securities) are traded by the relevant investment teams. Trades are generated by different investment theses. Each investment thesis is assigned a corresponding execution benchmark (e.g., price at the time of order arrival, market closing price, volume weighted average price over some specified period) (each investment thesis and corresponding execution benchmark, is a “trading strategy” and collectively, “trading strategies”). Certain trading strategies place relatively greater emphasis on speed of execution and less emphasis on price, while others place greater emphasis on price (or impact on market price) and less emphasis on speed of execution. Trading strategies may be designed to be executed in a matter of an hour or less, several hours, over the course of a trading day, or over a multi-day period. Therefore, trades generated by one trading strategy may be completed before those of another trading strategy, even where the strategies are initiated at the same time or the slower trading strategy is initiated first. As a result, the speed of order fulfillment, and corresponding execution price achieved for a subsequent order may be different from pre-existing orders with execution pricing achieved on a particular order being either above or below the execution pricing achieved on pre-existing orders, which may take longer to fill. Additionally, for trading strategies implementing short-term investment strategies, those theses that utilize fundamental inputs on an opportunistic basis, and trades to manage short-term portfolio exposure may trade in advance of or may be completed more quickly than other trading strategies. Finally, varying investment theses that may invest in the same securities may involve trading strategies that trade at different times throughout the day or month. Because of the foregoing, certain strategies, including accounts with performance-based profit allocations, may trade in advance of other strategies or may have their trades completed more quickly, and, as a result, may achieve different execution on the same or similar investments.

Where practicable, prior to the open of the relevant market, GMO aggregates trades for accounts that are being traded to implement a similar trading strategy and for which trade instructions are provided with sufficient time to satisfy internal processes. GMO’s trading desk generally allocates portfolio trades pro-rata among clients for which GMO is applying the same trading strategy on any given day, with the relevant clients receiving the same (or substantially the same) price for trades executed through the same broker/dealer on the same day. GMO may determine to exclude accounts with relatively small order sizes from a particular trade order if GMO believes that the trading costs (e.g., ticket costs) would outweigh the benefits of trading. Additionally, due to regulatory restrictions trades at execution-only prices will not typically be aggregated with trades generating CSA (defined below) credits or soft dollars.

As noted above, trading strategies may utilize different brokers/dealers and will often receive different prices and potentially pay different commissions rates. Likewise, two trading strategies may be simultaneously executing transactions involving the same instrument and those trades will not ordinarily be aggregated. In addition, market, regulatory and/or country limitations (especially in the case of emerging markets) or other factors may or may not result in identical prices or commissions. Further, legal, market and position restrictions may limit GMO’s ability to transact in an instrument or certain investment strategies may be given priority over other investment strategies, which could restrict (or eliminate) an investment strategy’s or Fund’s ability to achieve its desired exposure to such instruments. Additionally, at times, trades for one account may not be aggregated with the trades of other accounts within a particular strategy for various reasons including, but not limited to, regulatory restrictions, shareholder cash flows in the account, limitations on brokers that may be used to execute the transaction, or transactions in derivatives (e.g., total return swaps).

Trading orders that can only be partially filled are generally allocated on a pro-rata basis, allocated through the use of a randomizer, or allocated on some other basis consistent with the goal of giving all clients equitable opportunities over time. Market limitations (especially in the case of emerging markets where the broker typically is required to have greater involvement in allocations) and other practicalities may require special treatment. If an order is filled at varying prices, client accounts participating in the same block trade are generally provided with an average price for trades placed through the same broker/dealer, or other steps are taken so that all similarly situated accounts receive fair consideration over time. In some cases, similar trades may simultaneously be executed in different trading strategies, with the same or a different broker to meet account-specific requirements, in which case the trade will be treated as distinct trades not subject to the discussion above regarding orders that are filled at varying prices. In those cases, these trades, which may include executions in underlying derivative transactions, might be effected at the same or different prices (or involve different commissions) even if they involve the same broker/dealer. In certain markets outside the U.S., an average price may not be obtainable due to specific market limitations such as restrictions on trades by grouped accounts.

Various teams within the trading desk are responsible for differing types of trades (e.g., electronic vs. high touch trades) and these teams may be independently executing trades in the same security at the same time and at different prices. GMO’s trade allocation procedures are designed to provide reasonable assurance that, over time, accounts pursuing the same trading strategy are not likely to be systematically advantaged or disadvantaged due to the order placement/execution process. These procedures may include blocking/aggregating orders or limiting the volume of subsequent orders. While there is a centralized trading function, certain instruments (especially fixed income securities) are traded by the relevant investment team.

With IPOs and with certain other investment opportunities expected to be in very limited supply (collectively, “limited opportunities”), GMO’s policies provide that the investment teams’ orders be coordinated so that allocations will generally consider the needs of clients across all trading strategies. When it is not practicable to allocate an opportunity across all similarly-managed eligible accounts, GMO’s trading desk will use various methods, such as randomizers and sequencing, to seek to provide all accounts using the same trading strategy with equitable opportunities for allocation over time. There may also be situations where a limited opportunity is theoretically eligible for investment by multiple accounts but GMO determines that the limited opportunity is an appropriate or advisable investment for only some of the accounts (including, perhaps, those from which GMO receives a performance-based fee or profit allocation). Many of GMO’s investment strategies focus on seasoned issuers, and consequently those strategies that generate most of the brokerage commissions may participate less frequently in limited opportunities even though they may generate significant brokerage commissions or good will that may make it possible other strategies to receive greater allocations of limited opportunities.

In certain non-U.S. jurisdictions, local law limits the number of accounts sponsored by GMO that may purchase locally traded shares or shares traded through special facilities. Generally, the Funds will be given priority and other clients may be precluded from participation in offerings of local shares.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust’s pricing policies.

In connection with its activities, GMO (and its associated persons) may seek and/or receive information that is not generally available to the public. GMO is not obligated to make such information available to its clients or shareholders of the Funds or to use such information to effect transactions for its clients. If in receipt of such information, GMO may also be prohibited from purchasing or selling assets it may otherwise have wished to purchase or sell. Under applicable law, GMO may be prohibited from improperly disclosing or using such information, including for the benefit of a client, such as a Fund. GMO’s procedures include a ban on trading on the basis of, or any other action to take advantage of, material non-public information, except in specific, limited circumstances described in GMO’s Insider Trading Policy. These procedures may limit GMO, on behalf of a Fund, from being able to purchase or sell any securities of the issuer to whom the material non-public information pertains, rendering illiquid all such securities already in a client’s or Fund’s account until such time as the ban on trading is lifted or foreclosing an otherwise attractive investment.

GMO does not knowingly place any principal trades for a Fund through affiliated persons of the Fund (or affiliated persons of affiliated persons of the Fund (as defined in the Investment Company Act of 1940, as amended)) acting as broker/dealer. To the extent a broker/dealer is believed to have such an affiliation with the Fund or to the extent legal or factual uncertainty leads GMO to treat a broker/dealer as having such an affiliation, the Fund may be adversely affected by GMO’s decision not to enter into principal or agency transactions on its behalf with the broker/dealer.

GMO does not engage in directed brokerage. To the extent that execution of certain strategies is practically limited (e.g. use of “enhanced custody” arrangements to facilitate short transactions by the Funds), there may be fewer eligible counterparties available for trading and execution for those strategies, best execution may be more difficult to achieve for those clients and those clients may receive different, and sometimes inferior, prices than other GMO clients.

Best Execution. Orders for the purchase or sale of securities may be placed on a principal or agency basis with brokers/dealers, in GMO’s discretion. In selecting brokers and dealers to effect portfolio transactions for each Fund, GMO seeks best execution and considers a number of factors described in more detail below. Best execution is not based solely on the explicit commission charged by the broker and, consequently, a broker effecting a transaction may be paid a commission higher than that charged by another broker for the same transaction. Seeking best execution involves the weighing of qualitative as well as quantitative factors, and evaluations of best execution are, to a large extent, possible, if at all, only after multiple trades have been completed.

The determination of what may constitute best execution involves a number of considerations in varying degrees of emphasis, including, without limitation, the overall net economic result to a Fund; the efficiency with which the transaction is effected; access to order flow; the ability of the executing broker to effect the transaction where a large block is involved; reliability (i.e. lack of failed trades); availability of the broker to stand ready to execute possibly difficult transactions in the future; technological capabilities of the broker, including but not limited to execution technology; the broker’s inventory of securities sought; reported broker flow; post-transaction reporting capabilities; the financial strength and stability of the broker; past bids and willingness to commit capital in the case of principal trades; and the relative weighting of opportunity costs (i.e. timeliness of execution) by different trading strategies. Most of the foregoing are subjective considerations made in advance of the trade and are not always borne out by the actual execution. Due to the similarities among brokers/dealers in technological execution capabilities and commissions paid, GMO often allocates electronic or algorithmic equity trades across multiple brokers. Additionally, regulations in certain markets, particularly emerging markets, require GMO to identify and trade with one or a limited number of brokers/dealers. GMO may place trades with broker/dealers even if the relevant broker/dealer has not yet demonstrated an ability to effect best execution; however, trading with such a broker/dealer (as with any and all brokers/dealers) will typically be curtailed or suspended in due course if GMO is not reasonably satisfied with the quality of trade executions, unless or until the broker/dealer has altered its execution capabilities in such a way that GMO can reasonably conclude that utilizing the broker/dealer for trade execution is consistent with GMO’s obligation to seek best execution.

For spot currency trades, GMO generally executes trades through an independent electronic trading platform that nets buy and sell orders in the same currency and selects the counterparty providing the most competitive price for the resulting net trade. All of the buy and sell orders receive the price provided by the selected counterparty and each account trades independently with the counterparty. While the purpose of trading spot currency trades in this manner is to achieve a more favorable execution price for all clients, there can be no assurance that all clients will benefit or that they will benefit equally over time.

For legal, regulatory and/or operational purposes, orders for some accounts may not be netted for price discovery (as described above). As a result, such accounts may receive inferior prices than accounts that are netted for price discovery even though the trades may be executed at or close to the same time and/or by the same counterparty.

Generally, GMO determines the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include: (i) the net economic effect to the particular Fund; (ii) historical and current commission rates; (iii) the kind and quality of the execution services rendered; (iv) the size and nature of the transactions effected; and (v) in some cases, brokerage and research services received (see “Soft Dollar Practices”). These factors are considered mostly over multiple transactions covering extended periods of time in varying degrees of emphasis. In some instances, GMO may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) because the trades were filled at the price set at an agreed upon time (e.g., previous night’s close). In those cases, any additional “impact” or cost is represented by the cents per share or basis points paid in addition to a typical commission rate. GMO may also direct trades to brokers/dealers based in part on the broker/dealers’ history of providing, and capability to continue providing, pricing information for securities purchased.

Because GMO may purchase information from brokers/dealers with whom it effects trades on behalf of the Funds, the broker/dealer may believe it has a financial incentive to charge a favorable fee to GMO for such information in return for client brokerage. In addition, GMO may conduct business with institutions such as brokers/dealers or investment banks that invest, that have affiliates that invest, or whose clients (or affiliates’ clients) invest, in pooled vehicles sponsored or advised by GMO or its affiliates, or may provide other consideration to such institutions or recognized agents. As a result, GMO may have a conflict of interest in placing its brokerage transactions with those brokers/dealers. Additionally, certain third parties may provide capital introduction services on behalf of GMO and/or the GMO Private Funds. Such third parties could include brokers, dealers or other counterparties with whom GMO transacts on behalf of its clients (including the GMO Funds) or other service providers to GMO and/or the GMO Funds. While no compensation is paid by the Funds in connection with these services, the third parties may seek to influence their selection by GMO as a service provider or counterparty by providing such capital introduction services. All counterparties and third-party service providers, including those that provide capital introduction services, are subject to GMO's standard practice for the selection of counterparties (as described above, in the case of broker/dealers that effect trades on behalf of the Funds).

Soft Dollar Practices. Subject to GMO’s obligation to seek best execution, GMO uses a portion of the commissions generated when executing client transactions to acquire external research and brokerage services (“soft dollar benefits”) in a manner consistent with the “safe harbor” requirements of Section 28(e) of the Securities Exchange Act of 1934 or other applicable law. Specifically, GMO may utilize client commissions (typically only for transactions in listed equities) to purchase eligible brokerage and research services where those services provide lawful and appropriate assistance in the investment decision-making process for GMO’s discretionary client accounts, such as the Funds, and where GMO in good faith believes the amount of the client commission is reasonable in relation to the value of the product or services provided.

In most cases, GMO makes payments for eligible research and brokerage services either via a portion of the commission paid to the executing broker/dealer or through client commission sharing arrangements (“CSAs”). Where a commission paid to a broker/dealer with whom GMO has established a CSA includes both an execution component and a research component, the broker/dealer may retain the execution portion and either credit or transmit the research portion to a CSA pool, or rebate the research portion to the clients generating those commissions. In most cases, GMO evaluates the research and brokerage services it receives from independent research providers and brokers/dealers and allocates a portion of the CSA pool to the research provider that reflects GMO’s assessment of the value of the research and/or brokerage service. In this manner, CSAs enable GMO to effect transactions, subject to best execution, and use a portion of the associated commissions to pay for research from providers with which GMO does not have a brokerage relationship or from brokers/dealers with which GMO trades on an execution-only basis. In some cases, the research provider may be deemed to be an affiliate of a Fund (or an affiliate of an affiliate of a Fund). GMO may from time to time utilize a CSA aggregation service (“CSA Aggregator”), whereby GMO directs brokers/dealers with whom GMO has established a CSA to transfer their research credits to the CSA Aggregator, and then directs the CSA Aggregator to make payment for eligible research or services or to rebate commissions to the clients generating those commissions. In the event of a broker/dealer’s default or bankruptcy, CSA credits generated by trades with the broker/dealer may become unavailable.

Brokerage and research services acquired using soft dollars take various forms, including but not limited to personal interviews with analysts or a company’s senior management; reports and/or data concerning issuers, industries, governmental policies, local markets and applicable local market regulations, securities, economic factors and trends; portfolio strategy; economic, market and financial data; accounting and legal analysis; pricing services in respect of securities; and other services relating to effecting securities transactions and functions incident thereto. Research may be provided through a range of media, including written reports, electronic systems, telephone calls or in-person meetings. Although GMO generally intends to use client commissions to pay only for products or services eligible under the Section 28(e) “safe harbor,” GMO may use commission dollars to obtain products or services that are not intended to be used exclusively for investment decision-making purposes (“mixed-use products or services”). In those circumstances, GMO will typically either: (i) make a good faith effort to evaluate the various benefits and uses to which GMO intends to put the mixed-use product or services and will pay for that portion of the mixed-use product or service that is unrelated to GMO’s investment decision-making; or (ii) pay for the total cost of the mixed-use product or service.

Use of soft dollars, while common in the asset management industry, involves potential conflicts of interest. To the extent that some or all of the cost of research or brokerage services is paid for using soft dollars, GMO receives a benefit because it does not need to produce or pay for the research or brokerage services itself or does not need to pay as much for the research or brokerage services. Additionally, fees paid to GMO are not reduced in connection with GMO’s use of soft dollars, even though GMO might otherwise be required to purchase some of these products and services for cash. As a result, GMO may have an incentive to select a particular broker/dealer in order to obtain brokerage or research services and/or generate CSA credits to pay for such services, rather than to obtain the lowest price for execution. GMO does not enter into any agreement or understanding with any broker/dealer which would obligate GMO to direct a specific amount of brokerage transactions or commissions in return for such services, but certain brokers/dealers may state in advance or in a commission sharing agreement the amount of brokerage commissions they expect for certain services or that they may cease providing services if insufficient commissions are derived from the relationship with GMO.

Clients do not receive a direct monetary benefit from brokerage and research products and services; however, these products and services may be useful to GMO in providing investment advice to its clients, including the Funds. Any research received is used to service all clients to which it is applicable, whether or not the client’s commissions were used to obtain the research, and services received from a broker/dealer (or paid for by commissions paid to a broker/dealer) that executed transactions for a particular client account will not necessarily be used specifically in providing investment advice to that particular client account. To the extent that a client has placed restrictions on trading with certain brokers/dealers or otherwise, the client’s account may not contribute (or may not contribute as much as other client accounts) to the CSA pool even though GMO may utilize brokerage and research services paid for out of the CSA pool in providing investment advice to the client’s account. Similarly, some client accounts will generate more CSA credits than other client accounts for a variety of reasons, including but not limited to account size, trading frequency, and the investment strategy in which the account is managed. GMO, in its sole discretion, may agree to reimburse a client for some or all of the client’s commissions attributable to brokerage or research services.

The Trust paid, on behalf of the Funds that commenced operations prior to the end of the most recent fiscal year, the following amounts in brokerage commissions during the three most recent fiscal years:

	March 1, 2019 Through February 29, 2020		March 1, 2020 Through February 28, 2021		March 1, 2021 Through February 28, 2022
Alternative Allocation Fund	269,288	[1]	529,489		$374,797
Asset Allocation Bond Fund	$0		$0		$0
Benchmark-Free Allocation Fund	$0		$0		$0
Benchmark-Free Fund	$876,805		$1,583,433		$1,200,982
Climate Change Fund	77,374		$142,377		$319,991
Emerging Country Debt Fund	$0		$0		$0
Emerging Markets Select Equity Fund	$3,630,258		$2,755,919		$2,471,408
Emerging Markets ex-China Fund	N/A		N/A		266,815	2
Emerging Markets Fund	$3,665,672		$3,910,804		$3,375,668
Global Asset Allocation Fund	$0		$18,092		$0
Global Developed Equity Allocation Fund	$0		$0		$0
Global Equity Allocation Fund	$0		$0		$0
High Yield Fund	$0		$26,736		$3,706
Implementation Fund	$6,184,303		$0		$4,074,880
International Developed Equity Allocation Fund	$0		$0		$0
International Equity Allocation Fund	$0		$0		$0
International Equity Fund	$1,220,651		$1,001,881		$925,687
Multi-Sector Fixed Income Fund	$10,331		$21,527		$6,871
Japan Value Creation Fund	N/A		70,582	3	$76,610
Opportunistic Income Fund	$36,605		$4606		$24,363
Quality Cyclicals Fund	N/A		76,966	4	$24,047
Quality Fund	$303,932		$921,817		$543,828
Resources Fund	$298,572		$528,580		$1,289,932
SGM Major Markets Fund	$424,118		$75,006		$105,613
Strategic Opportunities Allocation Fund	$51,895		$173,399		$94,867
Tax-Managed International Equities Fund	$17,929		$18,987		$23,240
U.S. Equity Fund	$114,741		$54,499		$56,261
U.S. Small Cap Value Fund	134,868	5	$182,393		$83,266
U.S. Treasury Fund	$0		$0		$0

1 Reflects commissions generated from the Fund’s commencement of operations on May 1, 2019 through February 29, 2020.

2 Reflects commissions generated from the Fund’s commencement of operations on October 18, 2021 through February 28, 2022.

3 Reflects commissions generated from the Fund’s commencement of operations on September 14, 2020 through February 28, 2021.

4 Reflects commissions generated from the Fund’s commencement of operations on May 12, 2020 through February 28, 2021.

5 Reflects commissions generated from the Fund’s commencement of operations on July 2, 2019 through February 29, 2020.

Differences in the amount of brokerage commissions paid by a Fund during a Fund’s three most recent fiscal years (as disclosed in the table above) are generally the result of (i) active trading strategies employed by GMO when responding to changes in market conditions; (ii) management of cash flows into and out of a Fund as a result of shareholder purchases and redemptions; (iii) rebalancing portfolios to reflect GMO’s desired allocations (which in many cases are determined by GMO’s portfolio management models); (iv) changes in commission rates in the relevant markets; or (v) the use of principal trades. Changes in the amount of brokerage commissions paid by a Fund do not reflect material changes in the Fund’s investment objective or strategies.

For those Funds that commenced operations prior to the end of the most recent fiscal year, the following table lists each Fund that acquired securities of its regular brokers or dealers (as defined in the 1940 Act) or of their parents during the fiscal year ended February 28, 2022, the name of each such broker or dealer, and the value of each Fund’s aggregate holdings of the securities of each issuer as of February 28, 2022:

Name of Fund	Name of Broker or Dealer	Aggregate Value of Holdings as of February 28, 2022
Alternative Allocation Fund	Citigroup	$6,686,944
	Goldman Sachs	$1,315,702
	JP Morgan	$19,462,916
	UBS	$261,388
High Yield Fund	JP Morgan	$22,451,503
Implementation Fund	UBS	$978,798
Opportunistic Income Fund	Citigroup	$5,103,292
	JP Morgan	$53,255,423
SGM Major Markets Fund	Goldman Sachs	$447,180
	UBS	$832,449

Emerging Country Debt Shares Fund, Resource Transition Fund, Small Cap Quality Fund, and U.S. Opportunistic Value Fund had not commenced operations prior to February 28, 2022 and, therefore, did not pay any amounts in brokerage commissions or acquire securities of any brokers or dealers (as defined in the 1940 Act) or of their parents during the fiscal year ended February 28, 2022.

Due to restrictions under the 1940 Act, it is possible that, as the result of certain affiliations between a broker or its affiliates and a Fund, GMO or the Fund’s distributor, all of the Funds may refrain, or be required to refrain, from engaging in principal trades with such broker. Additionally, the Funds may be restricted in their ability to purchase securities issued by affiliates of the Funds’ distributor.

Additional Conflicts of Interest. GMO may have conflicts of interest in addition to those discussed above. Conflicts may also arise in cases when clients with different strategies invest in different parts of an issuer’s capital structure or different classes of securities issued by such issuer, including circumstances in which one or more clients own private securities or obligations of an issuer and other clients may own public securities of the same issuer. Actions by investors in one part of the capital structure could disadvantage investors in another part of the capital structure. It is also possible that GMO may cause a client to engage in short sales of or take a short position in an investment owned or being purchased by other client accounts managed by GMO or vice versa. These positions and actions may adversely affect or benefit different clients at different times. In addition, purchases or sales of the same investment may be made for two or more clients on the same date. In some cases GMO may refrain from taking certain actions or making certain investments on behalf of clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on GMO, or may sell investments for certain clients (in each case potentially disadvantaging the clients on whose behalf the actions are not taken, investments not made, or investments sold). Foregone investment opportunities or actions may adversely affect the performance of a client’s account if similarly attractive opportunities are not available or cannot be identified. There can be no assurance that a client will not receive less (or more) of a certain investment than it would otherwise receive if GMO did not have a conflict of interest among clients. In effecting transactions, it may not be possible, or consistent with the investment objectives of GMO’s various clients, to purchase or sell securities at the same time at the same prices.

PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to GMO. Because Emerging Country Debt Shares Fund is a “Feeder Fund” investing substantially all of its assets in Emerging Country Debt Fund in reliance on Section 12(d)(1)(E) of the 1940 Act, with respect to Emerging Country Debt Shares Fund, GMO will either (i) seek instructions from its security holders with regard to the voting of all proxies with respect to its interest in Emerging Country Debt Fund and to vote such proxies only in accordance with such instructions, or (ii) vote the shares of Emerging Country Debt Fund held by it in the same proportion as the vote of all other holders of Emerging Country Debt Fund. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures GMO follows when voting proxies on behalf of the Funds. The Trust’s proxy voting policy and GMO’s proxy voting policies and procedures are attached to this SAI as Appendix C.

GMO’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge on GMO’s website at www.gmo.com and on the SEC’s website at www.sec.gov no later than August 31 of each year.

DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of each Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved such a policy and material amendments require its approval. The Trust’s portfolio holdings disclosure policy is attached to this SAI as Appendix D.

Ongoing Arrangements to Make Portfolio Holdings Available. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to Blackrock Aladdin Enterprise System, which receives holdings as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree to, or have a duty to, maintain this information in confidence:

Name of Recipient	Funds	Purpose of Disclosure
State Street Bank and Trust Company	All Funds	Custodial, securities lending, and fund accounting services Compliance testing
PricewaterhouseCoopers LLP and/or its affiliates	All Funds	Independent registered public accounting firm
Institutional Shareholder Services Inc.	All Funds	Proxy voting services
ICE Data Pricing & Reference Data, LLC	All Funds	Fair value pricing and liquidity services
Markit	All Funds	Derivative valuations and corporate actions services
TriOptima AB	All Funds	Portfolio derivative reconciliations
FactSet	All Funds	Data service provider
Goldman, Sachs & Co. and affiliates	Implementation Fund	Prime brokerage arrangement
Morgan Stanley & Co. LLC and affiliates	Implementation Fund	Prime brokerage arrangement
Ernst & Young LLP and/or its affiliates	All Funds	Consulting and local tax services
SimCorp USA	All Funds	Third party pricing service
Blackrock Aladdin Enterprise System	All Funds	Portfolio management, portfolio construction, trading, derivative valuations, risk reporting and compliance testing

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

Name of Recipient	Funds	Purpose of Disclosure
StarCompliance, LLC	All Funds	Software provider for Code of Ethics monitoring system
Compliance Solutions Strategies	All Funds	Automation of shareholding disclosure reporting

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust” or “Declaration”) dated June 24, 1985, as amended and restated March 9, 2016, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a “series investment company” that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. Each Fund is a series of the Trust. The fiscal year for each Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of 33 series: Alternative Allocation Fund; Asset Allocation Bond Fund; Benchmark-Free Allocation Fund; Benchmark-Free Fund; Climate Change Fund; Emerging Country Debt Fund; Emerging Country Debt Shares Fund; Emerging Markets Select Equity Fund; Emerging Markets ex-China Fund; Emerging Markets Fund; Global Asset Allocation Fund; Global Developed Equity Allocation Fund; Global Equity Allocation Fund; High Yield Fund; Implementation Fund; International Developed Equity Allocation Fund; International Equity Allocation Fund; International Equity Fund; Japan Value Creation Fund; Multi-Sector Fixed Income Fund; Opportunistic Income Fund; Quality Cyclicals Fund; Quality Fund; Resources Fund; Resource Transition Fund; SGM Major Markets Fund; Small Cap Quality Fund; Strategic Opportunities Allocation Fund; Tax-Managed International Equities Fund; U.S. Equity Fund; U.S. Opportunistic Value Fund; U.S. Small Cap Value Fund; and U.S. Treasury Fund.

Prior to October 26, 2022, Emerging Markets Select Equity Fund was known as “GMO Emerging Domestic Opportunities Fund.” Prior to June 30, 2021, Quality Cyclicals Fund was known as “GMO Cyclical Focus Fund.” Prior to June 30, 2020, Multi-Sector Fixed Income Fund was known as “GMO Core Plus Bond Fund.” Prior to March 8, 2018, U.S. Equity Fund was known as “GMO U.S. Equity Allocation Fund.”

Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of multiple classes of shares for each series of the Trust: Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, Class M Shares, Class MF Shares, Class R6 Shares, and Class I Shares.

The Trustees also may, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e. a new fund). Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees also may terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

The Declaration of Trust provides that, subject to the provisions of the Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the exclusive power to bring, permit or maintain any action, proceeding or claim on behalf of the Trust or any Fund. The Declaration of Trust further provides that shares of the Funds give shareholders only the rights provided in the Declaration of Trust, and that among the rights shareholders shall not have unless expressly provided by the by-laws of the Trust or expressly provided by law and not permitted to be waived are rights to: (i) enforce contractual claims of the Trust or any Fund; (ii) assert claims against the Trust or any Fund or its Trustees, officers or service providers; (iii) assert derivative claims on behalf of the Trust or any Fund involving any alleged harm to the Trust or any Fund; or (iv) bring a claim on behalf of any other shareholder.

The Trust’s Amended and Restated By-Laws (the “By-Laws”) provide that the laws of The Commonwealth of Massachusetts shall govern the validity, interpretation, construction and effect of the By-Laws and the operations of the Trust, including, absent a provision to the contrary therein, any contract between the Trust and any party relating to the provision of investment advisory, administrative or distribution services to the Trust. The By-Laws provide that, absent the consent of all parties, the sole and exclusive forum for any action or proceeding brought by or on behalf of the Trust or any Fund or shareholders asserting a violation of the U.S. federal securities laws shall be the federal courts sitting within the City of Boston in The Commonwealth of Massachusetts. The By-Laws further provide that, absent the consent of all parties, the sole and exclusive forum for: (i) any other action or proceeding brought by or on behalf of the Trust or any Fund or shareholders against the Trust, any Fund, the Trust’s investment adviser, or the Trustees, officers or employees of the Trust; and (ii) any action arising under or to interpret, apply, enforce or determine the validity of the Declaration of Trust or the By-Laws or any investment advisory agreement, among other types of enumerated claims, shall be either the federal courts sitting within the City of Boston in The Commonwealth of Massachusetts or the Business Litigation Session of the Massachusetts Superior Court in Suffolk County. The By-Laws also provide that no shareholder shall have the right to bring or maintain any court action or other proceeding (including but not limited to any putative class action) asserting a derivative claim without first making written demand on the Trustees, and that any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim shall be binding upon shareholders. The By-Laws define “derivative” and “direct” shareholder claims, and provide that a “direct” claim shall refer to: (i) a claim based upon alleged violations of a shareholder’s individual rights distinct from any harm to the Trust or a Fund or other individual shareholders, including a particular shareholder’s voting rights, rights to a dividend payment, rights to inspect books and records, or other similar rights personal to the shareholder and distinct from any harm to the Trust or a Fund or other individual shareholders; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any other claim asserted by shareholders is considered a “derivative” claim (and subject to the demand requirements) under the By-Laws. The exclusive forum provisions in the By-Laws described above could limit the ability of a Fund shareholder to assert claims involving the Trust, a Fund, the Trust’s investment adviser, the Trustees, officers or employees of the Trust, and potentially others, in a particular judicial forum that the shareholder prefers.

Copies of the Trust’s Declaration of Trust and By-Laws, as amended from time to time, have been filed with the SEC as exhibits to the Trust’s registration statement, and are available on the EDGAR database on the SEC’s website at www.sec.gov.

On June 1, 2022, the following shareholders held beneficially (unless otherwise indicated) greater than 25% of the outstanding shares of a Fund offered in the Prospectus. For each shareholder listed that is not an individual, the jurisdiction under the laws of which the shareholder is organized (if applicable) and any parent company of the shareholder are listed, if known:

Fund	Shareholders	Jurisdiction of Organization	Parent Company
GMO ALTERNATIVE ALLOCATION FUND	GMO GLOBAL ASSET ALLOCATION FUND C/O GMO LLC 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO ASSET ALLOCATION BOND FUND	GMO GLOBAL ASSET ALLOCATION FUND C/O GMO LLC 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO BENCHMARK-FREE ALLOCATION FUND	ALLSPRING ABSOLUTE RETURN FUND ATTN: FUND ADMINISTRATION 525 MARKET STREET, 12TH FLOOR SAN FRANCISCO, CA 94105	CA	N/A
GMO EMERGING MARKETS SELECT EQUITY FUND	THE BOARD OF TRUSTEES OF THE COLLEGES OF APPLIED ARTS & TECHNOLOGY PENSION PLAN 250 YONGE STREET SUITE 2900 P.O. BOX 40 TORONTO, ON M5B 2L7 CANADA	Canada	N/A
GMO EMERGING MARKETS EX-CHINA FUND	GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO LLC 40 ROWES WHARF BOSTON, MA 02110	MA	N/A
GMO Global Developed Equity Allocation Fund	BANK LOMBARD ODIER & CO LTD FAO CP POLICE ATTN: DEALING DESK 11, RUE DE LA CORRATERIE 1204 GENEVA SWITZERLAND	Switzerland	N/A
GMO GLOBAL EQUITY ALLOCATION FUND	ARKANSAS TEACHER RETIREMENT SYSTEM 1400 WEST THIRD STREET LITTLE ROCK, AR 72201	AR	N/A
GMO HIGH YIELD FUND	GMO BENCHMARK FREE ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	MA	N/A
	STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAAN 30 AMSTELVEEN 1185 MC NETHERLANDS	Netherlands	N/A
GMO IMPLEMENTATION FUND	GMO BENCHMARK-FREE ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO INTERNATIONAL EQUITY ALLOCATION FUND	THE NORTHERN TRUST COMPANY AS TRUSTEE FBO CENTRUYLINK -DV PO BOX 92994 CHICAGO, IL 60675	IL	N/A
GMO International Equity Fund	GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO International Developed Equity Allocation Fund	MCMASTER UNIVERSITY MASTER TRUST EMPLOYEES TREASURY OPERATIONS ATTN: MCMASTER TREASURY OJN, ROOM 417, TREASURY OPERATIONS 1280 MAIN STREET WEST HAMILTON ON L8S 4L8 CANADA	Canada	N/A
	PARK RANDOLPH & CO ATTN: TRUST OPERATIONS PO BOX 17400 URBANA IL 61801	IL	N/A
GMO Multi-Sector Fixed Income Fund	GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO QUALITY CYCLICALS FUND	GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO RESOURCES FUND	THE TRUSTEES OF PRINCETON UNIVERSITY PO BOX 35 PRINCETON, NJ 08544	NJ	N/A
GMO SGM MAJOR MARKETS FUND	GMO BENCHMARK-FREE ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
STRATEGIC OPPORTUNITIES ALLOCATION FUND	THE MEMORIAL FOUNDATION INC. ATTN: SCOTT PERRY 100 BLUEGRASS COMMONS BOULEVARD, SUITE 320 HENDERSONVILLE, TN 37075	TN	N/A
STRATEGIC OPPORTUNITIES ALLOCATION FUND	MASSACHUSETTS COLLEGE OF PHARMACY AND HEALTH SCIENCES 179 LONGWOOD AVE. BOSTON, MA 02115	MA	N/A
GMO TAX-MANAGED international EQUITIES FUND	PARK RANDOLPH & CO ATTN: TRUST OPERATIONS PO BOX 17400 URBANA IL 61801	IL	N/A
GMO U.S. Equity FUND	STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAAN 30 AMSTELVEEN 1185 MC NETHERLANDS	Netherlands	N/A
GMO U.S. EQUITY FUND	GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO U.S. SMALL CAP VALUE FUND	GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A
GMO U.S. TREASURY FUND	STATE STREET BANK AND TRUST ON BEHALF OF GMO CLIMATE CHANGE FUND ATTN: STATE STREET SECURITIES FINANCE ONE LINCOLN STREET BOSTON, MA 02111
GMO-USONIAN JAPAN VALUE CREATION FUND	GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 Rowes Wharf Boston, ma 02110	MA	N/A

The above shareholders may be deemed to “control” their respective series as such term is defined in the 1940 Act.

Shareholders should be aware that to the extent a shareholder’s investment in a Fund exceeds certain threshold amounts or percentages, the investment may constitute a reportable acquisition under the Hart-Scott-Rodino Act (“HSR”) and the shareholder may be required to make a corresponding filing under HSR. HSR regulations are complex and shareholders should consult their legal advisers about the precise HSR filing consequences of an investment in a Fund.

As of October 31, 2022, greater than 10% of the following Funds’ shares were held by accounts for which GMO has investment discretion: Alternative Allocation Fund and Opportunistic Income Fund and U.S. Treasury Fund. As of October 31, 2022, a significant portion of the following Funds’ shares were held by accounts for which GMO has investment discretion: Emerging Markets Fund, International Equity Fund, SGM Major Markets Fund, Emerging Markets ex-China Fund and Quality Cyclicals Fund. As of October 31, 2022, substantially all of the following Funds’ shares were held by accounts for which GMO has investment discretion: Asset Allocation Bond Fund, Benchmark-Free Fund, High Yield Fund, Implementation Fund, Japan Value Creation Fund, Multi-Sector Fixed Income Fund, Strategic Opportunities Allocation Fund, U.S. Equity Fund, and U.S. Small Cap Value Fund.

VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

The Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the outstanding shares of the Trust entitled to vote, except that the Trustees may amend the Declaration of Trust without a shareholder vote (1) as described in Article III, Section 5 of the Declaration of Trust (permitting the Trustees to add to, delete, replace or otherwise modify any provisions relating to shares contained in the Declaration of Trust for the purpose of  (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws applicable to the Trust, or (ii) designating and establishing series and classes); (2) for the purpose of changing the name of the Trust; or (3) for the purpose of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in the Declaration of Trust.

SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

BENEFICIAL OWNERS OF 5% OR MORE OF THE FUNDS’ SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Alternative Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	98.7%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Alternative Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
GREAT-WEST TRUST COMPANY LLC TTEE F EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE, CO 80111	15.2%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN: MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD. 4TH FLOOR JERSEY CITY, NJ 07310	84.8%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Alternative Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
GREAT WESTERN BANK DBA DOUGLAS & CO ATTN: TRUST DEPARTMENT 225 S MAIN AVENUE SIOUX FALLS, SD 57117	6.5%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	26.8%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Asset Allocation Bond Fund as of June 1, 2022:

Name and Address	% Ownership
STATE STREET BANK & TRUST CO CUST FBO MATTHEW TELAGE SEP IRA 38 COMMON STREET SCITUATE, MA 02066	6.7%
STATE STREET BANK & TRUST CO CUST FBO CHARLIE GOVERNALI SEP IRA 18 OLD OCEAN HOUSE ROAD CAPE ELIZABETH, ME 04107	8.0%
STATE STREET BANK & TRUST CO CUST FBO KUNAL NATH - SEP IRA 700A BROOKSIDE DRIVE ANDOVER, MA 01810	13.9%
STATE STREET BANK AND TRUST CO CUST FBO MEGHAN CAHILL SEP IRA 54 MERIDIAN STREET MALDEN, MA 02148	20.4%
STATE STREET BANK & TRUST CO CUST FBO MOLLY MANNING SEP IRA 19 WOODCHESTER ROAD WELLESLEY HILLS, MA 02481	51.0%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Asset Allocation Bond Fund as of June 1, 2022:

Name and Address	% Ownership
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	99.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Benchmark-Free Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
DIANA DAVIS SPENCER FOUNDATION 3 BETHESDA METRO CTR SUITE 118 BETHESDA, MD 20814	5.6%
CELUI INVESTMENTS PTE LTD ATTN: EFM OPERATIONS 168 ROBINSON ROAD #37-01, CAPITAL TOWER SINGAPORE 068912	6.7%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class IV Shares of GMO Benchmark-Free Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
NORTHERN TRUST AS CUSTODIAN FBO EIT MEDICAL ATTN: KATIE LEHNER 801 S. CANAL STREET CHICAGO, IL 60607	6.6%
WORKPLACE HEALTH SAFETY AND COMPENSATION COMMISSION OF NEW BRUNSWICK, DBA "WORKSAFENB" ATTN: MICHAEL MACFARLANE 1 PORTLAND STREET SAINT JOHN, NB, E2L 3X9	9.0%
2536533 ONTARIO LIMITED ATTN: ROBERT HENGARTNER 65 QUEEN STREET WEST, SUITE 2400 TORONTO, ON M5H 2M8	12.2%
NORTHERN TRUST AS CUSTODIAN FBO EIT 134 PENSION ATTN: KATIE LEHNER 801 S. CANAL STREET CHICAGO, IL 60607	14.8%
MONETARY AUTHORITY OF SINGAPORE ATTN: HEAD, EXTERNAL FUND MANAGEMENT DIVISION, RESERVE MANAGEMENT DEPARTMENT 10 SHENTON WAY, MAS BUILDING SINGAPORE 079117	15.2%
ASPIRIANT DEFENSIVE ALLOCATION FUND, A SERIES OF ASPIRIANT TRUST ATTN: ASPIRIANT FUNDS 11100 SANTA MONICA BLVD., SUITE 600 LOS ANGELES, CA 90025	28.0%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class MF Shares of GMO Benchmark-Free Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
ALLSPRING FUNDS MANAGEMENT FBO ALLSPRING ABSOLUTE RETURN FUND ATTN: FUND ADMINISTRATION 525 MARKET ST, 12TH FLOOR SAN FRANCISCO, CA 94105	100.0%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Benchmark-Free Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
MAC & CO FBO: HIGHMARK HEALTH AHN PLAN ATTN: MUTUAL FUND OPERATIONS 500 GRANT STREET ROOM 151-1010 PITTSBURGH, PA 15258	5.4%
MAC & CO FBO: HEALTH NOW PLAN ATTN: MUTUAL FUND OPERATIONS 500 GRANT STREET ROOM 151-1010 PITTSBURGH, PA 15258	5.7%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN: MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD. 4TH FLOOR JERSEY CITY, NJ 07310	13.9%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	26.9%
COMMONWEALTH OF MASSACHUSETTS 1234 MAIN ST NEW YORK, NY 10017	36.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Benchmark-Free Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
PERSHING LLC P.O. BOX 2052 JERSEY CITY, NJ 07303	24.2%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	43.0%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Benchmark-Free Fund as of June 1, 2022:

Name and Address	% Ownership
BNY MELLON TRUSTEE FBO EMPLOYEES' RETIREMENT PLAN OF CONSOLIDED ELECTRICAL DISTRIBUTORS, INC. ATTN: MS. KIMBERLY HENRY, C/O BNY MELLON ASSET SERVICING, 500 GRANT ST., 151-1335 PITTSBURGH, PA 15258	5.8%
MAC & CO. FBO: KEYSPAN ATTN: MUTUAL FUND OPERATIONS P.O. BOX 3198, 525 WILLIAM PENN PLACE PITTSBURGH, PA 15230	7.4%
ABBOTT LABORATORIES ANNUITY RET TR C/O THE NORTHERN TRUST CO. P.O. BOX 92956 CHICAGO, IL 60607	7.9%
THE NORTHERN TRUST COMPANY ON BEHALF OF THE MOTION PICTURE INDUSTRY PENSION PLAN	10.4%
PUBLIC & TAFT HARTLEY FUNDS 50 SOUTH LASALLE STREET CHICAGO, IL 60675
THE NORTHERN TRUST COMPANY ON BEHALF OF THE MOTION PICTURE INDUSTRY INDIVIDUAL ACCOUNT PLAN PUBLIC & TAFT HARTLEY PLANS 50 SOUTH LASALLE ST CHICAGO, IL 60675	13.6%
ABBOTT ABBVIE MULTIPLE EMPLOYER PENSION PLAN TRUST ATTN: RACHEL LOPEZ 100 ABBOTT PARK RD. AP6D-2 0-310 ABBOTT PARK, IL 60064	15.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Climate Change Fund as of June 1, 2022:

Name and Address	% Ownership
SEI PRIVATE TRUST COMPANY C/O M&T BANK ID 337, FBO LONGWOOD GARDENS ATTN: MUTUAL FUND ADMIN 1 FREEDOM VALLEY DR OAKS, PA 19456	5.0%
WORLD WILDLIFE FUND ATTN: MIKE PEJCIC 1250 24TH STREET WASHINGTON, DC 20037	5.1%
NORTHERN TRUST CO. CUSTODIAN FBO NATIONAL GEOGRAPHIC SOCIETY EDU FOUNDATION ATTN: SA TRADE TEAM 50 SOUTH LASALLE CHICAGO, IL 60603	10.8%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Climate Change Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	96.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Climate Change Fund as of June 1, 2022:

Name and Address	% Ownership
PERSHING LLC P.O. BOX 2052 JERSEY CITY, NJ 07303	5.8%
TD AMERITRADE INC FBO OUR CLIENTS P.O. BOX 2226 OMAHA, NE 68103	14.4%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	16.6%
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA FL.12 NEW YORK, NY 10004	25.5%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Emerging Country Debt Fund as of June 1, 2022:

Name and Address	% Ownership
SEI PRIVATE TRUST COMPANY C/O PRINICIPAL FINANCIAL ID 636 FBO ATTN: MUTUAL FUND ADMIN ONE FREEDOM VALLEY DR OAKS, PA 19456	6.3%

Name and Address	% Ownership
NORTHERN TRUST COMPANY FBO BAYLOR SCOTT WHITE HOLDINGS 50 SOUTH LASALLE STREET CHICAGO, IL 60603	8.5%
NORTHERN TRUST COMPANY FBO BAYLOR SCOTT WHITE HOLDINGS 50 SOUTH LASALLE STREET CHICAGO, IL 60675	10.0%
CIBC MELLON TRUST COMPANY, TRUSTEE OF THE CN CANADIAN MASTER TRUST FUND ATTN: MS. CLAUDETTE BAKER; MS. JACQUELINE ABDOU 320 BAY STREET, GROUND FLOOR TORONTO, ONTARIO, CANADA M5H 4A6	10.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class IV Shares of GMO Emerging Country Debt Fund as of June 1, 2022:

Name and Address	% Ownership
SAN FRANCISCO CITY AND COUNTY EMPLOYEES' RETIREMENT SYSTEM ATTN: DENNIS ESSELSAGOE 1145 MARKET STREET 5TH FLOOR SAN FRANCISCO, CA 94103	7.1%
THE COCA-COLA COMPANY MASTER RETIREMENT TRUST ATTN: TREASURY DEPARTMENT (ASSETS MANAGEMENT GROUP)	7.8%
ONE COCA-COLA PLAZA ATLANTA, GA 30313
HSBC - NORTH AMERICAN (U.S.) PENSION TRUST ATTN: CHRISTOPHER STANLEY 1421 W. SHURE DRIVE ARLINGTON HEIGHTS, IL 60004	7.8%
BANK LOMBARD ODIER & CO LTD FBO RENTES GENEVOISES 11, RUE DE LA CORRATERIE 1204 GENEVA, SWITZERLAND	8.2%
MAC & CO FBO: IHC HEALTH SERVICES, INC. ATTN: MUTUAL FUND OPERATIONS 500 GRANT STREET ROOM 151-1010 PITTSBURGH, PA 15258	13.7%
LOMBARD ODIER DARIER HENTSCH & CIE/ MBS CAPITAL FBO: CIEPP ATTN: NICOLAS ZAMBAZ RUE DE LA CORRATERIE 11 1204 GENEVE, SWITZERLAND	14.2%
MUNICIPAL EMPLOYEES RETIREMENT SYSTEM OF MICHIGAN GROUP TRUST ATTN: PETER WUJKOWSKI 1134 MUNICIPAL WAY LANSING, MI 48917	17.5%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Emerging Country Debt Fund as of June 1, 2022:

Name and Address	% Ownership
GMO BENCHMARK FREE ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	10.0%
NORTHERN TRUST AS CUSTODIAN FBO CREDIT UNIT TRUST PO BOX 92956 CHICAGO, IL 60675	24.9%
CAISSE DE DEPOT ET PLACEMENT DU QUEBEC ATTN: FRANCOIS LAGARDE, VICE PRESIDENT 1000 PLACE JEAN-PAUL-RIOPELLE MONTREAL, QUEBEC, H2Z 2B3, CANADA	53.7%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class II Shares of GMO Emerging Markets Select Equity Fund as of June 1, 2022:

Name and Address	% Ownership
BMO HARRIS BANK, N. A. AS DIRECTED TRUSTEE OF THE JONES DAY PENSION PLAN ATTN: MUTUAL FUND C/O RELIANCE TRUST COMPANY -MUTUAL FUND DEPT - BIN 010633 BIN 88633 MILWAUKEE, WI 53288	5.5%
SANTA CLARA UNIVERSITY	9.4%
500 EL CAMINO REAL, SANTA CLARA, CA 95053
BMO HARRIS BANK, N.A. AS DIRECTED TRUSTEE OF THE JONES DAY QUALIFIED DEFINED BENEFIT PLAN C/O RELIANCE TRUST CO. -MUTUAL FUND DEPT-BIN 010633 BIN 88633 MILWAUKEE, WI 53288	10.3%
NORTHERN TRUST AS CUSTODIAN FBO ANDELL INVESTMENTS LLC ATTN: SA TRADE TEAM PO BOX 92956 CHICAGO, IL 60675	11.1%
ALBERTA SCHOOL EMPLOYEE BENEFIT PLAN ATTN: ASEBP INVESTMENTS ALLENDALE CENTRE EAST SUITE 301, 6104 104 STREET NW EDMONTON, ALBERTA T6H 2K7	13.4%
DANIELS FUND ATTN: BILL FOWLER 101 MONROE ST DENVER, CO 80206	14.0%
MAC & CO FBO: METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY ATTN: MUTUAL FUND OPERATIONS 500 GRANT STREET PITTSBURGH, PA 15258	22.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class V Shares of GMO Emerging Markets Select Equity Fund as of June 1, 2022:

Name and Address	% Ownership
THE BOARD OF TRUSTEES OF THE COLLEGES OF APPLIED ARTS & TECHNOLOGY PENSION PLAN 250 YONGE STREET SUITE 2900 P.O. BOX 40 TORONTO, ON M5B 2L7	98.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Emerging Markets Select Equity Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	100.0%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Emerging Markets Ex-China Fund as of June 1, 2022:

Name and Address	% Ownership
WORLD WILDLIFE FUND INC ATTN: LEROY WADE 1250 24TH STREET NW WASHINGTON, DC 20037	20.9%
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201 WEST DES MOINES, IA 50266	79.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Emerging Markets Ex-China Fund as of June 1, 2022:

Name and Address	% Ownership
GMO STRATEGIC OPPORTUNITIES ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	5.1%
GMO INTERNATIONAL DEVELOPED EQUITY ALLOCATION FUND 40 ROWES WHARF BOSTON, MA 02110	6.2%

Name and Address	% Ownership
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	7.7%
GMO INTERNATIONAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	15.7%
STATE STREET BANK AND TRUST COMPANY AS TRUSTEE FOR THE NORTHROP GRUMMAN CORPORATION PENSION MASTER TRUST ATTN: JOHN VAVLADELLIS 2 AVENUE DE LAFAYETTE, LCC1E BOSTON, MA 02111	21.2%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	42.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Emerging Markets Ex-China Fund as of June 1, 2022:

Name and Address	% Ownership
GMO LLC DAVID JACOBSON C/O GMO 40 ROWES WHARF BOSTON, MA 02110	100.0%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class II Shares of GMO Emerging Markets Fund as of June 1, 2022:

Name and Address	% Ownership
PEPPERDINE UNIVERSITY ATTN FAYE HOLTON 24255 PACIFIC COAST HIGHWAY TAC 100 MALIBU, CA 90263	5.8%
JOHN HANCOCK FINANCIAL SERVICES INC PENSION PLAN ATTN MICHAEL BROWN STATE STREET BANK & TRUST CO 2 AVENUE DE LAFAYETTE MS LCC2 BOSTON, MA 02111	6.9%
TRUTH INITIATIVE FOUNDATION DBA TRUTH INITIATIVE ATTN ANTHONY T O'TOOLE 900 G STREET, NW, 4TH FLOOR WASHINGTON, DC 20001	7.9%
MAC & CO FBO DIANNE S. LOZIER TRUST ATTN: MUTUAL FUND OPERATIONS 500 GRANT STREET ROOM 151-1010 PITTSBURGH, PA 15258	10.6%
NORTHERN TRUST AS CUSTODIAN FBO UNIVERSITY OF ARIZONA FOUNDATION ENDOWMENT POOL ATTN: SA TRADE PO BOX 92956 CHICAGO, IL 60675	11%
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201 WEST DES MOINES, IA 50266	14.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Emerging Markets Fund as of June 1, 2022:

Name and Address	% Ownership
NORTHERN TRUST AS CUSTODIAN FBO THE UNIVERSITY OF ALABAMA ATTN: SA TRADE TEAM PO BOX 92956 CHICAGO, IL 60675	11%
NORTHERN TRUST COMPANY TRUSTEE FBO SNAP-ON INC. ATTN: KATIE LEHNER 801 S. CANAL ST. CHICAGO, IL 60607	18.2%
STRATEGIC ADVISORS EMERGING MARKETS FUND ATTN: WILFRED CHILANGWA 82 DEVONSHIRE STREET BOSTON, MA 02109	21.6%
JP MORGAN CHASE BANK N.A. AS DIRECTED	21.9%
TRUSTEE FOR THE BASF CORPORATION DEFINED BENEFIT PLAN MASTER TRUST ATTN: JP MORGAN CHASE BANK N.A. 100 PARK AVENUE FLORHAM PARK, NJ 07932
NORTHERN TRUST AS CUSTODIAN FBO THE UNIVERSITY OF ALABAMA ATTN: SA TRADE TEAM PO BOX 92956 CHICAGO, IL 60675	27.3%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Emerging Markets Fund as of June 1, 2022:

Name and Address	% Ownership
ASPIRIANT RISK-MANAGED EQUITY ALLOCATION FUND ATTN: BENJAMIN SCHMIDT 11100 SANTA MONICA BLVD., SUITE 600 LOS ANGELES, CA 90025	10.3%
STATE STREET BANK AND TRUST COMPANY AS TRUSTEE FOR THE NORTHROP GRUMMAN CORPORATION PENSION MASTER TRUST ATTN: JOHN VAVLADELLIS 2 AVENUE DE LAFAYETTE, LCC1E BOSTON, MA 02111	10.4%
GMO INTERNATIONAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	14.4%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	20.7%
STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAN 30 AMSTELVEEN 1185 MC, NETHERLANDS NETHERLANDS	22.5%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Emerging Markets Fund as of June 1, 2022:

Name and Address	% Ownership
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN: MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD. 4TH FLOOR JERSEY CITY, NJ 07310	95.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Emerging Markets Fund as of June 1, 2022:

Name and Address	% Ownership
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	6.1%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	6.6%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	9.4%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	40.8%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Global Asset Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
AGW INVESTMENT COMPANY ATTN KEITH A ROOK MANAGING DIRECTOR C/O WEILER ARNOW MGT CO, INC. 675 THIRD AVENUE, 27TH FLOOR NEW YORK, NY 10017	5.4%
CAMDEN NATIONAL BANK, TRUSTEE FBO REDINGTON-FAIRVIEW RETIREMENT PLAN ATTN: CLIENT SERVICES 2 CANAL PLAZA, PORTLAND, ME 04101	5.5%
NATIONAL FOOTBALL LEAGUE RECIPROCAL TRUST C/O CHRISTOPHER MERLO, PNC INSTITUTIONAL ASSET MANAGEMENT PNC BANK, 300 FIFTH AVE, 29TH FL PITTSBURGH, PA 15222	8%
ASPIRIANT DEFENSIVE ALLOCATION FUND, A SERIES OF ASPIRIANT TRUST ATTN: ASPIRIANT FUNDS 11100 SANTA MONICA BLVD., SUITE 600 LOS ANGELES, CA 90025	8.1%
CONSTELLATION TRUST COMPANY AS CUSTODIAN FBO TEXAS TUITION PROMISE FUND ATTN: JUSTIN KULLMAN 17605 WRIGHT STREET OMAHA, NE 68130	18.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Global Asset Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
MATRIX TRUST COMPANY AS TRUSTEE FBO ST. JUDE MEDICAL, INC. MANAGEMENT SAVINGS PLAN P. O. BOX 52129 PHOENIX, AZ 85072	35.9%
BARCLAYS CAPITAL INC. 745 7TH AVENUE NEW YORK, NY 10019	62.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Global Asset Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	90.7%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Global Developed Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
CJB INVESTMENTS, LLC C/O CAROL S. BOULANGER, 139 EAST 79TH STREET NEW YORK, NY 10075	9.9%
PROPRIETORS OF THE CEMETERY OF MOUNT AUBURN 580 MOUNT AUBURN STREET CAMBRIDGE, MA 02138	19.2%
BANK LOMBARD ODIER & CO LTD FAO CP POLICE ATTN: DEALING DESK 11, RUE DE LA CORRATERIE 1204 GENEVA SWITZERLAND	70.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Global Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
NAVY FEDERAL CREDIT UNION EMPLOYEES' RETIREMENT PLAN PLAN SPONSOR: NAVY FEDERAL CREDIT UNION ATTN: AL CHARETTE 820 FOLLIN LANE VIENNA, VA 22180	16.2%
SAN DIEGO CITY EMPLOYEES' RETIREMENT SYSTEM ATTN: LIZA CRISAFI 401 WEST A STREET, SUITE 400 SAN DIEGO, CA 92101	16.3%
ARKANSAS TEACHER RETIREMENT SYSTEM ATTN: MARLA PALMER 1400 WEST THIRD STREET LITTLE ROCK, AR 72201	33.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Global Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
VOYA INSTITUTIONAL TRUST COMPANY FBO CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM ATTN: PENSION2 MAILSTOP 44 100 WATERFRONT PLACE WEST SACRAMENTO, CA 95605	97.8%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Global Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	93.5%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO High Yield Fund as of June 1, 2022:

Name and Address	% Ownership
GMO BENCHMARK-FREE FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	21.6%
STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAN 30 AMSTELVEEN 1185 MC, NETHERLANDS NETHERLANDS	28.8%
GMO BENCHMARK FREE ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	42.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Shares of GMO Implementation Fund as of June 1, 2022:

Name and Address	% Ownership
GMO BENCHMARK FREE ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	100%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO International Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
FIRST SOUTH FARM CREDIT, ACA RETIREMENT PLAN ATTN: SARAH LUTZ THREE PARAGON CENTRE, SUITE 100 574 HIGHLAND COLONY PARKWAY RIDGELAND, MS 39157	7%
SAXON & CO. FBO CARPENTERS PENSION FUND P.O. BOX 94597 CLEVELAND, OH 44101	17%
NORTHERN TRUST AS TRUSTEE FBO CENTURY LINK ATTN: KATIE LEHNER 801 S. CANAL STREET CHICAGO, IL 60607	24.6%
MAC & CO FBO: METRO GOVERNMENT OF NASHVILLE & DAVIDSON COUNTY ATTN MUTUAL FUND OPS 500 GRANT STREET PITTSBURGH, PA 15258	39.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO International Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
JOHN HANCOCK TRUST COMPANY LLC 1234 MAIN ST NEW YORK, NY 10017	5.4%
THE NORTHERN TRUST COMPANY AS TRUSTEE FBO CENTURYLINK - DV PO BOX 92994 CHICAGO, IL 60675	92%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO International Developed Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
PARK RANDOLPH & CO ATTN: TRUST OPERATIONS PO BOX 17400 URBANA, IL 61801	37%
MCMASTER UNIVERSITY MASTER TRUST EMPLOYEES TREASURY OPERATIONS ATTN: MCMASTER TREASURY OJN, ROOM 417, TREASURY OPERATIONS 1280 MAIN STREET WEST HAMILTON ON L8S 4L8 CANADA	61.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO International Developed Equity Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	100%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class II Shares of GMO International Equity Fund as of June 1, 2022:

Name and Address	% Ownership
QUALITY VISION INTERNATIONAL INC ATTN DAVID FRANCATI 850 HUDSON AVENUE ROCHESTER, NY 14621	37.9%
THE HOPKINS COMMITTEE OF TRUSTEES INC ATTN: DAVID BAXTER HOPKINS SCHOOL 986 FOREST ROAD NEW HAVEN, CT 06515	54.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO International Equity Fund as of June 1, 2022:

Name and Address	% Ownership
WORLD WILDLIFE FUND INC ATTN: LEROY WADE 1250 24TH STREET NW WASHINGTON, DC 20037	7.9%

Name and Address	% Ownership
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FOR EXCLUSIVE BENEFIT OF CUSTOMERS 101 MONTGOMERY ST ATTN MUTUAL FUNDS SAN FRANCISCO, CA 94104	88.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class IV Shares of GMO International Equity Fund as of June 1, 2022:

Name and Address	% Ownership
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	5.6%
STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAN 30 AMSTELVEEN 1185 MC, NETHERLANDS NETHERLANDS	9.3%
GMO INTERNATIONAL DEVELOPED EQUITY ALLOCATION FUND 40 ROWES WHARF BOSTON, MA 02110	14.1%
GMO INTERNATIONAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	24.4%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	38.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO International Equity Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	100%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Multi-Sector Fixed Income Fund as of June 1, 2022:

Name and Address	% Ownership
ROCHESTER METHODIST HOSPITAL HOURLY EMPLOYEE'S PENSION PLAN ATTN RICK HAEFLINGER 200 FIRST STREET SW ROCHESTER, MN 55906	37.5%
SAINT MARY'S HOSPITAL RETIREMENT PLAN ATTN RICK HAEFLINGER 200 FIRST STREET SW ROCHESTER, MN 55906	57.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class IV Shares of GMO Multi-Sector Fixed Income Fund as of June 1, 2022:

Name and Address	% Ownership
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201 WEST DES MOINES, IA 50266	6.2%
GMO STRATEGIC OPPORTUNITIES ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	11.9%
VEBA PARTNERSHIP N LP CORE PLUS ATTN: DEREK DU ONE VERIZON WAY MAILCODE VC71S209 BASKING RIDGE, NJ 07920	13.7%
STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAN 30 AMSTELVEEN 1185 MC, NETHERLANDS NETHERLANDS	22.4%
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	45.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Opportunistic Income Fund as of June 1, 2022:

Name and Address	% Ownership
ROSEMARY MAHER AND MENDEL MELZER FAMILY REVOCABLE TRUST 1971 BRIDGEWATER DRIVE LAKE MARY, FL 32746	18.8%
EDWARD EUGENE NELSON, JR & DONNA KNIGHT NELSON 22831 FOSSIL PEAK SAN ANTONIO, TX 78261	81.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Opportunistic Income Fund as of June 1, 2022:

Name and Address	% Ownership
VEBA PARTNERSHIP N LP - DOF ATTN: DEREK DU 295 N. MAPLE AVENUE BUILDING 7-1ST FLOOR SOUTH BASKING RIDGE, NJ 07920	5.2%
GMO MULTI-SECTOR FIXED INCOME FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	6.5%
GMO BENCHMARK-FREE FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	24%
GMO BENCHMARK FREE ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	52.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Opportunistic Income Fund as of June 1, 2022:

Name and Address	% Ownership
SEI PRIVATE TRUST COMPANY C/O ID X37 ATTN: MUTUAL FUNDS ONE FREEDOM VALLEY DRIVE OAKS, PA 19456	25.8%
SEI PRIVATE TRUST COMPANY C/O M&T BANK ID X37 ATTN MUTUAL FUNDS 1 FREEDOM VALLEY DRIVE OAKS, PA 19456	25.8%
SEI PRIVATE TRUST COMPANY C/O REGIONS BANK 1 FREEDOM VALLEY DRIVE OAKS, PA 19456	41%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Opportunistic Income Fund as of June 1, 2022:

Name and Address	% Ownership
PERSHING LLC P.O. BOX 2052 JERSEY CITY, NJ 07303	9%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	43%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Quality Cyclicals Fund as of June 1, 2022:

Name and Address	% Ownership
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201 WEST DES MOINES, IA 50266	6.5%
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	11.5%
BROWN BROTHERS HARRIMAN & CO AS CUSTODIAN FOR BJB - NRA OMNIBUS REINVEST ATTN: MUTUAL FUND SERVICES 140 BROADWAY NEW YORK, NY 10005	13.7%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	62.8%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Quality Cyclicals Fund as of June 1, 2022:

Name and Address	% Ownership
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	100%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class IV Shares of GMO Quality Fund as of June 1, 2022:

Name and Address	% Ownership
NORTHERN TRUST CO CUSTODIAN FBO CALIFORNIA INSTITUTE OF TECHNOLOGY - C TR ATTN: SA TRADE TEAM 50 SOUTH LASALLE STREET CHICAGO, IL 60603	5.6%
DIRECTORS GUILD OF AMERICA-PRODUCER PENSION PLAN SUPPLEMENTAL BENEFIT PLAN ATTN: SAMANTHA PETERSEN 5055 WILSHIRE BLVD, SUITE 600 LOS ANGELES, CA 90036	6.6%
DIRECTORS GUILD OF AMERICA-PRODUCER PENSION PLAN BASIC BENEFIT PLAN ATTN: SAMANTHA PETERSEN 5055 WILSHIRE BLVD, SUITE 600 LOS ANGELES, CA 90036	8.8%
TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA ATTN: TRACEY KELLY 3451 WALNUT ST. SUITE 737 PHILADELPHIA, PA 19104	9.4%
NORTHERN TRUST AS CUSTODIAN FBO CAL TECH ATTN: SA TRADE TEAM PO BOX 92956 CHICAGO, IL 60675	9.6%
NORTH SHORE UNIVERSITY HEALTH SYSTEM ATTN ANDRIA CANEL 1301 CENTRAL STREET EVANSTON, IL 60201	9.7%
NORTHERN TRUST COMPANY CUSTODIAN FBO CHILDREN'S MEMORIAL HOSPITAL ATTN: KATIE LEHNER 801 S. CANAL STREET CHICAGO, IL 60607	13.2%
THE DAVID AND LUCILE PACKARD FOUNDATION ATTN: KIMBERLY SARGENT 300 SECOND STREET LOS ALTOS, CA 94022	13.4%
DESERET MUTUAL BENEFIT ADMINISTRATORS AS TRUSTEE FOR DESERET MUTUAL EMPLOYEE PENSION PLAN TRUST ATTN: JON WILLIAMS P.O. BOX 45530 SALT LAKE CITY, UT 84145	15.4%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Quality Fund as of June 1, 2022:

Name and Address	% Ownership
MARS PENSION TRUSTEES LIMITED 3D DUNDEE ROAD SLOUGH, BERKSHIRE SL14LG UNITED KINGDOM	6.7%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	7.3%
MASTER FOODS INVESTMENTS LLC ATTN: TREASURY & BENEFITS CENTER ONE SUNSET WAY HENDERSON, NV 89014	8.3%
FUNDACAO CALOUSTE GULBENKIAN ATTN: JOSE NEVES ADELINO SERVICO DE FINANCAS E INVESTIMENTOS AVENIDA DE BERNA, 45A 1067-001 LISBOA- PORTUGAL PORTUGAL	8.5%
BOARD OF TRUSTEES OF MICHIGAN STATE UNIVERSITY OFFICE OF INVESTMENTS AND FINANCIAL MANAGEMENT 426 AUDITORIUM ROAD, ROOM 412 EAST LANSING, MI 48824	11.1%
CHASE NOMINEES LIMITED ATTN RAY PARSONS PO BOX 18171 LONDON WALL LONDON EC2Y 5AJ UNITED KINGDOM	12.2%
ASPIRIANT RISK-MANAGED EQUITY ALLOCATION FUND ATTN: BENJAMIN SCHMIDT 11100 SANTA MONICA BLVD., SUITE 600 LOS ANGELES, CA 90025	15.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Quality Fund as of June 1, 2022:

Name and Address	% Ownership
COMMERCE BANK FBO BARBARA B TAYLOR REV TR - LEG JT ASSET 922 WALNUT TBTS-2 KANSAS CITY, MO 64106	5.4%
RELIANCE TRUST COMPANY FBO MASSMUTUAL RP PO BOX 78446 ATLANTA GA 30357	6.1%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN: MUTUAL FUNDS DEPARTMENT 499 WASHINGTON BLVD. 4TH FLOOR JERSEY CITY, NJ 07310	6.5%
J.P. MORGAN SECURITIES LLC. OMNIBUS ACCOUNT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS 4 CHASE METROTECH CENTER 3RD FLOOR MUTUAL FUND DEPARTMENT BROOKLYN, NY 11245	6.5%

Name and Address	% Ownership
THE NORTHERN TRUST COMPANY FBO DB GROWTH PORTFOLIO MUTUAL FUND SERVICES WB33 333 S. WABASH AVE CHICAGO, IL 60604	8.4%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	43.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Quality Fund as of June 1, 2022:

Name and Address	% Ownership
LPL FINANCIAL 4707 EXECUTIVE DRIVE SAN DIEGO, CA 92121	5.4%
PERSHING LLC P.O. BOX 2052 JERSEY CITY, NJ 07303	13.4%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	32.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Resources Fund as of June 1, 2022:

Name and Address	% Ownership
SANTA CLARA UNIVERSITY 500 EL CAMINO REAL, SANTA CLARA, CA 95053	5%
HALL FAMILY FOUNDATION ATTN: CHINQUAPIN TRUST COMPANY 2501 MCGEE ST., MD #323 KANSAS CITY, MO 64108	5.6%
PRINCETON THEOLOGICAL SEMINARY ATTN: BRENDA LUCADANO 64 MERCER STREET PRINCETON, NJ 08542	7.6%
PRINCETON AREA COMMUNITY FOUNDATION ATTN LAURA LONGMAN 15 PRINCESS ROAD LAWRENCEVILLE, NJ 08648	8.9%
MICHELSON MEDICAL RESEARCH FOUNDATION INC. ATTN DAVID COHEN 11755 WILSHIRE BLVD. STE. 1400 LOS ANGELES, CA 90025	9.4%
NORTHERN TRUST COMPANY FBO P3-CMDY LLC 50 SOUTH LASALLE STREET CHICAGO, IL 60603	11.8%
LIMIT & CO. FOR THE BENEFIT OF CHINQUAPIN TRUST COMPANY ATTN: CHINQUAPIN TRUST COMPANY 2501 MCGEE ST., MD #323 KANSAS CITY, MO 64108	20.4%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class IV Shares of GMO Resources Fund as of June 1, 2022:

Name and Address	% Ownership
THE FIRST CHURCH OF CHRIST, SCIENTIST 210 MASSACHUSETTS AVE, P2-02 BOSTON, MA 02115	5.9%

Name and Address	% Ownership
AGILITY REAL ASSETS LLC ATTN: AGILITY FINOPS 767 FIFTH AVENUE, FLOOR 10 NEW YORK, NY 10024	15.1%
MUNICIPAL EMPLOYEES RETIREMENT SYSTEM OF MICHIGAN GROUP TRUST ATTN: PETER WUJKOWSKI 1134 MUNICIPAL WAY LANSING, MI 48917	31%
CHILDREN'S HEALTHCARE OF ATLANTA, INC. ATTN: ANAND DESAI 1575 NORTHEAST EXPRESSWAY ATLANTA, GA 30329	31.7%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO Resources Fund as of June 1, 2022:

Name and Address	% Ownership
THE TRUSTEES OF PRINCETON UNIVERSITY ATTN: MR. GARY COOMBS PO BOX 35 PRINCETON, NJ 08544	96.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class R6 Shares of GMO Resources Fund as of June 1, 2022:

Name and Address	% Ownership
THE NORTHERN TRUST COMPANY FBO CALLAN GLIDEPATH REAL ASSET FND MUTUAL FUNDS SERVICES WB33 333 S. WABASH AVE CHICAGO, IL 60604	11.4%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO Resources Fund as of June 1, 2022:

Name and Address	% Ownership
TD AMERITRADE INC FBO OUR CLIENTS P.O. BOX 2226 OMAHA, NE 68103	6.1%
PERSHING LLC P.O. BOX 2052 JERSEY CITY, NJ 07303	7.2%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	11.1%
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA FL.12 NEW YORK, NY 10004	12.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO SGM Major Markets Fund as of June 1, 2022:

Name and Address	% Ownership
PARK RANDOLPH & CO ATTN: TRUST OPERATIONS PO BOX 17400 URBANA, IL 61801	98.5%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO SGM Major Markets Fund as of June 1, 2022:

Name and Address	% Ownership
GMO BENCHMARK-FREE FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	30.4%
GMO BENCHMARK FREE ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	67.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO SGM Major Markets Fund as of June 1, 2022:

Name and Address	% Ownership
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	5.6%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	7%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	8%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	17.2%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Strategic Opportunistic Allocation Fund as of June 1, 2022:

Name and Address	% Ownership
JPMORGAN CHASE AS TRUSTEE FOR THE COLGATE PALMOLIVE RETIREMENT TRUST ATTN: STEPHEN LEE 300 PARK AVENUE, 14TH FLOOR NEW YORK, NY 10022	8.6%
THYSSENKRUPP NORTH AMERICA, INC. MASTER TRUST ATTN: JIM ALLISON 3331 W. BIG BEAVER SUITE 300 TROY, MI 48084	12.9%
MCPHS UNIVERSITY 179 LONGWOOD AVE. BOSTON, MA 02115	28%
THE MEMORIAL FOUNDATION INC ATTN SCOTT PERRY 100 BLUEGRASS COMMONS BOULEVARD SUITE 320 HENDERSONVILLE, TN 37075	36.3%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO Tax-Managed International Equities Fund as of June 1, 2022:

Name and Address	% Ownership
NORTHERN TRUST AS TRUSTEE FBO MARS POST RETIREMENT ATTN: SA TRADE PO BOX 92956 CHICAGO, IL 60675	6.2%
PARK RANDOLPH & CO ATTN: TRUST OPERATIONS PO BOX 17400 URBANA, IL 61801	84.7%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO U.S. Equity Fund as of June 1, 2022:

Name and Address	% Ownership
THE ROCKEFELLER UNIVERSITY TRUST ATTN: OFFICE OF INVESTMENTS 1230 YORK AVENUE NEW YORK, NY 10021	16%
WORLD WILDLIFE FUND INC ATTN: LEROY WADE 1250 24TH STREET NW WASHINGTON, DC 20037	17.3%
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201	27%
WEST DES MOINES, IA 50266
HOPKE PARTNERSHIP ATTN JURRIEN DEAN 7422 HAMPDEN LANE BETHESDA, MD 20814	38.6%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO U.S. Equity Fund as of June 1, 2022:

Name and Address	% Ownership
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	12.2%
STICHTING PENSIOENFONDS ATOS BURGEMEESTER RIJNDERSLAAN 30 AMSTELVEEN 1185 MC, NETHERLANDS NETHERLANDS	38.9%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	38.9%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO U.S. Small Cap Value Fund as of June 1, 2022:

Name and Address	% Ownership
GMO STRATEGIC OPPORTUNITIES ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	6.6%
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201 WEST DES MOINES, IA 50266	8.1%
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	12.4%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	66.4%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Shares of GMO U.S. Treasury Fund as of June 1, 2022:

Name and Address	% Ownership
GMO CLIMATE CHANGE FUND 40 ROWES WHARF BOSTON, MA 02110	6.8%
STATE STREET BANK AND TRUST ON BEHALF OF GMO BENCHMARK-FREE FUND ATTN: STATE STREET SECURITIES FINANCE ONE LINCOLN STREET BOSTON, MA 02111	9%
STATE STREET BANK AND TRUST ON BEHALF OF GMO IMPLEMENTATION FUND ATTN: STATE STREET SECURITIES FINANCE ONE LINCOLN STREET BOSTON, MA 02111	17.9%
GMO EMERGING COUNTRY DEBT FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	23.9%
STATE STREET BANK AND TRUST ON BEHALF OF GMO CLIMATE CHANGE FUND ATTN: STATE STREET SECURITIES FINANCE ONE LINCOLN STREET BOSTON, MA 02111	28.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of GMO-Usonian Japan Value Creation Fund as of June 1, 2022:

Name and Address	% Ownership
GARY P. BRINSON 737 NORTH MICHIGAN AVENUE, SUITE 1810 CHICAGO, IL 60611	39.7%
MUNICIPAL FIRE & POLICE RETIREMENT SYSTEM OF IOWA ATTN TERRY SLATTERY 7155 LAKE DRIVE, SUITE 201 WEST DES MOINES, IA 50266	57%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class VI Shares of GMO-Usonian Japan Value Creation Fund as of June 1, 2022:

Name and Address	% Ownership
GMO INTERNATIONAL DEVELOPED EQUITY ALLOCATION FUND 40 ROWES WHARF BOSTON, MA 02110	7.8%
GMO GLOBAL ASSET ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	16%
GMO INTERNATIONAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	19.6%
GMO GLOBAL EQUITY ALLOCATION FUND C/O GMO 40 ROWES WHARF BOSTON, MA 02110	52.1%

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class I Shares of GMO-Usonian Japan Value Creation Fund as of June 1, 2022:

Name and Address	% Ownership
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	5.3%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	5.4%
CHARLES SCHWAB & CO. INC. SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN SARABETH LEWIS 101 MONTGOMERY ST SAN FRANCISCO, CA 94105	10.8%

LEGAL PROCEEDINGS AND OTHER MATTERS

Indian regulators have alleged that in 2002, GMO Emerging Markets Fund violated certain conditions under which it was granted permission to operate in India and have restricted Emerging Markets Fund’s locally held assets pending resolution of the dispute. Although these locally held assets remain the property of Emerging Markets Fund, a portion of the assets are not permitted to be withdrawn from the Fund’s local custodial account located in India. The amount of restricted assets is small relative to the size of the Fund, approximately 0.18% of the Fund’s net assets as of February 28, 2022. The effect of this claim on the value of the restricted assets, along with all matters relating to the Fund’s response to these allegations, is subject to the supervision and control of the Trust’s Board of Trustees. Emerging Markets Fund’s costs in respect of this matter are being borne by the Fund.

GMO International Equity Fund, GMO International Growth Equity Fund (which liquidated in 2014) and GMO Tax-Managed International Equities Fund have each filed appeals for judicial review against the Tribunal Económico-Administrativo Regional de Madrid (a department of the Spanish Ministry of Finance); certain of the claims for GMO International Equity Fund and GMO Tax-Managed International Equities Fund have been appealed to the Tribunal Supremo (the Supreme Court of Spain). GMO Foreign Fund (which liquidated in 2017), GMO International Equity Fund, GMO International Growth Equity Fund and GMO International Large/Mid Cap Equity Fund (which liquidated in 2018) have each filed appeals for judicial review against the Tribunal Económico-Administrativo Central (a department of the Spanish Ministry of Finance). These proceedings relate to these Funds’ continued pursuit of Spanish E.U. Taxes (previously defined in “Taxes—Non-U.S. Taxes”). Positive decisions in respect of certain claims were issued and certain Funds have received payment. All costs in respect of these matters are being borne by these Funds.

On January 3, 2018, seven GMO Trust funds (GMO Alpha Only Fund (which liquidated in 2020), GMO Benchmark-Free Fund, GMO Implementation Fund, GMO International Large/Mid Cap Equity Fund, GMO International Equity Fund, GMO Tax-Managed International Equities Fund, and GMO Special Opportunities Fund (which liquidated in 2021)), along with a number of other funds managed by GMO, filed claims against Valeant Pharmaceuticals International Inc. and its former Chief Executive Officer and Chief Financial Officer in the United States District Court for the District of New Jersey to pursue investment losses suffered due to false and misleading statements and omissions by Valeant and its executives in public filings with the SEC and other public statements. On December 16, 2019, Valeant Pharmaceuticals (now Bausch Health) announced that it had reached a settlement agreement in the putative class action case; the GMO Trust Board subsequently determined to proceed with the affected Funds’ opt out claims, and the Funds filed a notice of exclusion on May 4, 2020. On March 24, 2022, those same seven GMO Trust funds, along with other funds managed by GMO, filed an additional complaint seeking a declaratory judgment for fraudulent conveyance in connection with the spinoff of the company’s eye care business, Bausch + Lomb; this action seeks to ensure that the new company remains liable in connection with the original claims. Costs in respect of this matter are being borne by these Funds along with the other affected funds managed by GMO.

See also “Taxes—Non-U.S. Taxes” for additional information regarding E.U. Taxes and E.U. Refunds.

“GMO,” the GMO logo, “Benchmark-Free”, and “Usonian” are service marks of Grantham, Mayo, Van Otterloo & Co. LLC. All rights reserved.

GMO is not offering or placing interests in the Funds to or with or otherwise promoting the Funds to any natural or legal persons domiciled or with a registered office in any European Economic Area (“EEA”) Member State where the Alternative Investment Fund Managers Directive (Directive 2011/61/EU) is in force and effect. GMO, in its discretion, may accept any such investor into a Fund, but only if it is satisfied that, by accepting such investor, it would not be in breach of any law, rule, regulation or other legislative or administrative measure in or otherwise applicable to the relevant EEA Member State and such investor is otherwise eligible under the laws of such EEA Member State to invest in the Fund. None of the Funds, GMO, their respective affiliates, or any natural or legal person acting on their behalf have been registered with, have been approved by, or have made a notification to any EEA Member State, European Union, or other regulatory, governmental, or similar body with respect to the Funds, and no such body has approved, endorsed, reviewed, acquiesced, or taken any similar action with respect to any offering, marketing, or other promotional materials relating to the Funds.

FINANCIAL STATEMENTS

The Trust’s audited financial statements, financial highlights, and report of the independent registered public accounting firm of the Funds, included in the Annual Report for the fiscal year ended February 28, 2022 for each Fund, other than for Emerging Country Debt Shares Fund, Resource Transition Fund, Small Cap Quality Fund, and U.S. Opportunistic Value Fund, and filed with the SEC pursuant to Section 30(d) of the 1940 Act and the rules promulgated thereunder, are hereby incorporated in this SAI by reference. The Funds’ Annual Reports for the fiscal year ended February 28, 2022 were filed electronically with the SEC on Form N-CSR on April 30, 2022 (Accession No. 0001193125-22-138489). Emerging Country Debt Shares Fund, Resource Transition Fund, Small Cap Quality Fund, and U.S. Opportunistic Value Fund had not commenced operations by February 28, 2022 and, therefore, information about those Funds is not included in the Annual Report for the fiscal year ended February 28, 2022.

Appendix A

GMO TRUST

SPECIMEN PRICE MAKE-UP SHEETS

Following are computations for each Fund of the total offering price per share of each class of shares of beneficial interest of the Fund that are offered through the Prospectus or Private Placement Memorandum and that had shares of beneficial interest outstanding as of February 28, 2022, in each case based upon their respective net asset values and shares of beneficial interest outstanding as of the close of business on February 28, 2022.

Alternative Allocation Fund – Class I
Net Assets at Value (Equivalent to $18.01 per share based on 8,230,207 shares of beneficial interest outstanding)	$148,246,770
Offering Price	$18.01
Alternative Allocation Fund – Class VI
Net Assets at Value (Equivalent to $18.08 per share based on 7,239,073 shares of beneficial interest outstanding)	$130,895,825
Offering Price	$18.08
Alternative Allocation Fund – Class R6
Net Assets at Value (Equivalent to $18.18 per share based on 1,231 shares of beneficial interest outstanding)	$22,377
Offering Price	$18.18
Asset Allocation Bond Fund – Class III
Net Assets at Value (Equivalent to $23.48 per share based on 937 shares of beneficial interest outstanding)	$21,990
Offering Price	$23.48
Asset Allocation Bond Fund – Class VI
Net Assets at Value (Equivalent to $23.52 per share based on 1,615,851 shares of beneficial interest outstanding)	$37,996,786
Offering Price	$23.52
Benchmark-Free Allocation Fund – Class I
Net Assets at Value (Equivalent to $25.53 per share based on 14,300,832 shares of beneficial interest outstanding)	$365,107,407
Offering Price	$25.53
Benchmark-Free Allocation Fund – Class III
Net Assets at Value (Equivalent to $25.56 per share based on 67,544,619 shares of beneficial interest outstanding)	$1,726,439,698
Offering Price	$25.56
Benchmark-Free Allocation Fund – Class IV
Net Assets at Value (Equivalent to $25.56 per share based on 54,304,859 shares of beneficial interest outstanding)	$1,388,080,443
Offering Price	$25.56
Benchmark-Free Allocation Fund – Class MF
Net Assets at Value (Equivalent to $25.58 per share based on 53,572,631 shares of beneficial interest outstanding)	$1,370,526,909
Offering Price	$25.58
Benchmark-Free Allocation Fund – Class R6
Net Assets at Value (Equivalent to $25.54 per share based on 10,707,315 shares of beneficial interest outstanding)	$273,490,582
Offering Price	$25.54
Benchmark-Free Fund – Class III
Net Assets at Value (Equivalent to $18.85 per share based on 85,634,132 shares of beneficial interest outstanding)	$1,613,853,770
Offering Price	$18.85
Climate Change Fund – Class I
Net Assets at Value (Equivalent to $30.16 per share based on 10,217,888 shares of beneficial interest outstanding)	$308,142,867
Offering Price	$30.16
Climate Change Fund – Class III
Net Assets at Value (Equivalent to $30.23 per share based on 10,155,361 shares of beneficial interest outstanding)	$306,996,270
Offering Price	$30.23

A-1

Climate Change Fund – Class R6
Net Assets at Value (Equivalent to $30.17 per share based on 3,811,653 shares of beneficial interest outstanding)	$115,013,733
Offering Price	$30.17
Emerging Country Debt Fund – Class III
Net Assets at Value (Equivalent to $21.34 per share based on 44,564,796 shares of beneficial interest outstanding)	$942,564,796
Offering Price	$21.34
Emerging Country Debt Fund – Class IV
Net Assets at Value (Equivalent to $21.30 per share based on 71,897,096 shares of beneficial interest outstanding)	$1,531,528,446
Offering Price	$21.30
Emerging Country Debt Fund – Class VI
Net Assets at Value (Equivalent to $21.30 per share based on 58,939,373 shares of beneficial interest outstanding)	$1,255,123,367
Offering Price	$21.30
Emerging Markets Select Equity Fund – Class I
Net Assets at Value (Equivalent to $21.95 per share based on 524,497 shares of beneficial interest outstanding)	$11,511,847
Offering Price	$21.95
Emerging Markets Select Equity Fund – Class II
Net Assets at Value (Equivalent to $21.96 per share based on 10,869,932 shares of beneficial interest outstanding)	$238,702,379
Offering Price	$21.96
Emerging Markets Select Equity Fund – Class V
Net Assets at Value (Equivalent to $21.97 per share based on 23,230,026 shares of beneficial interest outstanding)	$510,306,575
Offering Price	$21.97
Emerging Markets ex-China Fund – Class I
Net Assets at Value (Equivalent to $16.64 per share based on 26 shares of beneficial interest outstanding)	$433
Offering Price	$16.64
Emerging Markets ex-China Fund – Class III
Net Assets at Value (Equivalent to $16.65 per share based on 889,328 shares of beneficial interest outstanding)	$14,809,881
Offering Price	$16.65
Emerging Markets ex-China Fund – Class VI
Net Assets at Value (Equivalent to $16.66 per share based on 16,948,677 shares of beneficial interest outstanding)	$282,286,946
Offering Price	$16.66
Emerging Markets Fund – Class I
Net Assets at Value (Equivalent to $29.75 per share based on 4,032,861 shares of beneficial interest outstanding)	$119,994,675
Offering Price	$29.75
Emerging Markets Fund – Class II
Net Assets at Value (Equivalent to $29.81 per share based on 8,804,222 shares of beneficial interest outstanding)	$262,449,023
Offering Price	$29.81
Emerging Markets Fund – Class III
Net Assets at Value (Equivalent to $29.91 per share based on 8,933,779 shares of beneficial interest outstanding)	$267,177,349
Offering Price	$29.91
Emerging Markets Fund – Class VI
Net Assets at Value (Equivalent to $29.56 per share based on 42,113,738 shares of beneficial interest outstanding)	$1,244,914,018
Offering Price	$29.56

A-2

Emerging Markets Fund – Class R6
Net Assets at Value (Equivalent to $29.78 per share based on 1,349,923 shares of beneficial interest outstanding)	$40,197,323
Offering Price	$29.78
Global Asset Allocation Fund – Class I
Net Assets at Value (Equivalent to $32.87 per share based on 384,019 shares of beneficial interest outstanding)	$12,521,026
Offering Price	$32.87
Global Asset Allocation Fund – Class III
Net Assets at Value (Equivalent to $32.86 per share based on 17,807,189 shares of beneficial interest outstanding)	$585,211,755
Offering Price	$32.86
Global Asset Allocation Fund – Class R6
Net Assets at Value (Equivalent to $32.84 per share based on 796,114 shares of beneficial interest outstanding)	$26,147,965
Offering Price	$32.84
Global Developed Equity Allocation Fund – Class III
Net Assets at Value (Equivalent to $24.43 per share based on $3,552,981 shares of beneficial interest outstanding)	$86,809,874
Offering Price	$24.43
Global Equity Allocation Fund – Class I
Net Assets at Value (Equivalent to $28.44 per share based on 91,941 shares of beneficial interest outstanding)	$2,614,971
Offering Price	$28.44
Global Equity Allocation Fund – Class III
Net Assets at Value (Equivalent to $28.45 per share based on 55,217,401 shares of beneficial interest outstanding)	$1,571,153,412
Offering Price	$28.45
Global Equity Allocation Fund – Class R6
Net Assets at Value (Equivalent to $28.46 per share based on 248,277 shares of beneficial interest outstanding)	$7,064,794
Offering Price	$28.46
High Yield Fund – Class VI
Net Assets at Value (Equivalent to $18.61 per share based on 4,544,739 shares of beneficial interest outstanding)	$84,586,221
Offering Price	$18.61
Implementation Fund
Net Assets at Value (Equivalent to $12.54 per share based on 373,319,979 shares of beneficial interest outstanding)	$4,681,225,899
Offering Price	$12.54
International Developed Equity Allocation Fund – Class III
Net Assets at Value (Equivalent to $16.35 per share based on 13,595,963 shares of beneficial interest outstanding)	$222,308,135
Offering Price	$16.35
International Developed Equity Allocation Fund – Class R6
Net Assets at Value (Equivalent to $16.35 per share based on 505,711 shares of beneficial interest outstanding)	$8,267,982
Offering Price	$16.35
International Equity Allocation Fund – Class III
Net Assets at Value (Equivalent to $29.43 per share based on 14,854,139 shares of beneficial interest outstanding)	$437,139,445
Offering Price	$29.43
International Equity Allocation Fund – Class R6
Net Assets at Value (Equivalent to $29.42 per share based on 8,231,819 shares of beneficial interest outstanding)	$242,177,895
Offering Price	$29.42
International Equity Fund – Class I
Net Assets at Value (Equivalent to $23.08 per share based on 130,920 shares of beneficial interest outstanding)	$3,021,450
Offering Price	$23.08

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International Equity Fund – Class II
Net Assets at Value (Equivalent to $22.70 per share based on 247,378 shares of beneficial interest outstanding)	$5,614,671
Offering Price	$22.70
International Equity Fund – Class III
Net Assets at Value (Equivalent to $23.00 per share based on 15,596,831 shares of beneficial interest outstanding)	$358,775,123
Offering Price	$23.00
International Equity Fund – Class IV
Net Assets at Value (Equivalent to $22.96 per share based on 66,826,180 shares of beneficial interest outstanding)	$1,534,339,125
Offering Price	$22.96
Japan Value Creation Fund – Class I
Net Assets at Value (Equivalent to $19.69 per share based on 157,808 shares of beneficial interest outstanding)	$3,106,712
Offering Price	$19.69
Japan Value Creation Fund - Class III
Net Assets at Value (Equivalent to $19.71 per share based on 1,201,005 shares of beneficial interest outstanding)	$23,672,679
Offering Price	$19.71
Japan Value Creation Fund – Class VI
Net Assets at Value (Equivalent to $19.71 per share based on 6,749,328 shares of beneficial interest outstanding)	$133,034,877
Offering Price	$19.71
Multi-Sector Fixed Income Fund – Class III
Net Assets at Value (Equivalent to $18.84 per share based on 467,193 shares of beneficial interest outstanding)	$8,802,582
Offering Price	$18.84
Multi-Sector Fixed Income Fund – Class IV
Net Assets at Value (Equivalent to $18.93 per share based on 6,138,144 shares of beneficial interest outstanding)	$116,177,577
Offering Price	$18.93
Opportunistic Income Fund – Class I
Net Assets at Value (Equivalent to $25.51 per share based on 17,387,831 shares of beneficial interest outstanding)	$443,601,564
Offering Price	$25.51
Opportunistic Income Fund – Class III
Net Assets at Value (Equivalent to $25.56 per share based on 480,510 shares of beneficial interest outstanding)	$25.56
Offering Price	$12,281,483
Opportunistic Income Fund – Class VI
Net Assets at Value (Equivalent to $25.56 per share based on 14,675,819 shares of beneficial interest outstanding)	$375,116,849
Offering Price	$25.56
Opportunistic Income Fund – Class R6
Net Assets at Value (Equivalent to $25.58 per share based on 6,000,948 shares of beneficial interest outstanding)	$152,877,264
Offering Price	$25.58
Quality Cyclicals Fund – Class I
Net Assets at Value (Equivalent to $25.76 per share based on 3,162 shares of beneficial interest outstanding)	$81,462
Offering Price	$25.76
Quality Cyclicals Fund – Class VI
Net Assets at Value (Equivalent to $25.77 per share based on 5,490,036 shares of beneficial interest outstanding)	$141,464,741
Offering Price	$25.77

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Quality Fund - Class I
Net Assets at Value (Equivalent to $27.99 per share based on 17,215,886 shares of beneficial interest outstanding)	$481,865,191
Offering Price	$27.99
Quality Fund – Class III
Net Assets at Value (Equivalent to $28.05 per share based on 106,810,563 shares of beneficial interest outstanding)	$2,996,329,899
Offering Price	$28.05
Quality Fund – Class IV
Net Assets at Value (Equivalent to $28.13 per share based on 32,429,145 shares of beneficial interest outstanding)	$912,163,111
Offering Price	$28.13
Quality Fund – Class VI
Net Assets at Value (Equivalent to $28.06 per share based on 123,384,128 shares of beneficial interest outstanding)	$3,461,579,804
Offering Price	$28.06
Quality Fund - Class R6
Net Assets at Value (Equivalent to $28.02 per share based on 18,101,684 shares of beneficial interest outstanding)	$507,231,578
Offering Price	$28.02
Resources Fund – Class I
Net Assets at Value (Equivalent to $28.39 per share based on 22,306,316 shares of beneficial interest outstanding)	$633,189,289
Offering Price	$28.39
Resources Fund – Class III
Net Assets at Value (Equivalent to $28.39 per share based on 8,426,227 shares of beneficial interest outstanding)	$239,224,866
Offering Price	$28.39
Resources Fund – Class IV
Net Assets at Value (Equivalent to $28.30 per share based on 13,545,674 shares of beneficial interest outstanding)	$383,353,358
Offering Price	$28.30
Resources Fund – Class VI
Net Assets at Value (Equivalent to $28.30 per share based on 29,775,768 shares of beneficial interest outstanding)	$842,697,995
Offering Price	$28.30
Resources Fund – Class R6
Net Assets at Value (Equivalent to $28.37 per share based on 3,703,714 shares of beneficial interest outstanding)	$105,086,404
Offering Price	$28.37
SGM Major Markets Fund – Class I
Net Assets at Value (Equivalent to $29.23 per share based on 709,920 shares of beneficial interest outstanding)	$20,752,955
Offering Price	$29.23
SGM Major Markets Fund – Class III
Net Assets at Value (Equivalent to $29.30 per share based on 1,119,509 shares of beneficial interest outstanding)	$32,796,478
Offering Price	$29.30
SGM Major Markets Fund – Class VI
Net Assets at Value (Equivalent to $29.27 per share based on 7,067,757 shares of beneficial interest outstanding)	$206,841,467
Offering Price	$29.27
Strategic Opportunities Allocation Fund – Class III
Net Assets at Value (Equivalent to $17.91 per share based on 13,203,339 shares of beneficial interest outstanding)	$236,452,022
Offering Price	$17.91

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Tax-Managed International Equities Fund – Class III
Net Assets at Value (Equivalent to $14.30 per share based on 2,222,202 shares of beneficial interest outstanding)	$31,781,274
Offering Price	$14.30
U.S. Equity Fund – Class III
Net Assets at Value (Equivalent to $13.69 per share based on 5,892,803 shares of beneficial interest outstanding)	$80,645,942
Offering Price	$13.69
U.S. Equity Fund – Class VI
Net Assets at Value (Equivalent to $13.52 per share based on 28,473,749 shares of beneficial interest outstanding)	$384,832,061
Offering Price	$13.52
U.S. Small Cap Value Fund – Class VI
Net Assets at Value (Equivalent to $19.74 per share based on 12,855,601 shares of beneficial interest outstanding)	$253,810,234
Offering Price	$19.74
U.S. Treasury Fund
Net Assets at Value (Equivalent to $5.01 per share based on 51,414,447 shares of beneficial interest outstanding)	$257,766,318
Offering Price	$5.01

Footnotes to Specimen Price Make-Up Sheets

*            Represents maximum offering price charged on certain cash purchases. See “How to Purchase Shares” and “Purchase Premiums and Redemption Fees” in the Fund’s Prospectus or Private Placement Memorandum, as applicable.

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Appendix B

COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

Commercial Paper Ratings

S&P Global Ratings. S&P Global Ratings’ short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings. The following are excerpts from S&P Global Ratings’ short-term issue credit ratings definitions:

A-1 — A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2 — A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3 — A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B — A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C — A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D — A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

Moody’s. Moody’s short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. The following are excerpts from Moody’s short-term ratings definitions:

P-1 — Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 — Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 — Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

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NP — Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Corporate Debt Ratings

S&P Global Ratings. An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings' view of the obligor's capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default. The following are excerpts from S&P Global Ratings’ long-term issue credit ratings definitions:

AAA — An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA — An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A — An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB — An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C — Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB — An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B — An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC — An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC — An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C — An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D — An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days, in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

Plus (+) or Minus (-) — The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

NR —  NR -- This indicates that a rating has not been assigned or is no longer assigned.

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Moody’s. Moody’s long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. The following are excerpts from Moody’s long-term obligation ratings definitions:

Aaa — Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa — Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

A — Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

Baa — Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba — Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

B — Obligations rated “B” are considered speculative and are subject to high credit risk.

Caa — Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

Ca — Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C — Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

*	By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid security indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

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Appendix C

Proxy Voting Policy Adoption: September 16, 2003 Last Revision: July 15, 2020	GMO Trust

Statement of Policy

GMO Trust (the “Trust”) delegates the authority and responsibility to vote proxies related to portfolio securities held by the series of the Trust (each, a “Fund,” and collectively, the “Funds”) to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the “Adviser”).

The Board of Trustees (the “Board”) of the Trust has reviewed and approved the use of the proxy voting policies and procedures of the Adviser (“Proxy Voting Procedures”) on behalf of the Funds when exercising voting authority on behalf of the Funds.

Standard

The Adviser shall vote proxies related to portfolio securities in the best interests of the Funds and their shareholders. In the event of any conflicts of interest between the Adviser and the Funds, the Adviser shall follow procedures that enable it to cause the proxy to be voted in the best interests of the Funds and their shareholders, which may include (1) causing the proxy to be voted pursuant to the recommendation of an independent third party, pursuant to pre-established proxy voting guidelines, or (2) seeking instructions from the Board on the manner in which the proxy should be voted.

For any Fund that operates as a “feeder fund” investing substantially all of its assets in shares of another Fund (“Master Fund”) in reliance on Section 12(d)(1)(E) of the Investment Company Act of 1940, as amended (the “1940 act”) (a “Feeder Fund”), the Adviser is obligated (i) to seek instructions from a Feeder Fund’s holders with regard to the voting of all proxies with respect to the Feeder Fund’s shares in the corresponding Master Fund and to vote such proxies only in accordance with such instructions, or (ii) to vote the shares of the corresponding Master Fund held by a Feeder Fund in the same proportion as the vote of all other holders of the Master Fund.

Review of Proxy Voting Procedures

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified except in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

Securities Lending

When a Fund lends its portfolio securities, the Adviser pursuant to the authority delegated to it by the Fund retains an obligation with respect to voting proxies relating to such securities. However, while such securities are on loan, a Fund will not have the right to vote the proxies relating to those securities. As a result, a Fund will only loan its portfolio securities pursuant to securities lending arrangements that permit the Fund to recall a loaned security or to exercise voting rights associated with the security. However, the Adviser generally will not arrange to have a security recalled or to exercise voting rights associated with a security unless the Adviser both (1) receives adequate notice of a proposal upon which shareholders are being asked to vote (which the Adviser often does not receive, particularly in the case of non-U.S. issuers) and (2) the Adviser believes that the benefits to the Fund of voting on such proposal outweigh the benefits to the Fund of having the security remain out on loan. The Adviser may use third-party service providers to assist it in identifying and evaluating proposals, and to assist it in recalling loaned securities for proxy voting purposes.

Certain Non-U.S. Markets

In certain non-U.S. markets, shareholders who vote proxies of a non-U.S. issuer may not be able to trade in the issuer’s stock for a period around the shareholder meeting date. In addition, there may be other costs or impediments to voting proxies in certain non-U.S. markets (e.g., receiving adequate notice, arranging for a proxy, and re-registration requirements). In non-U.S. markets with the foregoing attributes, the Adviser generally will determine not to vote proxies unless it believes that the potential benefits to the Fund of voting outweigh the impairment of portfolio management flexibility and the expected costs/impediments associated with voting.

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Disclosure

The following disclosure shall be provided:

A. Each Fund’s proxy voting record shall annually be included in the Fund’s Form N-PX.

B. The Adviser shall cause each Fund to include the Trust’s proxy voting policies and procedures in the Trust’s statement of additional information.

C. Each Fund’s shareholder report shall include a statement that a description of the Fund’s proxy voting policies and procedures is available without charge on GMO’s website at www.gmo.com and on the SEC’s website at www.sec.gov.

D. The Trust’s statement of additional information and each Fund’s shareholder report shall include a statement that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge on GMO’s website at www.gmo.com and on the SEC’s website at www.sec.gov no later than August 31 of each year.

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Proxy Voting Policy Adoption: August 6, 2003 Last Revision: January 10, 2022	GMO LLC and related entities[1] (collectively, “GMO”)

I, Statement of Policy

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to seek to ensure that such rights are properly and timely exercised. Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) manages a variety of products and GMO’s proxy voting authority may vary depending on the type of product or specific client preferences. GMO retains full proxy voting discretion for accounts comprised of comingled client assets. However, GMO’s proxy voting authority may vary for accounts that GMO manages on behalf of individual clients. These clients may retain full proxy voting authority for themselves, grant GMO full discretion to vote proxies on their behalf, or provide GMO with proxy voting authority along with specific instructions and/or custom proxy voting guidelines. Where GMO has been granted discretion to vote proxies on behalf of managed account clients this authority must be explicitly defined in the relevant Investment Management Agreement, or other document governing the relationship between GMO and the client.

In exercising its proxy voting authority, GMO is mindful of the fact that the value of proxy voting to a client’s investments may vary depending on the nature of an individual voting matter and the strategy in which a client is invested. Some GMO strategies follow a systematic, research-driven investment approach, applying quantitative tools to process fundamental information and manage risk. Some proxy votes may have heightened value for certain clients, such as votes on corporate events (e.g., mergers and acquisitions, dissolutions, conversions, or consolidations) for those clients invested in GMO strategies involving the purchase of securities around corporate events. These differences may result in varying levels of GMO engagement in proxy votes, but in all cases where GMO retains proxy voting authority, it will seek to vote proxies in the best interest of its clients and in accordance with this Proxy Voting Policy and Procedures (the “Policy”).

GMO’s Stewardship and Corporate Leadership Subcommittee, a sub-committee of the GMO ESG Oversight Committee, is responsible for the implementation of this Policy, including the oversight and use of third-party proxy advisers, the manner in which GMO votes its proxies, and fulfilling GMO’s obligation voting proxies in the best interest of its clients.

II. Use of Third-Party Proxy Advisors

GMO has retained an independent third-party Proxy Advisory firm for a variety of services including, but not limited to, receiving proxy ballots, proxy voting research and recommendations, and executing votes. GMO may also engage other Proxy Advisory firms as appropriate for proxy voting research and other services.

III. Considerations When Assessing or Considering a Proxy Advisory Firm

When considering the engagement of a new, or the performance and retention of an existing, Proxy Advisory firm to provide research, voting recommendations, or other proxy voting related services, GMO will, as part of its assessment, consider:

●	The capacity and competency of the Proxy Advisory firm to adequately analyze the matters up for a vote;

●	The ability of the Proxy Advisory firm to provide information supporting its recommendations in a timely manner;

●	The ability of the Proxy Advisory firm to respond to ad hoc requests from GMO;

●	Whether the Proxy Advisory firm has an effective process for obtaining current and accurate information including from issuers and clients (e.g., engagement with issuers, efforts to correct deficiencies, disclosure about sources of information and methodologies, etc.);

●	How the Proxy Advisory firm incorporates appropriate input in formulating its methodologies and construction of issuer peer groups, including unique characteristics regarding an issuer;

●	Whether the Proxy Advisory firm has adequately disclosed its methodologies and application in formulating specific voting recommendations;

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●	The nature of third-party information sources used as a basis for voting recommendations;

●	When and how the Proxy Advisory firm would expect to engage with issuers and other third parties;

●	Whether the Proxy Advisory firm has established adequate policies and procedures on how it identifies, discloses and addresses conflicts of interests that arise from providing proxy voting recommendations and related services, from activities other than providing proxy voting recommendations and services, and from Proxy Advisory firm affiliations;

●	Whether the Proxy Advisory firm has established adequate diversity and inclusion practices;

●	Information regarding any errors, deficiencies, or weaknesses that may materially affect the Proxy Advisory firm’s research or ultimate recommendation;

●	Whether the Proxy Advisory firm appropriately and regularly updates methodologies, guidelines, and recommendations, including in response to feedback from issuers and their shareholders;

●	Whether the Proxy Advisory firm adequately discloses any material business changes taking into account any potential conflicts of interests that may arise from such changes.

GMO also undertakes periodic sampling of proxy votes as part of its assessment of a Proxy Advisory firm and in order to reasonably determine that proxy votes are being cast on behalf of its clients consistent with this Policy.

1 Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Limited, and GMO Singapore Pte. Ltd.

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IV. Potential Conflicts of Interest of the Proxy Advisor

GMO requires any Proxy Advisory firm it engages with to identify and provide information regarding any material business changes or conflicts of interest on an ongoing basis. Where a conflict of interest may exist, GMO requires information on how said conflict is being addressed. If GMO determines that a material conflict of interest exists and is not sufficiently mitigated, GMO’s Stewardship and Corporate Leadership Subcommittee will determine whether the conflict has an impact on the Proxy Advisory firm’s voting recommendations, research, or other services and determine if any action should be taken.

V. Voting Procedures and Approach

In relation to stocks held in GMO funds and accounts where GMO has proxy voting discretion, GMO will, as a general rule, seek to vote in accordance with this Policy and the applicable guidelines GMO has developed to govern voting recommendations from its Proxy Advisory firm (“GMO Voting Guidelines”). In instances where a separate account client has provided GMO with specific instructions and/or custom proxy voting guidelines, GMO will seek to vote proxies in line with such instructions or custom guidelines.

GMO may refrain from voting in certain situations unless otherwise agreed to with a client. These situations include, but are not limited to, when:

1.	The cost of voting a proxy outweighs the benefit of voting;

2.	GMO does not have enough time to process and submit a vote due to the timing of proxy information transfer or other related logistical or administrative issues;

3.	GMO has an outstanding sell order or intends to sell the applicable security prior to the voting date;

4.	There are restrictions on trading resulting from the exercise of a proxy;

5.	Voting would cause an undue burden to GMO (e.g., votes occurring in jurisdictions with beneficial ownership disclosure and/or Power of Attorney requirements); or

6.	GMO has agreed with the client in advance of the vote not to vote in certain situations or on specific issues.

GMO generally does not notify clients of non-voted proxy ballots.

Some of GMO’s strategies primarily focus on portfolio management and research related to macro trading strategies which are implemented through the use of derivatives. These strategies typically do not hold equity securities with voting rights.

VI. Voting Guidelines

GMO seeks to vote proxies in a manner that encourages and rewards behavior that supports the creation of sustainable long-term growth, and in a way consistent with the investment mandate of the assets we manage for our clients. Accordingly, GMO’s Voting Guidelines aim to promote sustainable best practices in portfolio companies, which includes advocating for environmental protection, human rights, fair labor, and anti-discrimination practices. When evaluating and adopting these guidelines and to encourage best sustainability practices, we take into account generally accepted frameworks such as those defined by the United Nations Principles for Responsible Investment and United Nations Global Compact.2

2 Attached as Appendix I is a summary of key topics covered in GMO’s Voting Guidelines for U.S. companies.

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VII. Issuer Specific Ballot Evaluations

GMO may review individual ballots (for example, in relation to specific corporate events such as mergers and acquisitions) using a more detailed analysis than is generally applied through the GMO Voting Guidelines. This analysis may, but does not always, result in deviation from the voting recommendation that would result from the GMO Voting Guidelines assigned to a given GMO fund or managed account. When determining whether to conduct an issuer-specific analysis, GMO will consider the potential effect of the vote on the value of the investment. To the extent that issuer-specific analysis results in a voting recommendation that deviates from a recommendation produced by the GMO Voting Guidelines, GMO will be required to vote proxies in a way that, in GMO’s reasonable judgment, is in the best interest of GMO’s clients.

VIII. Potential Conflicts of Interest of the Advisor

GMO mitigates potential conflicts of interest by generally voting in accordance with the GMO Voting Guidelines and/or specific voting guidelines provided by clients. However, from time to time, GMO may determine to vote contrary to GMO Voting Guidelines with respect to GMO funds or accounts for which GMO has voting discretion, which itself could give rise to potential conflicts of interest.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

1.	GMO has a material business relationship or potential relationship with the issuer;

2.	GMO has a material business relationship with the proponent of the proxy proposal; or

3.	GMO members, employees or consultants have a personal or other material business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the GMO Voting Guidelines; (ii) seek instructions from the client or request that the client votes such proxy, or (iii) abstain. All such instances shall be reported to GMO’s Compliance Department at least quarterly.

IX. Ballot Materials and Processing

The Proxy Advisory firm is responsible for coordinating with GMO’s clients’ custodians to seek to ensure that proxy materials received by custodians relating to a client’s securities are processed in a timely fashion. Proxies relating to securities held in client accounts will typically be sent directly to the Proxy Advisory firm. In the event that proxy materials are sent to GMO directly instead of the Proxy Advisory firm, GMO will use reasonable efforts to coordinate with the Proxy Advisory firm for processing.

X. Disclosure

Upon request, GMO will provide clients with a copy of this Policy and how the relevant client’s proxies have been voted. In relation to the latter, GMO will prepare a written response that lists, with respect to each voted proxy:

1.	The name of the issuer;

2.	The proposal voted upon; and

3.	The election made for the proposal.

XI. GMO Mutual Funds

GMO’s responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a family of registered mutual funds for which GMO serves as the investment adviser, may give rise to conflicts of interest. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, (b) seek instructions from its clients and vote on accordance with those instructions, or (c) take such other action as GMO deems appropriate in consultation with the Trust’s Chief Compliance Officer.

On an annual basis, GMO will provide, or cause the Proxy Advisory firm to provide, to the GMO Trust administrator or other designee on a timely basis, any and all reports and information necessary to prepare and file Form N-PX, which is required by Rule 30b1-4 under the Investment Company Act of 1940.

XII. Proxy Recordkeeping

GMO and its Proxy Advisory firm (where applicable) will maintain records with respect to this Policy for a period of no less than five (5) years as required by SEC Rule 204-2 under the Investment Advisers Act of 1940, including the following:

1.	A copy of the Policy, and any amendments thereto;

2.	A copy of any document that was material to making a decision how to vote proxies, or that memorializes that decision; and

3.	A record of each vote cast by GMO or the Proxy Advisory firm on behalf of GMO clients.

XIII. Review of Policy and Procedures

As a general principle, the Stewardship and Corporate Leadership Subcommittee, with the involvement from the Compliance Department, reviews, on an annual basis, the adequacy of this Policy to reasonably ensure it has been implemented effectively, including whether it continues to be reasonably designed to ensure that GMO’s approach to voting proxies is in the best interests of its clients.

C-6

Appendix I

Summary of GMO’s Proxy Voting Guidelines for U.S. Companies

Below is a summary of the key components of the GMO Proxy Voting Guidelines for U.S. Companies:

Director Elections

We consider the following principles when determining votes on director nominees:

●	Accountability: Boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections.

●	Responsiveness: Directors should respond to investor input, such as that expressed through significant opposition to management proposals, significant support for shareholder proposals (whether binding or non-binding), and tender offers where a majority of shares are tendered.

●	Composition: Companies should seek directors who can add value to the board through specific skills or expertise and who can devote sufficient time and commitment to serve effectively. Boards should be of a size appropriate to accommodate diversity, expertise, and independence, while ensuring active and collaborative participation by all members. Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives.

●	Independence: Boards should be sufficiently independent from management (and significant shareholders) so as to ensure that they are able and motivated to effectively supervise management’s performance for the benefit of all shareholders, including in setting and monitoring the execution of corporate strategy, with appropriate use of shareholder capital, and in setting and monitoring executive compensation programs that support that strategy.

Executive Compensation

●	We consider the following principles when evaluating executive and director compensation programs:

●	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value.

●	Avoid arrangements that risk “pay for failure”

●	Provide shareholders with clear, comprehensive compensation disclosures

●	Avoid inappropriate pay to non-executive directors

ESG-Related Proposals

●	We generally support standards-based ESG shareholder proposals that enhance long-term shareholder and stakeholder value while aligning the interests of the company with those of society at large.

Climate Change-Related Proposals

●	Vote for shareholder proposals seeking information on the financial, physical, or regulatory risks the company faces related to climate change on its operations and investments, or on how the company identifies, measures, and manage such risks.

●	Vote for shareholder proposals calling for the reduction of Green House Gas (“GHG”) emissions.

●	Vote for shareholder proposals seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change.

Energy-Related Proposals

●	Generally vote for proposals requesting that a company report on its energy efficiency policies.

●	Generally vote for requests for reports on the feasibility of developing renewable energy resources.

●	Generally vote for proposals requesting that the company invest in renewable energy resources.

Board Diversity Proposals

●	Generally vote for requests for reports on a company’s efforts to diversify the board, unless:

●	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

●	The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

●	Generally vote for proposals seeking to amend a company’s Equal Employment Opportunity (“EEO”) statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would be unduly burdensome.

●	Generally vote for proposals to extend company benefits to domestic partners.

Equality of Opportunity Proposals

●	Generally vote for proposals requesting a company disclose its diversity policies or initiatives, or proposals requesting disclosure of a company’s comprehensive workforce diversity data, including requests for EEO-1 data.

●	Generally vote for proposals seeking information on the diversity efforts of suppliers and service providers.

Facility and Workplace Safety Proposals

●	Vote case-by-case on resolutions requesting that a company report on safety and/or security risks associated with its operations and/or facilities, considering:

●	The company’s compliance with applicable regulations and guidelines;

●	The company’s current level of disclosure regarding its security and safety policies, procedures, and compliance monitoring; and

●	The existence of recent, significant violations, fines, or controversy regarding the safety and security of the company’s operations and/or facilities.

Sustainability Reporting

●	Vote for shareholder proposals seeking greater disclosure on the company’s environmental and social practices, and/or associated risks and liabilities.

●	Vote for shareholder proposals asking companies to report in accordance with the Global Reporting Initiative (GRI).

●	Vote for shareholder proposals to prepare a sustainability report

Water Issues Sustainability

●	Generally vote for on proposals requesting a company to report on, or to adopt a new policy on, water-related risks and concerns, taking into account:

●	The company’s current disclosure of relevant policies, initiatives, oversight mechanisms, and water usage metrics;

●	Whether or not the company’s existing water-related policies and practices are consistent with relevant internationally recognized standards and national/local regulations;

●	The potential financial impact or risk to the company associated with water-related concerns or issues; and recent, significant company controversies, fines, or litigation regarding water use by the company and its suppliers.

ESG Compensation-Related Proposals

●	Generally vote for proposals to link, or report on linking, executive compensation to environmental and social criteria (such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, or predatory lending)

Human Rights Proposals

●	Generally vote for proposals requesting a report on company or company supplier labor and/or human rights standards and policies.

●	Vote for shareholder proposals to implement human rights standards and workplace codes of conduct.

●	Vote for shareholder proposals calling for the implementation and reporting on international labor standards of the International Labour Organization, SA 8000 Standards, or the Global Sullivan Principles.

●	Vote for shareholder proposals that call for the adoption and/or enforcement of principles or codes relating to countries in which there are systematic violations of human rights.

●	Vote for shareholder proposals that call for independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with codes.

●	Vote for shareholder proposals that seek publication of a “Code of Conduct” to the company’s foreign suppliers and licensees, requiring they satisfy all applicable standards and laws protecting employees’ wages, benefits, working conditions, freedom of association, and other rights.

●	Vote for shareholder proposals seeking reports on, or the adoption of, vendor standards including: reporting on incentives to encourage suppliers to raise standards rather than terminate contracts and providing public disclosure of contract supplier reviews on a regular basis.

●	Vote for shareholder proposals to adopt labor standards for foreign and domestic suppliers to ensure that the company will not do business with foreign suppliers that manufacture products for sale using forced labor, child labor, or that fail to comply with applicable laws protecting employee’s wages and working conditions.

●	Vote for proposals requesting that a company conduct an assessment of the human rights risks in its operations or in its supply chain, or report on its human rights risk assessment process

Appendix D

Portfolio Holdings Disclosure Policy Adoption: March 24, 2005 Last Revision: September 18, 2020	GMO Trust

I.	Introduction

The policy of each fund (“Fund”) of GMO Trust (the “Trust”) is to protect the confidentiality of each Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Funds’ portfolio holdings are available quarterly on the SEC’s website when the Funds file a Form N-CSR or Form N-PORT or such other forms as required by the Investment Company Act of 1940 and may also be made publicly available on a more frequent basis in accordance with this policy.

Information regarding the composition of a Fund’s portfolio is the property of that Fund. Neither Grantham, Mayo, Van Otterloo & Co. LLC, the Trust’s investment manager (“GMO”), nor any Fund will receive any compensation or other consideration in connection with the disclosure of a Fund’s portfolio holdings.

II.	Disclosure of Portfolio Holdings[1]

GMO may disclose a Fund’s portfolio holdings (together with any other information from which the Fund’s portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the “Portfolio Holdings Information”) to shareholders (including shareholders of record of indirect investments in a Fund through another fund managed by GMO), qualified potential shareholders as determined by GMO (including qualified potential shareholders of record who are considering an indirect investment in a Fund through another fund managed by GMO), and their consultants and agents (collectively, “Permitted Recipients”).

The Funds or GMO may suspend the posting of portfolio holdings of one or more Funds and the Fund may modify the disclosure policy, without notice to shareholders. Additionally, the Funds and GMO may cease to provide Portfolio Holdings Information to a recipient if, in GMO’s view, the recipient has or is likely to violate the terms of an applicable confidentiality agreement.

III.	Procedures

A.	Information Available without a Confidentiality Agreement

Portfolio Holdings Information, such as a limited number of a Fund’s portfolio holdings (“Top Holdings Information”) or a Fund’s complete portfolio holdings on a 30-day lag, may be made available to Permitted Recipients and other third-parties without the need to establish a confidentiality agreement following the posting of the information on GMO’s website (www.gmo.com). GMO also may make Portfolio Holdings Information available on the same day or any day after the day such Portfolio Holdings Information is made available through a publicly available filing with the SEC. Such Portfolio Holdings Information may be distributed by e-mail, or by any other means in such scope and form and with such frequency as GMO may reasonably determine.

In addition, attribution information regarding the positions of some Funds may be posted monthly on GMO’s website (e.g., best/worst performing positions in the Fund over a specified time period). Attribution information is only available to Permitted Recipients who are registered users of GMO’s website. For Asset Allocation Funds2, position attribution information may be provided on a look through basis.

The Trust’s registration statement will set forth the nature and scope of the Portfolio Holdings Information that will be available on GMO’s website, when the information will be available and the period for which the information will remain available, and the location on the Fund’s website where the information will be made available.

1 Registered investment companies that are sub-advised by GMO, GMO-sponsored private funds and separate account clients of GMO are not subject to these portfolio holdings disclosure policies.

2 “Asset Allocation Funds” are defined in the Fund’s Prospectus.

B.	Information Available with a Confidentiality Agreement

Additional information regarding the portfolio holdings of a Fund (including holdings of underlying Funds in which the Fund invests) as of each month’s end may be made available through GMO’s website or otherwise to Permitted Recipients who have signed a confidentiality and non-use agreement with GMO. This information is typically available approximately 5 days after month end. 3

Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis (including as soon as the business day following the date to which the information relates) to Permitted Recipients through a secured link on GMO’s website.

To access this information on GMO’s website (www.gmo.com), Permitted Recipients must be enabled for access by GMO. Notification from GMO to Permitted Recipients is not required regarding the availability or type of information posted on GMO’s website.

In addition, (i) when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund; and (ii) when the Fund determines to pay redemption proceeds wholly or partly in-kind with securities, GMO may make available a list of securities it intends to deliver from the Fund.

In some cases, GMO may disclose to a third-party Portfolio Holdings Information that has not been made available publicly or to Permitted Recipients. That disclosure may only be made if GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. That determination may be made by either GMO’s General Counsel (or persons designated by GMO’s General Counsel) or GMO Trust’s Chief Compliance Officer (“Trust’s CCO”), in consultation with the relevant portfolio manager. The third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO requiring that the Portfolio Holdings Information be used solely for the purposes determined by GMO, and the third party must be informed that it is under a duty not to trade on such information or disclose it to others. Any exception to the foregoing must be approved in advance as described in Section III(E).

C.	Service Providers to the Trust

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Funds in connection with their day-to-day operations and management, including GMO and GMO’s affiliates. A listing of these such service providers is disclosed in Trust’s Statement of Additional Information.

D.	Disclosures Required by Law

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules, or regulations.

E.	Exceptions

GMO’s General Counsel or the Trust’s CCO may authorize exceptions to these procedures. If the General Counsel, then he/she will notify the Trust’s CCO or his/her designee of any exceptions who will track the granting of any such exceptions.

IV.	Conflicts

If GMO’s General Counsel or persons designated by General Counsel identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interest of a Fund’s shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, such individual is required to inform the Trust’s CCO of the potential conflict, and the Trust’s CCO has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust’s CCO also is required to report his decision to the Board of Trustees.

3 Once posted, a Fund’s portfolio holdings typically will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-PORT (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

V.	Reporting

GMO periodically reports the following information to the Board of Trustees:

■	Exceptions authorized by GMO’s General Counsel or GMO’s CCO pursuant to Section III. (E) and

■	Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

GMO TRUST

PART C. OTHER INFORMATION

Item 28.	Exhibits

(a)	1.	Amended and Restated Agreement and Declaration of Trust of GMO Trust (the “Trust” or “Registrant”), dated March 9, 2016 (the “Declaration of Trust”);[32]

2.	Amendment No. 1 to Declaration of Trust;[32]
3.	Amendment No. 2 to Declaration of Trust;[32]
4.	Amendment No. 3 to Declaration of Trust;[32]
5.	Amendment No. 4 to Declaration of Trust;[32]
6.	Amendment No. 5 to Declaration of Trust;[33]
7.	Amendment No. 6 to Declaration of Trust;[34]
8.	Amendment No. 7 to Declaration of Trust;[35]
9.	Amendment No. 8 to Declaration of Trust;[35]
10.	Amendment No. 9 to Declaration of Trust;[36]
11.	Amendment No. 10 to Declaration of Trust;[38]
12.	Amendment No. 11 to Declaration of Trust;[39]
13.	Amendment No. 13 to Declaration of Trust.[42]
14.	Amendment No. 14 to Declaration of Trust;[45]
15.	Amendment No. 15 to Declaration of Trust – filed herewith; and
16.	Amendment No. 16 to Declaration of Trust – filed herewith.

(b)		Amended and Restated By-laws of the Trust, effective as of March 1, 2007, as amended March 4, 2021 (the “By-laws”).[41]

(c)	1.	Please refer to Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;[26] and

	2.	Please refer to Article 11 (Meetings of Shareholders), Article 12 (Choice of Law), Article 13 (Forum) and Article 14 (Claims) of the By-laws, which are hereby incorporated by reference.[25]

(d)	1.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Equity Fund (formerly “GMO International Intrinsic Value Fund” and “GMO International Core Fund”), and GMO;[11]

2.	Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO;[10]

3.	Amended and Restated Management Contract, dated as of January 1, 2012, between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO;[20]

4.	Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;[1]

5.	Form of Management Contract between the Trust, on behalf of GMO Global Asset Allocation Fund (formerly “GMO Global Balanced Asset Allocation Fund,” “GMO World Balanced Allocation Fund,” and “GMO World Equity Allocation Fund”), and GMO;[2]

6.	Form of Management Contract between the Trust, on behalf of GMO Global Equity Allocation Fund (formerly “GMO Global (U.S.+) Equity Allocation Fund”), and GMO;[2]

7.	Form of Management Contract between the Trust, on behalf of GMO Multi-Sector Fixed Income Fund (formerly “GMO Core Plus Bond Fund” and “GMO U.S. Bond/Global Alpha A Fund” and “GMO Global Fund”), and GMO;[10]

8.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO;[11]

9.	Amended and Restated Management Contract, dated January 1, 2017, between the Trust, on behalf of GMO Opportunistic Income Fund (formerly “GMO Debt Opportunities Fund” and “GMO Short-Duration Collateral Fund”), and GMO;[28]

10.	Form of Management Contract between the Trust, on behalf of GMO Quality Fund (formerly “GMO U.S. Quality Equity Fund”), and GMO;[5]

11.	Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly “GMO Strategic Balanced Allocation Fund”), and GMO;[6]

12.	Form of Management Contract between the Trust, on behalf of GMO Global Developed Equity Allocation Fund (formerly “GMO World Opportunities Equity Allocation Fund”), and GMO;[6]

13.	Form of Management Contract between the Trust, on behalf of GMO U.S. Equity Fund (formerly “GMO U.S. Equity Allocation Fund” and formerly “GMO U.S. Core Equity Fund”), and GMO;[8]

14.	Management Contract between the Trust, on behalf of GMO International Developed Equity Allocation Fund (formerly “GMO International Opportunities Equity Allocation Fund”), and GMO;[9]

15.	Management Contract between the Trust, on behalf of GMO U.S. Treasury Fund, and GMO;[12]

16.	Management Contract between the Trust, on behalf of GMO Asset Allocation Bond Fund, and GMO;[12]

17.	Amended and Restated Management Contract, dated as of August 12, 2009, between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[13]

(i)	Agreement to Reduce Management Fee, dated as of June 30, 2020, between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[38]

18.	Amended and Restated Management Contract, dated as of December 1, 2015, between the Trust, on behalf of GMO SGM Major Markets Fund (formerly “GMO Systematic Global Macro Opportunity Fund” and “GMO Alternative Asset Opportunity Fund”), and GMO;[25]

19.	Management Contract, dated as of August 2, 2010, between the Trust, on behalf of GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”), and GMO;[16]

(i)	Agreement to Reduce Management Fee, dated as of October 26, 2022, between the Trust, on behalf of GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”), and GMO – filed herewith;

20.	Management Contract, dated as of May 20, 2011, between the Trust, on behalf of GMO Benchmark-Free Fund, and GMO;[17]

21.	Management Contract, dated as of December 6, 2011, between the Trust, on behalf of GMO Resources Fund, and GMO;[18]

22.	Management Contract, dated as of December 5, 2011, between the Trust, on behalf of GMO Implementation Fund, and GMO;[19]

(i) Management Contract, dated as of February 23, 2015, between GMO Implementation SPC Ltd. and GMO;[22]

23.	Management Contract, dated as of March 9, 2017, between the Trust, on behalf of GMO Climate Change Fund, and GMO;[28]

24.	Management Contract, dated as of April 13, 2018, between the Trust, on behalf of GMO High Yield Fund, and GMO;[31]

25.	Management Contract, dated as of March 29, 2019, between the Trust, on behalf of GMO Alternative Allocation Fund, and GMO;[34]

(i) Management Contract, dated as of June 6, 2019, between GMO Alternative Allocation SPC Ltd. and GMO;[35]

26.	Management Contract, dated as of June 6, 2019, between the Trust, on behalf of GMO U.S. Small Cap Value Fund, and GMO;[35]

27.	Management Contract, dated as of April 13, 2020, between the Trust, on behalf of GMO Quality Cyclicals Fund (formerly “GMO Cyclical Focus Fund”), and GMO;[36]

28.	Management Contract, dated as of June 4, 2020, between the Trust, on behalf of GMO Emerging Country Debt Shares Fund, and GMO;[42]

29.	Management Contract, dated as of August 11, 2020, between the Trust, on behalf of GMO-Usonian Japan Value Creation Fund, and GMO;[39]

30.	Management Contract, dated as of June 30, 2021, between the Trust, on behalf of GMO Emerging Markets ex-China Fund, and GMO;[42]

31.	Management Contract, dated as of September 20, 2022, between the Trust, on behalf of GMO Small Cap Quality Fund, and GMO;[45]

32.	Management Contract, dated as of November 22, 2022, between the Trust, on behalf of GMO Resource Transition Fund, and GMO – filed herewith;

33.	Management Contract, dated as of November 22, 2022, between the Trust, on behalf of GMO U.S. Opportunistic Value Fund, and GMO – filed herewith; and

34.	Sub-Advisory Agreement, dated as of December 30, 2013, among GMO, GMO Singapore Pte. Limited, and the Trust, on behalf of GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”).[21]

(e)	1.	Distribution Agreement (the “Distribution Agreement”), effective September 30, 2021, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC;[43]

(i) Schedule A to Distribution Agreement amended as of September 20, 2022.[45]

2.	Master Placement Agency Agreement, effective May 31, 2017, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC;[35]

(i) Schedule A to Master Placement Agency Agreement amended as of November 22, 2022 – filed herewith.

(f)	None.

(g)	1.	Amended and Restated Custodian Agreement (the “State Street Bank Custodian Agreement”), dated August 8, 2017, among the Trust, GMO and State Street Bank and Trust Company (“State Street Bank”);[31]

(i)	Letter Amendment to the State Street Bank Custodian Agreement, dated April 18, 2018, among the Trust, on behalf of GMO High Yield Fund, GMO and State Street Bank;[32]

(ii)	Letter Amendment to the State Street Bank Custodian and Delegation Agreements, dated April 9, 2019, among the Trust, on behalf of GMO Alternative Allocation Fund, GMO and State Street Bank;[34]

(iii)	Letter Amendment to the State Street Bank Custodian and Delegation Agreements, dated May 23, 2019, among the Trust, on behalf of GMO U.S. Small Cap Value Fund, GMO and State Street Bank;[35]

(iv)	Letter Amendment to the State Street Bank Custodian and Delegation Agreements, dated April 30, 2020, among the Trust, on behalf of GMO Quality Cyclicals Fund, GMO and State Street Bank;[38]

(v)	Letter Amendment to the State Street Bank Custodian and Delegation Agreements, dated June 3, 2020, among the Trust, on behalf of GMO Emerging Country Debt Shares Fund, GMO and State Street Bank;[38]

(vi)	Letter Amendment to the State Street Bank Custodian and Delegation Agreements, dated August 21, 2020, among the Trust, on behalf of GMO-Usonian Japan Value Creation Fund, GMO and State Street Bank;[40]

(vii)	Letter Amendment to the State Street Bank Custodian and Delegation Agreements, dated June 9, 2021, among the Trust, on behalf of GMO Emerging Markets ex-China Fund, GMO and State Street Bank;[42]

(viii)	Letter Amendment to the State Street Bank Custodian and Delegation Agreement, dated September 12, 2022, among the Trust, on behalf of GMO Small Cap Quality Fund, GMO and State Street Bank;[45] and

(ix)	Letter Amendment to the State Street Bank Custodian and Delegation Agreement, dated November 22, 2022, among the Trust, on behalf of GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund, GMO and State Street Bank – filed herewith;

2.	Form of Amended and Restated Delegation Agreement (the “Delegation Agreement”), dated June 29, 2001, between the Trust, on behalf of GMO Multi-Sector Fixed Income Fund, and GMO Emerging Country Debt Fund, and IBT, as amended from time to time to include GMO Strategic Opportunities Allocation Fund, GMO SGM Major Markets Fund, GMO Global Developed Equity Allocation Fund, GMO U.S. Equity Fund, GMO International Developed Equity Allocation Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Opportunistic Income Fund, GMO Benchmark-Free Fund, GMO Implementation Fund, GMO Climate Change Fund, GMO High Yield Fund, GMO Quality Cyclicals Fund, GMO Emerging Country Debt Shares Fund, and GMO-Usonian Japan Value Creation Fund;[3]

(i)	Form of Letter Amendment to the Delegation Agreement, dated January 2005, among the Trust, on behalf of GMO SGM Major Markets Fund, GMO and State Street Bank (as successor by merger to IBT);[7]

(ii)	Letter Amendment to the Delegation Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[12]

(iii)	Form of Letter Amendment to the Delegation Agreement, dated May 20, 2011, among the Trust, on behalf of GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[17]

(iv)	Form of Letter Amendment to the Delegation Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[19]

(v)	Letter Amendment to the Delegation Agreement, dated March 30, 2017, among the Trust, on behalf of GMO Climate Change Fund, GMO and State Street Bank (as successor by merger to IBT);[29]

(vi)	Letter Amendment to the Delegation Agreement, dated October 12, 2017, among the Trust, on behalf of GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”), GMO Emerging Markets Fund, GMO International Equity Fund, GMO Resources Fund, and GMO Tax-Managed International Equities Fund, GMO and State Street Bank (as successor by merger to IBT);[31]

(vii)	Letter Amendment to the Delegation Agreement, dated April 18, 2018, among the Trust, on behalf of GMO High Yield Fund, GMO and State Street Bank (as successor by merger to IBT);[32]

(viii)	Letter Amendment to the Delegation Agreement, dated April 30, 2020, among the Trust, on behalf of GMO Quality Cyclicals Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(ix)	Letter Amendment to the Delegation Agreement, dated June 3, 2020, among the Trust, on behalf of GMO Emerging Country Debt Shares Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(x)	Letter Amendment to the Delegation Agreement, dated August 21, 2020, among the Trust, on behalf of GMO-Usonian Japan Value Creation Fund, GMO and State Street Bank (as successor by merger to IBT);[40]

(xi)	Letter Amendment to the Delegation Agreement, dated June 9, 2021, among the Trust, on behalf of GMO Emerging Markets ex-China Fund, GMO and State Street Bank (as successor by merger to IBT);[42]

(xii)	Letter Amendment to the Delegation Agreement, dated September 12, 2022, among the Trust, on behalf of GMO Small Cap Quality Fund, GMO and State Street Bank (as successor by merger to IBT);[45] and

(xiii)	Letter Amendment to the Delegation Agreement, dated November 22, 2022, among the Trust, on behalf of GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund, GMO and State Street Bank (as successor by merger to IBT) – filed herewith;

3.	Amended and Restated Conforming Custodian Agreement, dated October 31, 2017, among GMO Alternative Allocation SPC Ltd., GMO Implementation SPC Ltd., and State Street Bank.[31]

(h)	1.	Form of Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from time to time to include GMO International Equity Allocation Fund, GMO Global Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Multi-Sector Fixed Income Fund, GMO Tax-Managed International Equities Fund, GMO Opportunistic Income Fund, GMO Quality Fund, GMO Strategic Opportunities Allocation Fund, GMO SGM Major Markets Fund, GMO Global Developed Equity Allocation Fund, GMO U.S. Equity Fund, GMO International Developed Equity Allocation Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”), GMO Benchmark-Free Fund, GMO Resources Fund, GMO Implementation Fund, GMO Climate Change Fund, GMO High Yield Fund, GMO Quality Cyclicals Fund, GMO Emerging Country Debt Shares Fund, and GMO-Usonian Japan Value Creation Fund;[10]

(i)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated January 2005, among the Trust, on behalf of GMO SGM Major Markets Fund, GMO and State Street Bank (as successor by merger to IBT);[7]

(ii)	Letter Amendment to the Transfer Agency and Service Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[12]

(iii)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Opportunistic Income Fund, GMO and State Street Bank (as successor by merger to IBT);[14]

(iv)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated July 30, 2010, among the Trust, on behalf of GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”), GMO and State Street Bank (as successor by merger to IBT);[16]

(v)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated May 20, 2011 among the Trust, on behalf of GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[17]

(vi)	Letter Amendment Regarding Fund of Fund Procedures to the Transfer Agency and Service Agreement, dated June 1, 2010, among the Trust, GMO, and State Street Bank (as successor by merger to IBT);[18]

(vii)	Letter Amendment to the Transfer Agency and Service Agreement, dated November 17, 2011 among the Trust, on behalf of GMO Resources Fund, GMO and State Street Bank (as successor by merger to IBT);[18]

(viii)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[19]

(ix)	Letter Amendment to the Transfer Agency and Service Agreement, dated March 30, 2017, among the Trust, on behalf of GMO Climate Change Fund, GMO and State Street Bank (as successor by merger to IBT);[29]

(x)	Letter Amendment to the Transfer Agency and Service Agreement, dated April 18, 2018, among the Trust, on behalf of GMO High Yield Fund, GMO and State Street Bank (as successor by merger to IBT);[32]

(xi)	Letter Amendment to the Transfer Agency and Service Agreement, dated April 12, 2019, among the Trust, on behalf of GMO Alternative Allocation Fund, GMO and State Street Bank (as successor by merger to IBT);[34]

(xii)	Letter Amendment to the Transfer Agency and Service Agreement, dated May 23, 2019, among the Trust, on behalf of GMO U.S. Small Cap Value Fund, GMO and State Street Bank (as successor by merger to IBT);[35]

(xiii)	Letter Amendment to the Transfer Agency and Service Agreement, dated April 30, 2020, among the Trust, on behalf of GMO Quality Cyclicals Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(xiv)	Letter Amendment to the Transfer Agency and Service Agreement, dated June 3, 2020, among the Trust, on behalf of GMO Emerging Country Debt Shares Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(xv)	Letter Amendment to the Transfer Agency and Service Agreement, dated August 21, 2020, among the Trust, on behalf of GMO-Usonian Japan Value Creation Fund, GMO and State Street Bank (as successor by merger to IBT);[40]

(xvi)	Letter Amendment to the Transfer Agency and Service Agreement, dated June 9, 2021, among the Trust, on behalf of GMO Emerging Markets ex-China Fund, GMO and State Street Bank (as successor by merger to IBT);[42]

(xvii)	Letter Amendment to the Transfer Agency and Service Agreement, dated September 12, 2022, among the Trust, on behalf of GMO Small Cap Quality Fund, GMO and State Street Bank (as successor by merger to IBT)[45];

(xviii)	Letter Amendment to the Transfer Agency and Service Agreement, dated November 22, 2022, among the Trust, on behalf of GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund, GMO and State Street Bank (as successor by merger to IBT)– filed herewith; and

(xix)	FATCA Support Services Amendment to the Transfer Agency and Service Agreement, dated May 22, 2015, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[23]

2.	Amended and Restated Notification of Undertaking to Reimburse Selected Fund Expenses and Waive Selected Fees by GMO to the Trust, dated as of November 22, 2022 – filed herewith;

3.	Amended and Restated Servicing and Supplemental Support Agreement, dated May 30, 1996, as amended and restated effective November 22, 2022, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO – filed herewith;

(i)	Notification of Undertaking to Reduce Supplemental Support Fees by GMO to the Trust, dated as of June 30, 2022;[44]

4.	Distribution Agreement, dated as of February 27, 2015, between the Trust and GMO U.K. Limited (“UK Distribution Agreement”);[22]

(i)	Exhibit A to the UK Distribution Agreement;[27]

5.	Letters Regarding Services Provided by GMO Under Management Contracts with the Trust;[25]

6.	Conforming Administration Agreement, dated August 23, 2011, between GMO and State Street Bank;[30]

i.	Amendment to the Administration Agreement dated April 30, 2020;[38]

ii.	Amendment to the Administration Agreement dated June 3, 2020;[38]

iii.	Amendment to the Administration Agreement dated August 21, 2020;[40]

iv.	Amendment to the Administration Agreement dated June 9, 2021;[42]

v.	Amendment to the Administration Agreement dated September 12, 2022;[45] and

vi.	Amendment to the Administration Agreement dated November 28, 2022 – filed herewith;

7.	Omnibus Order Processing Agreement, dated March 15, 2018, between the Trust and J.P. Morgan Securities LLC;[31]

8.	Fund of Funds Investment Agreement, dated as of January 19, 2022, between Aspiriant Trust, on behalf of each of its series listed on Schedule A, and the Trust, on behalf of each of its series listed on Schedule A;[43]

9.	BlackRock Rule 12d1-4 Fund of Funds Investment Agreement, dated as of January 19, 2022, by and between each registered open-end investment company, on behalf of itself and each of its portfolio series listed on Schedule A or Schedule B;[43]

10.	Rule 12d1-4 Fund of Funds Investment Agreement, dated as of January 19, 2022, between each series of the Trust listed on Schedule A, and each series of VanEck ETF Trust (except such series listed on Schedule B);[43]

11.	Fund of Funds Investment Agreement, dated January 4, 2022, by and among Fidelity Rutland Square Trust II on behalf of itself and its current and future series identified on Schedule A, and the Trust, on behalf of itself and each of its series identified on Schedule B;[43] and

12.	Rule 12d1-4 Fund of Funds Investment Agreement, dated as of January 19, 2022, between the Trust, on behalf of its separate series listed on Schedule A, and the Vanguard investment trusts listed on Schedule A, on behalf of themselves and their respective series also listed on Schedule A.[43]

(i)	Opinion and Consent of Ropes & Gray LLP – Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm – Not applicable.

(k)	Financial Statements – Not applicable.

(l)	None.

(m)	1.	Funds Trading Agreement (“Funds Trading Agreement”), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10]

(i)	Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10]

(ii)	Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10]

(iii)	Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10]

(iv)	Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10]

(v)	Sixth Amendment to Funds Trading Agreement, dated as of July 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10] and

(vi)	Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[10]

2.	Form of Shareholder Services Agreement (“Shareholder Services Agreement”), dated as of October 31, 2001, between Citistreet LLC (“Citistreet”) and the Trust, on behalf of certain Funds listed on Attachment A thereto;[4]

(i)	First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[10]

(ii)	Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[10]

(iii)	Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[10]

(iv)	Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[10] and

(v)	Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[10]

3.	Operating Agreement (“Operating Agreement”), dated as of April 19, 2000, between Charles Schwab & Co., Inc. (“Schwab”) and the Trust, on behalf of certain Funds listed on Schedule I thereto;[15]

(i)	First Amendment to Operating Agreement, dated as of March 10, 2010, between Schwab and the Trust, on behalf of certain Funds listed on Schedule I thereto;[15] and

(ii)	Second Amendment to Operating Agreement, dated December 30, 2019, between Schwab and the Trust, on behalf of certain Funds listed on Schedule I thereto;[38]

4.	GMO Trust Service Plan – Class I Shares, dated June 30, 2020.[38]

(n)	Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated September 5, 2019.[37]

(o)	Reserved.

(p)	1.	GMO LLC Code of Ethics, amended as of March 10, 2020, adopted by Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Netherlands B.V., GMO Singapore Pte. Ltd., and GMO U.K. Ltd.;[38]

2.	GMO Trust Code of Ethics, dated August 27, 2015, adopted by the Trust;[24] and

3.	Code of Ethics for the Independent Trustees of GMO Trust, dated as of June 1, 2006, as revised August 27, 2015, adopted by the Board of Trustees of the Trust.[24]

1. Previously filed with the Securities and Exchange Commission (the “SEC”) as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the “1933 Act”) and Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the “1940 Act”) on March 13, 1996, and hereby incorporated by reference.

2. Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.

3. Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.

4. Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.

5. Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.

6. Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.

7. Previously filed with the SEC as part of Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.

8. Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.

9. Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.

10. Previously filed with the SEC as part of Amendment No. 154 to the Registration Statement under the 1940 Act on June 28, 2006, and hereby incorporated by reference.

11. Previously filed with the SEC as part of Amendment No. 161 to the Registration Statement under the 1940 Act on June 27, 2008, and hereby incorporated by reference.

12. Previously filed with the SEC as part of Post-Effective Amendment No. 133 to the Registration Statement under the 1933 Act and Amendment No. 167 to the Registration Statement under the 1940 Act on March 13, 2009, and hereby incorporated by reference.

13. Previously filed with the SEC as part of Post-Effective Amendment No. 139 to the Registration Statement under the 1933 Act and Amendment No. 174 to the Registration Statement under the 1940 Act on October 30, 2009, and hereby incorporated by reference.

14. Previously filed with the SEC as part of Amendment No. 175 to the Registration Statement under the 1940 Act on December 3, 2009, and hereby incorporated by reference.

15. Previously filed with the SEC as part of Amendment No. 178 to the Registration Statement under the 1940 Act on June 25, 2010, and hereby incorporated by reference.

16. Previously filed with the SEC as part of Post-Effective Amendment No. 143 to the Registration Statement under the 1933 Act and Amendment No. 180 to the Registration Statement under the 1940 Act on August 2, 2010, and hereby incorporated by reference.

17. Previously filed with the SEC as part of Amendment No. 183 to the Registration Statement under the 1940 Act on May 20, 2011, and hereby incorporated by reference.

18. Previously filed with the SEC as part of Post-Effective Amendment No. 153 to the Registration Statement under the 1933 Act and Amendment No. 192 to the Registration Statement under the 1940 Act on December 6, 2011, and hereby incorporated by reference.

19. Previously filed with the SEC as part of Amendment No. 193 to the Registration Statement under the 1940 Act on December 8, 2011, and hereby incorporated by reference.

20. Previously filed with the SEC as part of Amendment No. 156 to the Registration Statement under the 1933 Act and Amendment No. 196 to the Registration Statement under the 1940 Act on December 29, 2011, and hereby incorporated by reference.

21. Previously filed with the SEC as part of Post-Effective Amendment No. 170 to the Registration Statement under the 1933 Act and Amendment No. 213 to the Registration Statement under the 1940 Act on February 7, 2014, and hereby incorporated by reference.

22. Previously filed with the SEC as part of Amendment No. 225 to the Registration Statement under the 1940 Act on April 13, 2015, and hereby incorporated by reference.

23. Previously filed with the SEC as part of Amendment No. 228 to the Registration Statement under the 1940 Act on June 26, 2015, and hereby incorporated by reference.

24. Previously filed with the SEC as part of Post-Effective Amendment No. 185 to the Registration Statement under the 1933 Act and Amendment No. 231 to the Registration Statement under the 1940 Act on September 17, 2015, and hereby incorporated by reference.

25. Previously filed with the SEC as part of Post-Effective Amendment No. 186 to the Registration Statement under the 1933 Act and Amendment No. 232 to the Registration Statement under the 1940 Act on December 1, 2015, and hereby incorporated by reference.

26. Previously filed with the SEC as part of Post-Effective Amendment No. 188 to the Registration Statement under the 1933 Act and Amendment No. 234 to the Registration Statement under the 1940 Act on April 29, 2016, and hereby incorporated by reference.

27. Previously filed with the SEC as part of Post-Effective Amendment No. 189 to the Registration Statement under the 1933 Act and Amendment No. 235 to the Registration Statement under the 1940 Act on June 29, 2016, and hereby incorporated by reference.

28. Previously filed with the SEC as part of Post-Effective Amendment No. 193 to the Registration Statement under the 1933 Act and Amendment No. 239 to the Registration Statement under the 1940 Act on March 27, 2017, and hereby incorporated by reference.

29. Previously filed with the SEC as part of Post-Effective Amendment No. 195 to the Registration Statement under the 1933 Act and Amendment No. 241 to the Registration Statement under the 1940 Act on May 1, 2017, and hereby incorporated by reference.

30. Previously filed with the SEC as part of Post-Effective Amendment No. 196 to the Registration Statement under the 1933 Act and Amendment No. 242 to the Registration Statement under the 1940 Act on June 30, 2017, and hereby incorporated by reference.

31. Previously filed with the SEC as part of Post-Effective Amendment No. 199 to the Registration Statement under the 1933 Act and Amendment No. 245 to the Registration Statement under the 1940 Act on April 16, 2018, and hereby incorporated by reference.

32. Previously filed with the SEC as part of Post-Effective Amendment No. 201 to the Registration Statement under the 1933 Act and Amendment No. 247 to the Registration Statement under the 1940 Act on May 1, 2018, and hereby incorporated by reference.

33. Previously filed with the SEC as part of Post-Effective Amendment No. 203 to the Registration Statement under the 1933 Act and Amendment No. 249 to the Registration Statement under the 1940 Act on June 29, 2018, and hereby incorporated by reference.

34. Previously filed with the SEC as part of Post-Effective Amendment No. 206 to the Registration Statement under the 1933 Act and Amendment No. 252 to the Registration Statement under the 1940 Act on April 16, 2019, and hereby incorporated by reference.

35. Previously filed with the SEC as part of Post-Effective Amendment No. 210 to the Registration Statement under the 1933 Act and Amendment No. 256 to the Registration Statement under the 1940 Act on June 28, 2019, and hereby incorporated by reference.

36. Previously filed with the SEC as part of Amendment No. 258 to the Registration Statement under the 1940 Act on April 16, 2020, and hereby incorporated by reference.

37. Previously filed with the SEC as part of Post-Effective Amendment No. 213 to the Registration Statement under the 1933 Act and Amendment No. 260 to the Registration Statement under the 1940 Act on May 1, 2020, and hereby incorporated by reference.

38. Previously filed with the SEC as part of Post-Effective Amendment No. 214 to the Registration Statement under the 1933 Act and Amendment No. 261 to the Registration Statement under the 1940 Act on June 30, 2020, and hereby incorporated by reference.

39. Previously filed with the SEC as part of Amendment No. 263 to the Registration Statement under the 1940 Act on August 11, 2020, and hereby incorporated by reference.

40. Previously filed with the SEC as part of Post-Effective Amendment No. 217 to the Registration Statement under the 1933 Act and Amendment No. 265 to the Registration Statement under the 1940 Act on October 23, 2020, and hereby incorporated by reference.

41. Previously filed with the SEC as part of Post-Effective Amendment No. 219 to the Registration Statement under the 1933 Act and Amendment No. 267 to the Registration Statement under the 1940 Act on April 30, 2021, and hereby incorporated by reference.

42. Previously filed with the SEC as part of Post-Effective Amendment No. 220 to the Registration Statement under the 1933 Act and Amendment No. 268 to the Registration Statement under the 1940 Act on June 30, 2021, and hereby incorporated by reference.

43. Previously filed with the SEC as part of Post-Effective Amendment No. 221 to the Registration Statement under the 1933 Act and Amendment No. 269 to the Registration Statement under the 1940 Act on April 29, 2022, and hereby incorporated by reference.

44. Previously filed with the SEC as part of Post-Effective Amendment No. 222 to the Registration Statement under the 1933 Act and Amendment No. 270 to the Registration Statement under the 1940 Act on June 30, 2022, and hereby incorporated by reference.

45. Previously filed with the SEC as part of Post-Effective Amendment No. 224 to the Registration Statement under the 1933 Act and Amendment No. 272 to the Registration Statement under the 1940 Act on September 20, 2022, and hereby incorporated by reference.

Item 29.          Persons Controlled by or Under Common Control with a Fund

Controlling Fund	Person Controlled	Nature of Control
GMO SGM Major Markets Fund	GMO Alternative Asset SPC Ltd.(a) (b)	100% OwnershipI
GMO Implementation Fund	GMO Implementation SPC Ltd. (a) (b)	100% OwnershipI
GMO Alternative Allocation Fund	GMO Alternative Allocation SPC Ltd. (a) (b)	100% OwnershipI

(a) Included in the controlling Fund’s consolidated financial statements.

(b) Organized under the laws of Bermuda.

I As of the fiscal year ended February 28, 2022.

Item 30.          Indemnification

Please refer to Article 4 (Indemnification) of the By-laws.

In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds. The Trust also has entered into agreements with each of its trustees pursuant to which each of the Funds has agreed to indemnify each Trustee to the maximum extent permitted by applicable law against any liability and expense incurred by the Trustee by reason of the Trustee being or having been a Trustee.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust’s By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.          Business and Other Connections of Investment Adviser

A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the “Investment Adviser”), is set forth under the captions “Management of the Trust” in the Prospectus and “Investment Advisory and Other Services” in the Statement of Additional Information, all forming part of this Registration Statement.

Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption “Management of the Trust” in the Registrant’s Statement of Additional Information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

Name	Position with Investment Adviser	Other Connections
Stephen P. Casper	Member and Vice Chairman of the Board of Directors	Director, KLS Diversified Fund, KS Rates Fund and KLS Credit Opportunities Fund, 452 Fifth Avenue, New York, NY 10018; Co-Chair Alzheimer’s Disease and Related Disorders, New York City, Inc., 600 3rd Avenue, 2nd Floor, New York, NY 10016; Lead Independent Director, MarketAxess, 299 Park Avenue, 10th Floor, New York, NY 10171; Investment Committee Member, Brooklyn Museum, 200 Eastern Parkway, Brooklyn, NY 11238.
Arjun Divecha	Member of the Board of Directors and Investment Director	Board Member, Divecha Centre for Climate Change, Indian Institute of Science, Bengaluru, India; Director, Spiers New Technologies, 50 NE 42nd Street, Oklahoma City, OK 73105; Special Advisor, KludeIn I Acquisition Corp., 1096 Keeler Avenue, Berkeley, CA 94708.
R. Jeremy Grantham	Founding Member, Member and Chairman of the Board of Directors, and Chief Investment Strategist	Advisor, Divecha Centre for Climate Change, Indian Institute of Science, Bengaluru, India; Advisory Board Member, Imperial College of London – Grantham Institute for Climate Change, London SW7 2AZ; Steering Committee, London School of Economics – Grantham Institute for Climate Change, Houghton Street, London, WC2A 2AE; Trustee, The Grantham Foundation for the Protection of the Environment, 40 Rowes Wharf, Boston, MA 02110; Trustee, The Jeremy and Hannelore Grantham Environmental Trust, 40 Rowes Wharf, Boston, MA 02110; Advisory Member, Koop Family Office, 2200 Geng Rd., Suite 100, Palo Alto, CA 94303; Governing Board, Society for the Protection of Underground Networks, Dover, Delaware; Advisory Board, Grantham Centre for Sustainable Futures, University of Sheffield, Sheffield S10 2TN.

Name	Position with Investment Adviser	Other Connections
Scott L. Hayward	Chief Executive Officer	Trustee, The Christine and Scott Hayward Charitable Fund, Vanguard, 100 Vanguard Blvd., Malvern, PA 19355; Advisory Board Member, Give to the World, P.O. Box 6183, Arlington, VA 22206; Boston College Board of Regents; Mass General Children’s Hospital Advisory Board.
Margaret McGetrick	Member of the Board of Directors	Board of Trustees and Chairman of the Finance, Audit and Risk Committees and Member of the Investment Committee, Save the Children US, 501 Kings Highway East, Suite 400, Fairfield CT 06825; Board of Trustees, member of finance Committee, Save the Children International, St. Vincent House, 30 Orange Street, London WC2H 7HH, United Kingdom.
Mark Nitzberg	Member of the Board of Directors	Board Member, Akvo Foundation, USA, 1110 Vermont Ave. NW Ste 500, Washington, DC 20005; Advisory Board Member, Cambrian Group, 2381 Eunice St., Berkeley, CA 94708; Advisory Board Member, Grabango, 2080 Addison St., Suite 200, Berkeley, CA 94704; Executive Director, CHAI, The University of California, Berkeley, 253 Cory Hall, Berkeley, CA 94720; Head of Strategic Outreach, BAIR, The University of California, Berkeley, 253 Cory Hall, Berkeley, CA 94720; Board Member, Krypton Medical Inc., Greenwich, CT; Advisor, Kinoo, Inc., 455 West Evelyn Ave., Mountain View, CA 94041.
Eyk Van Otterloo	Founding Member	Board Member, Stichting Administratiekantoor Houthavens Beheer, Stichting Administratiekantoor Investment 1926, Stichting Administratiekantoor Hot Item Onroerend Goed, Stichting Administratiekantoor Decca Vastgoed, Danzigerkade 69, 1013 AP Amsterdam, Board Member, Artory Inc., 41 East 11th Street, 11th Floor, New York, New York 10003; Board Member, GCTH Ipswich LLC, 351 Topsfield Rd., Ipswich, MA 01938.
Ben Inker	Member of the Board of Directors	Board Member, Jewish Vocational Services of Boston, 75 Federal Street, Boston, MA 02110; Member of Investment Committee, Yale University, New Haven, CT 06520; Investment Committee, Open Society Foundation, 224 W 57 Street, New York, NY 10019.
Andrea Muller	Member of the Board of Directors	Board Member, Buford Capital Limited, 350 Madison Avenue, New York, NY 10017; Senior Advisor, Forward Risk and Intelligence, 1201 Connecticut Ave. NW, Washington, DC 20036, Advisory Board Member, Georgetown University Law Center Business Law Scholar’s Program, 600 New Jersey Avenue, NW, Washington, DC 20001.

Item 32.	Principal Underwriters

Item 32(a)	Funds Distributor, LLC (the “Distributor”) serves as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:

1.	GMO Trust
2.	Mirae Asset Discovery Funds

Item 32(b)	The following are the Officers and Manager of the Distributor, the Registrant’s underwriter. The Distributor’s main business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

Name	Address	Position with Underwriter	Position with Registrant
Teresa Cowan	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	President/Manager	None

Chris Lanza	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President	None

Kate Macchia	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President	None

Nanette K. Chern	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President and Chief Compliance Officer	None

Kelly B. Whetstone	Three Canal Plaza, Suite 100, Portland, ME 04101	Secretary	None

Susan L. LaFond	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	Treasurer	None

Item 32(c)	Not applicable.

The above manager and officers of the Distributor do not have positions or offices with the Trust.

(2)  GMO U.K. Limited’s principal business address is No. l London Bridge, London SE1 9BG, England.

Information about the Director(s) and Officers of GMO U.K. Limited is as follows:

Director or Officer	Positions and Offices with GMO U.K. Limited
Alex Bark	Director
Arron Day	Director and Chief Executive Officer
Carolyn Haley	Director
Tara Pari	Director
Gregory Pottle	Director
Philip Zachos	Director and Chairman
Aileen Hughes	Compliance Officer and Money Laundering Reporting Officer

The above GMO U.K. Limited director(s) and officers do not have positions or offices with the Trust, except Ms. Haley, who serves as Trustee and President of the Trust, Mr. Pottle, who serves as Chief Compliance Officer of the Trust and Ms. Pari, who serves as Chief Executive Officer of the Trust.

Item 32(c).	None.

Item 33.	Location of Accounts and Records

The accounts, books, and other documents required to be maintained by Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s distributor, Funds Distributor, LLC, 3 Canal Plaza, Suite 100, Portland, Maine 04101; the Registrant’s custodian for the Funds and transfer agent, State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111; and the Registrant’s custodian with respect to GMO Emerging Markets Fund assets held in India, Brown Brothers Harriman & Co., 50 Post Office Square, Boston, MA 02110.

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

None.

Notice

A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant, GMO Trust, has duly caused this Amendment No. 273 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 28th day of November, 2022.

GMO Trust

By:	TARA PARI*
Tara Pari
Title: Chief Executive Officer;
Principal Executive Officer

* By:	/s/ Douglas Y. Charton
Douglas Y. Charton
Attorney-in-Fact**

** Pursuant to Power of Attorney for Tara Pari filed with the SEC as part of Post-Effective Amendment No. 218 to the Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 266 to the Registration Statement under the 1940 Act on April 16, 2021.

GMO TRUST POS AMI FILING NOVEMBER 2022 – GMO RESOURCE TRANSITION FUND AND GMO U.S. OPPORTUNISTIC VALUE FUND

EXHIBIT INDEX

GMO TRUST

Exhibit Ref.	Title of Exhibit
(a)(15)	Amendment No. 15 to Declaration of Trust
(a)(16)	Amendment No. 16 to Declaration of Trust
(d)(19)(i)	Agreement to Reduce Management Fee, dated as of October 26, 2022, between the Trust, on behalf of GMO Emerging Markets Select Equity Fund (formerly “GMO Emerging Domestic Opportunities Fund”), and GMO
(d)(32)	Management Contract, dated as of November 22, 2022, between the Trust, on behalf of GMO Resource Transition Fund, and GMO
(d)(33)	Management Contract, dated as of November 22, 2022, between the Trust, on behalf of GMO U.S. Opportunistic Value Fund, and GMO
(e)(2)(i)	Schedule A to the Master Placement Agency Agreement amended as of November 22, 2022
(g)(1)(ix)	Letter Amendment to the State Street Bank Custodian and Delegation Agreement, dated November 22, 2022, among the Trust, on behalf of GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund, GMO and State Street Bank
(g)(2)(xiii)	Letter Amendment to the Delegation Agreement, dated November 22, 2022, among the Trust, on behalf of GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund, GMO and State Street Bank (as successor by merger to IBT)
(h)(1)(xviii)	Letter Amendment to the Transfer Agency and Service Agreement, dated November 22, 2022, among the Trust, on behalf of GMO Resource Transition Fund and GMO U.S. Opportunistic Value Fund, GMO and State Street Bank (as successor by merger to IBT)
(h)(2)	Amended and Restated Notification of Undertaking to Reimburse Selected Fund Expenses and Waive Selected Fees by GMO to the Trust, dated as of November 22, 2022
(h)(3)	Amended and Restated Servicing and Supplemental Support Agreement, dated May 30, 1996, as amended and restated effective November 22, 2022, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO
(h)(6)(vi)	Amendment to the Administration Agreement dated November 28, 2022

Other
1	Certificate of Clerk